                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-61783


THE INFORMATION CONTAINED HEREIN IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1999

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED AUGUST 18, 1998)



                           APPROXIMATELY $439,763,663
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   DEPOSITOR
     The Series 1999-C1 Commercial Mortgage Pass-Through Certificates will consist of fifteen classes of certificates, some of which are not offered by this prospectus supplement and the accompanying prospectus. All of the Series 1999-C1 Certificates will represent beneficial ownership interests in a trust fund whose principal assets consist of mortgage loans secured by commercial properties, multi-family properties, and manufactured housing communities with an aggregate principal balance of approximately $478,003,982 as of February 1, 1999. The Series 1999-C1 Certificates are payable only from the assets of the trust described herein. Certain classes of Series 1999-C1 Certificates are subordinated to other classes as described herein. The following table sets forth certain information with respect to the classes of Series 1999-C1 certificates offered hereby, but all such information is incomplete and subject to clarifications and limitations set forth herein. Multifamily properties (consisting of multiple rental or cooperatively owned dwellings), office properties and retail properties will represent security for a material concentration of these mortgage loans.
--------------------------------------------------------------------------------

                                                                                                       CERTIFICATE
                      INITIAL CLASS                       ASSUMED FINAL                                   RATING
                       CERTIFICATE     PASS- THROUGH      DISTRIBUTION           RATED FINAL      ----------------------
                     BALANCE(+/--5%)      RATE (1)          DATE (2)        DISTRIBUTION DATE (3)  MOODY'S (4)   S&P (5)
                    ----------------- --------------- -------------------- ---------------------- ------------- --------
Class A-1 .........    $ 89,632,000                   May 14, 2008         February 14, 2031           Aaa         AAA
-------------------    ------------                   -------------------- ----------------------      ----     --------
Class A-2 .........    $280,821,086                   February 14, 2009    February 14, 2031           Aaa         AAA
-------------------    ------------                   -------------------- ----------------------      ----     --------
Class B ...........    $ 23,900,199                   July 14, 2012        February 14, 2031           Aa2         AA
-------------------    ------------                   -------------------- ----------------------      ----     --------
Class C ...........    $ 17,925,149                   September 14, 2013   February 14, 2031            A2          A
-------------------    ------------                   -------------------- ----------------------      ----     --------
Class D ...........    $ 21,510,179                   October 14, 2013     February 14, 2031           Baa2        NR
-------------------    ------------                   -------------------- ----------------------      ----     --------
Class E ...........    $  5,975,050                   October 14, 2013     February 14, 2031           Baa3        NR
-------------------    ------------                   -------------------- ----------------------      ----     --------

--------------------------------------------------------------------------------
(1) The Pass-through Rates of the Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificates will not exceed the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date).

(2) The Assumed Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein.

(3) The Rated Final Distribution Date is the first Distribution Date after the 24th month following the end of the amortization term of the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

(4)   Moody's Investors Service, Inc.

(5) Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. "NR" means Not Rated.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE, ADEQUATE OR COMPLETE.

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 17 OF THE ACCOMPANYING PROSPECTUS.

     The Series 1999-C1 Certificates do not represent an interest in or obligation of Bear Stearns Commercial Mortgage Securities Inc. or any of its affiliates. The Series 1999-C1 Certificates and the mortgage loans and other assets of the trust are not insured or guaranteed by Bear Stearns Commercial Mortgage Securities Inc. or any of its affiliates, or by any governmental agency or instrumentality.



                           BEAR, STEARNS & CO. INC.
                                         , 1999

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

          Commercial Mortgage Pass-Through Certificates Series 1999-C1

     [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]

                          [MAP OF UNITED STATES]


NORTH DAKOTA      MINNESOTA         MICHIGAN          OHIO
1 property        4 properties      3 properties      4 properties
$4,211,360        $10,557,208       $9,667,051        $8,784,097
0.88% of total    2.21% of total    2.02% of total    1.84% of total


PENNSYLVANIA      NEW YORK          NEW HAMPSHIRE     MAINE
12 properties     16 properties     1 property        1 property
$37,070,587       $65,927,878       $4,275,392        $2,293,720
7.76% of total    13.79% of total   0.89% of total    0.48% of total


MASSACHUSETTS     CONNECTICUT       NEW JERSEY        DELAWARE
2 properties      6 properties      8 properties      3 properties
$9,950,509        $45,301, 636      $31,960,986       $14,349,642
2.08% of total    9.48% of total    6.69% of total    3.00% of total


MARYLAND          VIRGINIA          NORTH CAROLINA    GEORGIA
3 properties      1 property        1 property        3 properties
$8,550,650        $10,838,385       $1,898,579        $21,628,454
1.79% of total    2.27% of total    0.40% of total    4.52% of total


FLORIDA           TENNESSEE         KENTUCKY          LOUISIANA
3 properties      1 property        1 property        1 property
$9,098,582        $1,828,277        $1,128,892        $2,332,821
1.90% of total    0.38% of total    0.24% of total    0.49% of total


TEXAS             COLORADO          ARIZONA           NEVADA
3 properties      1 property        7 properties      1 property
$11,139,085       $4,184,392        $20,035,158       $4,987,127
2.33% of total    0.88% of total    4.19% of total    1.04% of total


CALIFORNIA        OREGON            WASHINGTON
33 properties     1 property        2 properties
$129,356,158      $1,671,981        $4,975,374
27.06% of total   0.35% of total    1.04% of total


[LEGEND]

(Greater than or Equal to) 10.0% of Initial Pool Balance  [      ]
5.01% - 9.99% of Initial Pool Balance                     [      ]
1.01% - 5.00% of Initial Pool Balance                     [      ]
(Less than or Equal to) 1.00% of Initial Pool Balance     [      ]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     General information about mortgage pass-through certificates we might offer publicly is contained in the accompanying prospectus, some of which may not apply to the Series 1999-C1 Certificates or the particular classes of Series 1999-C1 Certificates being offered. This prospectus supplement describes the specific terms of the series of mortgage pass-through certificates being offered to you.


     IF WE DESCRIBE TERMS OF THE SERIES OF MORTGAGE PASS-THROUGH CERTIFICATES OFFERED HEREBY DIFFERENTLY IN THIS PROSPECTUS SUPPLEMENT THAN WE DO IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT RATHER THAN ON THE MORE GENERAL INFORMATION IN THE PROSPECTUS. HOWEVER, YOU SHOULD CAREFULLY REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TOGETHER, BECAUSE NEITHER ONE BY ITSELF PROVIDES COMPLETE INFORMATION ABOUT THE SERIES OF MORTGAGE PASS-THROUGH CERTIFICATES OFFERED HEREBY.


     Sometimes the discussion of a particular topic in this prospectus supplement or in the prospectus relates to a separate discussion in another section of this prospectus supplement or in the prospectus. We make cross-references to other sections of the prospectus supplement and the prospectus whenever we believe that they will enhance your understanding of the topic under discussion. The Table of Contents of this prospectus supplement and the Table of Contents included in the accompanying prospectus list the pages on which these captions are located.


     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control, that could cause actual results to differ materially from what we think they will be. Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation with respect to the subject of such forward-looking statement or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.


     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Significant Definitions" beginning on page S-114 in this prospectus supplement and under the caption "Index of Significant Definitions" beginning on page 109 in the accompanying prospectus.

                               TABLE OF CONTENTS




                                             PAGE
                                            -----
SUMMARY .................................   S-5
   Overview of Series 1999-C1
      Certificates ......................   S-5
   Summary of Subordination Levels ......   S-6
   Description of the Series 1999-C1
      Certificates ......................   S-7
   General ..............................   S-7
   Book-Entry Certificates ..............   S-8
   Denominations ........................   S-8
   Service Providers ....................   S-8
   Mortgage Loan Seller .................   S-8
   Closing Date .........................   S-8
   Cut-Off Date .........................   S-8
   Distributions ........................   S-8
   Amounts Available for
      Distribution ......................   S-9
   Interest Distributions ...............   S-10
   Principal Distributions ..............   S-10
   Yield and Prepayment
      Considerations ....................   S-10
   Yield Maintenance Charges ............   S-11
   Advances .............................   S-11
   Credit Enhancement ...................   S-12
   Optional Termination .................   S-13
   The Mortgage Pool ....................   S-14
   General ..............................   S-14
   Mortgage Pool Summary ................   S-14
   Release and Defeasance Provisions        S-21
   Information Available to
      Certificateholders ................   S-22
   Ratings ..............................   S-22
   Certain Federal Income Tax
      Consequences ......................   S-22
   ERISA Considerations .................   S-23
   Legal Investment .....................   S-23

RISK FACTORS ............................   S-24
   Borrower Default; Nonrecourse
      Mortgage Loans ....................   S-24
   Risks Associated with Commercial
      and Multifamily Lending
      Generally .........................   S-24
   Exposure of the Mortgage Pool to
      Adverse Economic or Other
      Developments Based on
      Geographic Concentration ..........   S-25
   Increased Risk of Loss Associated
      With Concentration of Mortgage
      Loans, Borrowers and Managers         S-26
   Other Financing and Additional
      Debt ..............................   S-26
   Risks Associated with Recently
      Constructed Properties ............   S-28



                                             PAGE
                                            -----
   Risks Associated with Balloon
      Payments and the ARD Loan .........   S-29
   Dependence on Tenants ................   S-29
   Risks Particular to Retail
      Properties ........................   S-29
   Risks Particular to Multifamily
      Properties ........................   S-30
   Risks Particular to Office
      Properties ........................   S-30
   Risks Particular to Hotel
      Properties ........................   S-31
   Risks Particular to Industrial
      Properties ........................   S-31
   Management ...........................   S-31
   Risks Relating to Lack of
      Certificateholder Control Over
      Trust Fund ........................   S-32
   Servicer or Special Servicer
      May Purchase Certificates .........   S-32
   Certain Yield and Prepayment
      Considerations ....................   S-32
   Yield Risk Associated With
      Changes in Concentrations .........   S-33
   Sequential Pay and Subordination
      of Subordinate Offered
      Certificates ......................   S-33
   Potential Liability to the Trust
      Fund Relating to Environmental
      Conditions ........................   S-33
   Certain Tax Considerations
      Related to Foreclosure ............   S-34
   Limitations on Enforceability of
      Cross-Collateralization
      Arrangements ......................   S-34
   No Earthquake Insurance ..............   S-35
   Zoning Compliance ....................   S-35
   Litigation ...........................   S-35
   Risks Associated with Year 2000 ......   S-35

DESCRIPTION OF THE MORTGAGE  POOL .......   S-36
   General ..............................   S-36
   Additional Debt ......................   S-37
   Pari Passu Mortgage Loans ............   S-37
   Holdback and Escrow
      Arrangements ......................   S-38
      The ARD Loan ......................   S-39
   Certain Terms and Conditions of
      the Mortgage Loans ................   S-39
      Prepayment Provisions .............   S-40
      Defeasance ........................   S-41

                                              PAGE
                                            --------
      "Due-on-Sale" and
         "Due-on-Encumbrance"
         Provisions .....................   S-41
   Additional Mortgage Loan
      Information .......................   S-42
   Ten Largest Mortgage Loans ...........   S-52
   Underwriting Standards ...............   S-54
   Underwritten Net Cash Flow ...........   S-55
      Revenue ...........................   S-55
      Vacancy ...........................   S-55
      Expenses ..........................   S-55
      Replacement Reserves ..............   S-55
      Tenant Improvements and
         Leasing Commissions ............   S-55
   Assessments of Property Condition        S-56
      Property Inspection ...............   S-56
      Appraisals ........................   S-56
      Environmental Site Assessments        S-56
      Property Condition Assessments        S-56
      Seismic Reports ...................   S-56
      Debt Service Coverage Ratio
         and LTV Ratio ..................   S-56
      Borrower ..........................   S-57
      Escrow Requirements ...............   S-57
   The Mortgage Loan Seller .............   S-57
   Representations and Warranties;
      Repurchases .......................   S-58
   Mortgaged Property Accounts ..........   S-68
      Lock Box Accounts .................   S-68

DESCRIPTION OF THE CERTIFICATES .........   S-68
   General ..............................   S-68
   Book-Entry Registration and
      Definitive Certificates ...........   S-69
   Distributions ........................   S-70
      Method, Timing and Amount .........   S-70
      Available Distribution Amount .....   S-71
      Priority ..........................   S-72
      Pass-Through Rates ................   S-75
      Interest Distribution Amount ......   S-75
      Principal Distribution Amount .....   S-75
      Certain Calculations with
         Respect to Individual
         Mortgage Loans .................   S-76
      Allocation of Yield Maintenance
         Charges ........................   S-77
      Assumed Final Distribution
         Date; Rated Final Distribution
         Date ...........................   S-77
   Subordination; Allocation of
      Collateral Support Deficit ........   S-78
   Advances .............................   S-79
   Appraisal Reductions .................   S-81
   Reports to Certificateholders;
      Certain Available Information .....   S-82



                                              PAGE
                                            --------
   Voting Rights ........................   S-86
   Termination; Retirement of
      Certificates ......................   S-86
   The Trustee ..........................   S-87
   Fiscal Agent .........................   S-88
   Paying Agent, Certificate Registrar
      and Authenticating Agent ..........   S-88

YIELD AND MATURITY CONSIDERATIONS .......   S-88
   Yield Considerations .................   S-88
      General ...........................   S-88
      Pass-Through Rate .................   S-88
      Rate and Timing of Principal
         Payments .......................   S-89
      Losses and Shortfalls .............   S-89
      Certain Relevant Factors ..........   S-90
      Delay in Payment of
         Distributions ..................   S-90
      Unpaid Distributable Certificate
         Interest .......................   S-90
   Weighted Average Life ................   S-90

SERVICING OF THE MORTGAGE LOANS .........   S-95
   General ..............................   S-95
   The Servicer .........................   S-97
   The Special Servicer .................   S-98
   Servicing and Other Compensation
      and Payment of Expenses ...........   S-98
   Maintenance of Insurance .............   S-100
   Modifications, Waiver and
      Amendments ........................   S-101
   Realization Upon Defaulted
      Mortgage Loans ....................   S-103
   Inspections; Collection of
      Operating Information .............   S-104
   Certain Matters Regarding the
      Servicer, the Special Servicer and
      the Depositor .....................   S-105
   Events of Default ....................   S-106
   Rights Upon Event of Default .........   S-107
   Amendment ............................   S-107

CERTAIN FEDERAL INCOME
TAX  CONSEQUENCES .......................   S-109
METHOD OF DISTRIBUTION ..................   S-110
LEGAL MATTERS ...........................   S-110
RATINGS .................................   S-111
LEGAL INVESTMENT
 CONSIDERATIONS .........................   S-111
ERISA CONSIDERATIONS ....................   S-111
MORTGAGE LOAN SCHEDULE...................   ANNEX A
FORMS OF SERVICING
REPORTS .................................   ANNEX B
INTEREST RESERVE LOANS ..................   ANNEX C

                                    SUMMARY

     This summary highlights selected information contained in this document and does not contain all of the information that you need to consider in deciding whether to buy any class of mortgage pass-through certificates. To understand all of the terms of the mortgage pass-through certificates, read carefully this entire document and the accompanying prospectus.


OVERVIEW OF SERIES 1999-C1 CERTIFICATES:



                             INITIAL
            RATINGS         AGGREGATE                                                     WEIGHTED
       --------------       CERTIFICATE                                                    AVERAGE      PRINCIPAL OR
                            BALANCE OR                    PASS-THROUGH                      LIFE         NOTIONAL
       MOODY'S   S&P         NOTIONAL           % OF        RATE        PASS-THROUGH      (APPROX.       PRINCIPAL
CLASS    (1)     (2)         AMOUNT            TOTAL    DESCRIPTION (4)       RATE        YEARS) (6)     WINDOW (6)
-----  -------  -----    --------------       -------   --------------    ----------      --------     -------------
  Senior Classes
  A-1   Aaa       AAA   $  89,632,000          18.75        Fixed              %             5.5       3/1999-5/2008
  A-2   Aaa       AAA   $ 280,821,086          58.75        Fixed              %             9.7       5/2008-2/2009
  X     Not Offered     $ 478,003,982(3)        N/A       Variable             % (5)         9.9       3/1999-8/2018

  Subordinate Classes
  B     Aa2       AA    $  23,900,199           5.00        Fixed              %            11.1       2/2009-7/2012
  C     A2        A     $  17,925,149           3.75        Fixed              %            14.3       7/2012-9/2013
  D     Baa2      NR    $  21,510,179           4.50        Fixed              %            14.7      9/2013-10/2013
  E     Baa3      NR    $   5,975,050           1.25        Fixed              %            14.7     10/2013-10/2013
  F     Not Offered     $  13,145,110           2.75        Fixed              %            14.7     10/2013-11/2013
  G     Not Offered     $   4,780,040           1.00        Fixed              %            14.8     11/2013-11/2013
  H     Not Offered     $   3,585,030           0.75        Fixed              %            14.8     11/2013-11/2013
  I     Not Offered     $   9,560,080           2.00        Fixed              %            14.9      11/2013-1/2014
  J     Not Offered     $   2,390,020           0.50        Fixed              %            15.8      1/2014-10/2015
  K     Not Offered     $   4,780,040           1.00        Fixed              %            18.3      10/2015-8/2018

  Residual Classes
  R     Not Offered             N/A              N/A         N/A            N/A             N/A             N/A
  LR    Not Offered             N/A              N/A         N/A            N/A             N/A             N/A

(1)   Moody's Investors Service, Inc. ("Moody's").

(2) Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"). "NR" means not rated.

(3) The Class X Certificates are interest-only certificates. Class X Certificateholders will not receive any principal. However, they will be entitled to receive interest that accrues on a notional amount (the "Notional Amount") equal to the aggregate of the stated principal balances of the Mortgage Loans determined as described herein from time to time.

(4) The Pass-Through Rates of each class of certificates (other than Class X and the Residual Classes) shall be the indicated fixed rate per annum or, if a lower rate, the weighted average of the non-default interest rates specified in the notes relating to each mortgage loan in the trust fund, net of the related servicing fee rate, but without taking into account any reductions of such non-default interest rates following February 1, 1999.

(5) Initial Pass-Through Rate. The Class X Pass-Through Rate with respect to any Distribution Date shall be equal to the excess, if any, of (i) the weighted average of the non-default interest rates specified in the notes relating to each mortgage loan in the trust fund, net of the related servicing fee rate, over (ii) the weighted average of the Pass-Through Rates of the other classes of Certificates, as more fully as described herein.

(6) The weighted average life and the period during which distributions of principal (or, for the Class X Certificates, reductions in the Notional Amount) will occur have been calculated using assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" herein and assuming that there are no extensions of Maturity Dates, delinquencies, losses or prepayments (other than the ARD Loan on its Anticipated Repayment Date).

SUMMARY OF SUBORDINATION LEVELS:


     Credit support for certain classes of Certificates is provided by the sequential payment of interest and principal thereto (including reimbursement of certain losses allocated thereto) based (other than with respect to the Class X Certificates) on their alphabetical designations, and by the subordination of certain other classes thereto in respect of the allocation of certain losses, shortfalls and other reductions of the assets of the Trust Fund (generally in reverse sequential order), as described more fully herein. The following chart summarizes the protection afforded to each class of Certificates by the initial principal amount of other classes that are subordinated thereto.



                                                                                       CLASS SIZE AS A
                                        PRINCIPAL AND      INITIAL        RATINGS        PERCENTAGE
 APPROXIMATE INITIAL    INTEREST-ONLY      INTEREST      CERTIFICATE   -------------   OF INITIAL POOL
    CREDIT SUPPORT      CERTIFICATES     CERTIFICATES      BALANCE     MOODY'S   S&P     BALANCE (1)
 -------------------    -------------    ------------    -----------   --------  ---   ------------
                                       Class A-1       $ 89,632,000      Aaa     AAA     18.75%
     22.50%                            Class A-2       $280,821,086      Aaa     AAA     58.75%
     17.50%                            Class B         $ 23,900,199      Aa2      AA      5.00%
     13.75%                            Class C         $ 17,925,149       A2      A       3.75%
                      Class X
      9.25%                            Class D         $ 21,510,179      Baa2     NR      4.50%

      8.00%                            Class E         $  5,975,050      Baa3     NR      1.25%
                      $478,003,982
      5.25%                            Class F         $ 13,145,110     Not Offered       2.75%
                      Initial
      4.25%                            Class G         $  4,780,040     Not Offered       1.00%
                      Notional
      3.50%                            Class H         $  3,585,030     Not Offered       0.75%
                      Amount
      1.50%                            Class I         $  9,560,080     Not Offered       2.00%
                      (Not Offered)
      1.00%                            Class J         $  2,390,020     Not Offered       0.50%

         N/A                           Class K         $  4,780,040     Not Offered       1.00%



----------
 (1) Initial Pool Balance means the aggregate of the stated principal balances of the Mortgage Loans on February 1, 1999.

DESCRIPTION OF THE
 SERIES 1999-C1 CERTIFICATES


General.....................   Bear Stearns Commercial Mortgage Securities
                               Inc., as depositor (the "Depositor", "we" or
                               "us"), is forming a trust fund that will issue the Commercial Mortgage Pass-Through
                               Certificates, Series 1999-C1, pursuant to a pooling and servicing agreement dated as of February 1, 1999. This series consists of 15 classes. Our address is 245 Park Avenue, New
                               York, New York 10167. Our telephone number is
                               (212) 272-2000.

                               The Certificates evidence all of the beneficial ownership interests in this trust fund (excluding any excess interest earned on the ARD Loan after its Anticipated Repayment Date). The primary assets of the trust fund are the fixed rate mortgage loans described herein under "--The Mortgage Pool" and "Description of the Mortgage Pool." (the "Mortgage Loans").

                               The aggregate of the Certificate Balances of each class of Certificates (other than Class X, Class R and Class LR) as of the Closing Date will equal the aggregate of the stated principal balances of the Mortgage Loans as of the Cut-off Date. Each class of Offered Certificates will have the initial Certificate Balance set forth on the cover page, subject to a permitted variance of plus or minus 5%.

                               We are offering the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates pursuant to this prospectus supplement and the accompanying prospectus (we refer to these classes as the "Offered Certificates"). We are not offering the Class X, Class F, Class G, Class H, Class I, Class J, Class K, Class R or Class LR Certificates hereby (we refer to those classes as the "Non-Offered Certificates"). We refer to the Offered Certificates and the Non-Offered Certificates collectively as the "Series 1999-C1 Certificates" or the "Certificates". The trust fund will also issue a certificated interest in the excess interest, if any, earned on any ARD Loan after its Anticipated Repayment Date. Such certificated interest is not a "Certificate" or "Class of Certificates" as such terms are used herein. Such excess interest will not be an asset of any REMIC and no Certificateholders (as such term is used herein) will be entitled thereto.

                               The Class X Certificates are interest-only certificates, meaning that they do not have a principal balance and are not entitled to distributions of principal. In order to calculate the amount of interest that accrues on the Class X Certificates while they are outstanding, the Class X Certificates are deemed to have a "notional balance" on which interest accrues. The Class X Notional Balance is deemed to equal the aggregate of the stated principal balances of the mortgage loans (i.e., their initial principal balances less the portions of principal collected and distributable to Certificateholders as described herein that are attributed to each mortgage loan, and less any write-offs or reductions of such balances in connection with defaults or bankruptcy proceedings) measured at the beginning of each period as to which interest will accrue on the Class X Certificates. The Class X Certificates are not offered hereby.

                               We refer to the Class R and Class LR
                               Certificates as "Residual Certificates" because they represent limited rights to distributions of certain amounts remaining after required distributions are made to all other classes of Certificates. The Residual Certificates do not have principal balances. The Residual Certificates are not offered hereby.


Book-Entry Certificates.....   Each class of Offered Certificates will be
                               initially issued as a global security registered in the name of the Depository Trust Company or its nominee. Investors in such classes will hold beneficial ownership interests in the relevant global security. Investors in such classes will not receive definitive certificates representing their interests except under certain limited circumstances described herein under "Description of the Certificates--Book-Entry Registration and
                               Definitive Certificates".


Denominations...............   You may hold and trade Offered Certificates
                               (including beneficial ownership interests in the related global security) only in minimum denominations of $25,000 and multiples of $1,000 in excess thereof.


Service Providers...........   Servicer. GE Capital Loan Services, Inc., is
                               the servicer of the Mortgage Loans for the Certificateholders.

                               Special Servicer. GE Capital Realty Group, Inc. is the special servicer of the Mortgage Loans for the Certificateholders.

                               Trustee. LaSalle National Bank, a nationally chartered bank is the trustee for the Certificateholders.

                               Fiscal Agent. ABN AMRO Bank N.V. is the
                               trustee's fiscal agent.


Mortgage Loan Seller........   We will purchase the Mortgage Loans from Bear,
                               Stearns Funding, Inc., which will make certain representations and warranties about the Mortgage
                               Loans. We will assign those representations and warranties to the Trustee on behalf of the holders of the Certificates.


Closing Date................   We expect to deliver the Offered Certificates
                               on or about February 10, 1999.


Cut-Off Date................   February 1, 1999. All payments on the Mortgage
                               Loans that are due on or before this date are not included in the trust fund.


Distributions...............   Distributions on the Certificates will be made
                               monthly on the 14th day of the month or, if such day is not a business day, the next succeeding business day, commencing in March 1999.
                               Distributions of (1) interest; (2) principal; and then (3) reim-bursement of previously allocated Collateral
                               Support Deficits will be made on each
                               Distribution Date to each class of Certificates
                               (other than the Class X Certificates) in sequential order based on their alphabetical designations. Investors will receive their share of any distributions ratably with other holders of Certificates of the same class.

                               We expect that the final distribution on each class of Offered Certificates will be made on the following dates (which we refer to as the related "Assumed Final Distribution Dates"), assuming that there are no prepayments (other than with respect to ARD Loans), defaults, delinquencies or modifications of the Mortgage Loans after February 1, 1999:



                                   Class A-1 ......... May 14, 2008
                                   Class A-2 ......... February 14, 2009
                                   Class B ........... July 14, 2012
                                   Class C ........... September 14, 2013
                                   Class D ........... October 14, 2013
                                   Class E ........... October 14, 2013

                               Moody's and S&P have indicated that their ratings of the Offered Certificates address the likelihood of payment of principal amounts due to certificateholders on or before February 14, 2031 (the "Rated Final Distribution Date") and not any other date. The "Determination Date" for each Distribution Date is the 5th Business Day immediately preceding the Distribution Date.


Amounts Available for
 Distribution...............   Distributions on the Certificates will be made
                               on each Distribution Date from the Available
                               Distribution Amount.

                               The "Available Distribution Amount" with respect to any Distribution Date will, in general, equal the amount of the monthly payments due on the Mortgage Loans in the month in which such Distribution Date occurs and received or advanced by the Servicer on or before the second Business Day preceding such Distribution Date (excluding any excess interest payable on any ARD Loan that has reached its Anticipated Repayment Date) plus amounts received in the related Due Period (defined below) as balloon payments, principal prepayments (exclusive of yield maintenance charges paid by borrowers in connection with such prepayment) and unscheduled collections, less trust fund expenses (which may include indemnity payments reimbursable to the Servicer, the Special Servicer or the Trustee). A more detailed description of Available Distribution Amounts is provided herein under "Description of the Certificates-- Distributions--Available Distribution Amount".

                               For each Distribution Date, the related "Due
                               Period" is the period that begins on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, if the last day of a Due Period is not a Business Day, payments received on the next Business Day that relate to such Due Period will be deemed to have been received during such Due Period.

                               For each Mortgage Loan, ignoring grace periods, scheduled payments are due on the first day of each month. We refer to such date as the "Due Date".


Interest Distributions......   Investors will receive interest distributions
                               on each Distribution Date from the Available
                               Distribution Amount (and subject to the
                               sequential payment and subordination features described below), in amounts up to the interest accrued on each class of Certificates during the preceding calendar month at the applicable
                               Pass-Through Rate (calculated on the basis of a 360-day year consisting of twelve 30-day months), together with any previously accrued and unpaid interest amounts.

                               In general, each class of Certificates will receive an interest distribution on any Distribution Date only after each class with an earlier alphabetical designation has received all amounts distributable thereto on such date. The Class A-1, Class A-2 and Class X Certificates will receive interest distributions on a pro rata basis before any other class receives interest.


Principal Distributions.....   In general, each class of Certificates will
                               receive a principal distribution on any
                               Distribution Date only after each class with an earlier alphabetical designation has received all amounts distributable thereto on such date and the Certificate Balance of each class with an earlier alphabetical designation has been reduced to zero. Subject to the reallocation thereof pursuant to the subordination features described below, the principal portion of the Available
                               Distribution Amount generally will be distributed to the outstanding class with the earliest alphabetical designation until the principal balance of such class is reduced to zero.


Yield and Prepayment
 Considerations.............   The yield on any Offered Certificate will be
                               affected by (i) the rate and timing of principal payments (including voluntary and involuntary principal prepayments and delinquent payments) and principal losses on the Mortgage Loans and
                               (ii) the extent to which such principal payments or losses are applied or losses are allocated on any Distribution Date in reduction of the Certificate Balance of the Class to which such Certificate belongs. See "Description of the Certificates--Distributions--Priority" and
                               "--Distributions--Principal Distribution
                               Amount" herein. An investor that purchases an Offered Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered
                               Certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

                               The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. All of the Mortgage Loans contain provisions prohibiting voluntary prepayments for a specified period of time after origination and/or allow voluntary prepayments only with the payment of a Yield Maintenance Charge (defined herein) for a specified period of time from origination. For a discussion of certain factors affecting prepayment of the Mortgage Loans, see "Yield and Maturity Considerations" herein.

                               The structure of the Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors. Allocation on each Distribution Date to the outstanding Class or Classes of Certificates having the highest priority with respect to distributions of principal, for so long as such Class remains outstanding, of the entire Principal Distribution Amount for such Distribution Date will generally cause such Certificates to amortize at a faster rate than the actual amortization rate of the Mortgage Loans.


Yield Maintenance Charges...   When a borrower prepays its Mortgage Loan, in
                               certain circumstances it must make an additional payment intended to compensate the lender for the adverse effect that the prepayment has on the lender's anticipated yield on the Mortgage Loan.
                               We call these amounts "Yield Maintenance
                               Charges," and we describe the circumstances under which they must be paid below under "--The
                               Mortgage Pool" and "Description of the Mortgage
                               Pool."

                               On each Distribution Date, any Yield Maintenance Charges paid by borrowers during the related Due Period will be distributed to investors pursuant to a formula described under "Description of the Certificates--Distributions--Allocation of Yield
                               Maintenance Charges". Such formula will allocate a portion of such amounts to be distributed among the class or classes of Offered Certificates then outstanding in proportion to the amount of principal being distributed thereto on the related Distribution Date, with the remaining portion being distributed to the Class X Certificates.


Advances....................   On the business day before each Distribution
                               Date, the Servicer is required to advance, from its own funds, the scheduled monthly payment of principal and interest on each delinquent
                               Mortgage Loan. In addition, in the case of each Mortgage Loan that is delinquent in respect of its balloon payment, the Servicer must advance an amount equal to the regular monthly payment that would have been required if the Mortgage Loan had not yet matured. The Servicer will not advance the amount of any balloon payment.

                               The Servicer must also make advances from its own funds to pay delinquent real estate taxes, assessments, hazard insurance premiums or other similar costs and expenses necessary to protect and maintain the Mortgaged Property, to maintain the lien of the Mortgage on the related Mortgaged Property or to enforce the related Mortgage Loan documents.

                               Notwithstanding the foregoing, the Servicer (or the Trustee or Fiscal Agent) is not required to make any advance if it reasonably believes in good faith that such advance, together with interest thereon at the prime rate, ultimately would not be recoverable from collections on the related Mortgage Loan. If the Servicer fails to make any required advance, the Trustee or the Fiscal Agent is required to make such advance.

                               If an advance cannot be reimbursed from
                               collections on, or in respect of, the related Mortgage Loan, the Servicer (or the Trustee or Fiscal Agent) may be reimbursed for that advance (and interest accrued thereon) from collections on other Mortgage Loans. Any such reimbursement will cause Certificateholders to bear losses in the priority specified in this prospectus supplement.

                               For a more detailed discussion of advances, See "Description of the Certificates--Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.


Credit Enhancement..........   Credit enhancement is provided by the
                               sequential payment and subordination mechanisms set forth in the Agreement and described herein.

                               Generally, distributions in respect of interest and principal will be made to each class of Certificates sequentially, based on the alphabetical designations of each class other than the Class X Certificates (e.g. Class D will receive all interest distributions to be made to it before Class E receives any interest distribution, and, if Class D is then receiving principal distributions, Class D will receive all interest and principal distributions to be made to it before Class E receives any distribution in respect of principal). This is referred to as "sequential payment." The Class A-1, Class A-2 and Class X Certificates will receive interest distributions on a pro rata basis before any other class receives interest.

                               On any Distribution Date, after making all required distributions on the Certificates, the aggregate of the Certificate Balances of the Certificates may exceed the aggregate of the stated principal balances of the Mortgage Loans due to losses, shortfalls or reductions of the assets of the Trust Fund (we call this excess a "Collateral Support Deficit"). On any such Distribution Date, the aggregate of the Certificate Balances of the Certificates will be reduced without an accompanying principal distribution until it equals the aggregate of the stated principal balances of the Mortgage Loans. Any such reduction will be allocated to the classes of Certificates in reverse sequential order, based on the alphabetical designations of each class (e.g., no such reduction will be made to the Class D principal balance until the principal balances of each class of Certificates with later alphabetical designations are reduced to zero). This reverse sequential reduction feature is referred to as "subordination." See "Description of the Certificates--Subordination; Allocation of
                               Collateral Support Deficit" herein.

                               If there is a recovery of losses or shortfalls on any Mortgage Loans as to which a Collateral Support Deficit was previously allocated, reimbursement to the extent of such recovery will be made in sequential order to classes whose principal balances had previously been reduced in connection with any Collateral Support Deficit. A class of Certificates may be reimbursed for previously allocated Collateral Support Deficits even after it is no longer outstanding.

                               Classes with earlier alphabetical designations generally are said to be "senior" to classes with later alphabetical designations, and classes with later alphabetical designations are said to be "subordinated" to classes with earlier alphabetical designations.

                               Notwithstanding the foregoing, the Class A-1, Class A-2 and Class X Certificates are not subordinated to any other class of Certificates and rank equally with each other with respect to interest distributions. However, the Class A-1 and Class A-2 Certificates are paid sequentially with respect to principal distributions, and, if the Class B Certificates have been reduced to zero as a result of the allocation of Collateral Support Deficits, the principal balance of the Class A-1 and Class A-2 Certificates will thereafter be reduced with respect to any further Collateral Support Deficits on a pro rata basis (and will receive any reimbursements thereof on a pro rata basis).

                               As a result of these sequential payment and subordination features, the most senior class of Certificates outstanding will amortize more rapidly than the other classes relative to the amortization of the Mortgage Loans. To the extent that a class amortizes faster than the Mortgage Loans (e.g. as a result of the sequential payment of distributions in respect of principal), such class will represent a reduced percentage of the trust fund relative to the percentages evidenced by other classes, and the degree of protection provided to such senior class by the subordination of the other outstanding classes will increase.


Optional Termination........   On any Distribution Date on which the aggregate
                               stated principal balance of the Mortgage Loans remaining in the trust fund is less than 1% of the Initial Pool Balance, all of the Mortgage
                               Loans and foreclosed mortgaged properties in the trust fund may be purchased by (i) the holders of the largest amount of Certificates of the Controlling Class, (ii) the Servicer,

                               (iii) the Special Servicer, or (iv) the holders of the Class LR Certificates in that order.

                               Any such purchase will result in the termination of the trust fund and the retirement of all outstanding Certificates. See "Description of the Certificates--Termination; Retirement of the Certificates" herein and "Description of the Certificates--Termination" in the Prospectus.


THE MORTGAGE POOL


General.....................   The Certificates will represent undivided
                               beneficial ownership interests in a pool of Mortgage Loans (the "Mortgage Pool") that consists of 83 commercial, 27 multifamily and three manufactured housing community fixed-rate
                               Mortgage Loans with an Initial Pool Balance of approximately $478,003,982. As of the Cut-Off
                               Date, none of the Mortgage Loans is delinquent.

                               Each Mortgage Loan is secured by a first priority lien on a fee simple estate and/or a leasehold estate on one or more commercial, multifamily or manufactured housing community properties. Where a Mortgage Loan is secured in whole or in part by a leasehold interest without also being secured by the related fee interest, each related ground lease expires at least 10 years after the scheduled maturity of such Mortgage Loan (including extensions excercisable at the lender's option).

                               Each Mortgage Loan provides for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the first day of each month (the "Due Date") and for a grace period of no more than 10 days. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein.


Mortgage Pool Summary.......   The following tables set forth certain
                               anticipated characteristics of the Mortgage Loans as of the Cut-Off Date. The sum in any column may not equal the indicated total due to rounding.

                           SUMMARY OF MORTGAGE POOL



  Initial Pool Balance ...........................      $478,003,982
  Number of Mortgage Loans .......................               113 (1)
  Number of Mortgaged Properties .................               123
  Number of Balloon Loans/ARD Loans ..............               103 (2)
  Number of Fully-Amortizing Loans ...............                10
  Average Cut-Off Date Balance ...................      $  4,230,124
  Weighted Average Mortgage Rate .................            7.1383%
  Weighted Average Original Term
   to Maturity ...................................         137 months(3)
  Weighted Average Remaining Term
   to Maturity ...................................         134 months
  Weighted Average Original
   Amortization Term .............................         326 months
  Weighted Average DSCR as of the
   Cut-Off Date ..................................             1.71x (4)
  Weighted Average LTV Ratio as
   of the Cut-Off Date ...........................             61.6% (4)
  Weighted Average LTV Ratio as
   of Maturity ...................................             47.9%
  Weighted Average Current
   Occupancy Rate for Commercial,
   Multifamily and Manufactured Housing
   Properties. ...................................             96.8% (4)
  Weighted Average Current Occupancy
   Rate for Hotels ...............................             75.0%
  Balloon Loans/ARD Loan as a
   Percentage of the Initial Pool
   Balance .......................................             93.0%
  Fully Amortizing Loans as a
   Percentage of the Initial Pool Balance ........              7.0% (5)


                               See "Risk Factors" and "Description of the
                                   Mortgage Pool--Additional Mortgage Loan
                                   Information" herein.

                               (1) Certain groups of Mortgage Loans made to the
                                   same borrower or related borrowers are
                                   comprised of Mortgage Loans that are
                                   cross-collateralized and cross-defaulted with each other. The Mortgage Loans within such a group may be treated as a single Mortgage Loan for purposes of this prospectus supplement and the accompanying prospectus except where the context otherwise requires. Certain Mortgage Loans are secured by related Mortgaged Properties on a pari passu basis with mortgage loans not included as assets of the trust fund. See "Description of the Mortgage Pool--Pari Passu Mortgage Loans" herein.

                               (2) Mortgage Loan No. 16496 is an "ARD Loan",
                                   meaning that because of the automatic
                                   imposition of rapid amortization and
                                   negative amortization features and the
                                   imposi-
                                   tion of a lockbox arrangement with respect to rent collections if the Mortgage Loan is not prepaid in full on a specified date (the "Anticipated Repayment Date"), the borrower is expected to repay such loan on such date, which is substantially earlier than the maturity date specified in the mortgage (the "Maturity Date"). For purposes of the tables and descriptions herein, the ARD Loan is treated as a Balloon Loan with a Maturity Date on the same date as the Anticipated Repayment Date.

                               (3) The Maturity or Maturity Date of a Mortgage
                                   Loan, as used herein with respect to any Mortgage Loan other than the ARD Loan, shall refer to the stated maturity of the Mortgage Loan and, in the case of the ARD Loan, shall refer to the Anticipated Repayment Date.

                               (4) "DSCR", "LTV Ratio" and "Current Occupancy
                                   Rate" are calculated as described under
                                   "Description of the Mortgage
                                   Pool--Additional Mortgage Loan Information" herein.

                               (5) Substantially all of the Mortgage Loans
                                   identified as "fully-amortizing" provide for the accrual of interest on the basis of the actual number of days in each payment period and a year assumed to consist of 360 days. As a result, the Monthly Payments due on the Maturity Dates for such Mortgage Loans will be slightly greater than the other Monthly Payments for such Mortgage Loans.


                                 PROPERTY TYPE




                                                                     WEIGHTED
                                          AGGREGATE        % OF      AVERAGE
                               NUMBER      CUT-OFF       INITIAL     CUT-OFF
                                 OF          DATE          POOL        DATE
        PROPERTY TYPE           LOANS      BALANCE       BALANCE       LTV
----------------------------- -------- --------------- ----------- -----------
  Multifamily ...............     27    $126,035,635       26.37%      64.45%
  Office ....................     19     103,834,592       21.72       58.28%
  Retail, Anchored ..........     16      72,431,441       15.15       58.82%
  Mixed-Use .................     11      42,949,005        8.99       67.09%
  Hotel .....................     11      42,856,126        8.97       59.19%
  Industrial/Warehouse ......     11      34,338,418        7.18       65.50%
  Retail, Unanchored ........     10      29,404,871        6.15       59.93%
  Manufactured Housing             3       7,006,375        1.47       64.29%
  Theater ...................      1       6,373,243        1.33       74.54%
  Ministorage ...............      2       5,386,065        1.13       53.83%
  Multiple Property Type.....      1       3,896,489        0.82       60.32%
  Congregate Care ...........      1       3,491,722        0.73       34.74%
                                  --    ------------      ------
  Totals/Weighted
  Average ...................    113    $478,003,982      100.00%      61.58%
                                 ===    ============      ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES




                                                AGGREGATE          % OF
                                NUMBER OF        CUT-OFF         INITIAL
                                MORTGAGED          DATE            POOL
           STATE               PROPERTIES        BALANCE         BALANCE
---------------------------   ------------   ---------------   -----------
  California ..............         33        $129,356,158         27.06%
  New York ................         16          65,927,878         13.79
  Connecticut .............          6          45,301,636          9.48
  Pennsylvania ............         12          37,070,587          7.76
  New Jersey ..............          8          31,960,986          6.69
  22 Other States .........         48         168,386,737         35.23
                                    --        ------------        ------
  Totals ..................        123        $478,003,982        100.00%
                                   ===        ============        ======

                        RANGE OF CUT-OFF DATE BALANCES




                                             AGGREGATE       % OF
                                              CUT-OFF       INITIAL
           RANGE OF              NUMBER         DATE         POOL
     CUT-OFF DATE BALANCES      OF LOANS      BALANCE       BALANCE
------------------------------ ---------- --------------- ----------
  $         0 to $   999,999         1     $    737,992       0.15%
  $ 1,000,000 to $ 1,999,999        23       36,846,086       7.71
  $ 2,000,000 to $ 3,999,999        42      125,339,541      26.22
  $ 4,000,000 to $ 5,999,999        27      127,707,288      26.72
  $ 6,000,000 to $ 7,999,999        11       73,269,841      15.33
  $ 8,000,000 to $ 9,999,999         3       28,348,930       5.93
  $10,000,000 to $11,999,999         3       32,873,415       6.88
  $14,000,000 to $15,999,999         1       14,100,000       2.95
  $16,000,000 to $17,999,999         1       17,947,055       3.75
  $20,000,000 to $24,999,999         1       20,833,835       4.36
                                    --     ------------     ------
  Totals                           113     $478,003,982     100.00%
                                   ===     ============     ======
  The average Cut-Off Date Balance is $4,230,124.



                     RANGE OF DSCRS AS OF THE CUT-OFF DATE




                                             AGGREGATE         % OF
         RANGE OF                             CUT-OFF         INITIAL
       DEBT SERVICE            NUMBER           DATE           POOL
      COVERAGE RATIOS         OF LOANS        BALANCE         BALANCE
--------------------------   ----------   ---------------   ----------
  1.25x to 1.29x .........         1       $  6,965,929         1.46%
  1.30x to 1.34x .........         6         45,034,634         9.42
  1.35x to 1.39x .........        10         36,940,495         7.73
  1.40x to 1.44x .........        11         43,835,382         9.17
  1.45x to 1.49x .........        13         53,251,355        11.14
  1.50x to 1.59x .........        12         64,790,803        13.55
  1.60x to 1.69x .........        17         71,081,878        14.87
  1.70x to 1.79x .........         7         30,997,261         6.48
  1.80x to 1.89x .........        11         33,306,123         6.97
  1.90x to 1.99x .........         3         10,958,628         2.29
  2.00x to 2.49x .........        13         46,877,893         9.81
  2.50x to 2.99x .........         7         28,678,443         6.00
  3.00x to 6.49x .........         2          5,285,158         1.11
                                  --       ------------       ------
  Totals .................       113       $478,003,982       100.00%
                                 ===       ============       ======
  The weighted DSCR as of the Cut-Off Date is
  approximately 1.71x.


                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE




                                   AGGREGATE       % OF
                                    CUT-OFF       INITIAL
      RANGE OF         NUMBER         DATE         POOL
     LTV RATIOS       OF LOANS      BALANCE       BALANCE
-------------------- ---------- --------------- ----------
  10.01% to 30.00% .       3     $  4,647,278       0.97%
  30.01% to 40.00% .       9       34,471,169       7.21
  40.01% to 45.00% .       5       19,154,963       4.01
  45.01% to 50.00% .       3       13,421,489       2.81
  50.01% to 55.00% .      12       37,293,000       7.80
  55.01% to 60.00% .      14       79,801,169      16.69
  60.01% to 65.00% .      19       71,869,653      15.04
  65.01% to 70.00% .      17       89,316,200      18.69
  70.01% to 75.00% .      23       97,394,957      20.38
  75.01% to 80.00% .       8       30,634,104       6.41
                          --     ------------     ------
  Totals ...........     113     $478,003,982     100.00%
                         ===     ============     ======
  The weighted average LTV Ratio as of the Cut-Off Date is
  approximately 61.58%.


          RANGE OF REMAINING TERM TO MATURITY AS OF THE CUT-OFF DATE




                                                                          AGGREGATE       % OF
                          RANGE OF                                         CUT-OFF       INITIAL
                       REMAINING TERM                         NUMBER         DATE         POOL
                        TO MATURITY                          OF LOANS      BALANCE       BALANCE
----------------------------------------------------------- ---------- --------------- ----------
   71 to 100 ..............................................       3     $  6,283,988       1.31%
  101 to 120 ..............................................      79      346,859,756      72.56
  161 to 180 ..............................................      29      106,505,753      22.28
  181 to 240 ..............................................       2       18,354,485       3.84
                                                                 --     ------------     ------
  Totals ..................................................     113     $478,003,982     100.00%
                                                                ===     ============     ======
  The weighted average Remaining Term to Maturity as of the
  Cut-Off Date is approximately 134 months.


                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE




                                             AGGREGATE      % OF
                                              CUT-OFF      INITIAL
           RANGE OF              NUMBER        DATE         POOL
        MORTGAGE RATES          OF LOANS      BALANCE      BALANCE
------------------------------ ---------- -------------- ----------
  5.7500% to 6.2500% .........       8    $ 34,074,930       7.13%
  6.2501% to 6.5000% .........       9      30,021,274       6.28
  6.5001% to 6.7500% .........      11      47,806,225      10.00
  6.7501% to 7.0000% .........      25     114,450,520      23.94
  7.0001% to 7.2500% .........      21      82,695,929      17.30
  7.2501% to 7.5000% .........      11      60,447,198      12.65
  7.5001% to 7.7500% .........       8      37,734,208       7.89
  7.7501% to 8.0000% .........       6      28,840,397       6.03
  8.0001% to 8.2500% .........       5      21,123,640       4.42
  8.2501% to 8.7500% .........       8      17,786,670       3.72
  8.7501% to 9.2500% .........       1       3,022,991       0.63
                                    --    ------------     ------
  Totals .....................     113    $478,003,982     100.00%
                                   ===    ============     ======
  The weighted average Mortgage Rate as of the Cut-Off Date
  is 7.1383%.

                          SUMMARY OF CALL PROTECTION




                                                 AGGREGATE        % OF
                                                  CUT-OFF       INITIAL
                                     NUMBER         DATE          POOL
          CALL PROTECTION           OF LOANS      BALANCE       BALANCE
---------------------------------- ---------- --------------- -----------
  Loans Locked-out through
  Maturity Date ..................     104     $436,231,516       91.26%
  Loans Locked-out through 1-3
  months prior to Maturity Date...       6       21,134,775        4.42
  Loans Locked-out through 4-6
  months prior to Maturity Date...       1        4,184,392        0.88
  Loans with Lockout/YM through
  Maturity Date ..................       1        5,986,157        1.25
  Loans with Lockout/YM through
  1-3 months prior to Maturity
  Date ...........................       1       10,467,142        2.19
                                       ---     ------------      ------
  Totals .........................     113     $478,003,982      100.00%
                                       ===     ============      ======

 As used above "YM" means yield maintenance.



                      SUMMARY OF INTEREST ACCRUAL METHODS




                                         AGGREGATE         % OF
                                          CUT-OFF         INITIAL
                           NUMBER           DATE           POOL
    ACCRUAL METHOD        OF LOANS        BALANCE         BALANCE
----------------------   ----------   ---------------   ----------
  Actual/360 .........       112       $473,031,328         99.0%
  30/360 .............         1          4,972,654          1.0
                             ---       ------------        -----
  Totals .............       113       $478,003,982        100.0%
                             ===       ============        =====

                               SUMMARY OF TEN LARGEST MORTGAGE LOANS




                                                                         WEIGHTED AVERAGE
                                                        % OF    ----------------------------------
                                         AGGREGATE     INITIAL               CUT-OFF
   LOAN               LOAN                CUT-OFF       POOL                   DATE      MATURITY
  NUMBER              NAME             DATE BALANCE    BALANCE     DSCR        LTV         LTV
--------- --------------------------- -------------- ---------- ---------- ----------- -----------
 11969    Founders Plaza & Tower 14    $ 20,833,835      4.36%      1.33x      67.64%      59.88%
 16464    Stonecrest                     17,947,055      3.75       1.55x      59.82%      51.92%
  9691    Clemens Place Apartments       14,100,000      2.95       1.46x      67.14%      59.46%
 16462    South Bay Marketplace          11,567,888      2.42       1.40x      74.63%      65.16%
  8484    Eden Center                    10,838,385      2.27       2.65x      33.87%       1.12%
 16363    Clarendon Apartments           10,467,142      2.19       1.68x      62.30%      53.52%
 17918    Best Western Seven Seas         9,500,000      1.99       1.53x      56.21%      39.55%
  8747    Hamilton Station                9,466,781      1.98       1.70x      67.62%      49.55%
          Apartments
  9529    Washington Commons              9,382,149      1.96       1.32x      75.66%      66.72%
 17820    240 West 35th Street            7,996,605      1.67       1.42x      57.12%      51.28%
                                       ------------     -----
 Totals/Weighted Averages .........    $122,099,839     25.54%      1.58x      62.68%      50.98%
                                       ============     =====

Release and
 Defeasance Provisions.......  Full Release of Mortgaged Property or Mortgaged
                               Properties. 111 Mortgage Loans, representing approximately 96.6% of the Initial Pool Balance, permit the related borrower, at any time commencing generally three to four years after the date of origination (which in any case is no earlier than two years after the Cut-Off Date), to substitute non-callable U.S. Treasury obligations for the Mortgaged Property and to obtain the release of the related Mortgage on the Mortgaged Property. Such U.S. Treasury obligations must provide for payments on or before each Due Date and the Maturity Date in an amount at least equal to the amounts payable on each such date under the terms of the related Mortgage Loan. Following such substitution, the U.S. Treasury obligations will be the only collateral for the Mortgage Loan, and the released Mortgaged Property will no longer provide security for the Mortgage Loan. In order for such a release to occur, each rating agency must confirm in writing that such release will not cause it to downgrade, withdraw or qualify its then-current rating of any class of Offered Certificates.

                               Partial Release of Mortgaged Property. Five
                               Mortgage Loans, representing approximately 7.9% of the Initial Pool Balance, are secured by two or more Mortgaged Properties and permit the related borrower, at any time commencing generally three to four years after the date of origination, to substitute non-callable U.S. Treasury obligations for some of the Mortgaged Properties and to obtain the release of the related Mortgage on such Mortgaged Properties as long as the debt service coverage ratio of the remaining Mortgaged Property is at least equal to the underwritten debt service coverage ratio at the time of origination of the Mortgage Loan. Such U.S. Treasury obligations must be sufficient to pay, on or before each day on which payment is due on the Mortgage Loan, including on the related Maturity Date, 125% of the amounts payable under the related Note and Mortgage on each such date under the terms of the related Mortgage Loan. Following such substitution and release, the U.S. Treasury obligations and the remaining Mortgaged Property will be the only collateral for the Mortgage Loan, and the released Mortgaged Property will no longer provide security for the Mortgage Loan. The payments received on such U.S. Treasury obligations will be applied, first, to pay the amounts due on such date on the Note or Notes that had been secured by first liens on the Released Mortgaged Property or Properties, and second, to pay amounts due on the remaining Notes (effectively supporting the borrower's ability to make payments with respect to such remaining Notes).

Information Available to
 Certificateholders.........   On each Distribution Date commencing in March
                               1999, the Trustee must prepare and distribute to you certain reports about the Certificates and the Mortgage Loans. These reports will be based in part on information prepared by the Servicer and the Special Servicer. Each report will contain the items described herein under "Description of the Certificates--Reports to
                               Certificateholders; Available Information." In addition, the Trustee must forward to you certain reports that are prepared by the Servicer in the form attached as "Annex B".

                               In addition, you will be entitled to request copies of the annual "Operating Statement Analysis Report" and "NOI Adjustment Worksheet" with respect to the Mortgage Loans.

                               For detailed information about the report that you will receive, See "Description of the Certificates--Reports to Certificateholders;
                               Available Information."


Ratings.....................   It is a condition of the issuance of the
                               Offered Certificates that they receive the following credit ratings from Moody's and S&P
                               ("S&P") :

                                    RATING




                          MOODY'S     S&P
                         ---------   -----
   Class A-1..........         Aaa   AAA
   Class A-2..........         Aaa   AAA
  Class B ............         Aa2    AA
  Class C ............          A2     A
  Class D ............        Baa2    NR*
  Class E ............        Baa3    NR


                               * "NR" means not rated.


                               The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


Certain Federal Income Tax
 Consequences...............   For federal income tax purposes, the Depositor
                               will make elections to treat the assets
                               comprising the trust fund as two separate real estate mortgage investment conduits. All of the Offered Certificates and the Class X, Class F,
                               Class G, Class H, Class I, Class J and Class K
                               Certificates will constitute the "regular interests" in the Upper-Tier REMIC. The Class R
                               Certificates will constitute the "residual interests" in the Upper-Tier REMIC and the Class
                               LR Certificates will constitute the "residual interests" in the Lower-Tier REMIC.

                               For federal income tax purposes, the Offered
                               Certificates generally will be treated as newly originated debt instruments issued by the Upper-Tier REMIC. You will be required to include in income all interest on your Offered Certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. We also anticipate that the Class D and Class E Certificates will each be issued with original issue discount in an amount equal to the excess of its initial principal balance over its issue price (including accrued interest). We further anticipate that the Class A-1, Class A-2, Class B and Class C Certificates will be issued at a premium.

                               In determining the rate at which original issue discount accrues for federal income tax purposes and in calculating the amortization of premium for federal income tax purposes, we generally use a Constant Prepayment Rate of 0% except that we assume that the ARD Loan will be prepaid on its Anticipated Repayment Date. WE DO NOT MAKE ANY REPRESENTATION THAT THE MORTGAGE LOANS WILL PREPAY AT THAT RATE OR ANY OTHER RATE.

                               For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


ERISA Considerations........   Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the prospectus, the Class A-1 and Class A-2
                               Certificates may be acquired by ERISA plans.
                               However, ERISA plans may not acquire any other class of Offered Certificates. In addition, you may not use the assets of an ERISA plan to acquire such Certificates.

                               For further information about considerations that are relevant to an investment in the Offered Certificates by employee benefit plans, See "ERISA Considerations" in this prospectus supplement and in the prospectus.


Legal Investment............   The Class A and Class B Certificates will
                               constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market
                               Enhancement Act of 1984 ("SMMEA").

                                 RISK FACTORS

     In deciding whether to purchase any Offered Certificates, you should consider the following risk factors as well as the risk factors that begin on page 17 of the accompanying prospectus.


BORROWER DEFAULT; NONRECOURSE MORTGAGE LOANS

     The Mortgage Loans are not insured or guaranteed by anyone.

     In general, the only source of payment for any Mortgage Loan is the Mortgaged Property and/or other assets that have been pledged to secure the Mortgage Loan. Before a Mortgage Loan matures, the borrower's ability to repay the Mortgage Loan will depend primarily on the net cash flow of the related Mortgaged Property. At maturity of a Mortgage Loan (or, upon the acceleration of maturity following an event of default) the borrower's ability to repay the Mortgage Loan will depend on the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property. The net cash flow and market value of any Mortgaged Property may be affected by a variety of factors, some of which are discussed below, and many of which are not within the control of the borrower or originator.

     If the Trustee forecloses on a Mortgaged Property, it is likely that foreclosure proceedings would adversely affect the market value and the refinanceability of the Mortgaged Property. 96 Mortgage Loans, representing approximately 87.7% of the Initial Pool Balance, were originated within six months prior to the Cut-Off Date. Consequently, such Mortgage Loans do not have long-standing payment histories.


RISKS ASSOCIATED WITH COMMERCIAL AND MULTIFAMILY LENDING GENERALLY

     The Mortgage Loans are secured by multifamily properties, anchored and unanchored retail properties, office buildings, industrial properties, hotels and other types of commercial properties and manufactured housing communities.

     The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the tenants' businesses and the creditworthiness of such tenants. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to-four-family residential lending.

     Lenders typically look to the debt service coverage ratio (i.e. the ratio of net cash flow to debt service described more fully under "Description of the Mortgage Pool--Underwritten Net Cash Flow" herein) and loan to value ratio (i.e. the ratio of the unpaid principal balance of a Mortgage Loan to the appraised value of the related Mortgaged Property) as measures of the risk of default on a loan secured by income-producing property. Commercial and multifamily property values and cash flows are subject to volatility and may be insufficient to cover debt service on the related Mortgage Loans at any given time. The volatility of property values and cash flows depends upon a number of factors, including

     1. the ratio of total property operating expenses to property revenue (what we call "operating leverage");

     2. the level of capital expenditures required to maintain the property and retain or replace tenants;

     3. the volatility of property revenue; and

     4. the relative amounts of property operating expenses that are fixed as compared to those that vary with revenue generated at the Mortgaged Property or based on occupancy levels.

     Each of the foregoing is a function of a variety of other factors specific to the related Mortgaged Property, some of which are described below and many of which are not within the control of the related borrower or the originator. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage.

     A decline in the real estate market or in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results.

     The net cash flow and market value of any Mortgaged Property may be adversely affected by a number of factors, including but not limited to, the following:

     1. national, regional and local economic conditions;

     2. local real estate conditions;

     3. changes or continued weakness in specific industry segments;

     4. perceptions by prospective tenants (and, in the case of retail properties, retailers and shoppers) of the safety, convenience, services and attractiveness of the property;

     5. the willingness and ability of the property's owner to provide capable management and adequate maintenance;

     6. demographic factors;

     7. retroactive changes to building codes or similar codes;

     8. increases in operating expenses (such as energy costs);

     9. the number of tenants (or, if applicable, the diversity of types of business operated by such tenants); and

    10. rent control laws.

     The net cash flow and value of such Mortgaged Properties could be reduced if competing properties of a similar type are built in the areas where the Mortgaged Properties are located or if similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished. We cannot assure you that the market value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed its appraised value determined in connection with the origination of such Mortgage Loan.

     Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties become unprofitable due to competition, age, decreased demand or other factors. Such lack of convertibility could adversely affect the liquidation value of any such Mortgaged Property and reduce the amount that can be realized if an event of default occurs on the related Mortgage Loan.


EXPOSURE OF THE MORTGAGE POOL TO ADVERSE ECONOMIC OR OTHER DEVELOPMENTS BASED ON GEOGRAPHIC CONCENTRATION

     Adverse conditions in the region where a Mortgaged Property is located may reduce the Mortgaged Property's income and its foreclosure value. Such adverse conditions may include:

     1. general economic or demographic conditions in the state or region or adverse developments affecting an industry that is concentrated in the state or region;

     2. real estate market conditions in the state or region;

     3. state or local government regulations;

     4. natural disasters, such as earthquakes, floods, tornadoes and hurricanes, which may not be fully covered by insurance; and

     5. other factors that are beyond the control of the related borrower.

     Certain states or geographic regions may be more severely affected by such factors than other states or regions, and to the extent that there is a concentration of Mortgaged Properties or borrowers in such state or region, the impact on the Trust Fund may be more significant than would be the case if the properties were more geographically diversified.

     33 and 16 Mortgaged Properties, respectively, representing approximately 27.1% and 13.8% of the Mortgaged Properties by Initial Principal Balance, respectively, are located in California and New York. Less than 10% of the Mortgaged Properties (by Cut-off Date Balance) are located in any other state.


INCREASED RISK OF LOSS ASSOCIATED WITH CONCENTRATION OF MORTGAGE LOANS,
   BORROWERS AND MANAGERS

     In general, a mortgage pool with a concentration of larger-than-average loans can result in more severe losses, relative to the size of the pool, than would be the case if the aggregate balance of the mortgage loans in the pool was more evenly distributed.

     Several of the Mortgage Loans have stated principal balances as of the Cut-Off Date that are substantially higher than the average stated principal balance of all Mortgage Loans as of the Cut-Off Date.

     The largest Mortgage Loan in the trust fund (identified as Loan Number 11969 on the Mortgage Loan Schedule) represents approximately 4.4% of the Initial Pool Balance.

     The ten largest Mortgage Loans have Cut-Off Date Balances that represent, in the aggregate, approximately 25.5% of the Initial Pool Balance. See the table entitled "Ten Largest Mortgage Loans" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein.

     If a mortgage pool has a high concentration of mortgage loans to related borrowers, the financial difficulties of such a borrower could have a greater impact on the mortgage pool than it would if the borrower and its affiliates represented a smaller proportion of the mortgage pool. Two groups of Mortgage Loans made to affiliated borrowers each represent 6.7% of the Mortgage Loans by Initial Principal Balance.

     To the extent that mortgaged properties owned by a group of related borrowers have common management, any financial or other difficulties experienced by the property manager would have a greater impact on the mortgaged properties than would be the case if the properties did not have common management.

     In addition, a financial failure or bankruptcy filing involving an affiliate of a group of affiliated borrowers, such as a common general partner or the owner of a common general partner, would have a greater impact on the Mortgage Pool than a financial failure or bankruptcy filing involving only one of several borrowers without such an affiliation. Nonetheless, the filing of a bankruptcy petition should not invalidate the first lien position held by the Trustee on the related Mortgaged Property, and the Servicer is required to make Advances through liquidation unless the Servicer determines that such Advances will not be recoverable. See "Description of the Certificates--Advances" herein.


OTHER FINANCING AND ADDITIONAL DEBT

     Except as described below, the Mortgage Loans do not permit borrowers to incur additional indebtedness secured by the Mortgaged Properties without the consent of Lender. In general, borrowers may incur trade payables in the ordinary course of business. In limited circumstances borrowers may incur additional unsecured indebtedness to finance equipment and other assets used in the ordinary course of business.

     The existence of additional debt may increase the riskiness of a Mortgage Loan for several reasons.

     Reduced Cash Flow. Additional debt service requirements may reduce cash available for property maintenance, thereby reducing the value of the Mortgaged Property.

     Refinancing. A borrower with additional debt outstanding when a Mortgage Loan matures may have more difficulty refinancing the Mortgage Loan and, if the Mortgage Loan requires the borrower to make a significant payment of principal at maturity, the borrower could be at risk of defaulting on that payment.

     Bankruptcy Risks. Additional debt increases the risk that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings delaying foreclosure on the Mortgaged Property. In addition, if the holder of additional debt becomes bankrupt or insolvent, the Trustee's ability to foreclose on the related Mortgage Loan could be delayed. See "Certain Legal Aspects of the Mortgage Loans Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Borrower not Prevented from Incurring Additional Debt. Except with respect to Mortgage Loans No. 16814, 11839, 12252 and 16771 on the Mortgage Loan Schedule (the "Non-SPE Loans"), representing in the aggregate approximately 4.2% of the Initial Pool Balance, the related Mortgagor is an entity which has represented in connection with the origination of the Mortgage Loan, or whose organizational documents provide, that so long as the Mortgage Loan is outstanding it will be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other documents in the Mortgage Loan File, has its own books and records separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person). We cannot assure you that borrowers will comply with such representations or restrictions set forth in their organizational or loan documents. Further, in many cases borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed as "special purpose entities" under standard rating agency criteria. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     With respect to the Non-SPE Loans, any such borrower may currently have outstanding additional debt or may incur additional debt after the date of this Prospectus Supplement, other than debt secured by the respective Mortgaged Properties. The loan documents with respect to the Non-SPE Loans permit additional indebtedness secured by the Mortgaged Properties but only with the consent of the lender. In addition, the loan documents with respect to Mortgage Loan No. 12252 prohibit the aggregate debt encumbering the related borrower's properties from exceeding a maximum loan to value ratio. The loan documents with respect to Mortgage Loan No. 16771 require that the related borrower maintain a minimum net worth.

     Borrower has Additional Unsubordinated Debt Secured by Mortgaged Property. The Mortgaged Properties securing Mortgage Loans No. 11969 and 16393 on the Mortgage Loan Schedule secure certain additional debt of the Borrower that is not included in the Trust Fund on a pari passu basis with such Mortgage Loans as more fully described under "Description of the Mortgage Loans--Pari Passu Mortgage Loans" herein.

     Borrower has Additional Subordinated Debt Secured by Mortgaged Property. The borrowers with respect to Mortgage Loans No. 17702 and 17820 on the Mortgage Loan Schedule have incurred approximately $1,125,000 and $499,500, respectively, of additional debt that is not included in the Trust Fund and that is secured by the related Mortgaged Property ("Additional Debt"). In each such case, the related lender has entered into a Subordination and Standstill Agreement which provides that (A) the related lender has agreed to fully subordinate the Additional Debt to the related Mortgage Loan and any renewals, extensions, modifications, replacements, refinancings or consolidations of the Mortgage Loan (collectively, the "Senior Debt"), (B) such lender may not exercise any remedies against the related mortgagor or its assets with respect to the Additional Debt until the Senior Debt has been paid in full, (C) payments on Additional Debt are permitted only if cash is available after the payment of operating expenses of the Mortgaged Property, debt service, escrow and reserve amounts due on the Mortgage Loan, (D) such lender may not assign or pledge its interests in the Additional Debt, (E) such Subordination and Standstill Agreement is for the benefit of the Mortgage Loan Seller and its successors and assigns, and (F) such lender will assign to the Mortgage Loan Seller or its successors and assigns all of its rights, if any, to vote or consent with respect to any plan of reorganization under such bankruptcy proceedings. Each such Subordination and Standstill Agreement is being assigned pursuant to the Mortgage Loan Purchase and Sale Agreement and is part of the Mortgage File.

     Borrower has Additional Debt not Secured by Mortgaged Property. The Borrowers with respect to Mortgage Loans No. 9100, 9529, 9691 and 17820 on the Mortgage Loan Schedule (or affiliates thereof) have incurred additional debt that is not included in the Trust Fund and that is not secured by the related Mortgaged Property. With respect to Mortgage Loan No. 9100, the related borrower has deposited with a third party lender 100% of the amount owed to such lender (approximately $365,000) pending expiration of the prepayment lockout period in June 1999 and has escrowed with the lender all monthly payments due until such time. With respect to Mortgage Loans No. 9529 and 17820, the related borrowers have incurred approximately $3,800,000 and $1,010,500, respectively, of additional debt that is not included in the Trust Fund and that is unsecured. In each such case, the related lender or lenders have entered into a Subordination and Standstill Agreement which provides that
(A) the related lender or lenders have agreed to fully subordinate the Additional Debt to the related Mortgage Loan and any renewals, extensions, modifications, replacements or refinancings of the Mortgage Loan (collectively, the "Senior Debt"), (B) such lender may not exercise any remedies against the related mortgagor or its assets with respect to the Additional Debt until the Senior Debt has been paid in full, (C) payments on Additional Debt are permitted only if cash is available after the payment of operating expenses of the Mortgaged Property, debt service, escrow and reserve amounts due on the Mortgage Loan, (D) such lender may not assign or pledge its interests in the Additional Debt, (E) such Subordination and Standstill Agreement is for the benefit of the Mortgage Loan Seller and its successors and assigns, and (F) such lender will assign to the Mortgage Loan Seller or its successors and assigns all of its rights, if any, to vote or consent with respect to any plan of reorganization under bankruptcy proceedings. Each such Subordination and Standstill Agreement is being assigned pursuant to the Mortgage Loan Purchase and Sale Agreement and is part of the Mortgage File.

     In the case of the borrower with respect to Mortgage Loan No. 9691 on the Mortgage Loan Schedule, the related borrower, has an unsecured obligation of approximately $3,368,000 plus accrued interest which is owed to its general partners pursuant to the partnership documents for reimbursement of certain expenses incurred in connection with the operation and rehabilitation of the Mortgaged Property. Pursuant to the terms of a subordination agreement, such obligation is payable only if cash is available after the payment of operating expenses of the Mortgaged Property, debt service, reserve and escrow amounts due on the Mortgage Loan. Such obligation is not transferable without the consent of the lender while the Mortgage Loan is outstanding. The general partners of such borrower have incurred indebtedness of $6,750,000, which is owed to Resource Properties XLI, Inc. ("Resource"), an unaffiliated third party, secured by a pledge of their partnership interests. The Resource debt has been structured so that it is payable from the general partners' distributions from the borrower out of excess cash flow. Resource has executed an intercreditor agreement that provides (a) that it is not entitled to receive any payment on the general partners' debt at any time during which a default exists under the Mortgage Loan Documents, (b) that as long as the Mortgage Loan remains outstanding, it may not assign the general partners' debt without the consent of the lender and the rating agencies, and (c) that as long as the Mortgage Loan is outstanding, it shall not exercise any remedy other than replacing the general partners. Both the intercreditor agreement and the loan documents provide that the debt to Resource is subject and subordinate to the Mortgage Loan and the Mortgage Loan Documents.

     Additional Obligation to Third-Party. The Mortgaged Property securing Mortgage Loan No. 9691 on the Mortgage Loan Schedule is the subject of a tax abatement agreement between the Borrower and the City of Hartford, Connecticut which has the effect of deferring a portion of payments in lieu of taxes ("PILOT") by an amount equal to $320 per unit (or approximately $186,560 in the aggregate) per annum. Per the tax abatement agreement, such deferred PILOT is payable from the Property's excess cash flow. If the holder of the first mortgage on the Property takes title or possession of the Property following a default, such party will have the option of (i) assuming the tax abatement agreement, in which case, deferred PILOT will continue to accrue or be paid from excess cash flow, or (ii) rejecting the tax abatement agreement, and paying taxes at market rate in which case deferred PILOT is forgiven. The borrower's ability to refinance the property could be impacted by the availability of cash flow to pay outstanding PILOT. A termination of the tax abatement agreement could reduce the related net operating income thereafter and such change in operating income may adversely affect the Borrower's ability to refinance such Mortgage Loan.

RISKS ASSOCIATED WITH RECENTLY CONSTRUCTED PROPERTIES

     Five of the Mortgage Loans, representing approximately 5.1% of the Initial Pool Balance, are secured by Mortgaged Properties constructed after January 1st, 1998. Consequently, such Mortgaged Properties do not have significant operating histories. There can be no assurance that the businesses will be successful as operated at such Mortgaged Properties. There can be no assurances that current occupancy levels of such Mortgaged Properties will be maintained or that full occupancy will be achieved. There also can be no assurance that as yet undiscovered physical or design problems with the recently constructed properties will not adversely affect occupancy levels of the Mortgaged Property.


RISKS ASSOCIATED WITH BALLOON PAYMENTS AND THE ARD LOAN

     103 of the Mortgage Loans, representing approximately 93.0% of the Initial Pool Balance, do not fully amortize over their stated term to maturity (or until the Anticipated Repayment Date in the case of the ARD Loan) and will have substantial payments of principal ("Balloon Payments") due at maturity unless previously prepaid.

     If a loan requires the borrower to make a significant principal payment at maturity (or on the Anticipated Repayment Date), the borrower will typically be able to repay the loan only if it can refinance the loan or sell the related Mortgaged Property at a price sufficient to permit it to pay the Mortgage Loan in full. A borrower's ability to sell or refinance a Mortgaged Property depends upon many factors. Some of those factors that affect property value and cash flow are described above in this section. Other relevant factors include the level of available mortgage rates, prevailing economic conditions and the general availability of credit for the type of property being financed at the time of the sale or refinancing.


DEPENDENCE ON TENANTS

     The borrower under a mortgage loan secured by an income-producing property generally relies on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the mortgage loan and any other debt or obligations it may have outstanding. Eight of the Mortgage Loans, representing approximately 5.4% of the Initial Pool Balance, are secured by single-tenant properties. The net cash flow and market value of such Mortgaged Properties are at more risk to changes in the performance of such tenants' business than are multi-tenant properties.

     There can be no guaranty that tenants will renew leases upon expiration (or, in the case of such renewal, whether the renewal rent will be equal to the rent previously paid) or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. A borrower would be adversely affected if its tenants were unable to pay rent or if the borrower could not rent space on favorable terms or at all. In addition, upon reletting or renewing existing leases, the borrower under a Mortgage Loan secured by commercial properties will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. We cannot give you any assurances as to whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.


RISKS PARTICULAR TO RETAIL PROPERTIES

     26 of the Mortgage Loans, representing approximately 21.3% of the Initial Pool Balance, are secured by mortgages on fee and/or leasehold interests in retail properties.

     Mortgage loans that are secured by liens on retail properties are exposed to certain unique risks. In certain cases, rents on retail properties are linked to a percentage of gross sales generated by the tenant's business. Such arrangements cause the value of such properties to correlate to the performance of tenant businesses, and increase the risk that the borrower will be unable to make payments on the related mortgage loan if the tenants' businesses perform poorly. Therefore, the value of retail properties are significantly impacted by the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics.

     Whether a retail property is "anchored" or "unanchored" by a large retail tenant is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky than those that do not have an anchor tenant. While there is no strict definition of an anchor tenant, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property.

     Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. For example, catalogue retailers, home shopping networks, internet based "e-commerce", telemarketers, multi-level marketers and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs than traditional retail properties) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Retail Properties" in the prospectus.


RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

     27 of the Mortgage Loans, representing approximately 26.4% of the Initial Pool Balance, are secured by mortgages on fee or leasehold interests in multifamily properties.

     The successful operation of a multifamily property will depend on, among other factors, its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. In some cases, the operation of a multifamily property may be affected by circumstances outside the borrower's control, such as the deterioration of the surrounding neighborhood, the development of competitive projects, the imposition of rent control or changes in tax laws. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under a Mortgage Loan.

     Certain states strictly regulate the relationship between landlords and tenants. Commonly, these laws require a written lease, good cause for eviction and disclosure of fees, and prohibit unreasonable rules and retaliatory evictions. Apartment building owners also have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. In such jurisdictions and potentially others, borrowers are facing new and more complicated challenges to their rights to tenant rents, which may reduce the value of multifamily properties or increase the volatility of the related net cash flows. A few states offer especially significant protection to tenants. For example, some states limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization regulations on apartment buildings. These ordinances may limit rent increases to fixed percentages which in turn may be linked to increases in the consumer price index, schedules approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, rent control or rent stabilization laws do not permit vacancy decontrol or destabilization, and therefore limit the projected future net cash flows and market value of the affected multifamily properties. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net cash flow or the proceeds of a sale or refinancing of the related Mortgaged Property. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage-Risks Particular to Multifamily Properties" in the prospectus.


RISKS PARTICULAR TO OFFICE PROPERTIES

     19 of the Mortgage Loans, representing approximately 21.7% of the Initial Pool Balance, are secured by office properties.

     Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Negative changes in the physical plant or surroundings with respect to such features may have a significant impact on occupancy levels, tenant turnover and lease or rental income with respect to such properties. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Office Properties" in the Prospectus.

RISKS PARTICULAR TO HOTEL PROPERTIES

     11 of the Mortgage Loans, representing approximately 9.0% of the Initial Pool Balance, are secured by full service hotels or limited service hotels.

     Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities at higher levels than are applicable to many other property types. Hotels tend to respond more quickly to adverse economic conditions and to competition than other commercial properties because hotel rooms generally are rented for short periods of time. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

     If the Servicer forecloses on a hotel property, the Trustee (or Servicer or Special Servicer) or the purchaser of such hotel property would probably not be able to use the borrower's liquor license and would have to apply for a new liquor license. We cannot assure you that a new license could be obtained or that it could be obtained promptly. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Hotel and Motel Properties in the prospectus.


RISKS PARTICULAR TO INDUSTRIAL PROPERTIES

     11 of the Mortgage Loans, representing approximately 7.2% of the Initial Pool Balance, are secured by industrial properties.

     Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Industrial Properties" in the Prospectus.


MANAGEMENT

     Each Mortgaged Property is managed by a property manager (which in many cases is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the manager of the property. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

     All of the Mortgage Loans as to which there is a management agreement permit the lender to terminate the related management agreement upon an "Event of Default" as defined in the related

Mortgage. In addition, 6 Mortgage Loans, representing approximately 11.8% of the Initial Pool Balance, provide for the termination of the related management agreement if the DSCR for the related Mortgaged Property falls below a predetermined level even in the absence of a default on the related Mortgage Loan.

     There is no assurance regarding the performance of any operator or manager currently in place or put in place upon the expiration or termination of current management agreements or following any default or foreclosure under a Mortgage Loan. In addition, the property managers generally are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. We cannot assure you that the property managers will always be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.


RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST FUND

     Your Certificates generally do not entitle you to vote, except with respect to required consents to certain amendments to the Pooling and Servicing Agreement and, in certain cases, to replace parties to the Pooling and Servicing Agreement. Generally, you have only very limited rights to participate in decisions with respect to the administration of the Trust Fund (although, among other things, the Controlling Class will have the right to replace the Special Servicer and the Directing Certificateholder will have certain rights with respect to approving Asset Status Reports, the conduct of property appraisals and Appraisal Reductions described herein). See "Servicing of the Mortgage Loans--General" herein. Such decisions are generally made, subject to the express terms of the Pooling and Servicing Agreement, by the Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if made in the best interests of the Certificateholders (as determined by such party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular Class or classes of Offered Certificates and may negatively affect the interests of such holders.


SERVICER OR SPECIAL SERVICER MAY PURCHASE CERTIFICATES

     The Servicer, Special Servicer, or one of their affiliates is expected to purchase all or a portion of several classes of Certificates. In such event, the Servicer and/or Special Servicer may be subject to a conflict of interest because it would have an economic interest in the trust fund that is distinct from that of holders of other classes of Certificates. However, the Pooling and Servicing Agreement requires the Servicer and Special Servicer to service Mortgage Loans in accordance with specified objective standards and without regard to ownership of any Certificate by the Servicer, the Special Servicer or any affiliate thereof. See "Servicing of the Mortgage Loans--General" herein.


CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The yield on any Offered Certificate will be affected by (i) the related Pass-Through Rate (and whether such rate is limited by the weighted average Net Mortgage Rate of the Mortgage Loans), (ii) the purchase price paid for such Certificate (and whether such price represents a premium over or discount to the principal amount represented by such Certificate), the rate and timing of principal payments (including voluntary and involuntary principal prepayments and delinquent payments) and principal losses on the Mortgage Loans and (iii) the extent to which such principal payments or losses are applied or losses are allocated on any Distribution Date in reduction of the Certificate Balance of the Class to which such Certificate belongs. See "Description of the Certificates--Distributions--Priority" and "--Distributions--Principal
Distribution Amount" herein.

     If you purchase an Offered Certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than your expected yield. If you purchase a Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than your expected yield. Insofar as your initial investment in any Offered Certificate is repaid, you may not be able to reinvest such amounts in an alternative investment with a comparable yield as the yield on your Offered Certificates.

     We cannot predict the actual rate of prepayment of principal on the Mortgage Loans. All of the Mortgage Loans contain provisions prohibiting voluntary prepayments for a specified amount of time after origination and/or allow voluntary prepayments only with the payment of an additional charge intended to compensate the lender for foregone interest (the "Yield Maintenance Charge") for a specified amount of time from origination.

     1. 104 Mortgage Loans, representing approximately 91.3% of the Initial Pool Balance, contain provisions that prohibit all voluntary prepayments.

     2. Seven Mortgage Loans, representing approximately 5.3% of the Initial Pool Balance, prohibit voluntary prepayments until a specified date (generally between one and six months prior to the Maturity Date of such Mortgage Loans) and without restriction thereafter.

     3. One Mortgage Loan, representing approximately 1.3% of the Initial Pool Balance, contains a provision that prohibits voluntary prepayment for a period of four years after origination and permits voluntary prepayment at any time thereafter with the payment of a Yield Maintenance Charge.

     4. One Mortgage Loan, representing approximately 2.2% of the Initial Pool Balance, contains a provision that prohibits voluntary prepayment for five years after origination and permits voluntary prepayment thereafter with the payment of a Yield Maintenance Charge until three months prior to the Maturity Date and without restriction thereafter.

     The investment performance of your Offered Certificates may vary materially and adversely from your investment expectations due to prepayments on the Mortgage Loans (whether voluntary or otherwise) being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your Certificate. For a discussion of certain factors affecting prepayment of the Mortgage Loans, see "Yield and Maturity Considerations" herein.

     IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.

     The structure of the Offered Certificates causes the yield of certain Classes to be sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors. If you are purchasing any class of Offered Certificates other than the Class A-1 Certificates you will not receive any principal distributions until the Certificate Balance of each class that is senior to your class is reduced to zero.


YIELD RISK ASSOCIATED WITH CHANGES IN CONCENTRATIONS

     To the extent that any borrower pays down the principal of any of the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location.


SEQUENTIAL PAY AND SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     The sequential pay and subordination features governing the priority of distributions to Certificateholders may result in delays in the payment of interest and/or principal to any subordinated class of Certificates or to the reduction of the related Certificate Balance in connection with the realization of a Collateral Support Deficit which may remain unreimbursed. Any such delay or reduction will adversely effect the yield to maturity of such class of Certificates. See "Description of the Certificates --Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" herein.


POTENTIAL LIABILITY TO THE TRUST FUND RELATING TO ENVIRONMENTAL CONDITIONS

     An environmental site assessment was performed at each of the Mortgaged Properties during the 12-month period prior to the date of origination of the related Mortgage Loan. In certain cases, the environmental consultant identified a condition or circumstance:

     (1) which was remediated or for which an escrow for remediation costs has been established and/or

     (2) for which an entity other than the related borrower is responsible for remediation or the cost of such remediation and/or

     (3) for which the consultant recommended an operations and maintenance plan or periodic monitoring of the subject properties and/or nearby properties, which recommendations were required to be implemented in a manner consistent with industrywide practices.

     With respect to Mortgage Loan No. 11279 representing approximately 0.7% of the Initial Pool Balance, the related Mortgaged Property is part of a site that has been listed on the National Priorities List of Superfund sites and contains groundwater contamination with respect to which a party other than the borrower is obligated to remediate. Although the Trust may not have legal liability for this contamination of the related Mortgaged Property, the enforcement of rights against the party obligated to remediate may result in additional transaction costs.

     Federal law requires owners of multifamily housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the related hazards to pregnant women and young children. Property owners may be liable for tenant injuries from such exposure under federal and state laws that impose affirmative discovery and remediation obligations on owners of multifamily housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the Multifamily Properties. In these cases, the borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

     The Pooling and Servicing Agreement requires the Special Servicer to obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgaged Loan prior to acquiring title thereto or assuming its operation. This restriction may delay enforcement of the security for the related Mortgage Note and will make it impossible for the Servicer or Special Servicer to foreclose on a Mortgaged Property if a satisfactory environmental site assessment is not obtained (or required remedial action is not taken). This prohibition is meant to decrease the likelihood that the trust fund will become liable for an environmental condition at any Mortgaged Property. However, we cannot assure you that the requirements of the Pooling and Servicing Agreement will completely protect the assets of the trust fund from liability for an environmental condition. See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" herein and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the Prospectus.


CERTAIN TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the trust fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to you and to other Certificateholders. The trust fund will generally be permitted to receive such taxable "net income from foreclosure property" if the Special Servicer determines that the net after-tax recovery to the trust fund would be greater than if such REO Property were leased to a third party at a fixed rental so as to produce qualifying "rents from real property" or such property could not reasonably be so leased.


LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION ARRANGEMENTS

     When a mortgage loan ("Loan A") is cross-collateralized with another mortgage loan ("Loan B"), the collateral securing Loan A also secures Loan B and the collateral securing Loan B also secures Loan A.

     Cross-collateralization arrangements seek to minimize defaults and ultimate losses that could result if the Mortgaged Property primarily securing a Mortgage Loan fails to generate enough net operating income to pay debt service on that Mortgage Loan. However, when a borrower pledges its property to secure repayment of another borrower's obligations, there is a risk that the creditors of that borrower (or that borrower's trustee in bankruptcy) could challenge the arrangement as a "fraudulent conveyance." Such a challenge could eliminate or reduce the benefits of cross-collateralization with respect to one or more cross-collateralized Mortgage Loans.

     In general, a pledge or transfer may be set aside as a "fraudulent conveyance" if a court finds that the following circumstances exist:

     1. Insufficient Consideration. The pledgor or transferor did not receive fair consideration or reasonably equivalent value in exchange for its agreement to pledge its property for the equal benefit of the other borrower; and

     2. Insolvency. The pledgor or transferor was insolvent at the time of granting the lien on its property or was rendered insolvent as a result of granting the lien on its property.


NO EARTHQUAKE INSURANCE

     35 Mortgage Loans, representing approximately 28.5% of the Initial Pool Balance, are secured by Mortgaged Properties located in areas classified as seismic zones 3 or 4. Seismic studies have been completed for all of such Mortgage Loans.

     Of the Mortgage Loans for which seismic studies have been completed, 11 Mortgage Loans, representing 6.0% of the Initial Pool Balance, have a "probable maximum loss" or "bounded maximum loss" estimate exceeding 20%. All of such Mortgaged Properties are insured against losses resulting from an earthquake, except for the Mortgaged Properties securing Mortgage Loan Nos. 9072 and 11272 representing in the aggregate 0.7% of the Initial Pool Balance. Except with respect to Mortgage Loan No. 9056, no other Mortgaged Property is insured for any loss resulting from an earthquake.


ZONING COMPLIANCE

     Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and setback requirements, but in certain cases qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and, to the extent law and ordinance insurance coverage is not in place, may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow.


LITIGATION

     There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the performance of the related Mortgaged Properties and, thus, the distributions to Certificateholders.


RISKS ASSOCIATED WITH YEAR 2000

     The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information, the collection of payments on the Mortgaged Loans, the servicing of the Mortgage Loans and the performance of related duties by the Servicer, the Special Servicer, the Trustee, the borrowers and other third parties. The Depositor has been advised by the Servicer, the Special Servicer and the Trustee that, with respect to those computer systems identified as being mission critical for the performance of the servicing functions described herein, they are committed to either (i) modifying their respective existing systems to the extent required to cause them to be Year 2000 capable, or (ii) acquiring new and/or upgraded computer systems that are Year 2000 capable in each case prior to August 31, 1999.

The Master Servicer, the Special Servicer and the Trustee consider their products and services to be "Year 2000 capable" if the product or service will be capable of accurately processing, proving and receiving date data from, into and between the twentieth and twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including hardware and software, when used in combination with the product or service properly exchange date data. However, neither the Depositor nor any affiliate of the Depositor has made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully Year 2000 capable, the resulting disruption in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect the Certificateholders.


                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to herein without further description are approximate percentages by Initial Pool Balance. The Trust Fund will consist primarily of 83 commercial, 27 multifamily and three manufactured housing community Mortgage Loans. The Initial Pool Balance is approximately $478,003,982. Each Mortgage Loan is evidenced by one or more promissory notes (a "Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that collectively create a first mortgage lien in one of the following properties (each, a "Mortgaged Property"):

     (i) with respect to 108 Mortgage Loans, representing approximately 92.4% of the Initial Pool Balance, on a fee simple estate (i.e. the borrower owns the land and any improvements that comprise the Mortgaged Property) in one or more commercial, multifamily or manufactured housing community properties;

     (ii) with respect to one Mortgage Loan, representing approximately 2.9% of the Initial Pool Balance, a leasehold interest (and a fee simple estate in a small portion of the Mortgaged Property) in a multifamily property (i.e. the borrower has the interest of a tenant in the land but an ownership interest in certain of the improvements that comprise the Mortgaged Property); or

     (iii) with respect to four Mortgage Loans, representing approximately 4.7% of the Initial Pool Balance, a leasehold estate in a commercial property (i.e. the borrower has the interest of a tenant in the land and/or improvements that comprise the Mortgaged Property).

     The term (including extensions exercisable at the lender's option) of any ground lease securing any Mortgage Loan, in whole or in part, that is not also secured by the related fee interest, extends at least 10 years beyond the Maturity Date of such Mortgage Loan. The "Cut-Off Date Balance" of any Mortgage Loan is the unpaid principal balance thereof as of the Cut-Off Date, after application of all payments due on or before such date, whether or not received.

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to the Purchase Agreement and will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "The Mortgage Loan Seller" and the "Representations and Warranties; Repurchases" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus.

     The Mortgage Loans were originated in 1998 or 1999. Each of the Mortgage Loans has been underwritten in accordance with the Mortgage Loan Seller's underwriting standards. All of the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Seller within the 12-month period preceding the Cut-Off Date to assess their general condition, which in virtually all cases was determined to be average or better than average. See "Underwriting Standards".

     The Mortgage Loans are not insured or guaranteed by the Mortgage Loan Seller, any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the provisions of any of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, pledged to secure a Mortgage Loan.

     A number of groups of Mortgage Loans made to the same borrower or related borrowers are comprised of Mortgage Loans that are cross-collateralized and cross-defaulted with each other. In the prospectus supplement we may treat the Mortgage Loans as a group if they collectively constituted a single Mortgage Loan except where the context makes it clear that we are talking about the individual Mortgage Loans within that group.


ADDITIONAL DEBT

     In general, borrowers may incur trade payables in the ordinary course of business. In limited circumstances borrowers may incur additional unsecured indebtedness to finance equipment and other assets used in the ordinary course of business. In some circumstances borrowers may incur additional unsecured indebtedness for other purposes. Although the Mortgage Loans generally do not permit borrowers to incur additional indebtedness secured by the Mortgaged Properties, potential investors should note the exceptions to this rule as described below and in "Risk Factors--Other Financing and Additional Debt" herein and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" as described in the prospectus.


PARI PASSU MORTGAGE LOANS

     Founders Plaza and Tower 14 Loan No. 11969. The Founders Property and the Tower 14 Property secure the cross-collateralized Mortgage Loans identified by loan numbers 11969A and 11969B on the Mortgage Loan Schedule, as described above under "--Ten Largest Mortgage Loans". These properties also secure $5,100,000 representing the principal amount of a prefunded earnout (the related "Full Earnout Amount") loaned to the borrower pursuant to first lien mortgages that is on a pari passu basis with the Mortgage Loans described above (the related "Pari Passu Debt") for the purpose of completing certain improvements on the properties. By "pari passu," we mean that collections and losses will be allocated between the Mortgage Loans and the mortgage loans comprising the related Pari Passu Debt on a pro rata basis and with equal priority. The mortgage loans comprising the related Pari Passu Debt are not Mortgage Loans, and are owed to the Mortgage Loan Seller. The mortgage loans comprising the related Pari Passu Debt are allocated such that $1,750,000 is secured by the Founders Property and $3,350,000 is secured by the Tower 14 Property. The borrower expects that, following the completion of such improvements, the properties may be leased for amounts that will increase the net cash flow of the properties to the extent that repayment of the related Full Earnout Amount on a scheduled basis and the ongoing satisfaction of certain related conditions would be achieved (including maintenance of a DSCR of 1.33x and an LTV of 75%, and execution of leases acceptable to Lender with tenants who, among other things, are in occupancy and paying full contractual rent without any right of free rent, rent credit, or rent concessions).

     The related Pari Passu Debt is also secured by a $5,100,000 letter of credit ("Letter of Credit") issued by Bank of America. If the net cash flow from the properties satisfies the conditions described above by April 7, 1999 (eight months from the initial funding date), subject to extension to October 15, 1999 (the related "Earnout Period"), the Letter of Credit will be released to the borrower. If such conditions are not satisfied within the related Earnout Period, the Letter of Credit will be drawn and applied to the repayment of the related Pari Passu Debt to the extent necessary so that the Mortgage Loans and the mortgage loans comprising the related Pari Passu Debt together have an aggregate DSCR that is no less than 1.33x and an aggregate current loan-to-value ratio that is no more than 75%.

     The payment and other terms of the mortgage loans comprising the related Pari Passu Debt are substantially similar to those of the Mortgage Loans. The Trustee, as holder of the Mortgage Loans, has the exclusive right to exercise remedies with respect to the mortgage loans comprising the related Pari Passu Debt, including without limitation seeking foreclosure. The originator of the related Pari Passu Debt retains the right to draw upon the Letter of Credit if the net cash flow and other conditions described above are not satisfied. The originator of the related Pari Passu Debt has agreed to exercise this right if such conditions are not satisfied.

     Lomas Sante Fe Center Loan No. 16393. The land and improvements securing the Mortgage Loan identified as Mortgage Loan No. 16393 on the Mortgage Loan Schedule, which Mortgage Loan had an original principal balance of $2.5 million, also secure a separate loan with an original principal balance of $21,400,000 (the related "Pari Passu Debt"). The related Pari Passu Debt is secured by a first mortgage lien on the Mortgaged Property that is pari passu with the lien of the Mortgage securing the Mortgage Loan. The related Pari Passu Debt is a mortgage loan included as an asset of the trust that issued the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998 C-1 (the "1998-C1 Trust"). The payment and other terms of the Pari Passu Debt are substantially similar to those of the related Mortgage Loan, however, the trustee of the 1998-C1 Trust, as holder of the related Pari Passu Debt, has the exclusive right to exercise remedies with respect to Mortgage Loan No. 16393, including without limitation seeking foreclosure.

     Mortgage Loan No. 16393 and the related Pari Passu Debt are serviced by Banc One Mortgage Capital Markets, LLC ("BOMCM"), the servicer of the assets included in the 1998 C-1 Trust, and will be specially serviced by AMRESCO Management, Inc. ("AMRESCO"), the special servicer of the assets included in the 1998-C1 Trust, on substantially the same terms as are applicable to the other mortgage loans included in the 1998-C1 Trust. The borrower makes monthly payments to BOMCM which, in turn pays the holders of the Pari Passu Debt and the Mortgage Loan on a pari passu basis. BOMCM also maintains all required escrow accounts. AMRESCO will, if required, specially service both Mortgage Loan No. 16393 and the related Pari Passu Debt. Any losses incurred in respect of Mortgage Loan No. 16393 and the related Pari Passu Debt will be shared on a pari passu basis.


HOLDBACK AND ESCROW ARRANGEMENTS

     With respect to the Mortgage Loan identified as Loan Number 9056 on the Mortgage Loan Schedule, which Mortgage Loan has a Cut-Off Date principal amount of approximately $4,679,984.89, approximately 17,000 square feet of the Mortgaged Property currently leased to Sav-On, Inc. is to be occupied by Thrifty/Rite Aid, Inc. on or about August, 2001 pursuant to a fully executed lease of such space between the borrower and Thrifty/Rite Aid. A holdback of $1,500,000 was established at the funding of the Mortgage Loan which will be released to the borrower when such space has been occupied by Thrifty/Rite Aid upon terms the lender has approved. Such terms include a net effective rent of $23.00 per square foot per annum, and maintenance of a minimum debt service coverage ratio on the Mortgage Loan of 1.80x. Until such space has been occupied by Thrifty/Rite Aid and Thrifty/Rite Aid has been open for business and paying rent for at least three months, all rents from the related Mortgaged Property are to be paid into a cash management account over which the lender has sole control, to be disbursed to pay (i) debt service, (ii) specified required reserves and (iii) qualified operating expenses.

     With respect to the Mortgage Loan identified as Loan Number 11839 on the Mortgage Loan Schedule, which Mortgage Loan has a Cut-Off Date principal amount of approximately $4,394,971.78, the related borrower deposited $1,000,000 into an escrow account established on the date of the initial funding as security for the borrower's obligation to expand certain improvements on the related Mortgaged Property. The tenant, Pitney Bowes, Inc., has an option in its lease to require the borrower to expand the building on the Mortgaged Property by 15,000 square feet. The escrow will be disbursed to the borrower (i) on an ongoing basis to pay for work completed in connection with the expansion, including, without limitation, approval of plans and specifications, management contracts, sources and uses of the expansion budget and an engineer's review or
(ii) upon receipt of an estoppel letter from Pitney Bowes waiving its right to exercise the option.

     With respect to the Mortgage Loans identified as Loan Nos. 9327 and 9328 on the Mortgage Loan Schedule, which Mortgage Loans have Cut-Off Date principal amounts of approximately $2,430,143.29 and $1,388,653.31, respectively, the borrower has entered into a contract of sale which provides that a third party purchaser may acquire title to the related Mortgaged Properties on July 1, 2006 (the Maturity Date of the Mortgage Loan). A third party appraiser commissioned by lender has determined that the aggregate purchase price set forth in the contract of sale, together with any outstanding accrued interest under the contract of sale, will be well in excess of the unpaid principal balance of the Mortgage Loan at July 1, 2006. The borrower is required annually to certify as to the total amount of principal and accrued interest outstanding on the contract of sale. If the sale price allocable to either of the related Mortgaged Properties is determined to be less than 106% or 110%, respectively, of the original outstanding principal amount of the related Mortgage Loan, the lender may require the borrower to begin to deposit into an escrow account held by the lender simultaneously with each subsequent payment of principal and interest under the Mortgage Loan an amount (the "Liquidity Escrow") sufficient to ensure that on the maturity of the Mortgage Loan, the contract of sale balance plus the amounts held in the Liquidity Escrow are substantially greater than the allocable outstanding principal balance of the Mortgage Loan. The contract of sale also requires the purchaser to pay to the lender all accelerated amounts due under the Mortgage Loan if the maturity of the Mortgage Loan is accelerated for any reason other than an act or omission of the borrower, in which case the lender can foreclose on the Mortgaged Property subject to the contract of sale. Failure of the purchaser to pay any such amounts will terminate the purchaser's right to acquire the related Mortgaged Properties in which case the lender can foreclose on the Mortgaged Property subject to the contract of sale.


The ARD Loan

     Mortgage Loan No. 16496 (the "ARD Loan"), representing approximately 0.9% of the Initial Pool Balance, provides that if the related borrower has not prepaid the ARD Loan in full on or before December 1, 2008 (the "Anticipated Repayment Date"), any principal outstanding on such date shall accrue interest at an increased interest rate (the "Revised Rate") rather than at the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date is 119 months after the first Due Date for the ARD Loan. The Revised Rate for the ARD Loan will be equal to the sum of (x) the Initial Rate, plus (y) 2.0% per annum. After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the constant monthly payment required under the terms of the related loan documents and all escrows and expenses required under the related loan documents will be used to accelerate amortization of principal on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after the Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan ("Excess Interest") will be deferred and will be paid only after the outstanding principal balance of the ARD Loan has been paid in full, and until paid will increase the principal balance of the ARD Loan (negative amortization), in effect increasing the amount of interest accruing thereon during each Due Period. The foregoing features are designed to increase the likelihood that the ARD Loan will be repaid by the borrower on the Anticipated Repayment Date. The failure of the related borrower to repay the ARD Loan on the Anticipated Repayment Date will not be an event of default under the terms of such Mortgage Loan; provided that the Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan documents.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     All of the Mortgage Loans have Due Dates that occur on the first day of each month, and all of the Mortgage Loans provide for grace periods which do not exceed 10 days. All prepayments, if any, on the Mortgage Loans are required to be made on a Due Date or, if not so required, provide that payments made on a date other than a Due Date will be deemed to be paid on a Due Date, so that prepayments are required to include one month's interest on the amount prepaid. All of the Mortgage Loans bear fixed interest rates. 112 Mortgage Loans, representing approximately 99.0% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360 day year. One Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance, accrues interest on the basis of a 30-day month, assuming a 360-day year. Approximately 93.0% of the Mortgage Loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. In addition, the ARD Loan, representing approximately 0.9% of the Initial Pool Balance, amortizes principal (prior to its Anticipated Repayment Date) at a rate that will result in a substantial principal payment being required to be paid on the related "Anticipated Repayment Date."

     Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or both of the following ways: (i) by prohibiting any prepayments for a specified period of time generally two to five years after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below). 104 of the Mortgage Loans, representing approximately 91.3% of the Initial Pool Balance, contain provisions that prohibit all voluntary prepayments. Seven of the Mortgage Loans, representing approximately 5.3% of the Initial Pool Balance, prohibit voluntary prepayments until a specified date (generally between one and six months) prior to the Maturity Date of such Mortgage Loans during which there are no restrictions on voluntary prepayments.

     One Mortgage Loan, representing approximately 1.3% of the Initial Pool Balance, contains provisions that prohibit voluntary prepayment for four years after origination and permits voluntary prepayments thereafter with the payment of a Yield Maintenance Charge. One Mortgage Loan, representing approximately 2.2% of the Initial Pool Balance, contains a provision that prohibits voluntary prepayment for five years after the date of origination and permits voluntary prepayments thereafter with payment of a Yield Maintenance Charge until three months prior to its Maturity Date and without restriction thereafter. Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. In addition, the enforceability of provisions that provide for prepayment fees or penalties is unclear under the laws of many states. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     The yield maintenance charge in those Mortgage Loans that provide for the payment of a yield maintenance charge in connection with a Principal Prepayment (a "Yield Maintenance Charge") is calculated so as to result in a payment to the lender, of an amount which is generally equal to the present value of the remaining interest payments that would have become due had such prepayment not occurred to the extent such interest payments would have accrued at a rate in excess of the yield to maturity as of the date of the prepayment on United States Treasury securities with a maturity generally corresponding to the Maturity Date of the related Mortgage Loan (and in no event less than 1% of the amount of the principal prepayment). A Yield Maintenance Charge is determined utilizing a discount rate generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding Treasury securities described in the preceding sentence (the "Yield Rate").

     Yield Maintenance Charges are distributable as described herein under "Description of the Certificates--Distribution--Allocation of Yield Maintenance Charges."

     Unless a Mortgage Loan is relatively near its stated Maturity Date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. All of the Mortgage Loans prohibit voluntary partial prepayments. Notwithstanding the foregoing, as described under "General--ARD Loan" above, the ARD Loan will be freely prepayable in whole or in part on and after the Anticipated Repayment Date. You should note that the enforceability of provisions concerning Yield Maintenance Charges has been challenged in several states.

     Involuntary prepayments due to casualty or condemnation may occur at any time without the payment of a Yield Maintenance Charge.

     Defeasance. 111 Mortgage Loans, representing approximately 96.6% of the Initial Pool Balance, grant the related borrower the right at any time commencing generally three to four years after the date of origination, to obtain the release of the lien of the Mortgage on the Mortgaged Property or Mortgaged Properties as applicable, by substituting for such Mortgaged Property or Mortgaged Properties as applicable, as collateral for the related Mortgage Note, direct non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and the Maturity Date of amounts at least equal to the amounts which would have been payable on each such date under the terms of the related Mortgage Loan; provided, however, that no such defeasance will be permitted if it will result in a downgrade, withdrawal or qualification of the then current rating on the Offered Certificates (as evidenced by notice to that effect in writing from each Rating Agency then rating the Certificates).

     Five Mortgage Loans representing 7.9% of the Initial Pool Balance, are secured by two or more Mortgaged Properties and grant the related borrower the right, at any time commencing generally four years after the date of origination (which in each case is at least two years after the Cut-Off Date),
(i) to obtain the release of all of such Mortgaged Properties from the lien of the Mortgage on terms substantially similar to those described in the immediately preceding paragraph and (ii) to obtain the release of one or more (but less than all) of such Mortgaged Properties (the "Partial Release Mortgaged Properties") by substituting for such Partial Release Mortgaged Properties direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date in an amount at least equal to 125%, of the amounts that would have been payable on each such date that are allocable to such Partial Release Mortgaged Property; provided, however, that no such partial release will be permitted if it will result in a downgrade, withdrawal or qualification of the then current rating on the Offered Certificates (as evidenced by notice to that effect in writing from each Rating Agency then rating the Certificates); further provided that a borrower may not obtain the release of any Partial Release Mortgaged Property unless following such partial release the DSCR of the remaining Mortgaged Properties, sufficient to pay all carrying costs and operating expenses of such Mortgaged Property or Properties at least equal to the DSCR at the time of origination of the Mortgage Loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however that, under the terms of certain of the Mortgage Loans such consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "General" above. The Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) will be required to exercise (or waive its right to exercise) any right it may have with respect to a Mortgage Loan containing a "due-on-sale" clause (i) to accelerate the payments thereon, or (ii) to withhold its consent to any such sale or transfer, consistent with the Servicing Standard. With respect to a Mortgage Loan with a "due-on-encumbrance" clause, the Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) will be required to exercise (or waive its right to exercise) any right it may have (i) to accelerate the payments thereon, or (ii) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard; provided, however, that the Servicer and Special Servicer will not be permitted to waive a due-on-sale provision under a Mortgage Loan with a scheduled principal balance greater than 2% of the aggregate principal balance of the Mortgage Pool or any due-on-encumbrance provision without first confirming that such waiver will not result in a downgrade, withdrawal or qualification of the then current rating of any class of Offered Certificates and will not be permitted to waive a due-on-encumbrance provision without the consent of the Special Servicer (except that the Special Servicer will be deemed to have consented if it does not respond to written notice requesting such consent within five business days).

     Waiver of any due-on-sale provision (or waiver of any assumption of a Mortgage Loan) will also require notice to the Special Servicer.


     In addition, with respect to Mortgage Loans Nos. 16814, 11839, 12252 and 16771, if the borrower is required under the loan documents to seek the consent of the lender to incur additional unsecured debt, at any time that any such Mortgage Loan has an outstanding scheduled principal balance of $2,500,000 or more, or represents 2% or more of the aggregate Stated Principal Balance of the Mortgage Pool, the Servicer and/or Special Servicer will not be permitted to give such consent without first confirming that such consent will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Offered Certificates.


ADDITIONAL MORTGAGE LOAN INFORMATION


     The following tables set forth the specified characteristics of the Mortgage Loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Cut-Off Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Mortgage Loans may be removed from the Mortgage Pool (i.e. not sold by the Mortgage Loan Seller to the Depositor) as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

     The following table sets forth information as of the Cut-Off Date with respect to the types of Mortgaged Properties. As used in the following tables, "Cut-Off Date LTV" refers to the LTV Ratio based on the scheduled Cut-Off Date Balance and "Maturity LTV" refers to the LTV ratio as of the Maturity Date of the Mortgage Loan based on the scheduled principal balance of the Mortgage Loan on its Maturity Date.


                         TYPES OF MORTGAGED PROPERTIES




                                                                       % OF
                               NUMBER     NUMBER       AGGREGATE     INITIAL
                                 OF         OF       CUT-OFF DATE      POOL
        PROPERTY TYPE           LOANS   PROPERTIES      BALANCE      BALANCE
----------------------------- -------- ------------ -------------- -----------
Multifamily .................     27         31      $126,035,635      26.37%
Office ......................     19         20       103,834,592      21.72
Retail, Anchored ............     16         16        72,431,441      15.15
Mixed-Use ...................     11         11        42,949,005       8.99
Hotel .......................     11         14        42,856,126       8.97
Industrial/Warehouse ........     11         11        34,338,418       7.18
Retail, Unanchored ..........     10         10        29,404,871       6.15
Manufactured Housing
 Communities ................      3          4         7,006,375       1.47
Theater .....................      1          1         6,373,243       1.33
Ministorage .................      2          2         5,386,065       1.13
Multiple Property Type ......      1          2         3,896,489       0.82
Congregate Care .............      1          1         3,491,722       0.73
                                  --         --      ------------     ------
Totals/Weighted Averages.....    113        123      $478,003,982     100.00%
                                 ===        ===      ============     ======



                                                                 WEIGHTED AVERAGES
                              ---------------------------------------------------------------------------------------
                                              STATED      REMAINING                                                     AVERAGE
                                MORTGAGE     REMAINING     AMORT.                CUT-OFF DATE   MATURITY               LOAN PER
        PROPERTY TYPE             RATE      TERM (MO.)   TERM (MO.)     DSCR          LTV          LTV     OCCUPANCY    UNIT/SF
----------------------------- ------------ ------------ ------------ ---------- -------------- ---------- ----------- ----------
Multifamily .................     6.7515%      133          331         1.70x       64.45%       50.00%      98.17%   $37,962
Office ......................     7.1317%      133          332         1.66x       58.28%       46.10%      96.14%   $    74
Retail, Anchored ............     7.1709%      145          319         1.84x       58.82%       44.20%      95.74%   $    54
Mixed-Use ...................     7.1202%      133          330         1.65x       67.09%       53.06%      96.00%   $   170
Hotel .......................     7.9974%      119          276         1.77x       59.19%       46.24%      75.04%   $31,655
Industrial/Warehouse ........     7.1661%      148          330         1.56x       65.50%       51.03%      97.01%   $    32
Retail, Unanchored ..........     7.5156%      132          318         1.64x       59.93%       47.01%      96.54%   $    73
Manufactured Housing
 Communities ................     6.8947%      130          318         1.63x       64.29%       45.99%      97.58%   $ 9,694
Theater .....................     7.2500%      116          296         1.38x       74.54%       60.35%     100.00%   $   125
Ministorage .................     7.1785%      148          328         2.20x       53.83%       42.66%      94.54%   $    40
Multiple Property Type ......     7.6500%      119          299         1.61x       60.32%       49.25%      97.69%   $    91
Congregate Care .............     6.5000%      117          357         3.70x       34.74%       29.96%      98.50%   $25,865
Totals/Weighted Averages.....     7.1383%      134          323         1.71x       61.58%       47.94%      94.88%      N/A



                                AVERAGE
                               NUMBER OF    MAXIMUM
        PROPERTY TYPE           UNITS/SF      LTV
----------------------------- ----------- -----------
Multifamily .................       150   78.01%
Office ......................    95,800   73.29%
Retail, Anchored ............   101,951   78.30%
Mixed-Use ...................    39,031   79.83%
Hotel .......................       149   68.71%
Industrial/Warehouse ........   116,653   74.66%
Retail, Unanchored ..........    44,591   68.52%
Manufactured Housing
 Communities ................       233   76.18%
Theater .....................    51,000   74.54%
Ministorage .................    69,838   64.79%
Multiple Property Type ......    42,603   60.32%
Congregate Care .............       135   34.74%
Totals/Weighted Averages.....     N/A         N/A

  The following table sets forth the Range of Mortgage Rates as of the Cut-Off Date.


                  RANGE OF MORTGAGE RATES AS OF CUT-OFF DATE




                                                                         % OF
                                 NUMBER     NUMBER       AGGREGATE     INITIAL      CUM. % OF
                                   OF         OF       CUT-OFF DATE      POOL     CUT-OFF DATE
    RANGE OF MORTGAGE RATES       LOANS   PROPERTIES      BALANCE      BALANCE       BALANCE
------------------------------- -------- ------------ -------------- ----------- --------------
5.7500% to 6.2500% ............      8          8      $ 34,074,930       7.13%        7.13%
6.2501% to 6.5000% ............      9          9        30,021,274       6.28        13.41%
6.5001% to 6.7500% ............     11         12        47,806,225      10.00        23.41%
6.7501% to 7.0000% ............     25         25       114,450,520      23.94        47.35%
7.0001% to 7.2500% ............     21         23        82,695,929      17.30        64.65%
7.2501% to 7.5000% ............     11         13        60,447,198      12.65        77.30%
7.5001% to 7.7500% ............      8         13        37,734,208       7.89        85.19%
7.7501% to 8.0000% ............      6          6        28,840,397       6.03        91.23%
8.0001% to 8.2500% ............      5          5        21,123,640       4.42        95.65%
8.2501% to 8.7500% ............      8          8        17,786,670       3.72        99.37%
8.7501% to 9.2500% ............      1          1         3,022,991       0.63       100.00%
                                    --         --      ------------     ------
Totals/Weighted Averages ......    113        123      $478,003,982     100.00%      100.00%
                                   ===        ===      ============     ======



                                                             WEIGHTED AVERAGES
                                ----------------------------------------------------------------------------
                                                STATED      REMAINING
                                  MORTGAGE     REMAINING     AMORT.                CUT-OFF DATE    MATURITY
    RANGE OF MORTGAGE RATES         RATE      TERM (MO.)   TERM (MO.)     DSCR          LTV          LTV
------------------------------- ------------ ------------ ------------ ---------- -------------- -----------
5.7500% to 6.2500% ............     6.0315%     150          356           2.34x       57.50%        44.47%
6.2501% to 6.5000% ............     6.4121%     122          321           2.08x       53.55%        41.52%
6.5001% to 6.7500% ............     6.6787%     125          326           1.69x       59.35%        48.03%
6.7501% to 7.0000% ............     6.8948%     148          319           1.75x       61.77%        44.44%
7.0001% to 7.2500% ............     7.1716%     143          326           1.69x       62.50%        49.39%
7.2501% to 7.5000% ............     7.4013%     120          343           1.48x       66.56%        56.94%
7.5001% to 7.7500% ............     7.6295%     123          301           1.59x       64.87%        48.93%
7.7501% to 8.0000% ............     7.9213%     121          289           1.49x       62.03%        47.56%
8.0001% to 8.2500% ............     8.1831%     123          326           1.51x       59.54%        48.54%
8.2501% to 8.7500% ............     8.3895%     124          292           1.59x       61.87%        48.10%
8.7501% to 9.2500% ............     8.8750%     119          299           1.41x       58.13%        49.13%
Totals/Weighted Averages ......     7.1383%     134          323           1.71x       61.58%        47.94%

  The following table sets forth the Mortgaged Properties by State.


                         MORTGAGED PROPERTIES BY STATE




                                                                   % OF
                                      NUMBER       AGGREGATE     INITIAL
                                        OF       CUT-OFF DATE      POOL
               STATE                PROPERTIES      BALANCE      BALANCE
---------------------------------- ------------ -------------- -----------
California .......................       33      $129,356,158      27.06%
New York .........................       16        65,927,878      13.79
Connecticut ......................        6        45,301,636       9.48
Pennsylvania .....................       12        37,070,587       7.76
New Jersey .......................        8        31,960,986       6.69
Georgia ..........................        3        21,628,454       4.52
Arizona ..........................        7        20,035,158       4.19
Delaware .........................        3        14,349,642       3.00
Texas ............................        3        11,139,085       2.33
Virginia .........................        1        10,838,385       2.27
Minnesota ........................        4        10,557,208       2.21
Massachusetts ....................        2         9,950,509       2.08
Michigan .........................        3         9,667,051       2.02
Florida ..........................        3         9,098,582       1.90
Ohio .............................        4         8,784,097       1.84
Maryland .........................        3         8,550,650       1.79
Nevada ...........................        1         4,987,127       1.04
Washington .......................        2         4,975,374       1.04
New Hampshire ....................        1         4,275,392       0.89
North Dakota .....................        1         4,211,360       0.88
Colorado .........................        1         4,184,392       0.88
Louisiana ........................        1         2,332,821       0.49
Maine ............................        1         2,293,720       0.48
North Carolina ...................        1         1,898,579       0.40
Tennessee ........................        1         1,828,277       0.38
Oregon ...........................        1         1,671,981       0.35
Kentucky .........................        1         1,128,892       0.24
                                         --      ------------     ------
Totals/Weighted Averages .........      123      $478,003,982     100.00%
                                        ===      ============     ======



                                                                WEIGHTED AVERAGES
                                   ----------------------------------------------------------------------------
                                                   STATED      REMAINING
                                     MORTGAGE     REMAINING     AMORT.                CUT-OFF DATE    MATURITY
               STATE                   RATE      TERM (MO.)   TERM (MO.)     DSCR          LTV          LTV
---------------------------------- ------------ ------------ ------------ ---------- -------------- -----------
California .......................     7.1222%     140          326           1.62x       62.46%        47.76%
New York .........................     7.2323%     131          320           1.80x       55.27%        42.07%
Connecticut ......................     7.2893%     117          349           1.76x       62.66%        54.54%
Pennsylvania .....................     7.0060%     140          323           1.75x       65.56%        51.48%
New Jersey .......................     7.1753%     120          333           1.57x       68.16%        57.78%
Georgia ..........................     6.2677%     176          356           1.71x       67.20%        49.77%
Arizona ..........................     7.4640%     116          311           1.82x       60.86%        49.85%
Delaware .........................     6.9622%     117          297           1.33x       72.16%        57.81%
Texas ............................     7.5489%     124          303           1.66x       62.83%        47.34%
Virginia .........................     7.0000%     232          232           2.65x       33.87%         1.12%
Minnesota ........................     6.8943%     118          304           1.57x       63.94%        48.35%
Massachusetts ....................     6.6801%     146          296           1.72x       57.46%        40.82%
Michigan .........................     7.2694%     129          332           1.50x       67.55%        54.37%
Florida ..........................     8.0424%     120          317           1.68x       59.16%        50.29%
Ohio .............................     7.6068%     142          299           1.97x       57.68%        43.67%
Maryland .........................     7.5181%     129          286           1.61x       54.65%        34.02%
Nevada ...........................     6.1500%     117          357           2.93x       37.50%        32.02%
Washington .......................     7.3062%     118          327           1.60x       64.20%        54.12%
New Hampshire ....................     6.9600%     116          356           1.38x       71.26%        57.00%
North Dakota .....................     6.3400%     116          356           1.71x       64.79%        55.68%
Colorado .........................     5.7600%     116          356           1.98x       70.92%        59.95%
Louisiana ........................     7.3350%     113          293           1.50x       68.61%        55.88%
Maine ............................     8.0000%     117          297           1.41x       66.48%        54.95%
North Carolina ...................     8.4200%     119          299           1.57x       60.27%        50.31%
Tennessee ........................     8.5000%     119          275           1.84x       63.04%        50.25%
Oregon ...........................     7.6600%     118          298           1.46x       64.31%        52.58%
Kentucky .........................     7.6200%     120          240           2.18x       56.44%        39.27%
Totals/Weighted Averages .........     7.1383%     134          323           1.71x       61.58%        47.94%

  The following table sets forth the original terms to maturity and the remaining terms to maturity of the Mortgage Loans.


                 RANGE OF ORIGINAL TERMS TO MATURITY IN MONTHS




                                                     AGGREGATE        % OF     CUM. % OF
                             NUMBER     NUMBER        CUT-OFF       INITIAL     CUT-OFF
  RANGE OF ORIGINAL TERMS      OF         OF            DATE          POOL       DATE
     TO MATURITY (MOS.)       LOANS   PROPERTIES      BALANCE       BALANCE     BALANCE
--------------------------- -------- ------------ --------------- ----------- ----------
 71 to 100 ................      3          3      $  6,283,988        1.31%      1.31%
101 to 120 ................     79         89       346,859,756       72.56      73.88%
161 to 180 ................     29         29       106,505,753       22.28      96.16%
181 to 240 ................      2          2        18,354,485        3.84     100.00%
                                --         --      ------------      ------
Totals/Weighted
 Averages .................    113        123      $478,003,982      100.00%    100.00%
                               ===        ===      ============      ======



                                                          WEIGHTED AVERAGES
                            ------------------------------------------------------------------------------
                                             STATED      REMAINING
  RANGE OF ORIGINAL TERMS     MORTGAGE     REMAINING       AMORT.                CUT-OFF DATE    MATURITY
     TO MATURITY (MOS.)         RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
--------------------------- ------------ ------------- ------------- ---------- -------------- -----------
 71 to 100 ................     7.1567%        86         280            1.98x       63.08%        53.85%
101 to 120 ................     7.2186%       117         327            1.67x       62.62%        52.45%
161 to 180 ................     6.9057%       176         326            1.76x       61.15%        40.93%
181 to 240 ................     6.9631%       233         233            2.18x       43.86%         1.43%
Totals/Weighted
 Averages .................     7.1383%       134         323            1.71x       61.58%        47.94%

                RANGE OF REMAINING TERMS TO MATURITY IN MONTHS




                                                      AGGREGATE        % OF     CUM. % OF
                              NUMBER     NUMBER        CUT-OFF       INITIAL     CUT-OFF
  RANGE OF REMAINING TERMS      OF         OF            DATE          POOL       DATE
     TO MATURITY (MOS.)        LOANS   PROPERTIES      BALANCE       BALANCE     BALANCE
---------------------------- -------- ------------ --------------- ----------- ----------
 71 to 100 .................      3          3      $  6,283,988        1.31%      1.31%
101 to 120 .................     79         89       346,859,756       72.56      73.88%
161 to 180 .................     29         29       106,505,753       22.28      96.16%
181 to 240 .................      2          2        18,354,485        3.84     100.00%
                                 --         --      ------------      ------
Totals/Weighted
 Averages ..................    113        123      $478,003,982      100.00%    100.00%
                                ===        ===      ============      ======



                                                           WEIGHTED AVERAGES
                             ------------------------------------------------------------------------------
                                              STATED      REMAINING
  RANGE OF REMAINING TERMS     MORTGAGE     REMAINING       AMORT.                CUT-OFF DATE    MATURITY
     TO MATURITY (MOS.)          RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
---------------------------- ------------ ------------- ------------- ---------- -------------- -----------
 71 to 100 .................     7.1567%        86         280            1.98x       63.08%        53.85%
101 to 120 .................     7.2186%       117         327            1.67x       62.62%        52.45%
161 to 180 .................     6.9057%       176         326            1.76x       61.15%        40.93%
181 to 240 .................     6.9631%       233         233            2.18x       43.86%         1.43%
Totals/Weighted
 Averages ..................     7.1383%       134         323            1.71x       61.58%        47.94%



  The following table sets forth the range of original amortization terms of the Mortgage Loans.


                RANGE OF ORIGINAL AMORTIZATION TERMS IN MONTHS




                                                        AGGREGATE        % OF
                                NUMBER     NUMBER        CUT-OFF       INITIAL
       RANGE OF ORIGINAL          OF         OF            DATE          POOL
   AMORTIZATION TERMS (MOS.)     LOANS   PROPERTIES      BALANCE       BALANCE
------------------------------ -------- ------------ --------------- -----------
60 to 120 ....................      3          3      $  4,864,327        1.02%
121 to 180 ...................      5          5        10,454,801        2.19
181 to 240 ...................      6          9        43,401,052        9.08
241 to 300 ...................     40         43       130,197,086       27.24
301 to 360 ...................     59         63       289,086,717       60.48
                                   --         --      ------------      ------
Totals/Weighted
 Averages ....................    113        123      $478,003,982      100.00%
                                  ===        ===      ============      ======



                                                             WEIGHTED AVERAGES
                               -----------------------------------------------------------------------------
                                                STATED      REMAINING
       RANGE OF ORIGINAL         MORTGAGE     REMAINING       AMORT.                CUT-OFF DATE   MATURITY
   AMORTIZATION TERMS (MOS.)       RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV         LTV
------------------------------ ------------ ------------- ------------- ---------- -------------- ---------
60 to 120 ....................     6.6289%     115           115            1.73x       35.44%       0.31%
121 to 180 ...................     7.7882%     178           178            1.42x       54.03%       1.22%
181 to 240 ...................     7.2772%     175           236            2.01x       48.19%      19.83%
241 to 300 ...................     7.3726%     120           296            1.59x       64.76%      51.69%
301 to 360 ...................     6.9970%     133           357            1.74x       62.87%      52.97%
Totals/Weighted
 Averages ....................     7.1383%     134           323            1.71x       61.58%      47.94%

  The following table sets forth the years of scheduled maturity of the Mortgage Loans.


               YEARS OF SCHEDULED MATURITY OF THE MORTGAGE LOANS




                                             AGGREGATE        % OF       CUM. %
                     NUMBER     NUMBER        CUT-OFF       INITIAL     CUT-OFF
     SCHEDULED         OF         OF            DATE          POOL        DATE
   MATURITY YEAR      LOANS   PROPERTIES      BALANCE       BALANCE     BALANCE
------------------- -------- ------------ --------------- ----------- -----------
 2005 .............      1          1      $  2,465,191        0.52%       0.52%
 2006 .............      2          2         3,818,797        0.80        1.31%
 2008 .............     56         60       249,505,250       52.20       53.51%
 2009 .............     23         29        97,354,505       20.37       73.88%
 2013 .............     25         25        93,643,382       19.59       93.47%
 2014 .............      4          4        12,862,372        2.69       96.16%
 2018 .............      2          2        18,354,485        3.84      100.00%
                        --         --      ------------      ------
Totals/Weighted
 Averages .........    113        123      $478,003,982      100.00%     100.00%
                       ===        ===      ============      ======      ======



                                                  WEIGHTED AVERAGES
                    ------------------------------------------------------------------------------
                                     STATED      REMAINING
     SCHEDULED        MORTGAGE     REMAINING       AMORT.                CUT-OFF DATE    MATURITY
   MATURITY YEAR        RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
------------------- ------------ ------------- ------------- ---------- -------------- -----------
 2005 .............     7.7000%        81         261            1.38x       73.37%        62.50%
 2006 .............     6.8060%        89         293            2.36x       56.44%        48.26%
 2008 .............     7.0115%       116         329            1.67x       63.83%        53.42%
 2009 .............     7.7494%       119         323            1.68x       59.54%        49.97%
 2013 .............     6.8354%       176         335            1.74x       63.30%        44.07%
 2014 .............     7.4181%       179         254            1.92x       45.51%        18.03%
 2018 .............     6.9631%       233         233            2.18x       43.86%         1.43%
Totals/Weighted
 Averages .........     7.1383%       134         323            1.71x       61.58%        47.94%

  The following table sets forth the range of years in which the Mortgaged Properties were built or renovated.

            RANGE OF YEARS BUILT/RENOVATED FOR MORTGAGED PROPERTIES



                                                        % OF
                           NUMBER       AGGREGATE     INITIAL
        RANGE OF             OF       CUT-OFF DATE      POOL
 YEARS BUILT/RENOVATED   PROPERTIES      BALANCE      BALANCE
----------------------- ------------ -------------- -----------
1920 to 1939 ..........        1      $  7,996,605       1.67%
1940 to 1959 ..........        3         5,742,612       1.20
1960 to 1969 ..........        7        25,686,688       5.37
1970 to 1979 ..........       19        78,623,221      16.45
1980 to 1989 ..........       38       122,551,455      25.64
1990 to 1998 ..........       55       237,403,401      49.67
                              --      ------------     ------
Totals/Weighted
 Averages .............      123      $478,003,982     100.00%
                             ===      ============     ======



                                                      WEIGHTED AVERAGES
                        ------------------------------------------------------------------------------
                                         STATED      REMAINING
        RANGE OF          MORTGAGE     REMAINING       AMORT.                CUT-OFF DATE    MATURITY
 YEARS BUILT/RENOVATED      RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
----------------------- ------------ ------------- ------------- ---------- -------------- -----------
1920 to 1939 ..........     8.1500%     119           359            1.42x       57.12%        51.28%
1940 to 1959 ..........     6.7187%     134           333            1.99x       56.97%        45.32%
1960 to 1969 ..........     7.0003%     122           321            1.68x       67.28%        55.41%
1970 to 1979 ..........     7.1953%     123           339            1.66x       63.24%        53.11%
1980 to 1989 ..........     7.0239%     138           335            1.76x       62.38%        50.01%
1990 to 1998 ..........     7.1694%     138           310            1.71x       60.34%        44.36%
Totals/Weighted
 Averages .............     7.1383%     134           323            1.71x       61.58%        47.94%

     The following tables set forth a range of Debt Service Coverage Ratios for the Mortgage Loans as of the Cut-Off Date. The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan is the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-Off Date.


         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE



                                                                    % OF
                            NUMBER     NUMBER       AGGREGATE     INITIAL
   RANGE OF DEBT SERVICE      OF         OF       CUT-OFF DATE      POOL
      COVERAGE RATIOS        LOANS   PROPERTIES      BALANCE      BALANCE
-------------------------- -------- ------------ -------------- -----------
1.25x to 1.29x ...........      1          1      $  6,965,929       1.46%
1.30x to 1.34x ...........      6          7        45,034,634       9.42
1.35x to 1.39x ...........     10         10        36,940,495       7.73
1.40x to 1.44x ...........     11         11        43,835,382       9.17
1.45x to 1.49x ...........     13         15        53,251,355      11.14
1.50x to 1.59x ...........     12         14        64,790,803      13.55
1.60x to 1.69x ...........     17         19        71,081,878      14.87
1.70x to 1.79x ...........      7          7        30,997,261       6.48
1.80x to 1.89x ...........     11         11        33,306,123       6.97
1.90x to 1.99x ...........      3          3        10,958,628       2.29
2.00x to 2.49x ...........     13         16        46,877,893       9.81
2.50x to 2.99x ...........      7          7        28,678,443       6.00
3.00x to 6.49x ...........      2          2         5,285,158       1.11
                               --         --      ------------     ------
Totals/Weighted
 Averages ................    113        123      $478,003,982     100.00%
                              ===        ===      ============     ======



                                                          WEIGHTED AVERAGES
                           -------------------------------------------------------------------------------
                                            STATED      REMAINING
   RANGE OF DEBT SERVICE     MORTGAGE     REMAINING       AMORT.                CUT-OFF DATE    MATURITY
      COVERAGE RATIOS          RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
-------------------------- ------------ ------------- ------------- ---------- -------------- -----------
1.25x to 1.29x ...........     7.1900%     115           295            1.28x       64.26%        51.98%
1.30x to 1.34x ...........     7.5857%     125           332            1.33x       68.77%        54.21%
1.35x to 1.39x ...........     7.1554%     114           309            1.38x       73.23%        59.81%
1.40x to 1.44x ...........     7.6002%     139           330            1.42x       68.15%        53.30%
1.45x to 1.49x ...........     7.3175%     128           343            1.46x       69.29%        58.40%
1.50x to 1.59x ...........     7.0829%     134           301            1.54x       61.98%        44.45%
1.60x to 1.69x ...........     6.9293%     127           337            1.64x       64.90%        53.03%
1.70x to 1.79x ...........     7.1756%     136           315            1.73x       60.54%        47.04%
1.80x to 1.89x ...........     7.1023%     156           320            1.84x       56.68%        42.45%
1.90x to 1.99x ...........     6.5524%     152           333            1.96x       60.56%        45.69%
2.00x to 2.49x ...........     6.9788%     135           320            2.25x       47.96%        36.97%
2.50x to 2.99x ...........     6.6503%     170           304            2.72x       36.63%        19.92%
3.00x to 6.49x ...........     6.2760%     117           357            4.59x       29.16%        25.06%
Totals/Weighted
 Averages ................     7.1383%     134           323            1.71x       61.58%        47.94%

     The following table sets forth the range of Scheduled Principal Balances as of the Cut-Off Date.


         RANGE OF SCHEDULED PRINCIPAL BALANCES AS OF THE CUT-OFF DATE




                                                                      % OF
                              NUMBER     NUMBER       AGGREGATE     INITIAL
      RANGE OF CUT-OFF          OF         OF       CUT-OFF DATE      POOL
        DATE BALANCES          LOANS   PROPERTIES      BALANCE      BALANCE
---------------------------- -------- ------------ -------------- -----------
$         0 to $   999,999        1          1      $    737,992       0.15%
$ 1,000,000 to $ 1,999,999       23         24        36,846,086       7.71
$ 2,000,000 to $ 3,999,999       42         46       125,339,541      26.22
$ 4,000,000 to $ 5,999,999       27         28       127,707,288      26.72
$ 6,000,000 to $ 7,999,999       11         14        73,269,841      15.33
$ 8,000,000 to $ 9,999,999        3          3        28,348,930       5.93
$10,000,000 to $11,999,999        3          3        32,873,415       6.88
$14,000,000 to $15,999,999        1          1        14,100,000       2.95
$16,000,000 to $17,999,999        1          1        17,947,055       3.75
$20,000,000 to $24,999,999        1          2        20,833,835       4.36
                                 --         --      ------------     ------
Totals/Weighted Averages        113        123      $478,003,982     100.00%
                                ===        ===      ============     ======



                                                           WEIGHTED AVERAGES
                             ------------------------------------------------------------------------------
                                              STATED      REMAINING
      RANGE OF CUT-OFF         MORTGAGE     REMAINING       AMORT.                CUT-OFF DATE    MATURITY
        DATE BALANCES            RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
---------------------------- ------------ ------------- ------------- ---------- -------------- -----------
$         0 to $   999,999       8.0300%     117           297            1.47x       67.09%        55.50%
$ 1,000,000 to $ 1,999,999       7.1529%     139           292            2.10x       52.10%        33.88%
$ 2,000,000 to $ 3,999,999       7.1816%     127           313            1.71x       63.04%        50.33%
$ 4,000,000 to $ 5,999,999       7.0689%     135           341            1.73x       62.35%        50.12%
$ 6,000,000 to $ 7,999,999       7.2082%     144           303            1.70x       60.15%        42.38%
$ 8,000,000 to $ 9,999,999       7.1019%     138           317            1.52x       66.46%        51.88%
$10,000,000 to $11,999,999       6.9174%     154           315            1.90x       57.27%        40.34%
$14,000,000 to $15,999,999       7.6050%     120           360            1.46x       67.14%        59.46%
$16,000,000 to $17,999,999       6.7050%     116           356            1.55x       59.82%        51.92%
$20,000,000 to $24,999,999       7.4550%     115           355            1.33x       67.64%        59.88%
Totals/Weighted Averages         7.1383%     134           323            1.71x       61.58%        47.94%

     The following two tables set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-Off Date and the Maturity Date of the Mortgage Loans. An "LTV Ratio" for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to such date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. The LTV Ratio as of the Maturity Date described below was calculated based on the principal balance of the related Mortgage Loan on the Maturity Date, assuming that all Mortgage Loans are repaid at their expected Maturity Dates. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property or of the borrower's equity in each Mortgaged Property as of the Maturity Date of the Mortgage Loan. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination, and the LTV Ratio of a Mortgage Loan as of the Maturity Date may be higher than its LTV Ratio at origination, even after taking into account amortization since origination.

               RANGE OF LOAN TO VALUE RATIOS AT THE CUT-OFF DATE




                                                                 % OF
                         NUMBER     NUMBER       AGGREGATE     INITIAL      CUM. % OF
 RANGE OF CUT-OFF DATE     OF         OF       CUT-OFF DATE      POOL        CUT-OFF
       LTV RATIOS         LOANS   PROPERTIES      BALANCE      BALANCE    DATE BALANCE
----------------------- -------- ------------ -------------- ----------- --------------
10.01% to 30.00%             3          3      $  4,647,278       0.97%        0.97%
30.01% to 40.00%             9          9        34,471,169       7.21         8.18%
40.01% to 45.00%             5          5        19,154,963       4.01        12.19%
45.01% to 50.00%             3          3        13,421,489       2.81        15.00%
50.01% to 55.00%            12         12        37,293,000       7.80        22.80%
55.01% to 60.00%            14         17        79,801,169      16.69        39.50%
60.01% to 65.00%            19         20        71,869,653      15.04        54.53%
65.01% to 70.00%            17         18        89,316,200      18.69        73.22%
70.01% to 75.00%            23         27        97,394,957      20.38        93.59%
75.01% to 80.00%             8          9        30,634,104       6.41       100.00%
                            --         --      ------------     ------
Totals/Weighted
 Averages                  113        123      $478,003,982     100.00%      100.00%
                           ===        ===      ============     ======



                                                      WEIGHTED AVERAGES
                        ------------------------------------------------------------------------------
                                         STATED      REMAINING
 RANGE OF CUT-OFF DATE    MORTGAGE     REMAINING       AMORT.                CUT-OFF DATE    MATURITY
       LTV RATIOS           RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
----------------------- ------------ ------------- ------------- ---------- -------------- -----------
10.01% to 30.00%            6.3983%     116           302            3.95x       24.19%        15.70%
30.01% to 40.00%            6.7353%     168           259            2.58x       35.57%        13.86%
40.01% to 45.00%            6.7412%     126           357            2.45x       43.17%        36.80%
45.01% to 50.00%            6.8099%     153           358            2.26x       46.45%        37.23%
50.01% to 55.00%            7.3491%     139           292            1.77x       52.60%        36.83%
55.01% to 60.00%            7.3461%     141           304            1.65x       58.31%        39.81%
60.01% to 65.00%            7.2708%     122           324            1.61x       62.76%        52.08%
65.01% to 70.00%            7.2624%     127           343            1.50x       67.59%        57.04%
70.01% to 75.00%            7.0458%     134           341            1.49x       73.01%        59.77%
75.01% to 80.00%            6.9193%     121           325            1.42x       77.51%        63.75%
Totals/Weighted
 Averages                   7.1383%     134           323            1.71x       61.58%        47.94%

                   RANGE OF LOAN TO VALUE RATIOS AT MATURITY




                                                             % OF
                     NUMBER     NUMBER       AGGREGATE     INITIAL      CUM. % OF
 RANGE OF MATURITY     OF         OF       CUT-OFF DATE      POOL        CUT-OFF
     LTV RATIOS       LOANS   PROPERTIES      BALANCE      BALANCE    DATE BALANCE
------------------- -------- ------------ -------------- ----------- --------------
 0.00% to 10.00%        10         10      $ 33,673,613       7.04%        7.04%
10.01% to 20.00%         2          2         7,813,268       1.63         8.68%
20.01% to 30.00%         4          4         9,319,668       1.95        10.63%
30.01% to 35.00%         5          5        18,144,607       3.80        14.42%
35.01% to 40.00%         7          7        35,194,734       7.36        21.79%
40.01% to 45.00%         9         12        32,823,134       6.87        28.65%
45.01% to 50.00%        13         14        51,184,079      10.71        39.36%
50.01% to 55.00%        18         18        90,689,373      18.97        58.33%
55.01% to 60.00%        28         31       123,631,284      25.86        84.20%
60.01% to 65.00%        11         12        40,828,565       8.54        92.74%
65.01% to 70.00%         6          8        34,701,658       7.26       100.00%
                        --         --      ------------     ------
Totals/Weighted
 Averages              113        123      $478,003,982     100.00%      100.00%
                       ===        ===      ============     ======



                                                 WEIGHTED AVERAGES
                    ----------------------------------------------------------------------------
                                     STATED      REMAINING
 RANGE OF MATURITY    MORTGAGE     REMAINING       AMORT.                CUT-OFF DATE   MATURITY
     LTV RATIOS         RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV         LTV
------------------- ------------ ------------- ------------- ---------- -------------- ---------
 0.00% to 10.00%        7.1710%     199           199            1.88x       45.80%       1.20%
10.01% to 20.00%        6.8493%     165           266            3.21x       33.19%      15.67%
20.01% to 30.00%        6.5388%     126           340            2.99x       33.10%      27.27%
30.01% to 35.00%        6.6432%     148           316            2.34x       46.27%      33.54%
35.01% to 40.00%        7.0465%     134           326            2.07x       48.06%      37.79%
40.01% to 45.00%        7.4128%     124           303            1.94x       52.89%      41.95%
45.01% to 50.00%        6.9293%     153           330            1.76x       62.67%      47.68%
50.01% to 55.00%        7.2639%     125           335            1.55x       62.63%      52.27%
55.01% to 60.00%        7.2057%     126           343            1.50x       68.90%      57.93%
60.01% to 65.00%        7.1293%     114           321            1.45x       74.56%      62.51%
65.01% to 70.00%        7.1753%     117           357            1.41x       75.19%      66.00%
Totals/Weighted
 Averages               7.1383%  134           323               1.71x       61.58%      47.94%

     The following table sets forth the Mortgage Loans subject to lockout/prepayment restrictions, expressed as a percentage of the outstanding principal balance at each period, assuming that each Mortgage Loan is repaid on its respective Maturity Date.


           REMAINING POOL BALANCE SUBJECT TO PREPAYMENT RESTRICTIONS




                              LOCKOUT -- NOT       (greater than)     (greater than)
         PERIOD                 PREPAYABLE           3% OR YM(1)        1% OR YM(1)
------------------------- ----------------------- ------------------ ------------------
                             $ (MM)        %       $ (MM)      %      $ (MM)      %
                          ----------- ----------- -------- --------- -------- ---------
Current Period   2/1/99    $  478.0       100.0%     $--       0.0%   $   --      0.0%
Year 1           2/1/00       471.7       100.0%      --       0.0%       --      0.0%
Year 2           2/1/01       465.0       100.0%      --       0.0%       --      0.0%
Year 3           2/1/02       457.7       100.0%      --       0.0%       --      0.0%
Year 4           2/1/03       444.1        98.7%      --       0.0%       5.7     1.3%
Year 5           2/1/04       425.9        96.5%      --       0.0%      15.5     3.5%
Year 6           2/1/05       417.2        96.5%      --       0.0%      15.2     3.5%
Year 7           2/1/06       405.7        96.4%      --       0.0%      15.0     3.6%
Year 8           2/1/07       392.4        96.4%      --       0.0%      14.7     3.6%
Year 9           2/1/08       381.7        96.4%      --       0.0%      14.4     3.6%
Year 10          2/1/09        92.9        94.8%      --       0.0%       5.1     5.2%
Year 11          2/1/10        89.2        94.7%      --       0.0%       5.0     5.3%
Year 12          2/1/11        85.1        94.6%      --       0.0%       4.9     5.4%
Year 13          2/1/12        80.8        94.4%      --       0.0%       4.8     5.6%
Year 14          2/1/13        76.1        94.3%      --       0.0%       4.6     5.7%
Year 15          2/1/14         7.0       100.0%      --       0.0%       --      0.0%
Year 16          2/1/15         5.7       100.0%      --       0.0%       --      0.0%
Year 17          2/1/16         4.3       100.0%      --       0.0%       --      0.0%
Year 18          2/1/17         2.8       100.0%      --       0.0%       --      0.0%
Year 19          2/1/18         1.3       100.0%      --       0.0%       --      0.0%
Year 20          2/1/19          --         0.0%      --       0.0%       --      0.0%



                 PREPAYABLE WITHOUT
                      PENALTY                      TOTALS
                 ------------------ ------------------------------------
                  $ (MM)      %        $ (MM)        %       % OF IPB(2)
                 -------- --------- ----------- ----------- ------------
Current Period      $--       0.0%   $  478.0       100.0%      100.0%
Year 1               --       0.0%      471.7       100.0%       98.7%
Year 2               --       0.0%      465.0       100.0%       97.3%
Year 3               --       0.0%      457.7       100.0%       95.7%
Year 4               --       0.0%      449.8       100.0%       94.1%
Year 5               --       0.0%      441.4       100.0%       92.3%
Year 6               --       0.0%      432.4       100.0%       90.5%
Year 7               --       0.0%      420.6       100.0%       88.0%
Year 8               --       0.0%      407.1       100.0%       85.2%
Year 9               --       0.0%      396.1       100.0%       82.9%
Year 10              --       0.0%       98.1       100.0%       20.5%
Year 11              --       0.0%       94.2       100.0%       19.7%
Year 12              --       0.0%       90.0       100.0%       18.8%
Year 13              --       0.0%       85.5       100.0%       17.9%
Year 14              --       0.0%       80.7       100.0%       16.9%
Year 15              --       0.0%        7.0       100.0%        1.5%
Year 16              --       0.0%        5.7       100.0%        1.2%
Year 17              --       0.0%        4.3       100.0%        0.9%
Year 18              --       0.0%        2.8       100.0%        0.6%
Year 19              --       0.0%        1.3       100.0%        0.3%
Year 20              --       0.0%         --         0.0%        0.0%

-------
(1)   As used above, "YM" means Yield Maintenance Charge.

(2)   As used above, "IPB" means Initial Pool Balance.

   The following table sets forth certain characteristics of the ten largest
                            Mortgage Loans.


                          TEN LARGEST MORTGAGE LOANS




                                   AGGREGATE
                     NUMBER OF   CUT-OFF DATE   % OF INITIAL
PROPERTY NAME       PROPERTIES      BALANCE     POOL BALANCE
------------------ ------------ -------------- --------------
Founders Plaza
 & Tower 14 ......       2       $ 20,833,835        4.36%
Stonecrest .......       1         17,947,055        3.75
Clemens Place
 Apartments ......       1         14,100,000        2.95
South Bay
 Marketplace .....       1         11,567,888        2.42
Eden Center ......       1         10,838,385        2.27
Clarendon
 Apartments ......       1         10,467,142        2.19
Best Western
 Seven Seas ......       1          9,500,000        1.99
Hamilton Station
 Apartments ......       1          9,466,781        1.98
Washington
 Commons .........       1          9,382,149        1.96
240 West 35th
 Street ..........       1          7,996,605        1.67
                         -       ------------       -----
Totals/Weighted
 Averages ........      11       $122,099,839       25.54%
                        ==       ============       =====



                                               WEIGHTED AVERAGE
                   -------------------------------------------------------------------------
                                   STATED
                                 REMAINING    REMAINING                CUT-OFF       LTV
                     MORTGAGE       TERM        AMORT.                   DATE      RATIO AT
PROPERTY NAME          RATE        (MO.)     TERM (MOS.)     DSCR     LTV RATIO    MATURITY
------------------ ------------ ----------- ------------- ---------- ----------- -----------
Founders Plaza
 & Tower 14 ......     7.4550%     115         355            1.33x      67.64%      59.88%
Stonecrest .......     6.7050%     116         356            1.55x      59.82%      51.92%
Clemens Place
 Apartments ......     7.6050%     120         360            1.46x      67.14%      59.46%
South Bay
 Marketplace .....     6.9350%     116         356            1.40x      74.63%      65.16%
Eden Center ......     7.0000%     232         232            2.65x      33.87%       1.12%
Clarendon
 Apartments ......     6.8125%     116         356            1.68x      62.30%      53.52%
Best Western
 Seven Seas ......     7.9400%     120         240            1.53x      56.21%      39.55%
Hamilton Station
 Apartments ......     6.0150%     176         356            1.70x      67.62%      49.55%
Washington
 Commons .........     7.3500%     117         357            1.32x      75.66%      66.72%
240 West 35th
 Street ..........     8.1500%     119         359            1.42x      57.12%      51.28%
Totals/Weighted
 Averages ........     7.1809%     132         337            1.58x      62.68%      50.98%

TEN LARGEST MORTGAGE LOANS

     Below is a brief summary of the ten largest Mortgage Loans in the pool. The ten largest Mortgage Loans represent, in the aggregate, less than 26% of the aggregate Cut-Off Date Balance and no single Mortgage Loan represents more than 4.4% of the aggregate principal balance of the Mortgage Loans as of February 1, 1999. The borrower under each of these Mortgage Loans is a single purpose entity. The Cut-Off Date Balance of each of such Mortgage Loans is indicated in parentheses following the name of the related Mortgaged Property.

     Loan No. 11969 -- Founders Plaza and Tower 14 ($20,833,834.70). This Mortgage Loan is secured by two cross-collateralized and cross-defaulted Mortgages. One such Mortgage was in the original amount of $15,000,000 and is secured by Founders Plaza, two adjacent office buildings built on 20.2 acres of land in 1972 in East Hartford, Connecticut (the "Founders Property"). The other Mortgage was in the original amount of $5,900,000, and is secured by Tower 14, a 251,683 square foot office building built on 3.8 acres of land in 1973 in the Northfield Center in Southfield, Michigan (the "Tower 14 Property"). The Cut-Off Date LTV is 67.64% based on a July 1998 appraised value of $30,800,000, of which amount $21,500,000 was attributable to the Founders Property and $9,300,000 to the Tower 14 Property. DSCR based on Underwritten Net Cash Flow is 1.33x. The borrower has the right to uncross the Mortgages after February 1, 1999, provided, among other requirements, that the Mortgage Loans maintain a 75% LTV and a 1.38x DSCR. Additional debt is secured by these properties on a pari passu basis with the Mortgage Loan. See "Pari Passu Mortgage Loans" above.


     The Founders Property is comprised of two buildings. 111 Founders Plaza is a 19 story, 242,106 square foot building whose major tenants are Phoenix Home Life Mutual Insurance Company leasing 44,882 square feet of net rentable area ("NRA") under a lease expiring May 2002 and Sprint Corporation (13,958 NRA) under a lease expiring September 2008. 111 Founders Plaza was 92% occupied as of December 11, 1998. 99 Founders Plaza, a 3 story, 148,000 square foot building, is occupied 100% by Fleet National Bank under a lease expiring December 2006 and is used as a regional lock box facility.

     The Tower 14 Property is a 14 story, 251,683 square foot building whose major tenants are Health Alliance Plan ("HAP"), the managed health care provider for General Motors, Ford and Chrysler, (60,626 NRA) under a lease expiring January 1999, Lutheran Social Service (37,021 NRA) under a lease expiring December 2007 and DAC of the United Methodist Church (9,736 NRA) under a lease expiring September 2000. The borrower has provided the mortgagee with a $1,000,000 irrevocable site draft letter of credit issued by Bank of America until HAP either renews its lease or the HAP space is leased to a tenant, in each case pursuant to terms approved by lender. The letter of credit may be drawn upon by lender to make principal and interest payments due under the Loan Agreement after a default by borrower. The Tower 14 Property was 80.6% occupied as of November 30, 1998. See Loan No. 11969 in the Mortgage Loan Schedule.

     Loan No. 16464 -- Stonecrest ($17,947,054.90). This Mortgage Loan is secured by three low rise office buildings totaling 215,503 square feet built in 1991 on 10.3 acres of land in the Kearney Mesa section of San Diego, California. The buildings are 2, 3 and 6 stories. Stonecrest was 99.7% occupied as of November 2, 1998. Major tenants are Lucent Technologies Inc. (16,345 NRA) under a lease expiring October 1999, WellPoint Health Network, Inc. (Blue Cross of California) (26,521 NRA) under a lease expiring September 2001, Paychex, Inc. (23,329 NRA) under a lease expiring March 2001 and ITT Educational Services (39,534 NRA) under a lease expiring February 2009. The Cut-Off Date LTV is 59.82% based on a September 1998 appraised value of $30,000,000. DSCR based on Underwritten Net Cash Flow is 1.55x. See Loan No. 16464 in the Mortgage Loan Schedule.

     Loan No. 9691 -- Clemens Place Apartments ($14,100,000). This Mortgage Loan is secured by 41 three and four story multifamily apartment buildings with 584 residential units and two commercial units built between 1915 and 1971 and renovated in the early 1980s (the "Property"). The Property is located in the West End of Hartford, Connecticut on 17.4 acres of land most of which is leased from the City of Hartford pursuant to a ground lease expiring in 2079 and a portion of which is held in fee simple. Clemens Place was 98.1% occupied as of October 1, 1998. The Property benefits from two Section 8 HUD contracts covering 173 units (29.7% of the total number of units). The Cut-Off Date LTV is 67.14% based on a July 1998 appraised value of $21,000,000. DSCR based on Underwritten Net Cash Flow is 1.46x. See Loan No. 9691 in the Mortgage Loan Schedule.

     Loan No. 16462 -- South Bay Marketplace ($11,567,888.28). This Mortgage Loan is secured by a strip center consisting of seven one story buildings totaling 154,668 square feet built in 1997 on 12.6 acres of land in San Diego, California. South Bay Marketplace was 100% occupied as of January 6, 1999. The major tenants are Auto Parts Club (42,560 NRA) under a lease expiring August 2008, Office Depot (30,686 NRA) under a lease expiring April 2012, Ross Stores (27,125 NRA) under a lease expiring January 2008 and Family Bargain Center (15,024 NRA) under a lease expiring May 2002. The Cut-Off Date LTV is 74.63% based on a October 1998 appraised value of $15,500,000. DSCR based on Underwritten Net Cash Flow is 1.40x. See Loan No. 16462 in the Mortgage Loan Schedule.

     Loan No. 8484 -- Eden Center ($10,838,384.65). This Mortgage Loan is secured by a shopping center and mini-mall consisting of 206,647 square feet built in stages between 1961 and 1996 on 16.0 acres of land in Falls Church, Virginia. The major tenants are Ames Department Stores (77,120 NRA) under a lease expiring July 2001 (subject to three remaining options held by the tenant to extend for five years each at below current market rates) and Olympus Gym (20,000 NRA) under a lease expiring in February 2002. Eden Center was 89.6% occupied as of September 30, 1998. The Cut-Off Date LTV is 33.87% based on a March 1998 appraised value of $32,000,000. DSCR based on Underwritten Net Cash Flow is 2.65x. See Loan No. 8484 in the Mortgage Loan Schedule.

     Loan No. 16363 -- Clarendon Apartments ($10,467,141.83). This Mortgage Loan is secured by a 17-story, 128 residential unit, apartment building located at 247 East 28th Street on 0.319 acres of land in the Kips Bay area of Manhattan. The borrower completed construction of the property in 1979. In addition to the multifamily rental units, the property contains a ground floor retail store currently leased and occupied by a Duane Reade drug store (3,850
NRA). As of November 1998, the property was 100% occupied. The Cut-Off Date LTV is 62.3% based on an April 1998 appraised value of $16,800,000. The DSCR based on Underwritten Net Cash Flow is 1.68x. See Loan No. 16363 in the Mortgage Loan Schedule.

     Loan No. 17918 -- Best Western Seven Seas Lodge ($9,500,000). This Mortgage Loan is secured by a 307 room, full service Best Western hotel situated in the Mission Valley section of San Diego, California. The property was originally constructed in 1967 and was substantially upgraded in 1995-1997. The six building development encompasses 91,335 square feet on 12.0 acres of land, and includes a 140 seat restaurant/coffee shop, a 50 seat cocktail lounge and an outdoor pool. The borrower's leasehold interest in the property exists by virtue of a ground lease which matures in August 2048. The property was 83.1% occupied during the 12 month period ending October 31, 1998. The Cut-Off Date LTV is 56.2% based on an appraised value of $16,900,000 as of September 15, 1998. DSCR based on Underwritten Net Cash Flow is 1.53x. See Loan No. 17918 in the Mortgage Loan Schedule.

     Loan No. 8747 -- Hamilton Station Apartments ($9,466,781.34). This Mortgage Loan is secured by 17 two and three story multifamily apartment buildings with 284 residential units built in three stages in 1985, 1986 and 1987 (the "Property"). The Property is located in Columbus, Georgia on 27.5 acres of land. Hamilton Station was 95.1% occupied as of December 22, 1998. The Cut-Off Date LTV is 67.62% based on a June 1998 appraised value of $14,000,000. DSCR based on Underwritten Net Cash Flow is 1.70x. See Loan No. 8747 in the Mortgage Loan Schedule.

     Loan No. 9529 -- Washington Commons ($9,382,148.57). This Mortgage Loan is secured by a neighborhood shopping center and a 26 unit apartment building (23,000 NRA) built in 1997 on 6.6 acres of land in Dumont, New Jersey (the "Property"). The major tenants are Grand Union (44,282 NRA) under a lease expiring October 2017, Health Net (4,275 NRA) under a lease expiring June 2002 and Pet Valu (2,860 NRA) under a lease expiring October 2002. The Property was 100% occupied as of September 1, 1998. The Cut-Off Date LTV is 75.66% based on a July 1998 appraised value of $12,400,000. DSCR based on Underwritten Net Cash Flow is 1.32x. See Loan No. 9529 on the Mortgage Loan Schedule.

     Loan No. 17820 -- 240 West 35th Street ($7,996,604.59). This Mortgage Loan is secured by a 160,279 square foot, 17 story office building situated on 0.23 acres of land in New York City (the "Property"). The Property was originally developed in 1925 as a loft building catering to the garment industry and was subsequently converted to office use. As of December 1, 1998, the Property was 92.0% occupied. Major tenants include Mary McFadden (15,100 NRA) under a lease expiring June 2002, One Notch Up (8,500 NRA) under a lease expiring May 2004 and Emuna (8,100 NRA) under a lease expiring November 2000. The Cut-Off Date LTV is 57.12% based on an appraised value of $14,000,000. DSCR based on Underwritten Net Cash Flow is 1.42x. See Loan No. 17820 in the Mortgage Loan Schedule.


UNDERWRITING STANDARDS

     General. 112 of the Mortgage Loans, representing 97.8% of the Initial Pool Balance, were originated by the Mortgage Loan Seller and one of the Mortgage Loans, representing 2.2% of the Initial Pool Balance, was acquired by the Mortgage Loan Seller from an unaffiliated institution, in each case, generally in accordance with the underwriting criteria described herein. The Mortgage Loan Seller's credit underwriting team for each Mortgage Loan was comprised exclusively of professional full-time real estate employees of the Mortgage Loan Seller or an affiliate thereof. Members of the underwriting team are not paid a commission or success fee for the origination of Mortgage Loans.

     The Mortgage Loan Seller originates loans secured by retail, office, industrial, multifamily, self-storage, hotel and other commercial property types as well as manufactured housing communities located in the United States. Generally, mortgage loans funded by the Mortgage Loan Seller are fixed rate loans with amortization schedules of 30 years or less.

     The underwriting team for each Mortgage Loan is required to conduct an extensive review of the related Mortgaged Property, including an analysis of the appraisal and historical property operating statements. The Mortgage Loan Seller's technical services director reviews environmental site assessments, seismic reports and property condition assessments with respect to substantially all Mortgaged Properties. A review of the property casualty, liability and special hazard insurance for each Mortgaged Property, if applicable, is conducted by a third party risk management firm to confirm that the insurance meets the requirements of the Mortgage Loan Seller's underwriting guidelines. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. The credit of key tenants is also examined as part of the underwriting process. A member of the Mortgage Loan Seller's underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's condition and market and the utility of the property within the market.

     Prior to commitment, all mortgage loans must be approved by a loan committee composed of senior real estate professionals of the Mortgage Loan Seller or an affiliate who may reject a mortgage loan, approve a mortgage loan, recommend further due diligence or a restructuring of the loan terms or a re-underwriting of the property cash flow.


UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property, less the following: (i) variable annual expenses, including such operating expenses as utilities, administrative expenses, repairs and maintenance, management fees and advertising; (ii) fixed expenses, including insurance and real estate taxes; and (iii) capital expenditures for annual estimated replacement reserves, tenant improvements and leasing commissions. In calculating Underwritten Net Cash Flow certain non-operating items such as depreciation, amortization, partnership distributions and financing fees were not included as expenses.

     Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Seller generally annualized the potential rent as presented in the latest available rent roll or used the potential gross revenue received over a consecutive 12-month period or used historical operating statements for 1997. In determining other income for each Mortgaged Property, the Mortgage Loan Seller generally relied on historical operating statements for 1997 or, if available and more recent, the other income received over a consecutive 12-month period ("Rolling 12 Months"). Operating statements were generally certified by the borrower but unaudited.

     Vacancy. In determining the vacancy allowance for each Mortgaged Property (other than a Mortgaged Property improved by a hotel), the Mortgage Loan Seller generally used the greatest of (i) the actual vacancy rate, (ii) the vacancy rate in the related sub-market, and (iii) a 5% vacancy rate. With respect to the vacancy allowance for Mortgaged Properties secured by a hotel property, the Mortgage Loan Seller underwrote the hotel's occupancy based on either (i) the trailing 12 months average occupancy or (ii) the average occupancy for 1997, whichever was available. In either case, the Mortgage Loan Seller further imposed a cap on the underwritten occupancy of 75% for a hotel property.

     Expenses. In determining expenses for each Mortgaged Property, the Mortgage Loan Seller relied on either historical operating statements for calendar year 1997 or the Rolling 12 Months. In all cases where historical operating statements did not, in the opinion of the Mortgage Loan Seller, reflect the true stabilized level of an expense, other data such as prior year expense levels or comparable property expenses were considered. Property management fees were generally assumed to be as follows: 5% of effective gross income (i.e., gross rental revenue including base rent, expense reimbursements and other income less a vacancy factor) for most commercial and multifamily properties with the exception of hotels (4.0%-5.0% of gross revenues) and self-storage facilities (6% of effective gross income).

     Replacement Reserves. Replacement reserves were calculated in accordance with the expected useful life of the components of the related Mortgaged Property during the term of the Mortgage Loan. The useful life and cost of replacements were based upon estimates provided by licensed engineers pursuant to building condition reports completed for each Mortgaged Property, subject to certain minimum underwritten replacement reserves which are described under the heading "Escrow Requirements" set forth under "Underwriting Standards" below.

     Tenant Improvements and Leasing Commissions. For commercial properties (with the exception of hotel properties and self-storage facilities), an annual estimate of capital expenditures for the cost of re-tenanting a property are calculated in determining Underwritten Net Cash Flow. Such costs are commonly referred to as tenant improvements ("TIs"), which generally include items such as repainting, wall covers, window treatments, carpeting, party walls, ceiling tiles and lighting fixtures, and leasing commissions ("LCs"), which are the gross commissions paid to real estate leasing brokers for finding a new tenant (or re-signing an existing tenant to a new lease) to occupy rentable space in a commercial property. Depending on market conditions, the amount and frequency of TIs and LCs will vary. In addition, the lease expiration schedule of a particular commercial property will determine when TIs and LCs, if any, will be required. The underwriter estimates the annual expected capital expenditure for TIs and LCs based on the Mortgaged Property's lease expiration schedule, market rents, average term of lease, probability of renewal, and the market cost for new versus renewal TIs as well as market leasing commissions for a new tenant lease versus a renewal of an existing tenant lease. The total costs for TIs and LCs are calculated and then averaged over the term of the loan to determine an annual estimated amount for such re-tenanting costs.


ASSESSMENTS OF PROPERTY CONDITION


     Property Inspection. All of the Mortgaged Properties were inspected by a member of the Mortgage Loan Seller's professional staff to assess the Mortgaged Property's general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves have not been established.


     Appraisals. All of the Mortgaged Properties were appraised in connection with the origination of the related Mortgage Loans. Each such appraisal was in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA").


     The purpose of each appraisal was to provide an opinion as to the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of fair market value.


     Environmental Site Assessments. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan. See "--Representations and Warranties; Repurchases" below.


     Property Condition Assessments. In connection with the origination of each Mortgage Loan, a professional engineer, licensed architect or qualified consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which reserves were generally established at origination. In addition, the property condition assessments provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related Mortgage Loan, which were used to establish replacement reserve requirements.


     Seismic Reports. Seismic reports have been completed for each Mortgaged Property located in areas classified as seismic zones 3 or 4 in order to determine a "probable maximum loss" or "bounded maximum loss" estimate.


     The Mortgage Loan Seller's technical services director, who is not a member of the Mortgage Loan Seller's underwriting group, has reviewed substantially all environmental site assessments, seismic reports and property condition assessments in conjunction with the professional consultant who prepared such assessment.


     Debt Service Coverage Ratio and LTV Ratio. The Mortgage Loan Seller's underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum Loan-to-Value Ratios for each of the indicated property types:

                                                     DSCR MINIMUM      MAXIMUM LTV
PROPERTY TYPE                                         GUIDELINE      RATIO GUIDELINE
-------------------------------------------------   -------------   ----------------
       Anchored Retail ..........................        1.25x             80%
       Unanchored Retail ........................        1.30x             75%
       Multifamily ..............................        1.20x             80%
       Industrial ...............................        1.25x             75%
       Office ...................................        1.25x             75%
       Hotel ....................................        1.40x             70%
       Manufactured Housing Communities .........        1.25x             80%
       Self-Storage .............................        1.30x             75%
       Senior Housing ...........................        1.25x             75%

     The debt service coverage ratio guidelines listed above are calculated based on anticipated Underwritten Net Cash Flow at the time of origination. Therefore, the Debt Service Coverage Ratio for each Mortgage Loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

     Borrower. The quality and financial condition of the borrower is an important consideration to the Mortgage Loan Seller and therefore a thorough investigation is performed as part of the underwriting process. Credit analysis on a borrower generally includes a review of historical financial statements (which are not necessarily audited), historical income tax returns for the borrowing entity and/or its principals, third party credit reports and public records searches ordered by the Mortgage Loan Seller, periodical searches, industry contacts and internal and published Bear, Stearns & Co. Inc. debt and equity research. Qualitative analysis is performed through conversations with individuals and companies with whom the borrower has conducted business. Borrowers were generally required to be single asset entities.

     Escrow Requirements. The Mortgage Loan Seller generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for Mortgage Loans originated by the Mortgage Loan Seller are as follows:

      o TAXES AND INSURANCE -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

      o REPLACEMENT RESERVES -- Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for the Mortgage Loan Seller or the following minimum annual amounts:



         Retail ................................... $0.15 per square foot
         Multifamily .............................. $250 per unit
         Industrial ............................... $0.10 per square foot
         Office ................................... $0.15 per square foot
         Hotel .................................... 4% of gross revenue
         Manufactured Housing Communities ......... $50 per pad
         Self-Storage ............................. $0.15 per square foot
         Senior Housing ........................... $300 per unit

      o DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION -- An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125%, and in any case no less than 100% of the estimated cost of the recommended substantial repairs or replacements pursuant to a property condition assessment completed by a licensed engineer and the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment unless such repairs or remediations have been completed prior to closing.

THE MORTGAGE LOAN SELLER

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 1999, between the Depositor and the Mortgage Loan Seller (the "Mortgage Loan Purchase and Sale Agreement"). The Mortgage Loan Seller originated all of the Mortgage Loans, generally in accordance with the underwriting criteria described above under "--Underwriting Standards".

     The Mortgage Loan Seller is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation and an affiliate of Bear, Stearns & Co. Inc., the Underwriter. As of December 31, 1998 the Mortgage Loan Seller had a net worth of approximately $37.92 million.

     The information set forth herein concerning the Mortgage Loan Seller and the underwriting standards has been provided by the Mortgage Loan Seller, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will represent and warrant with respect to each Mortgage Loan, as of the Cut-Off Date, or as of such other date specifically provided in the representation and warranty, among other things, that:

     (1) Title. Immediately prior to the sale, transfer and assignment to the Purchaser the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, transfer and assign each Mortgage Loan;

     (2) No Other Security Interests. The Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan and none of the Mortgage Note, the Mortgage or any other Mortgage Loan Documents (as defined below) prohibits such transfer;

     (3) Documents Valid. Each related Mortgage Note, Mortgage, Assignment of Leases (if any) and other agreement executed in connection with such Mortgage Loan (collectively, the "Mortgage Loan Documents") are legal, valid and binding obligations of the related Mortgagor, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable law, but such unenforceability of such provisions does not render such Mortgage Loan Documents inadequate for the practical realization of the rights and benefits intended to be afforded thereby;

     (4) Assignment of Leases. The mortgage file with respect to such Mortgage Loan contains an assignment of leases either as a separate instrument or incorporated into the related Mortgage or both, which creates a valid collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease (including rights to receive payments thereunder), subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property;

     (5) Assignment of Mortgage. Each related assignment of Mortgage, assignment of Mortgage Loan Documents and Mortgage Note allonge from the Mortgage Loan Seller to the Purchaser and any related reassignment of Assignment of Leases, if any, and any assignment of any other agreement executed in connection with the assignment of such Mortgage Loan, from the Mortgage Loan Seller to the Purchaser has been duly authorized, executed and delivered by the Mortgage Loan Seller and constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Purchaser, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each assignment of Mortgage and any related reassignments of Assignment of leases, if any, is in recordable form;

     (6) No Modification; No Release. Since origination of such Mortgage Loan neither such Mortgage Loan nor any related Mortgage Loan Document has been modified, altered, satisfied, canceled, subordinated, impaired, waived or rescinded, and no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and the terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage (except in consideration of payment therefor) in any manner that would materially and adversely affect the value of the Mortgage Loan or materially interfere with the security intended to be provided by such Mortgage;

     (7) No Mechanics' Liens. Each related Mortgage is a valid and enforceable first priority lien on the related Mortgaged Property (subject to the matters described in clause (8) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are superior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described in clause (8) below);

     (8) First Priority Lien. The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule) after all advances of principal, is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the operation or value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, (i) none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and
   (ii) none of which constitute standard general exceptions for encroachments, boundary and other survey matters; the Mortgage Loan Seller and its successors or assigns are the only named insureds of such policy; such policy is assignable to the Purchaser without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and to Mortgage Loan Seller's knowledge, no prior holder of the related Mortgage has done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy, and the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located;

     (9) Proceeds Fully Disbursed. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related Mortgagor;

     (10) Physical Condition of Mortgaged Property. To the Mortgage Loan Seller's knowledge, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property (including the review of any engineering report prepared in connection with the origination of, or obtained in connection with the Mortgage Loan Seller's acquisition of, each Mortgage
   Loan), each related Mortgaged Property is free and clear of any damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and, to the best knowledge of the Mortgage Loan Seller, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property, other than proceedings as to partial condemnation which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan;

     (11) Licenses and Authorizations. As of the date of origination of such Mortgage Loan, to the Mortgage Loan Seller's best knowledge, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, the related Mortgagor was in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws with regard to the Mortgagor's ownership and operation of the related Mortgaged Property and all such licenses, permits and authorizations were valid and in full force and effect, except to the extent the failure to obtain or maintain such licenses, permits and other authorizations does not materially impair the current use, operation or value of the related Mortgaged Property or the rights of a holder of the related Mortgage Loan;

     (12) Property Inspection. The Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past 12 months;

     (13) No Contingent Interest or Negative Amortization. Such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization feature (except with respect to Mortgage Loan No. 16496, which is the ARD Loan, as to which negative amortization may be permitted in certain circumstances);

     (14) Whole Loan. Such Mortgage Loan is a whole loan and contains no equity participation by the lender;

     (15) No Usury. The Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums to the extent necessary to comply with applicable usury law) of such Mortgage Loan complied as of the date of origination with, or was exempt from, all applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

     (16) Taxes. All taxes, governmental assessments, water charges, sewer rents or other similar charges with respect to the related Mortgaged Property that prior to the Closing Date became due and payable in respect of such Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

     (17) Escrow Deposits. All escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Purchaser and identified as such with appropriate detail;

     (18) Hazard Insurance. Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, and in an amount not less than the greater of (a) the replacement cost and (b) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance (or rent loss insurance) and comprehensive general liability insurance in amounts generally required by institutional commercial mortgage lenders for similar properties; and such other insurance in such amounts and types as would be required generally by institutional lenders for Mortgaged Properties of the same types in similar locations. All premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns; such insurance policies require prior notice to the mortgagee of termination or cancellation, and no such notice has been received; each related Mortgage or loan agreement obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to acquire and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that any insurance proceeds in respect of a casualty (other than business interruption/rental income insurance) and any condemnation awards or insurance proceeds will be applied either to the repair or restoration of the Mortgaged Property or the repayment of the outstanding principal balance of the Mortgage Loan;

     (19) No Default. There is no material monetary default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note and, to the Mortgage Loan Seller's best knowledge, no material non-monetary default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note. To the Mortgage Loan Seller's knowledge, there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach, violation or event of acceleration.

     (20) Delinquency. No Monthly Payment on such Mortgage Loan has been more than 30 days delinquent (without giving effect to any applicable grace period) from the later of the date of origination of such Mortgage Loan or, if applicable, the date of acquisition by the Mortgage Loan Seller of such Mortgage Loan, through the Cut-Off Date; the Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration that was material in nature and existed under the related Mortgage Loan Documents;

     (21) Customary Provisions. The related Mortgage contains customary and enforceable provisions such as to render the principal rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable and permitted under local law, non-judicial foreclosure, subject to the effects of bankruptcy or similar law affecting the right of creditors and the application of principles of equity, and there is no exemption available to the Mortgagor which would interfere with such right to foreclose;

     (22) Environmental Matters. A Phase I environmental report (or an update to an existing Phase I environmental report) was conducted by a reputable environmental consultant within 12 months of the origination of such Mortgage Loan which report (or update) did not indicate any material existence of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances ("Hazardous Materials"), except for those conditions (the "Existing Conditions") that were remediated prior to the Cut-Off Date, or for which an operations and maintenance remediation plan is in effect or with respect to which a hold-back or other escrow of funds not less than the costs of such remediation as estimated in such environmental report (or update) has been created to be held by the Mortgage Loan Seller or its agent until such remediation has been completed. To the best of the Mortgage Loan Seller's knowledge (based on the Phase I environmental reports or updates and a representation of the related Borrower at the time of origination of each Mortgage Loan and the absence of any notice to the contrary), except for the Existing Conditions, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws has been issued by any governmental agency or authority. In each Mortgage, the related Mortgagor represents and warrants that, except for the Existing Conditions, it will not use or cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner that violates federal, state or local laws, ordinances, regulations, orders or directives or published policies relating to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. In each Mortgage, the Mortgagor represents and warrants that no Hazardous Materials exist on the related Mortgaged Property in any manner that violates federal, state or local laws, ordinances, regulations, orders or directives relating to hazardous materials; provided, however, that in certain instances this representation is limited to the best of the Mortgagor's knowledge; the related Mortgagor agrees to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind whatsoever (including attorney's fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from any inaccuracy in any representation or warranty or any material breach of any covenant pertaining to Hazardous Materials given by the related Mortgagor under the related Mortgage;

     (23) Acceleration Provisions. Each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, (A) without obtaining the written consent of the Mortgagee, the related Mortgaged Property is transferred, sold or encumbered in connection with any additional financing (other than any existing Other Debt referenced in clause (43) below) or (B) without complying with the requirements of the Mortgage or loan agreement, or any controlling interest therein, is directly or indirectly transferred or sold, or in connection with any and each related Mortgage or loan agreement prohibits the pledge or encumbrance of the Mortgaged Property (except for matters of the type described in clause (8) above) without the consent of the holder of the Mortgage Loan;

     (24) Mortgage. The Mortgage Loan is directly secured by a Mortgage on a commercial property, multifamily residential property or a manufactured housing community, and either (1) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in such real property which, as of the origination date, was the sole security for such Mortgage Loan (unless the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (2) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (i) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis) and (ii) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis);

     (25) Mortgage Loan Schedule. The Mortgage Loan Schedule in the Mortgage Loan Purchase and Sale Agreement is complete and accurate in all material respects as of the Cut-Off Date;

     (26) REMIC Qualification. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860 G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and each Mortgage Loan bears interest at a "fixed rate" or at a "variable rate" within the meaning of Section 860G(a)(1)B of the Code;

     (27) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property which appraisal is signed by a qualified appraiser, who, to the Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all in effect on the date the Mortgage Loan was originated;

     (28) Encroachments. None of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except for (i) de minimis encroachments or encroachments for which the related title insurance policy provides affirmative insurance or (ii) Mortgaged Properties which are legal non-conforming uses), and no improvements on adjoining properties materially encroach upon such Mortgaged Property, or the requisite title insurance has been obtained with respect to the foregoing; and either (x) the title insurance policy obtained for each related Mortgaged Property contains no exclusion for lack of access or affirmatively insures a right of access to a public road or
   (y) to the Mortgage Loan Seller's knowledge, based on due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property (including the review of a survey), each related Mortgaged Property has a right of access to a public road.

     (29) Compliance with Law. As of the date of origination of such Mortgage Loan, and or to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, (A) each Mortgaged Property was in material compliance with all applicable laws, zoning ordinances (including legal non-conforming uses), rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and (B) all material inspections, licenses and certificates, including certificates of occupancy, required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property were issued or made and were in full force and effect, or, in the case of certificates of occupancy, an opinion of counsel or a letter from an engineer or architect, or a letter from the appropriate municipal authority was delivered which provides that (i) all certificates of occupancy have been issued, or (ii) no certificates of occupancy are required, or (iii) there are no violations of existing building codes;

     (30) Single-Purpose Borrower. Except with respect to Mortgage Loan Nos. 11839, 12252, 16771, and 16814, the related Mortgagor is an entity which has represented in connection with the origination of the Mortgage Loan, or whose organizational documents provide, that so long as the Mortgage Loan is outstanding it will be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other documents in the Mortgage Loan File, has its own books and records separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person);

     (31) Underwriting Standards. Each Mortgage Loan complied, in all material respects, with all of the terms, conditions and requirements of the Mortgage Loan Seller's underwriting standards in effect at the time of the origination or acquisition of such Mortgage Loan, which are described in the prospectus supplement;

     (32) No Insolvency. To the Mortgage Loan Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

     (33) Interests in Mortgaged Property. Such Mortgage Loan was originated or acquired by the Mortgage Loan Seller for sale or securitization. The interest of the related Mortgagor in the related Mortgaged Property consists of a fee simple and/or leasehold estate in real property;

     (34) No Defense to Payment. There is no right of rescission, offset, abatement, diminution, defense or counterclaim to the Mortgage Loan (including the defense of usury), nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any rights thereunder, render the Mortgage Note or the Mortgage unenforceable (excluding provisions relating to default interest, yield maintenance charges or prepayment premiums), or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim (including the defense of usury or the violation of any applicable disclosure or consumer credit laws), except in any such case as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect thereto;

     (35) Mortgages Secured by Deeds of Trust. In the case of any Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are, or will become, payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor or in connection with the release of the Mortgaged Property or related security for the Mortgage Loan following the payment of the Mortgage Loan in full;

     (36) Flood Hazard. The improvements located on the related Mortgaged Property are either not located in a federally designated special flood hazard area or the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements, in an amount equal to the lesser of (a) the outstanding principal amount of the related Mortgage Loan or (b) the amount available under the National Flood Insurance Act.

     (37) Leasehold Interests. If the Mortgaged Property is subject to any leases, the Mortgagor (or in the case of multiple Mortgagors, one of the parties constituting the Mortgagor) is the owner and holder of the landlord's interest under any leases (other than "ground leases") and the related Mortgage or Assignment of Leases provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to mortgagee in the event of a default;

     (38) Collateral. Each Mortgage Note is not secured by any collateral except the lien of the related Mortgage, the related Assignment of Leases (if any) and any related security agreement;

     (39) Cross-Collateralization. Such Mortgage Loan (and excluding Mortgage Loans as to which there is pari passu debt as described herein), if cross-collateralized, is cross-collateralized only with one or more other Mortgage Loans being transferred to the Depositor;

     (40) Origination. The origination (or acquisition, as the case may be), servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have complied in all material respects with all requirements of relevant federal, state and local law, rules and regulations (including, without limitation, usury, truth-in-lending, consumer credit protection, equal credit opportunity and disclosure) and are consistent with the Servicing Standard;

     (41) No Advance of Funds from Person other than Mortgagor. To the knowledge of the Mortgage Loan Seller, no advance of funds has been made after the Cut-Off Date, directly or indirectly, by any holder of such Mortgage Loan, nor have any funds been received from any person other than the related Mortgagor, for or on account of payments due on the related Mortgage Note or the related Mortgage;

     (42) UCC Financing Statements. (a) UCC Financing Statements covering all furniture, fixtures, equipment and other personal property owned by a Mortgagor and located on the related Mortgaged Property (i) which are collateral under the related Mortgage or under a security agreement, chattel mortgage or equivalent document executed and delivered in connection with such Mortgage Loan, and (ii) in which a security interest can be perfected by the filing of UCC Financing Statements under applicable law have been filed and/or recorded (or have been sent for filing or recording) in all UCC filing offices necessary to perfect a valid security interest in such furniture, fixtures, equipment and other personal property, and the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loans establish and create a valid and enforceable security interest on such furniture, fixtures, equipment and other personal property; and (b) with respect to each Mortgaged Property improved with a hotel, such UCC Financing Statements, together with the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan, establish and create a valid and enforceable security interest in the furniture, fixtures and equipment located thereon and owned by the related Mortgagor, to the extent a security interest in such furniture, fixtures and equipment can be perfected by the filing of UCC Financing Statements under applicable law; except, in each case, as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of the rules of equity, and except that certain provisions of the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loans are or may be unenforceable in whole or in part under applicable law, but such unenforceability of such provisions does not render such documents inadequate for the practical realization of the rights and benefits intended to be afforded thereby;

     (43) Other Indebtedness of Mortgagor. Except as set forth below, to the best of the Mortgage Loan Seller's knowledge, the Mortgagor has no indebtedness for borrowed money and, except as provided below, the Mortgage Loan Documents do not provide or permit, without the consent of the lender, any indebtedness to encumber the Mortgaged Property, other than the Mortgage Loan and trade debt incurred in the ordinary course of business.

         (a) The borrowers with respect to Mortgage Loans No. 16814, 11839, 12252 and 16771 on the Mortgage Loan Schedule are entities that are not single purpose entities and whose related loan documents do not prevent them from incurring additional debt on other properties, but do prevent them from incurring additional debt without the consent of the lender for the respective Mortgaged Properties.

         (b) The Mortgaged Properties securing Mortgage Loans No. 11969 and 16393 on the Mortgage Loan Schedule secure certain additional debt of the borrower on a pari passu basis with such Mortgage Loans.

         (c) The borrowers with respect to Mortgage Loans No. 17702 and 17820 and on the Mortgage Loan Schedule have incurred additional debt that is not included in the Trust Fund and that is secured by the related Mortgaged Property.

         (d) The borrowers with respect to Mortgage Loans No. 9100, 9529, 9691 and 17820 on the Mortgage Loan Schedule (or affiliates thereof) have incurred additional debt that is not included in the Trust Fund and that is not secured by the related Mortgaged Property.

     (44) Ground Leases. No Mortgage Loan is secured in whole or in part by the interest of a Borrower as lessee under a ground lease underlying the related Mortgaged Property unless (i) the Mortgage Loan is also secured by a first priority lien (subject to the matters described in clause (8) above) on the related fee interest, (ii) the ground lease represents a non-essential portion of the Mortgaged Property, or (iii) with respect to Mortgage Loan Nos. 8939, 9691, 12147, 16496 and 17918 the ground lease satisfies the following criteria:

         (a) The ground lease or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

         (b) The lessor under such ground lease has agreed in a writing included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns, except if an event of default occurs under the ground lease and notice is provided to the mortgagee and such default is curable by the mortgagee, but remains uncured beyond the applicable cure period;

         (c) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the related mortgagor or the mortgagee of the related Mortgaged Property upon foreclosure, assignment in lieu-of-foreclosure or otherwise) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

         (d) The ground lessee's interest in the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to the matters described in clause (8) above, and such ground lease does not provide that it shall be subordinate, and is not subordinate to (subject to the matters described in clause (8) above) any mortgage or other lien or encumbrance upon the related fee interest;


         (e) The ground lease is assignable to the mortgagee under the leasehold estate without the consent of the lessor thereunder or such consent has been obtained;

         (f) The ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

         (g) The ground lease or ancillary agreement between the lessor and the lessee or separate agreement between the lessor and the mortgagee requires the lessor to give notice of any default by the lessee to the mortgagee. The ground lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the ground lease or such ancillary or other agreement;

         (h) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagor under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

         (i) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor;

         (j) Except in the case of Mortgage Loan No. 17918, as to which a condemnation insurance policy is in place the proceeds of which are payable to the lender in reduction of the debt secured by the related Mortgage, under the terms of the ground lease, and/or a separate agreement between the related lessor and the mortgagee, and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with an accrued interest (except in cases where a different allocation would not typically be viewed as commercially unreasonable by an institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan); and

         (k) Under the terms of the ground lease, and/or a separate agreement between the related lessor and the related mortgagee, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest if such proceeds have not been used to restore the premises (except in cases where a different allocation would not typically be viewed as commercially unreasonable by any institutional investor, talking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of rent; and

         (l) The terms of the related ground lease and/or a separate agreement between the lessor and the mortgagee require the related lessor to enter into a new lease upon termination of the ground lease due to the default of the lessee thereunder, including rejection of the ground lease in a bankruptcy proceeding;

     (45) Concentration. Except with respect to Mortgage Loan Nos. 5193, 8939, 11969 and 17187, which are Mortgage Loans made to affiliated borrowers, representing approximately 6.7% of the Initial Pool Balance, and Mortgage Loan Nos. 16462, 16464 and 16393, which are Mortgage Loans made to affiliated borrowers, representing approximately 6.7% of the Initial Pool Balance, the Mortgage Loans, together with all other Mortgage Loans to the same Mortgagor and/or affiliates of such Mortgagor, do not constitute more than 5% of the aggregate outstanding principal balance of all Mortgage Loans transferred by the Mortgage Loan Seller to the Purchaser. For purposes of the foregoing, an "affiliate" of, or person or entity "affiliated with", a specified person or entity, is a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person or entity;

     (46) No Proceedings. As of the date of origination and, to the best of the Mortgage Loan Seller's knowledge, as of the Cut-Off Date, there was no pending, or, to the knowledge of the Mortgage Loan Seller threatened action, suit, proceeding, arbitration or governmental investigation against any Mortgagor or the related Mortgaged Property an adverse outcome of which would materially affect either such Mortgagor's performance under the related Mortgage Loan documents or the holders of the Certificates.

     (47) Defeasance. Each Mortgage Loan which grants the related Mortgagor the option to obtain the release of the lien of the Mortgage on the related Mortgaged Property by substituting U.S. Treasury securities for such Mortgaged Property as collateral for the related Mortgage Notes, (i) does not, as a factual matter, permit defeasance prior to the date such defeasance would be permitted under the applicable REMIC provisions and
   (ii) requires (a) that the replacement collateral consist of U.S. Treasury securities in an amount sufficient to make all scheduled payments under the Mortgage Note when due and (b) delivery of an opinion of counsel to the effect that the holder of the Mortgage Loan has a perfected security interest in such collateral prior to any other claim or interest and (c) the related Mortgagor pay all of the reasonable costs and expenses incurred in connection with the exercise of such options; and

     (48) Annual Reports. The related Mortgage Loan Documents require the related Mortgagor to furnish to the mortgagee at least annually an operating statement and (except in the case of the mortgagor-occupied or single tenant Mortgaged Property or hotels) a rent roll with respect to the related Mortgaged Property or, in the case of mortgagor-occupied Mortgaged Property, a financial statement with respect to the related Mortgagor.

     If the Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties and if the Mortgage Loan Seller cannot cure such breach within a period of 90 days following the earlier of its receipt of such notice or its discovery of the breach, then the Mortgage Loan Seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the Mortgage Loans, by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller will be the sole Warranting Party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriter or any of its affiliates (other than the Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any Mortgage Loan in the Mortgage Pool if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

MORTGAGED PROPERTY ACCOUNTS

     Lock Box Accounts. With respect to 11 Mortgage Loans (the "Lock Box Loans"), representing approximately 16.5% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been, or may be, established in the name of the lender pursuant to the related loan documents. With respect to 4 of such Lock Box Loans, representing approximately 5.7% of the Initial Pool Balance, the tenants or related property manager are required to deposit rents directly into the related Lock Box Account. The terms of 7 Lock Box Loans, representing approximately 10.9% of the Initial Pool Balance, provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the failure of certain major tenants to renew or extend their respective leases, or the failure of the related borrower to lease such premises to new tenants acceptable to the lender, or the failure of the Mortgaged Property to meet certain DSCR requirements. Pursuant to the terms of the agreement governing the Lock Box Account for the ARD Loan (the "ARD Lock Box"), prior to the Anticipated Repayment Date, the funds in the ARD Lock Box may be released to the related borrower to the extent that such amounts are in excess of amounts needed to pay debt service and property operating expenses and reserves. After the Anticipated Repayment Date, all funds on deposit in the ARD Lock Box , in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the Mortgage Loan. The Lock Box Accounts will not be assets of either REMIC.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates") will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-Off Date (exclusive of payments of principal and interest due on or before the Cut-Off Date and exclusive of any Excess Interest paid on an ARD Loan after its Anticipated Repayment Date); (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Interest Reserve Account and the REO Account, if established; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under the Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans. The Certificates will consist of the following classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively herein as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates are referred to collectively herein as the "Subordinate Certificates." The Class B, Class C, Class D and Class E Certificates are referred to collectively herein as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively herein as the "Residual Certificates."

     Only the Class A, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, the Class F, Class G, Class H, Class I, Class J, Class K, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Pass-Through Rate" of any class of Certificates (other than the Residual Certificates) is a per annum rate that has been assigned to such class of Certificates for purposes of calculating the maximum amount of distributions allocable to interest that the holders of such class of Certificates are entitled to receive from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. Accordingly, on each Distribution Date each class of Certificates (other than the Residual Certificates) shall be entitled to receive distributions of interest accrued as described herein at the Pass-Through Rate of such Class on the Certificate Balance or, in the case of the Class X Certificates, the Notional Amount thereof (as described below), in each case subject to available funds.

     The "Certificate Balance" of any class of Certificates (other than the Class X and Residual Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. On each Distribution Date, the Certificate Balance of each class of Certificates (other than the Class X and Residual Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such class of Certificates on such Distribution Date. The Initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement subject to a variance of plus and minus 5%. The Class X Certificates will not have a Certificate Balance and will not entitle their holders to distributions of principal.

     The Class X Certificates will, however, be assigned a notional amount (the "Notional Amount") which, with respect to each Distribution Date will equal the aggregate stated principal balance of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, prior to the first Distribution Date, the Cut-Off Date. The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and does not represent a right to receive any distribution allocable to principal.

     The Offered Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $25,000 initial Certificate Balance and integral multiples of $1,000 in excess thereof, with one Certificate of each Class evidencing an Additional amount equal to the remainder of the Certificate Balance of each class. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through DTC's Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC's procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until Definitive Certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners that are not direct or indirect participants of DTC ("Participants") but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through direct and indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its direct and indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Paying Agent, the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its direct and indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their direct and indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     None of the Depositor, the Servicer, the Paying Agent, the Certificate Registrar, the Underwriter, the Special Servicer, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions with respect to payments made by DTC to its participants on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, direct Participants of DTC who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Paying Agent, the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer will recognize the holders of such definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records thereof, See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 14th day of each month or, if any such 14th day is not a business day, then on the next succeeding business day, commencing in March 1999 (each, a "Distribution Date"). All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which such Distribution Date occurs. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

     The Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (or subaccounts) (collectively, the "Certificate Account"), into which the Servicer is required to deposit, on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-Off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, Insurance and Condemnation Proceeds and Liquidation Proceeds), and from which the Servicer will be permitted to make withdrawals to pay (including without limitation) certain fees and expenses of the Trust Fund, including without limitation the Servicing Fee, the Special Servicer's Fee and indemnities to the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor. See "Servicing of the Mortgage Loans--Servicing and Other Compensations and Payment of Expenses" and "--Certain Matters Regarding the Servicer, the Special Servicer and the Depositor").

     The Trustee will establish and maintain an account or subaccount (the "Lower-Tier Distribution Account"), and a second account or subaccount (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Accounts") for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described herein.

     The Servicer will establish and maintain an "Interest Reserve Account" for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Servicer will be required to deposit, in respect of certain of the Mortgage Loans that accrue on the basis of actual days and a year of 360 days that are identified on the schedule of Mortgage Loans attached hereto as Annex C (collectively, the "Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Rate on the respective stated principal balance, as of the Distribution Date in the month preceding the month in which such Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account. The Servicer is authorized but not required to direct the investment of funds held in the Interest Reserve Account and the Certificate Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds. The Servicer will be required to bear any losses resulting from the investment of such funds other than as a result of the insolvency of the institution holding such account.

     Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:


     (a) the total amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

       (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

      (ii) all principal prepayments, Balloon Payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

      (iii) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders (including without limitation the Servicing Fee, the Special Servicer's Fee, any other amounts payable as compensation to the Servicer, indemnities to the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor and certain expenses of the Trust Fund. See "Servicing of the Mortgage Loans--Servicing and Other Compensations and Payment of Expenses" and "--Certain Matters Regarding the Servicer, the Special Servicer and the Depositor");

      (iv) all Yield Maintenance Charges;

      (v) all Excess Interest;

      (vi) with respect to the Interest Reserve Loans and any Distribution Date occurring in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the stated principal balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to the Pooling and Servicing Agreement;

      (vii) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error;

      (viii) all amounts received with respect to the Pari Passu Loan that are required to be paid to the lender thereunder pursuant to the terms of the Pari Passu Loan, the Pari Passu Intercreditor Agreement and the Pooling and Servicing Agreement; and

     (b) if and to the extent not already included in clause (a) hereof, the total amount of all cash transferred from the REO Account to the Certificate Account for such Distribution Date, less all amounts payable or reimbursable to any Person from the Certificate Account pursuant to the Pooling and Servicing Agreement;

     (c) all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to such Distribution Date. See "Description of the Pooling Agreement Certificate Account" in the prospectus; and

     (d) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account on the related Servicer Remittance Date.

     The "Due Period" for each Distribution Date and each Mortgage Loan will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Due Period on the business day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period. For purposes of the discussion in the prospectus, the Due Period is also the Prepayment Period (as defined in the prospectus).

     Priority. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount in the following order of priority:

     first, to the Class A-1, Class A-2 and Class X Certificates, pro rata (based upon their respective entitlements to interest for such Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for such Classes;

     second, (i) to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance of such Class is reduced to zero, and (ii) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A-1 Certificates on such Distribution Date) until the Certificate Balance of such Class is reduced to zero;

     third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A and Class B Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     eleventh, following reduction of the Certificate Balances of the Class A, Class B, and Class C Certificates to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B and Class C Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof, amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C and Class D Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twentieth, following reduction of the Certificate Balances of the Class A, Class B. Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to hero, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class I Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twenty-seventh, to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, and Class I Certificates to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     thirtieth, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates to zero, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     thirty-third, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full; and

     thirty-fourth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which any such reimbursement is made.

     Notwithstanding the distribution priority set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (such date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A Certificates without regard to the priorities set forth above.

     Pass-Through Rates. During each Interest Accrual Period, interest will accrue on the Certificate Balance (or, in the case of the Class X Certificates, on the Notional Amount) of each Class (other than the Residual Certificates), calculated as of the close of business on the Distribution Date during such Interest Accrual Period, at the Pass-Through Rate of such Class. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate per annum specified on the cover of this prospectus supplement; provided, however that in no event will the Pass-Through Rate of any such Class exceed the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rate determined without giving effect to any reduction of the Mortgage Rates as a result of the modification of any Mortgage Loans after the Cut-Off Date).

     The "Net Mortgage Rate" for each Mortgage Loan is equal to the related Mortgage Rate less the Servicing Fee Rate equal to 0.057% per annum for all Mortgage Loans other than Mortgage Loan No. 16393 with respect to which the servicing fee is 0.055% per annum.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note without giving effect to any default rate or the Revised Rate applicable to the ARD Loan. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Class X Pass-Through Rate and the limit on the Pass-Through Rate for the classes of Offered Certificates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (i) preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year, and
(ii) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note.

     Interest Distribution Amount. The "Interest Distribution Amount" for any class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Scheduled Principal Distribution Amount for such Distribution Date, (b) the Unscheduled Principal Distribution Amount for such Distribution Date and (c) the Principal Shortfall for such Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Servicer, the Trustee, or the Fiscal Agent, as applicable, and (b) all Balloon Payments to the extent received during the related Due Period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent Balloon Payment, regardless of the timing of such late payments, except to the extent such late payments are otherwise reimbursable to the Servicer, the Trustee or the Fiscal Agent, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal (other than any capitalized Excess Interest for an ARD Loan) received on the Mortgage Loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification, and (b) interest on the stated principal balance of such Mortgage Loan at the applicable Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date, exceeds (ii) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates on such preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The stated principal balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "stated principal balance" of each Mortgage Loan will initially equal the Cut-Off Date Balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The stated principal balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred (and notwithstanding that a loss may have occurred in connection with any such liquidation), the stated principal balance of such Mortgage Loan shall be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan", "Mortgage Loans" and "Mortgage Pool" herein and in the prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and stated principal balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer or the Special Servicer as if received on the predecessor Mortgage Loan.

     Allocation of Yield Maintenance Charges. On any Distribution Date, Yield Maintenance Charges collected during the related Due Period will be distributed by the Paying Agent on the classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Offered Certificates and
(ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

     No Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class I, Class J, Class K or Residual Certificates; instead, after the Certificate Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to holders of the Class X Certificates.


     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. See also "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

     Assumed Final Distribution Date; Rated Final Distribution Date. The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of such class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:




CLASS DESIGNATION            ASSUMED FINAL DISTRIBUTION DATE
--------------------------- --------------------------------
  Class A-1 ............... May 14, 2008
  Class A-2 ............... February 14, 2009
  Class B ................. July 14, 2012
  Class C ................. September 14, 2013
  Class D ................. October 14, 2013
  Class E ................. October 14, 2013

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS, WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT AND ASSUMING THE ARD LOAN IS PREPAID ON THE ANTICIPATED REPAYMENT DATE. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS (OR IN THE EVENT THE ARD LOAN IS NOT PREPAID ON THE ANTICIPATED REPAYMENT DATE), THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund and that no losses were experienced as a result of a default on any of the Mortgage Loans.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be February 14, 2031 the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     Generally, distributions in respect of interest and principal will be made to each class of Certificates sequentially, based on the alphabetical designations of each class (e.g. Class D will receive all interest distributions to be made to it before Class E receives any interest distribution, and Class D will receive all interest and principal distributions to be made to it before Class E receives any distribution in respect of principal). This is referred to as "sequential payment." On any Distribution Date, after making all required distributions on the Certificates, the aggregate of the principal balances of the Certificates may exceed the aggregate of the stated principal balances of the Mortgage Loans (we call this excess a "Collateral Support Deficit"). On any such Distribution Date, the aggregate of the Certificate balances of the Certificates will be reduced until it equals the aggregate of the stated principal balances of the Mortgage Loans on such date. Any such reduction will be allocated to the classes of Certificates in reverse sequential order, based on the alphabetical designations of each class (e.g., no such reduction will be made to the Class D principal balance until the principal balances of each class of Certificates with later alphabetical designations are reduced to zero). These features are referred to as "subordination."

     Subordination is intended to enhance the likelihood of timely receipt by the holders of senior Certificates of the full amount of all interest payable in respect thereof on each Distribution Date, and the ultimate receipt by the holders thereof of principal in an amount equal to, in each case, the entire Certificate Balance of such class of Certificates. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates until the Certificate Balance has been reduced to zero and then to the Class A-2 Certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate stated principal balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each such class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any such Collateral Support Deficit among the respective classes of Certificates as follows: to the Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, the Trustee will be required to allocate any such Collateral Support Deficit among the Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, Nonrecoverable Advances made in respect thereof, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein, and the payment of interest on Advances and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make an advance (a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(i) all Monthly Payments (net of the applicable Servicing Fee), other than Balloon Payments, which were due on the Mortgage Loans during the related Due Period and delinquent (or not advanced by any subservicer) as of the business day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make such required P&I Advance pursuant to the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make such required P&I Advance pursuant to the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Servicer, the Trustee nor the Fiscal Agent will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of such failure, the Trustee will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement.

     The Servicer, the Trustee or the Fiscal Agent, as the case may be, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer, the Trustee nor the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Servicer, the Trustee and the Fiscal Agent, as appropriate, will be entitled to be paid, first out of Default Interest and Penalty Charges, and then out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement (compounded monthly). The "Prime Rate" shall be the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

     Mortgage Loan No. 16393, as to which there is pari passu debt (as described above under "Description of the Mortgage Pool--Pari Passu Mortgage Loans"), will be serviced by BOMCM and specially serviced by AMRESCO pursuant to the pooling and servicing agreement that established the 1998-C1 Trust. Advances will be made with respect thereto by BOMCM (or by the related trustee). Repayment of such Advances (and any interest accrued thereon) will be from the proceeds of such Mortgage Loan prior to the transfer of such proceeds by BOMCM to the Servicer. If such Advances become Nonrecoverable Advances (which will be on substantially the same conditions that govern such determinations with respect to the other Mortgage Loans), BOMCM (or the related trustee) will be repaid from assets of the Trust Fund.

     Each Distribution Date Statement delivered by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein and "Description of Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction will be calculated. As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance in respect of interest will be reduced by an amount equal to the portion of the Appraisal Reduction Amount (defined below) attributable to the interest component of the related Monthly Payment or Assumed Scheduled Payment, which will have the effect of reducing the amount of interest available to the most subordinate class or classes of Certificates then outstanding (i e., first to the Class K Certificates, then to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above.

     An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which an extension of the Maturity Date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) twenty days after the uncured failure of the borrower with respect to any Balloon Loan to make the Balloon Payment thereon, (iv) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension that is the result of a modification of such Mortgage Loan by the Special Servicer) occurs, (v) the date on which a receiver has been appointed, (vi) the date on which a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding scheduled principal balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of such appraisal shall be paid by the Servicer as an Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, over (ii) the sum as of the Due Date occurring in the month of such Distribution Date of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer, the Trustee or the Fiscal Agent and/or for which funds have not been escrowed).

     The "Appraisal Reduction Amount" for any Distribution Date shall equal the product of (i) the applicable per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (ii) the sum of all Appraisal Reductions with respect to such Distribution Date.

     The Special Servicer will be required to receive such appraisal within 60 days after the Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such MAI appraisal, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal. In the event that the Special Servicer has not received such MAI appraisal within the timeframe described above, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current scheduled principal balance of the related Mortgage Loan until such MAI appraisal is received.

     Notwithstanding the foregoing, within six months of receiving any appraisal required to be obtained as described above, the Controlling Class Representative shall have the right to require the Special Servicer to obtain a new appraisal of the same Mortgaged Property from an appraiser chosen by the Special Servicer. The cost of such appraisal shall be paid, without right of reimbursement, by the Controlling Class, and the Special Servicer shall not be required to seek to obtain any such appraisal unless the Special Servicer has received reasonable assurance of payment for such appraisal and any expenses related thereto. Upon receipt of the new appraisal, the Special Servicer will be required to recalculate the related Appraisal Reduction and Appraisal Reduction Amount with respect to the related Mortgage Loan on the basis of such new appraisal (until the next Appraisal Reduction Event or as otherwise required by the Pooling and Servicing Agreement.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event or sooner if a material event has occurred that the Special Servicer reasonably believes will positively or negatively affect the valuation of the Mortgaged Property, to order a new appraisal, the cost of which shall be a Servicing Advance. Based upon such appraisal, the Special Servicer shall redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of such Appraisal Reduction Event unless any event has occurred or circumstances arisen that could materially affect the market value of such Mortgaged Property. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer shall report that the Appraisal Reduction then in effect is zero, and shall return to making Advances on the basis of a new Appraisal and the provisions of such Mortgage Loan without any reductions for such Appraisal Reduction.


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date, to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates.

     1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to holders of each class of Certificates allocable to (A) Distributable Certificate Interest and/or (B) Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced;
   (v) with respect to any Mortgage Loan as to which the related Mortgaged Property become an REO Property during the preceding Due Period, the stated principal balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the Loan Number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation

   Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the end of the related Due Period, the Loan Number of the related Mortgage Loan, the value of such REO Property based on the most recent Appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Due Period, (A) the Loan Number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property sold or otherwise disposed of during the Due Related and the portion thereof included in the Available Distribution Amount for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance of each class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Collateral Support Deficits and Certificate Deferred Interest; (x) the aggregate amount of Unscheduled Principal Distribution Amount received during the related Due Period; (xi) the Pass-Through Rate applicable to each class of Certificates for such Distribution Date; (xii) the aggregate amount of the Servicing Fee, Special Servicing Fee, Workout Fee, Liquidation Fee and any other servicing or special servicing compensation retained by or paid to the Servicer, or the Special Servicer for the related Due Period; (xiii) the amount of Collateral Support Deficits, if any, incurred with respect to the Mortgage Loans during the related Due Period and in the aggregate for all Due Periods (except to the extent reimbursed or paid); (xiv) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer, the Trustee and the Fiscal Agent and the amount of interest accrued thereon; (xv) the amount of any Appraisal Reduction allocable to the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amount as of such Distribution Date. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Description of the Mortgage Pool--Additional Mortgage Loan Information" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this prospectus supplement under such caption and a loan-by loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid through date, Maturity Date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Yield Maintenance Charges received. Such loan-by-loan listing is required to be made available electronically; provided, however, the Trustee is required to provided Certificateholders with a written copy of such report upon request.

     Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP System at (714) 282-5518 and requesting statement number 384. Additionally, certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle National Bank at www.lnbabs.com or their electronic bulletin board service at 714-282-5518 or such other mechanism as the Trustee may have in place from time-to-time.

     Servicer Reports. Commencing in March, 1999, the Servicer is required to deliver to the Trustee, the Rating Agencies and the Depositor prior to each Distribution Date, and the Trustee is to make available to each Certificateholder, the Underwriter and, if requested, any potential investor in the Certificates, on each Distribution Date,

     (i) The following two Commercial Real Estate Secondary Market and Securitization Association ("CSSA") data files:

       (a) the "CSSA Loan Periodic Update File"; and

       (b) to the extent received from the Servicer, the "CSSA Property Data File"; and

     (ii) The following six reports:

     (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, underwritten cash flow and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods; (i) the most current available year-to-date, (ii) the previous two full fiscal years (if made available to the Servicer), and (iii) the "base year" (representing the original underwriting information used as of the Cut-Off Date).

     (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Determination Date, were delinquent 30-59 days, delinquent 60-89 days, 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

     (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Determination Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Due Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the respective Determination Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the related Due Period, historically, and (ii) the amount of Collateral Support Deficits occurring during the related Due Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the respective Determination Date (but which became an REO Property during or prior to the related Due Period), (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such determination (including any prepared internally by the Special Servicer).

     (f) A "Watch List" as of the close of business on the Determination Date immediately preceding the respective Distribution Date setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     Commencing in March, 1999, subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CSSA Reports; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. See "Annex B" to this prospectus supplement or the forms of Servicing Reports.

     The Servicer is also required to deliver to the Trustee and Special Servicer the following materials:

     (a) Annually, on or before June 30, 1999 and thereafter annually by June 30 of each year, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver or otherwise agrees to provide such information and has in fact delivered such items) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its reasonable best efforts consistent with the Servicing Standard to obtain said annual operating statements and rent rolls.

     (b) Promptly upon receipt by the Servicer (or within twenty days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, and "NOI Adjustment Worksheet" for such Mortgaged Property (with annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

     The Trustee is to deliver a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Servicer to the Depositor, the Underwriter, the Special Servicer and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any Operating Statement Analysis Report and NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

     The Trustee, the Servicer and the Special Servicer will be indemnified by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party. None of the above reports will include any information that the Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer no later than at least one business day after the related Determination Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that it included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable. See "Annex B" this prospectus supplement for the forms of Servicing Reports.

     Annual Reports. In addition, within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1)(i), (ii), (ix) and (xiii) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement will require that the Trustee make available at its offices primarily responsible for administering the Trust Fund, during normal business hours, for review by any holder of an Offered Certificate, originals or copies of, among other things, the following items:
(a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus, (d) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus, (e) the most recent property inspection report prepared by or on behalf of the Servicer in respect of each Mortgaged Property,
(f) the most recent Mortgaged Property annual operating statements, if any, collected by or on behalf of the Servicer, and (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer. Copies of any and all of the foregoing items will be available from the Servicer upon request.

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for enforcing all provisions of the Mortgage Loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Trustee, subject to certain restrictions set forth therein, to provide the reports available to Certificateholders set forth above, as well as certain other information received by the Trustee, to any Certificateholder, the Underwriter, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided, however, that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

     Except as otherwise set forth in this paragraph, until such time as Definitive Certificates are issued, the foregoing information will be available to Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Servicer, the Trustee, the Fiscal Agent, the Depositor, the Paying Agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co. as nominee for DTC.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates, and (ii) in the case of any other class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates with Certificate Balances, each determined as of the Distribution Date immediately preceding such time. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class will be deemed to be reduced by the amount of any Appraisal Reductions allocated to such class related to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, that such restrictions will not apply to any other exercise of the rights of the Controlling Class Certificateholders, whether or not such a Certificateholder is an affiliate of the Servicer or Special Servicer. See "Description of the Certificates--Voting Rights" in the prospectus.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

     At its option, on any Distribution Date on which the remaining aggregate stated principal balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, the holder of the largest amount of the Controlling Class Certificates may purchase all, but not less than all, of the Mortgage Loans and REO

Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If such Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If such Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund. Any such purchase of Mortgage Loans, Specially Serviced Mortgage Loans or REO Properties is required to be made at a price equal to aggregate Purchase Price of all of the Mortgage Loans, Specially Serviced Mortgaged Loans (exclusive or REO Loans) or REO Properties being purchased. The "Purchase Price" for any Mortgage Loan or Specially Serviced Mortgage Loan is an amount equal to the sum of (i) the stated principal balance of such Mortgage Loan or Specially Serviced Mortgage Loan, (ii) all accrued and unpaid interest on such Mortgage Loan or Specially Serviced Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Due Period of purchase, (iii) (except where the Servicer is the purchaser of such Mortgage Loan) all related unreimbursed Servicing Advances, together with accrued interest thereon and
(iv) (except where the Special Servicer is the purchaser of such Specially Serviced Mortgage Loan) any unpaid Special Servicing Fees allocable to such Specially Serviced Mortgage Loan. The "Purchase Price" for any REO Property is the fair market value of such REO Property (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan). The fees and expenses of the Servicer and Special Servicer incurred in connection with the related termination of the Trust Fund will be paid from the proceeds of any such sale or liquidation.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "Distributions--Priority."

     Any optional termination by such Certificateholder, the Servicer, the Special Servicer, or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans (without, however, the payment of any Yield Maintenance Charges) and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" herein.


THE TRUSTEE

     LaSalle National Bank, a nationally chartered bank, will act as trustee (the "Trustee") on behalf of the Certificateholders. LaSalle is a subsidiary of LaSalle National Corporation, which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt (or that of its fiscal agent) is rated not less than "AA" or its equivalent by each of Moody's and S&P (or such lower rating as would not result, as confirmed in writing by each Rating Agency, in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107. Attention: Asset Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1. As of December 31, 1997, the Trustee had assets of approximately $19 billion.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to receive a monthly fee from the Servicer. The Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. See "Description of the Pooling Agreements--the Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Administrative Matters" in the prospectus.


FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as Fiscal Agent on behalf of the Certificateholders and will be obligated to make any Advance required to be made, but not made, by the Servicer and the Trustee under the Pooling and Servicing Agreement; provided, however, that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of June 30, 1998, the Fiscal Agent had assets of approximately $491 billion. In the event that LaSalle National Bank shall for any reason cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.


PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     The Trustee will act as initial paying agent (in such capacity, the "Paying Agent"), as initial registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of definitive certificates, if issued, and as initial authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").


                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; (iii) the aggregate amount of distributions on such Certificate and (iv) the aggregate amount of Collateral Support Deficit amounts allocated to the class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement; provided, however, that in no event will the Pass-Through Rate of any such Class exceed the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date). Certain of the Mortgage Loans have a Net Mortgage Rate which may be less than the Pass-Through Rate of a class of the Offered Certificates. However, the shortfall between the Net Mortgage Rate of such Mortgage Loans and the fixed Pass-Through Rates of the Offered Certificates is expected to be covered at all times during the life of the Offered Certificates by the amount of interest payments on the other Mortgage Loans in the Mortgage Pool, all of which bear interest at Mortgage Rates

(and with corresponding Net Mortgage Rates) greater than the Mortgage Rate for such Mortgage Loans. However, in the very unlikely event that substantially all of the other Mortgage Loans pay off or are otherwise liquidated before the Offered Certificates are retired it is possible that the Pass-Through Rate could be adjusted downward to avoid a mismatch between such rate and the Net Mortgage Rate of such Mortgage Loans.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extensions of Maturity Dates by the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrower under the ARD Loan may have certain incentives to prepay the Mortgage Loan on the related Anticipated Repayment Date, there can be no assurance that the borrower under the ARD Loan will be able to prepay such Mortgage Loan on the related Anticipated Repayment Date. The failure of the related borrower to prepay the ARD Loan on the Anticipated Repayment Date will not be an event of default under the terms of such Mortgage Loan; provided, that the Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan documents. See "Risk Factors--Risks Associated with Balloon Payments and ARD Loan" herein.


     Prepayments and, assuming the respective Maturity Dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans-- Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans or shortfalls or losses otherwise resulting in the reduction of the assets of the Trust Fund. Losses and other shortfalls on the Mortgage Loans will generally be borne by the holders of the Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of such class of Certificates. In the event of the reduction of the Certificate Balances of all such classes of Certificates to zero, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus. The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the Mortgage Loans voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Periods, although the enforceability of such provisions is, in many states, subject to certain equitable principles even outside of the bankruptcy context. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 14 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices.

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates-- Distributions--Priority" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the Mortgage Loan Maturity Date. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period and/or Yield Maintenance Period. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.


     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such class of Certificates. The tables have been prepared on the basis of the following assumptions, among others: (i) scheduled monthly payments of principal and/or interest on the Mortgage Loans, in each case prior to any prepayment of the Mortgage Loan, will be timely received (with no defaults) and will be distributed on the 14th day of each month (or the next business day if the 14th day of the month is not a business day) commencing in March, 1999; (ii) the Mortgage Rate in effect for each Mortgage Loan as of the Cut-Off Date will remain in effect to the Maturity Date of such Mortgage Loan;
(iii) the monthly principal and interest payment due for each Mortgage Loan on the first Due Date following the Cut-Off Date will continue to be due on each Due Date until the Maturity Date of such Mortgage Loan; (iv) any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable Lockout and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables; (v) the Mortgage Loan Seller will not be required to repurchase any Mortgage Loan, and none of the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the Trust Fund; (vi) no Yield Maintenance Charges are included in any allocations or calculations; (vii) any principal prepayments received on the Mortgage Loans are prepayments in full; (viii) the Closing Date is February 10, 1999; and (ix) the ARD Loan prepays on the Anticipated Repayment Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such class of Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR    3% CPR    6% CPR    9% CPR   12% CPR
-------------------------------------------   -------   -------   -------   -------   -------
Initial Percent ...........................     100       100       100       100       100
February 14, 2000 .........................      93        93        93        93        93
February 14, 2001 .........................      85        85        85        85        85
February 14, 2002 .........................      77        77        77        77        77
February 14, 2003 .........................      69        69        69        69        69
February 14, 2004 .........................      59        59        59        59        59
February 14, 2005 .........................      49        49        49        49        49
February 14, 2006 .........................      36        36        36        36        36
February 14, 2007 .........................      21        21        21        21        21
February 14, 2008 .........................       9         9         9         9         9
February 14, 2009 .........................       0         0         0         0         0
Weighted Average Life (Years)(A) ..........     5.5       5.5       5.5       5.5       5.5

----------
(A) The weighted average life of the Class A-1 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-1 Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR   3% CPR    6% CPR    9% CPR    12% CPR
-------------------------------------------   -------   -------   -------   -------   -------
Initial Percent ...........................     100       100       100       100       100
February 14, 2000 .........................     100       100       100       100       100
February 14, 2001 .........................     100       100       100       100       100
February 14, 2002 .........................     100       100       100       100       100
February 14, 2003 .........................     100       100       100       100       100
February 14, 2004 .........................     100       100       100       100       100
February 14, 2005 .........................     100       100       100       100       100
February 14, 2006 .........................     100       100       100       100       100
February 14, 2007 .........................     100       100       100       100       100
February 14, 2008 .........................     100       100       100       100       100
February 14, 2009 .........................       0         0         0         0         0
Weighted Average Life (Years)(A) ..........     9.7       9.7       9.7       9.7       9.7

----------
(A) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-2 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR     3% CPR      6% CPR      9% CPR      12% CPR
-------------------------------------------   -------   ---------   ---------   ---------   ---------
Initial Percent ...........................       100         100         100         100         100
February 14, 2000 .........................       100         100         100         100         100
February 14, 2001 .........................       100         100         100         100         100
February 14, 2002 .........................       100         100         100         100         100
February 14, 2003 .........................       100         100         100         100         100
February 14, 2004 .........................       100         100         100         100         100
February 14, 2005 .........................       100         100         100         100         100
February 14, 2006 .........................       100         100         100         100         100
February 14, 2007 .........................       100         100         100         100         100
February 14, 2008 .........................       100         100         100         100         100
February 14, 2009 .........................        60          60          60          60          60
February 14, 2010 .........................        44          44          44          44          44
February 14, 2011 .........................        27          27          27          27          27
February 14, 2012 .........................         8           8           8           8           8
February 14, 2013 .........................         0           0           0           0           0
Weighted Average Life (Years)(A) ..........      11.1        11.1        11.1        11.1        11.1

----------
(A) The weighted average life of the Class B Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class B Certificates.



                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR      3% CPR      6% CPR      9% CPR      12% CPR
-------------------------------------------   ---------   ---------   ---------   ---------   ---------
Initial Percent ...........................       100         100         100         100         100
February 14, 2000 .........................       100         100         100         100         100
February 14, 2001 .........................       100         100         100         100         100
February 14, 2002 .........................       100         100         100         100         100
February 14, 2003 .........................       100         100         100         100         100
February 14, 2004 .........................       100         100         100         100         100
February 14, 2005 .........................       100         100         100         100         100
February 14, 2006 .........................       100         100         100         100         100
February 14, 2007 .........................       100         100         100         100         100
February 14, 2008 .........................       100         100         100         100         100
February 14, 2009 .........................       100         100         100         100         100
February 14, 2010 .........................       100         100         100         100         100
February 14, 2011 .........................       100         100         100         100         100
February 14, 2012 .........................       100         100         100         100         100
February 14, 2013 .........................        84          84          84          84          84
February 14, 2014 .........................         0           0           0           0           0
Weighted Average Life (Years)(A) ..........      14.3        14.3        14.3        14.3        14.3

----------
(A) The weighted average life of the Class C Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR      3% CPR      6% CPR      9% CPR      12% CPR
-------------------------------------------   ---------   ---------   ---------   ---------   ---------
Initial Percent ...........................       100         100         100         100         100
February 14, 2000 .........................       100         100         100         100         100
February 14, 2001 .........................       100         100         100         100         100
February 14, 2002 .........................       100         100         100         100         100
February 14, 2003 .........................       100         100         100         100         100
February 14, 2004 .........................       100         100         100         100         100
February 14, 2005 .........................       100         100         100         100         100
February 14, 2006 .........................       100         100         100         100         100
February 14, 2007 .........................       100         100         100         100         100
February 14, 2008 .........................       100         100         100         100         100
February 14, 2009 .........................       100         100         100         100         100
February 14, 2010 .........................       100         100         100         100         100
February 14, 2011 .........................       100         100         100         100         100
February 14, 2012 .........................       100         100         100         100         100
February 14, 2013 .........................       100         100         100         100         100
February 14, 2014 .........................         0           0           0           0           0
Weighted Average Life (Years)(A) ..........      14.7        14.7        14.7        14.7        14.7

----------
(A) The weighted average life of the Class D Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class D Certificates.



                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR      3% CPR      6% CPR      9% CPR      12% CPR
-------------------------------------------   ---------   ---------   ---------   ---------   ---------
Initial Percent ...........................       100         100         100         100         100
February 14, 2000 .........................       100         100         100         100         100
February 14, 2001 .........................       100         100         100         100         100
February 14, 2002 .........................       100         100         100         100         100
February 14, 2003 .........................       100         100         100         100         100
February 14, 2004 .........................       100         100         100         100         100
February 14, 2005 .........................       100         100         100         100         100
February 14, 2006 .........................       100         100         100         100         100
February 14, 2007 .........................       100         100         100         100         100
February 14, 2008 .........................       100         100         100         100         100
February 14, 2009 .........................       100         100         100         100         100
February 14, 2010 .........................       100         100         100         100         100
February 14, 2011 .........................       100         100         100         100         100
February 14, 2012 .........................       100         100         100         100         100
February 14, 2013 .........................       100         100         100         100         100
February 14, 2014 .........................         0           0           0           0           0
Weighted Average Life (Years)(A) ..........      14.7        14.7        14.7        14.7        14.7

----------
(A) The weighted average life of the Class E Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class E Certificates.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information herein supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Servicer (directly or through one or more subservicers) and the Special Servicer will be required to service and administer the Mortgage Loans. Each of the Servicer and the Special Servicer is permitted to appoint subservicers; provided, however, that the Servicer and the Special Servicer, as the case may be, will remain primarily liable for the actions and omissions of any subservicer appointed by it.

     Each of the Servicer and the Special Servicer will diligently service and administer the respective Mortgage Loans for which each is responsible on behalf of the Trustee for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable business judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, (i) services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, commercial, and multifamily mortgage lenders servicing their own mortgage loans or (ii) services and administers commercial, multifamily and manufactured housing mortgage loans owned by the Servicer or the Special Servicer, as the case may be, whichever standard is higher, and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, notwithstanding: (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Servicer's obligation to make Advances; (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction and (E) owning or managing any other mortgage loans or mortgaged properties for third parties (the foregoing, collectively referred to as the "Servicing Standard"). Each of the Servicer and Special Servicer has full power and authority, acting alone, to do or cause to be done any and all things in connection with the servicing and administration of the Mortgage Loans which it may deem necessary or desirable, subject only to the Servicing Standard and the terms of the Pooling and Servicing Agreement and the respective Mortgage Loans.

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Servicer initially will be responsible for the servicing of the entire Mortgage Pool. With respect to any Mortgage Loan:

     (i) as to which a payment default has occurred at its Maturity Date, or, if the Maturity Date has been extended, at its extended maturity,

     (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent,

     (iii) as to which the Servicer determines that a payment default has occurred or is imminent and is not likely to be cured by the related borrower within 60 days,

     (iv) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for such a proceeding (provided that if such appointment, decree or order is stayed or discharged, or such consent revoked within 60 days such Mortgage Loan shall not be considered a Specially Serviced Mortgage Loan during such period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due,

     (v) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property,

     (vi) as to which, in the judgment of the Servicer, a payment default has occurred or is reasonably foreseeable and is not likely to be cured by the borrower within 60 days, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings,

     (vii) as to which a default of which the Servicer has actual notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days), or

     (viii) as to which the Servicer has received actual notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property,

the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans". The Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes current and remains current for three consecutive monthly payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below) and the Rating Agencies. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of the Trust Fund. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the Trust Fund.

     The "Directing Certificateholder" will be a holder of Controlling Class Certificates selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The Directing Certificateholder will have no duty or liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reasons of reckless disregard of obligations or duties. By accepting any Certificate, the related Holder will be deemed to have acknowledged and agreed that the Directing Certificateholder may have special relationships interests that conflict with those of Holders of one or more classes of Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class and may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct solely by reasons of its having acted in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to the lesser of (a) 1% of the Initial Pool Balance, (b) 50% of the initial Certificate Balance of such Class, in the case of the Class A, Class B, Class C, Class D and Class E Certificates and (c) 25% of the initial Certificate Balance of such Class in the case of any other class of Certificates (other than the Residual Certificates). For purposes of determining the identity of the Controlling Class, the Certificate Balance of any Class shall be deemed to be reduced by the amount of any Appraisal Reductions allocated to such class related to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

     The Controlling Class as of the Closing Date will be the Class K Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would require or cause it to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of the Pooling and Servicing Agreement, including its obligation to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose it, the Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee, the Fiscal Agent or their officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of its or the Servicer's responsibilities under the Pooling and Servicing Agreement or cause or direct it to act in a manner contrary to the Servicing Standard.


THE SERVICER

     GE Capital Loan Services, Inc. or an affiliate thereof is expected to act as the master servicer (the "Master Servicer") pursuant to the Pooling and Servicing Agreement. The Master Servicer is a Delaware corporation and an affiliate of the Special Servicer. The Master Servicer is a wholly owned subsidiary of GECIA Holdings, Inc., which is itself a wholly owned subsidiary of GE Capital Services Corporation, which is itself a wholly owned subsidiary of The General Electric Company. The principal servicing offices of the Master Servicer are located at 363 North Sam Houston Parkway E., Suite 200, Houston, Texas 77060. As of June 30, 1998, the Master Servicer was the servicer of a portfolio of multifamily and commercial mortgage loans, secured by properties located throughout the United States and totaling approximately $14.5 billion in aggregate outstanding principal amounts, including loans securitized in mortgage backed securitization transactions. The Master Servicer intends to engage one or more sub-servicers to service a portion of the Mortgage Loans. The Master Servicer will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans that are not Specially Serviced Mortgage Loans, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

     The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Seller, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof. The Servicer (except for the information under this heading) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement, the prospectus or any related documents.


THE SPECIAL SERVICER

     GE Capital Realty Group, Inc. or an affiliate thereof is expected to act as the special servicer (the "Special Servicer") pursuant to the Pooling and Servicing Agreement. The Special Servicer is a Texas corporation and an affiliate of the Master Servicer, and a wholly owned subsidiary of GE Capital Access, Inc., which is a wholly owned subsidiary of GE Capital Services Corporation. The Special Servicer will conduct property inspections, collect financial statements, rent rolls and other financial data on the Mortgaged Properties and prepare reports, with respect to the Specially Serviced Mortgage Loans and upon written notice to the Master Servicer with respect to any other Mortgage Loans for administering any REO Property and for performing certain other servicing functions with respect to the Mortgage Pool under the Pooling and Servicing Agreement. One or more affiliates of the Special Servicer are expected to purchase the Class F, Class G, Class H, Class J and Class K Certificates on the Closing Date. The Special Servicer's principal offices are located at 2 Bent Tree Tower, 16479 Dallas Parkway, Suite 400, Addison, Texas 75001.

     The information concerning the Special Servicer set forth herein has been provided by the Special Servicer, and none of the Mortgage Loan Seller, the Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis with respect to the Mortgage Loans, from amounts received in respect of interest on each Mortgage Loan, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to 0.057% per annum computed on the basis of the stated principal balance of the related Mortgage Loan. The servicing fee payable with respect to Mortgage Loan Number 16393 under the pooling and servicing agreement for the 1998-C1 Trust is 0.055% per annum. The Servicer will be responsible for paying the Trustee Fee from the Servicing Fee.

     In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (i) all assumption fees and processing fees paid by the borrowers on Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account and the Interest Reserve Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds and will bear any losses resulting from the investment of such funds. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent such interest is not required to be paid to the related borrowers. The Servicer will be obligated to pay the annual fees of each Rating Agency up to an aggregate of $25,000 per annum. Rating Agency fees in excess of $25,000 are the obligation of the Depositor.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the stated principal balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the Trust Fund.

     A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments, and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated by the Directing Certificateholder (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the Net Liquidation Proceeds (defined below). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds (defined below) received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of all assumption fees on or with respect to Specially Serviced Mortgage Loans and all modification fees with respect to all Mortgage Loans (without regard to whether such Mortgage Loans are Specially Serviced Mortgage Loans). The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such amounts are not needed to pay interest on Advances. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loan. "Liquidation Proceeds" means cash (other than insurance and condemnation proceeds and revenues from REO Properties) received or paid by the Servicer in connection with (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, (ii) the realization upon any deficiency judgment obtained against a borrower; (iii) any sale of a defaulted Mortgage Loan less related expenses.

     Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Pool in accordance with the Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

     As and to the extent described herein under "Description of the Certificates--Advances," the Servicer will be entitled to receive interest on Advances, such interest to be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any subservicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" herein and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.


MAINTENANCE OF INSURANCE

     The Servicer will use its reasonable best efforts consistent with the Servicing Standard to cause each borrower to maintain, to the extent required by the terms of the related Mortgage Note, all insurance coverage required under the related Mortgage (to the extent that the Trustee has an insurable interest and such insurance policy coverage is available at commercially reasonable rates, consistent with the Servicing Standard), or, if the related borrower does not maintain such coverage, the Servicer will maintain the insurance coverage, provided, however, that if the Servicer obtains such insurance coverage, the related insurance policy will include a replacement cost endorsement providing for no deduction for depreciation but, in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise permitted in the related Mortgage Loan documents. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use its reasonable best efforts consistent with the Servicing Standard to cause each borrower to maintain (to the extent required by the related Mortgage Loan), and if the borrower does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard), a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related Mortgage Loan permits the lender to require such coverage and maintaining such coverage is consistent with the Servicing Standard.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (i) an amount necessary to avoid the application of any co-insurance clause and (ii) the full replacement cost of the improvements on such REO Property. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

     The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans and REO Properties. Any losses incurred with respect to Mortgage Loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. With respect to any Mortgage Loan documents that require or permit that earthquake insurance be maintained, the Directing

Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties and, upon such request, the Servicer or Special Servicer, as applicable, will use its reasonable best efforts consistent with the Servicing Standard to enforce such obligations consistent with the terms of the related Loan Documents; provided, however, that the Directing Certificateholder may not make such request with respect to Mortgaged Properties with respect to which earthquake insurance was not maintained at origination unless there is a material adverse change in the facts and circumstances relating to the Mortgaged Property. A decrease in the NOI or Appraised Value of the related Mortgaged Property in excess of 10% since the Cut-Off Date shall constitute such a material adverse change. With respect to any Mortgage Loan (i) that does not require or permit the related lender to require that earthquake insurance be maintained or (ii) that the Servicer or Special Servicer, as applicable, has been unable to enforce the provisions of the preceding sentence, the Directing Certificateholder may request that earthquake insurance be secured by the Servicer or Special Servicer, as applicable, at the expense of the Directing Certificateholder. Any cost of maintaining any such required insurance or other earthquake insurance obtained by the Special Servicer shall be paid out of a segregated custodial account (or subaccount) created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Servicer as a Servicing Advance.

     Such costs may be recovered by the Servicer from reimbursements received from the borrower or, if the borrower does not pay such amounts, as Servicing Advances as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.


MODIFICATIONS, WAIVER AND AMENDMENTS

     The Special Servicer may agree to extend the Maturity Date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided, however, that, no such extension entered into by the Special Servicer shall extend the Maturity Date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the expiration of such leasehold estate; and provided further that, if such extension would extend the Maturity Date of a Mortgage Loan for more than twelve months from and after the original Maturity Date of such Mortgage Loan, the Special Servicer may only enter into such extension if it provides the Trustee with the opinion of counsel described in the next sentence. Except as otherwise set forth in this paragraph, the Special Servicer (or in certain circumstances the Servicer) may not waive, modify or amend any provision of a Mortgage Loan which is not in default or as to which default is not reasonably foreseeable except for (i) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (ii) any waiver, modification or amendment that would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and as to which the Special Servicer has provided the Trustee with an opinion of counsel that such waiver, modification or amendment will not constitute such a "significant modification."

     If, but only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will use its reasonable best efforts consistent with the servicing standard set forth in the Pooling and Servicing Agreement to the extent possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date.

     The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

     (i) extend the Maturity Date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date ten years prior to the expiration of such leasehold;

     (ii) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any class of Certificates (other than the Class X Certificates); or

     (iii) provide for the deferral of interest unless (A) interest accrues thereon, generally, at the related Mortgage Rate and (B) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of such Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes.

     The Servicer may, consistent with the Servicing Standards, modify or amend the terms of any Mortgage Loan without the consent of the Special Servicer in order to (i) cure any ambiguity therein, (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error (iii) waive defaults with respect to minor covenants (other than financial covenants), including with respect to late financial statements, to the extent such waiver will not have any material adverse effect on the rights or interests of the Certificateholder or any Class, (iv) release parcels of a Mortgaged Property to the extent that any such release will not have any material adverse affect on the rights or interests of the Certificateholders of any Class, if each Rating Agency has been notified by the Servicer of its intent to permit such release and each Rating Agency has provided written notice that such release will not result in the withdrawal, qualification or downgrade of its then current rating of any Class of Certificates (provided that releases as to which Mortgage Loan documents expressly require the borrower thereunder to make such releases upon the satisfaction of certain conditions shall be made as required in the Mortgage Loan documents), (v) make any other modifications, waivers or amendments which the Servicer determined, in accordance with the Servicing Standards are of routine nature and will not have a material adverse affect on the rights or interests of the Certificateholders of any Class, and provided that such modification or amendment would not be a "signficient modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b), and provided further that the proposed modification or amendment will not cause
(x) either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Upper-Tier REMIC or the Lower-Tier REMIC to be subject to any tax under the REMIC Provisions.

     Notwithstanding anything to the contrary herein, with respect to any Mortgage Loan the outstanding principal balance of which exceeds the lesser of $15,000,000 or 5% of the outstanding aggregate balance of all Mortgage Loans in the Trust Fund, to the extent the related Loan Documents require the related borrower to obtain the consent to or approval of the related mortgagee, the Servicer or the Special Servicer, as applicable, will not (a) consent to the removal or replacement of any property manager or (b) consent to or approve of any transfer of equity of (or equivalent ownership interests in) the related borrower or of any equity owner of the borrower that is itself required to be a special purpose entity if, during the term of such Mortgage Loan, in excess of 49% of such equity (or equivalent) will have been transferred to any other party, in either case unless notice thereof shall have been given to each Rating Agency and each Rating Agency shall have confirmed in writing that such action will not, by itself, result in the downgrade, withdrawal or reduction of its then-current rating of any outstanding Class of Certificates.

     The Special Servicer or the Servicer, as the case may be, will notify each other, the Rating Agencies, the Trustee and the Directing Certificateholder of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, is required to exercise reasonable best efforts, consistent with the Servicing Standard, to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property. The Special Servicer may not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid by the Servicer as a Servicing Advance) and either:

     (i) such report indicates that (a) the Mortgaged Property is in material compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     The Pooling and Servicing Agreement grants to the Servicer, the Special Servicer and the Controlling Class Certificateholder a right of first refusal to purchase from the Trust Fund any Mortgage Loan as to which two scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any such defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund longer than such period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool--Net Income from Foreclosure Property" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon and (iii) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest thereon) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (ii) the Servicer determines that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer will perform (at its own expense), or will cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a scheduled principal balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $ 2,000,000 at least once every 24 months, in each case commencing in the calendar year 1999; provided, however, that if the Servicer has a reasonable basis to believe that
(i) the DSCR with respect to any Mortgage Loan has decreased by 25% or more from the DSCR as of the Cut-off Date or (ii) the DSCR with respect to any Mortgaged Property has decreased to 1.05x or less, the Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be at the expense of the Trust Fund); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the reasonable cost of which inspection shall be at the expense of the Trust Fund). The Special Servicer or the Servicer, as applicable, will prepare a written report of each such inspection describing the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any waste committed thereon. The Servicer and the Special Servicer will deliver a copy of each such report prepared by the Servicer and Special Servicer to each other, each Rating Agency and the Trustee. The Special Servicer will have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Servicer prior to such inspection, and provides a copy of such inspection to the Servicer. The Special Servicer may, upon notice to the Servicer, perform or cause to be performed (at its own expense) the inspections otherwise required to be performed by the Servicer under certain circumstances specified in the Pooling and Servicing Agreement.

     With respect to each Mortgage Loan that requires the borrower to deliver such statements, the Special Servicer or the Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein.


CERTAIN MATTERS REGARDING THE SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) in the case of the Servicer or the Special Servicer, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any class of Certificates or (b) a determination that such obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any of its other activities. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. The

Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of reckless disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account therefor.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer will be allowed to self-insure with respect to a fidelity bond or errors and omissions policy (or their equivalent) so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) any failure by the Servicer to make any remittance required to be made by the Servicer on the day and by the time such remittance is required to be made under the terms of the Pooling and Servicing Agreement provided, however, that if such failure to remit occurs only once in any consecutive 12 month period, which failure is corrected by 11:00 a.m. New York City time on the following Business Day and does not result in any delay in any distributions to be made on the related Distribution Date, then, with respect to such one failure only, a default shall not be deemed to have occurred; (ii) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement provided; however that if such failure to deposit or remit occurs only once in any consecutive 12 month period, which failure is corrected by 11:00 a.m. New York City time on the related Distribution Date and does not result in any delay in any distributions to be made on the related Distribution Date, then with respect to such one failure only, a default shall not be deemed to have occurred; (iii) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days or under certain limited circumstances 60 days after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and (v) the Trustee shall have received notice from Moody's that the continuation of the Servicer or Special Servicer, as the case may be, has resulted, or would result, in and of itself, in a downgrading, qualification or withdrawal of the then-current rating on any Class of Certificates that are rated by Moody's if the Servicer or Special Servicer, as the case may be, is not replaced, or the Trustee has knowledge that the Servicer or Special Servicer, as the case may be, has been removed from S&P's list of approved servicers.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by any Rating Agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (i) to cure any ambiguity;

     (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

     (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the date of any P&I Advance would not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency;

     (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received a satisfactory opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates and (3) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any class of Certificates, as evidenced in writing from each Rating Agency;

     (v) to modify, eliminate or add to any of its provisions to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee, as evidenced by a satisfactory opinion of counsel (at the expense of the party requesting the amendment) (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

     (vi) to modify any provision of the Pooling and Servicing Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

     (vii) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder; and

     (viii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each Rating Agency provided that such amendment does not adversely impact any of the Certificateholders.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class without the consent of the holders of all Certificates of such Class then outstanding or (iii) adversely affect the Voting Rights of any class of Certificates without the consent of the holders of all Certificates of such Class then outstanding (iv) amend the amendment provisions of the Pooling and Servicing Agreement or (v) amend the definition of Servicing Standard.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will deliver its opinion that, assuming (i) the making of appropriate elections, (ii) compliance with the provisions of the Pooling and Servicing Agreement and (iii) compliance with applicable changes in the Code, including the REMIC Provisions, for federal income tax purposes, the Trust Fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (i) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (ii) the Class R and Class LR Certificates will be the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date hereof. The Offered Certificates are "Regular Certificates" as defined in the prospectus.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Class D and Class E Certificates will be issued with OID for federal income tax purposes in an amount equal to the excess of the initial Certificate Balances thereof over their respective issue prices (including accrued interest). It is also anticipated that the Class A-1 and Class A-2 Certificates will be issued at a premium. The prepayment assumption that will be used in determining the rate of accrual of OID and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%; provided, however, that it is further assumed that each ARD Loan prepays on its Anticipated Repayment Date (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described herein under "Description of the Certificates--Allocation of Yield Maintenance Charges." It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Servicer's actual receipt of a Yield Maintenance Charge. It appears that Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that result is not entirely clear and Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" to the extent such loans are secured by multifamily properties and manufactured housing communities, respectively. Mortgage Loans secured by multifamily properties represented approximately 26.37% of the Initial Pool Balance; and the Mortgage Loans secured by manufactured housing represented approximately 1.47% of the Initial Pool Balance. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Offered Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance.


     The Depositor has been advised by the Underwriter that it proposes to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor, estimated to
be approximately $ , will be   % of the initial aggregate Certificate Balance
of the Offered Certificates, plus accrued interest on the Offered Certificates from the Cut-off Date. The Underwriter may effect such transactions by selling Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.


     Bear, Stearns & Co. Inc. is an affiliate of the Mortgage Loan Seller and the Depositor.


     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter expects to make, but is not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.


     If and to the extent required by applicable law or regulation, this prospectus supplement and the prospectus will be used by Bear, Stearns & Co. Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS


     Certain legal matters will be passed upon for the Depositor and the Underwriter by O'Melveny & Myers LLP.

                                    RATINGS


     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by the Rating Agencies:



CLASS                    MOODY'S     S&P
---------------------   ---------   ----
  A-1 ...............      Aaa      AAA
  A-2 ...............      Aaa      AAA
  B .................      Aa2       AA
  C .................       A2       A
  D .................      Baa2     NR*
  E .................      Baa3     NR

----------
*     "NR" means not rated.

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely payment of interest on the Certificates and ultimate payment of principal thereof by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood or frequency of prepayments (whether voluntary or involuntary) on the Mortgage Loans. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, payment of Excess Interest, or whether and to what extent payments of Yield Maintenance Charges will be received or the corresponding effect on yield to investors.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                        LEGAL INVESTMENT CONSIDERATIONS

     The Class A Certificates and the Class B Certificates will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     The Depositor makes no representation as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and insurance company general accounts in which such plans, annuities, accounts or arrangements are invested that is subject to the fiduciary responsibility rules of ERISA, or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code and Similar Law and whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to Bear, Stearns & Co. Inc. an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-33, 55 Fed. Reg. 21,461 (May 24, 1990), as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39,021 (July 21, 1997) (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Class A Certificates, underwritten by the Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Class A Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class A Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by at least one of Moody's, S&P, Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of the Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates and any affiliate of any such member. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class A Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because the Class A Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by S&P. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A Certificate in the secondary market must make its own determination that, at the time of such purchase the Class A Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Class A Certificate, whether in the initial issuance of such Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Class A Certificate.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of Class A Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in

Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Class A Certificates by a Plan and (iii) the holding of Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.


     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by a Plan and (3) the holding of Class A Certificates by a Plan.


     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool.


     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm that (i) the Class A Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemption, including with respect to governmental plans, any exemptive relief afforded under Similar Laws. See "ERISA Considerations" in the prospectus. A purchaser of a Class A Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     Because the characteristics of the Subordinate Offered Certificates do not meet the requirements of the Exemption, the purchase or holding of such Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. In no event may any transfer of a Subordinate Offered Certificate or any interest therein be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of
Section 406 of ERISA and the related excise tax provisions of Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriter, any sub-servicer and any borrower with respect to the Mortgage Loans that the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60. See "ERISA Considerations" in the prospectus.


     ANY PLAN FIDUCIARY CONSIDERING WHETHER TO PURCHASE AN OFFERED CERTIFICATE ON BEHALF OF A PLAN SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE TO SUCH INVESTMENT.


     The sale of Certificates to a Plan is in no respect a representation by the Depositor or Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                        INDEX OF SIGNIFICANT DEFINITIONS



1998-C1 Trust ...............................                S-38
A
Aaa .........................................               S-112
AAA .........................................               S-112
Additional Debt .............................                S-27
Advances ....................................                S-80
AMRESCO .....................................                S-38
Anticipated Repayment Date ..................    S-16, S-39, S-40
Appraisal Reduction .........................                S-81
Appraisal Reduction Amount ..................                S-81
Appraisal Reduction Event ...................                S-81
ARD Loan ....................................                S-39
Asset Status Report .........................                S-96
Assumed Final Distribution Dates ............                 S-9
Assumed Scheduled Payment ...................                S-76
Authenticating Agent ........................                S-88
Available Distribution Amount ...............                S-71
B
Balloon Payments ............................                S-29
Base Interest Fraction ......................                S-77
BOMCM .......................................                S-38
C
Certificate Account .........................                S-70
Certificate Balance .........................                S-69
Certificate Registrar .......................                S-88
Certificates ................................                S-68
Class .......................................                S-68
Class A Certificates ........................                S-68
Collateral Support Deficit ..................    S-12, S-78, S-79
Comparative Financial Status Report .........                S-84
Controlling Class ...........................                S-97
Controlling Class Certificateholder .........                S-97
Corporate Trust Office ......................                S-87
Corrected Mortgage Loan .....................                S-96
Cross-Over Date .............................                S-75
CSSA Property Data File .....................                S-84
Current Occupancy Rate ......................                S-16
customary ...................................               S-104
Cut-Off Date Balance ........................                S-36
Cut-Off Date LTV ............................                S-43
D
DCR .........................................               S-112
Debt Service Coverage Ratio .................                S-48
Delinquent Loan Status Report ...............                S-84
Depositor ...................................                 S-7
Directing Certificateholder .................                S-96
Distributable Certificate Interest ..........                S-75
Distribution Accounts .......................                S-71

Distribution Date ...........................     S-70
Distribution Date Statement .................     S-82
DSCR ........................................     S-16
due .........................................     S-76
Due Date ....................................     S-14
Due Period ..................................      S-9
due-on-encumbrance ..........................     S-41
due-on-sale .................................     S-41
E
Earnout Period ..............................     S-37
e-commerce ..................................     S-30
ERISA Considerations ........................     S-23
ERISA Plan ..................................    S-111
Escrow Requirements .........................     S-55
Excess Interest .............................     S-39
Exemption ...................................    S-112
Existing Conditions .........................     S-61
F
Final Recovery Determination ................     S-83
FIRREA ......................................     S-56
Fitch .......................................    S-112
fixed rate ..................................     S-62
foreclosure property ........................    S-103
Form 8-K ....................................     S-42
Founders Property ...........................     S-52
fraudulent conveyance .......................     S-35
Full Earnout Amount .........................     S-37
ground leases ...............................     S-64
H
HAP .........................................     S-53
Hazardous Materials .........................     S-61
Historical Loan Modification Report .........     S-84
Historical Loss Report ......................     S-84
I
Initial Rate ................................     S-39
Interest Distribution Amount ................     S-75
Interest Reserve Account ....................     S-71
Interest Reserve Loans ......................     S-71
IRS .........................................    S-103
L
LCs .........................................     S-56
Letter of Credit ............................     S-37
Liquidation Fee .............................     S-99
Liquidation Fee Rate ........................     S-99
Liquidity Escrow ............................     S-39
Loan A ......................................     S-34
Loan B ......................................     S-34
Lock Box Accounts ...........................     S-68
Lock Box Loans ..............................     S-68
Lockout Period ..............................     S-40

Lower-Tier Distribution Account ...................          S-71
Lower-Tier REMIC ..................................         S-109
LTV Ratio .........................................          S-16
M
Master Servicer ...................................          S-97
Maturity LTV ......................................          S-43
Monthly Payments ..................................          S-14
Moody's ...........................................           S-5
Mortgage ..........................................          S-36
Mortgage Loan .....................................          S-76
Mortgage Loan Documents ...........................          S-58
Mortgage Loan Purchase and Sale Agreement .........          S-58
Mortgage Loans ....................................           S-7
Mortgage Note .....................................          S-36
Mortgage Pool .....................................          S-14
Mortgage Rate .....................................          S-75
mortgage related securities .......................         S-111
Mortgaged Property ................................          S-36
N
Net Mortgage Rate .................................          S-75
NOI Adjustment Worksheet ..........................          S-85
Non-Offered Certificates ..........................     S-7, S-68
Nonrecoverable Advance ............................          S-80
Non-SPE Loans .....................................          S-27
Notional Amount ...................................     S-5, S-69
NRA ...............................................          S-52
O
Offered Certificates ..............................     S-7, S-68
operating leverage ................................          S-24
Operating Statement Analysis Report ...............          S-84
operator ..........................................         S-103
owner .............................................         S-103
P
Pari Passu Debt ...................................    S-37, S-38
Partial Release Mortgaged Properties ..............          S-41
Participants ......................................          S-69
Pass-Through Rate .................................          S-68
Paying Agent ......................................          S-88
Percentage Interest ...............................          S-69
Phase I ...........................................          S-56
P&I Advance .......................................          S-79
Plan ..............................................         S-111
Prepayment Assumption .............................         S-109
Principal Distribution Amount .....................          S-75
Principal Shortfall ...............................          S-76
Property ..........................................          S-53
Purchase Price ....................................          S-67
qualified mortgage ................................          S-62
R
Rated Final Distribution Date .....................           S-9

real estate assets ..........................          S-109
Regular Certificates ........................          S-109
regular interests ...........................          S-109
Reimbursement Rate ..........................           S-80
Related Proceeds ............................           S-80
REMIC .......................................          S-109
REMIC Administrator .........................           S-88
REMIC Provisions ............................          S-109
Rents from real property ....................          S-104
REO Account .................................          S-101
REO Loan ....................................           S-76
REO Property ................................           S-96
REO Status Report ...........................           S-84
Residual Certificates .......................            S-8
residual interests ..........................          S-109
Resource ....................................           S-28
Revised Rate ................................           S-39
Risk Factors ................................           S-15
Rolling 12 Months ...........................           S-55
Rules .......................................           S-70
S
Senior Debt .................................     S-27, S-28
sequential payment ..........................           S-12
Series 1999-C1 Certificates .................            S-7
Servicer Remittance Date ....................           S-79
Servicing Advances ..........................           S-80
Servicing Fee ...............................           S-98
Servicing Fee Rate ..........................           S-98
Servicing Standard ..........................           S-95
Similar Law .................................          S-111
single-purpose entity .......................           S-27
SMMEA .......................................    S-23, S-111
S&P .........................................           S-22
Special Servicer ............................           S-98
Special Servicing Fee .......................           S-99
Special Servicing Fee Rate ..................           S-99
Subordinate Certificates ....................           S-68
Subordinate Offered Certificates ............           S-68
T
TIs .........................................           S-55
Tower 14 Property ...........................           S-52
Trustee .....................................           S-87
U
Underwriting Standards ......................           S-55
Underwritten Net Cash Flow ..................           S-55
Unfair and Deceptive Practices Acts .........           S-30
Upper-Tier Distribution Account .............           S-71
Upper-Tier REMIC ............................          S-109
us ..........................................            S-7
variable rate ...............................           S-62

V
Voting Rights .............................          S-86
W
Watch List ................................          S-84
we ........................................           S-7
Withheld Amounts ..........................          S-71
Workout Fee ...............................          S-99
Workout Fee Rate ..........................          S-99
Y
Yield and Maturity Considerations .........          S-33
Yield Maintenance Charge ..................    S-33, S-40
Yield Maintenance Period ..................          S-40
Yield Rate ................................          S-40
Z
Zoning Laws ...............................          S-35

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PROSPECTIVE INVESTORS ARE ADVISED TO READ CAREFULLY, AND SHOULD RELY SOLELY ON, THE FINAL PROSPECTUS SUPPLEMENT ("PROSPECTUS SUPPLEMENT") AND PROSPECTUS ("PROSPECTUS") RELATING TO THE CERTIFICATES REFERRED TO BELOW IN MAKING THEIR INVESTMENT DECISION.

THE INFORMATION CONTAINED IN THIS DISKETTE IS ALL OF THE INFORMATION SET FORTH ON ANNEX A TO THE PRELIMINARY PROSPECTUS SUPPLEMENT DATED JANUARY 20, 1999 TO THE PROSPECTUS DATED AUGUST 18, 1998, (COLLECTIVELY, THE "PROSPECTUS"), RELATING TO THE BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1, CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, AND CLASS E (THE "OFFERED CERTIFICATES") AND SHOULD BE REVIEWED ONLY IN CONJUNCTION WITH A CAREFUL REVIEW OF THE PROSPECTUS. SUCH INFORMATION DOES NOT INCLUDE ANY INFORMATION RELATING TO THE STRUCTURE OF THE OFFERED CERTIFICATES AND DOES NOT INCLUDE ALL RELEVANT INFORMATION RELATING TO THE UNDERLYING MORTGAGE LOANS. ADDITIONAL INFORMATION IS SET FORTH IN THE PROSPECTUS, AND PARTICULAR ATTENTION SHOULD BE PAID TO THE RISKS AND SPECIAL CONSIDERATIONS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES DESCRIBED IN THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS DISKETTE SHOULD NOT BE VIEWED AS PROJECTIONS, FORECASTS, PREDICTIONS OR OPINIONS WITH RESPECT TO VALUE.

ANY INFORMATION CONTAINED IN THIS DISKETTE WILL BE MORE FULLY DESCRIBED IN THE PROSPECTUS. PRIOR TO MAKING ANY INVESTMENT DECISION, A PROSPECTIVE INVESTOR SHALL RECEIVE AND SHOULD CAREFULLY REVIEW THE PROSPECTUS. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS REVIEWED THE PROSPECTUS. NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

LOAN CHARACTERISTICS
ANNEX A



  LOAN NUMBER    LOAN NAME                                        PROPERTY NAME                                ORIGINAL BALANCE
-------------------------------------------------------------------------------------------------------------------------------
11969            FOUNDERS PLAZA & TOWER 14                                                                      $ 20,900,000.00
           11969A                                                 Founders Plaza
           11969B                                                 Tower 14
16464            Stonecrest                                       Stonecrest                                      18,000,000.00
9691             Clemens Place Apartments                         Clemens Place Apartments                        14,100,000.00
-------------------------------------------------------------------------------------------------------------------------------
16462            South Bay Marketplace                            South Bay Marketplace                           11,600,000.00
8484             Eden Center                                      Eden Center                                     11,000,000.00
16363            Clarendon Apartments                             Claredon Apartments                             10,500,000.00
17918            Best Western Seven Seas                          Best Western Seven Seas                          9,500,000.00
8747             Hamilton Station Apartments                      Hamilton Station Apartments                      9,500,000.00
-------------------------------------------------------------------------------------------------------------------------------
9529             Washington  Commons                              Washington  Commons                              9,400,000.00
17820            240 West 35th Street                             240 West 35th Street                             8,000,000.00
9144             Regent Place Apartments                          Regent Place Apartments                          7,600,000.00
9100             PATIDAR HOTEL PORTFOLIO                                                                           6,080,000.00
            9100A                                                 Comfort Inn West Middlesex
            9100B                                                 Comfort Inn Elyria
            9100C                                                 Days Inn Georgetown
            9100D                                                 Holiday Inn Medina
-------------------------------------------------------------------------------------------------------------------------------
16771            Central Park Mews                                Central Park Mews                                7,000,000.00
9586             Gateway West Shopping Center                     Gateway West Shopping Center                     6,988,763.29
11853            1380 University Avenue                           1380 University Avenue                           6,500,000.00
8722             The Lakes Apartment Complex                      The Lakes Apartment Complex                      6,400,000.00
9412             Crown Theater                                    Crown Theater                                    6,400,000.00
-------------------------------------------------------------------------------------------------------------------------------
16718            Gateway Inn                                      Gateway Inn                                      6,400,000.00
8548             Hyde Park Office Condominiums                    Hyde Park Office Condominiums                    6,100,000.00
11931            580 Broadway                                     580 Broadway                                     6,030,000.00
12073            Stoneridge Corporate Park                        Stoneridge Corporate Park                        6,000,000.00
9291             Airport Thruway Plaza                            Airport Thruway Plaza                            5,800,000.00
-------------------------------------------------------------------------------------------------------------------------------
16814            Timonium Crossing S.C.                           Timonium Crossing S.C.                           5,600,000.00
5193             Encino Medical Tower                             Encino Medical Tower                             5,556,400.93
17735            42 W. 48th Street                                42 W. 48th Street                                5,500,000.00
6073             155 Spring Street                                155 Spring Street                                5,489,903.38
11472            Ramada Inn & Holiday Inn                         Ramada Inn/Holiday Inn                           5,375,000.00
-------------------------------------------------------------------------------------------------------------------------------
16823            Simi Commerce Center                             Simi Commerce Center                             5,050,000.00
11423            Tropicana Royale Apartments                      Tropicana Royale Apartments                      5,000,000.00
11516            Kingsbury Square                                 Kingsbury Square                                 5,000,000.00
11721            Strathmore/Orkney Realty Trust                   Strathmore/Orkney Realty Trust                   5,000,000.00
9056             Highlander Shopping Center                       Highlander Shopping Center                       4,700,000.00
-------------------------------------------------------------------------------------------------------------------------------
16561            Landmark West Apartments                         Landmark West Apartments                         4,600,000.00
16496            Hancock Plaza                                    Hancock Plaza                                    4,505,000.00
11839            Pitney Bowes                                     Pitney Bowes                                     4,400,000.00
9565             Washington Tower                                 Washington Tower                                 4,300,000.00
9513             Cohas Brook Shopping Center                      Cohas Brook Shopping Center                      4,300,000.00
-------------------------------------------------------------------------------------------------------------------------------
8939             Sutter Square Galleria                           Sutter Square Galleria                           4,250,000.00
17637            HIGHLAND CHATEAU & SEWARD FLATS                                                                   4,225,000.00
           17637A                                                 Highland Chateau
           17637B                                                 Seward Flats
9709             Evergreen Valley Plaza                           Evergreen Valley Plaza                           4,240,000.00
-------------------------------------------------------------------------------------------------------------------------------
9424             Brookwood Mobile Home Park                       Brookwood Mobile Home Park                       4,225,000.00
9556             Victoria Inn Apartments                          Victoria Inn Apartments                          4,200,000.00
16936            Mobius Management Systems                        Mobius Management Systems                        4,200,000.00
12147            Kingman Square                                   Kingman Square                                   4,150,000.00
16826            Ventura Business Park II                         Ventura Business Park II                         4,150,000.00
-------------------------------------------------------------------------------------------------------------------------------
11506            Woodstream Apartments                            Woodstream Apartments                            4,150,000.00
11997            Kittridge Apartments                             Kittridge Apartments                             4,100,000.00
12022            North Village Apartments                         North Village Apartments                         4,000,000.00
6561             Aborn Shopping Center                            Aborn Shopping Center                            4,000,000.00
11868            144 East 44th Street                             144 East 44th Street                             4,000,000.00
-------------------------------------------------------------------------------------------------------------------------------
9491             Main Street Commons                              Main Street Commons                              3,950,000.00
11895            DIXON LANDING & BRANHAM SELF STORAGE                                                              3,900,000.00
           11895A                                                 Dixon Landing Center
           11895B                                                 Branham Self-Storage
16830            Newbury Park Commerce Center                     Newbury Park Commerce Center                     3,900,000.00
-------------------------------------------------------------------------------------------------------------------------------
12074            325 East Main Street                             325 East Main Street                             3,900,000.00
11102            1509 Glen Avenue Associates                      1509 Glen Avenue Associates                      3,750,000.00
11552            Lake Hills Shopping Center                       Lake Hills Shopping Center                       3,700,000.00
8487             World Gym Plaza                                  World Gym Plaza                                  3,500,000.00
12075            123 East Main Street                             123 East Main Street                             3,500,000.00
-------------------------------------------------------------------------------------------------------------------------------
11279            The Springs of Scottsdale                        The Springs of Scottsdale                        3,500,000.00
17138            Holiday Inn Express                              Holiday Inn Express                              3,460,000.00
6019             525 Broadway                                     525 Broadway                                     3,500,000.00
17702            Camino Encinitas Plaza                           Camino Encinitas Plaza                           3,300,000.00
11978            Timber Creek Apartments                          Timber Creek Apartments                          3,350,000.00
-------------------------------------------------------------------------------------------------------------------------------
12252            Narberth Hall Apartments                         Narberth Hall Apartments                         3,250,000.00
9125             Wyndmoor Garden Apartments                       Wyndmoor Gardens                                 3,145,512.24
11207            Encanto Plaza                                    Encanto Plaza                                    3,100,000.00
17027            Budwey's Plaza Shopping Center                   Budwey's Plaza Shopping Center                   3,025,000.00
16820            Simi Business Park West                          Simi Business Park West                          2,975,000.00
-------------------------------------------------------------------------------------------------------------------------------
12178            The Drexel Building                              The Drexel Building                              2,900,000.00
16609            Simi Lock-up                                     Simi Lock-up                                     2,800,000.00
11162            PINE BEIL PORTFOLIO                                                                               2,750,000.00
           11162A                                                 37 Charles Street
           11162B                                                 234 East 81 Street
           11162C                                                 105 East 37 Street
-------------------------------------------------------------------------------------------------------------------------------
12203            REX HAVEN & REX TERRACE APARTMENTS                                                                2,700,000.00
           12203A                                                 Rex Haven Apartments
           12203B                                                 Rex Terrace Apartments
11999            Holiday Inn Express                              Holiday Inn Express                              2,650,000.00
11116            Madison Plaza                                    Madison Plaza                                    2,650,000.00
11411            People's Storage                                 People's Self Storage                            2,600,000.00
-------------------------------------------------------------------------------------------------------------------------------
16393            Lomas Santa Fe Center                            Lomas Santa Fe Center                            2,500,000.00
16498            Engine Supply Co                                 Engine Supply Co                                 2,475,000.00
9327             Green Countrie Apartments                        Green Countrie Apartments                        2,450,000.00
9382             Colonial Grand Pacific Building                  Colonial Grand Pacific Building                  2,385,000.00
11687            Windom Gables Townhomes                          Windom Gables Townhomes                          2,400,000.00
-------------------------------------------------------------------------------------------------------------------------------
9422             Houma Kmart                                      Houma Kmart                                      2,350,000.00
11845            Midtown Mall                                     Midtown Mall                                     2,300,000.00
16829            Ventura Business Park III                        Ventura Business Park III                        2,275,000.00
12033            Montclair Arms Apartments                        Montclair Arms Apartments                        2,240,000.00
9280             The Arbor Plaza                                  The Arbor Plaza                                  2,200,000.00
-------------------------------------------------------------------------------------------------------------------------------
12253            Merion Court Apartments                          Merion Court Apartments                          2,190,000.00
16957            200-204 Santa Monica Blvd.                       200-204 Santa Monica Blvd.                       2,175,000.00
17417            Holiday Inn Express                              Holiday Inn Express                              2,100,000.00
17137            Comfort Inn - Black Mt.                          Comfort Inn - Black Mt.                          1,900,000.00
17140            Comfort Inn - Concord                            Comfort Inn - Concord                            2,000,000.00
-------------------------------------------------------------------------------------------------------------------------------
11647            3344 Castle Heights Apartments                   3344 Castle Heights Apartments                   2,000,000.00
17194            101 Broadway                                     101 Broadway                                     2,000,000.00
11260            1630-38 12th Street                              Radical Media                                    1,945,000.00
9072             Tully Road Shopping Center                       Tully Road Shopping Center                       1,850,000.00
17704            Holiday Inn Express                              Holiday Inn Express                              1,830,000.00
-------------------------------------------------------------------------------------------------------------------------------
12257            Yellowstone Shopping Center                      Yellowstone Shopping Center                      1,800,000.00
11851            Turnpike Shopping Center                         Turnpike Shopping Center                         1,800,000.00
11098            Lowden Gardens                                   Lowden Gardens                                   1,775,000.00
11599            Sandy Plaza                                      Sandy Plaza                                      1,675,000.00
11265            Multi-Media Office                               Multi-Media Office                               1,645,000.00
-------------------------------------------------------------------------------------------------------------------------------
5296             Comfort Inn                                      Comfort Inn                                      1,600,000.00
17741            Silent Valley MHP                                Silent Valley MHP                                1,500,000.00
12050            Hilltop Shopping Center                          Hilltop Shopping Center                          1,500,000.00
11639            MAI Chaimson Headquarters                        MAI Chaimson Headquarters                        1,500,000.00
17187            North La Cienega Retail Center                   North La Cienega Retail Center                   1,510,000.00
-------------------------------------------------------------------------------------------------------------------------------
11272            Fox Hill Park Offices                            Fox Hills Park Offices                           1,400,000.00
11384            Fox Hill Garden Offices                          Fox Hill Garden Offices                          1,400,000.00
9328             Abbey House                                      Abbey House                                      1,400,000.00
16956            Silicon Graphics                                 Silicon Graphics                                 1,300,000.00
6129             Santa Fe Center                                  Santa Fe Center                                  1,325,000.00
-------------------------------------------------------------------------------------------------------------------------------
8673             MEADOW VALLEY & VALLEY STREAM MHP                MEADOW VALLEY & VALLEY STREAM MHP                1,300,000.00
            8673A                                                 Meadow Valley
            8673B                                                 Valley Stream
6131             Southwest Industrial Center                      Southwest Industrial Center                      1,100,000.00
9436             3424 Simpson Ferry Road                          3424 Simpson Ferry Road                            740,000.00
===============================================================================================================================

                              CUMULATIVE %                               INTEREST                         NET
 CUT-OFF      % OF INITIAL    OF INITIAL     NUMBER OF       GROSS       ACCRUAL    ADMINISTRATIVE     MORTGAGE
 BALANCE      POOL BALANCE   POOL BALANCE   PROPERTIES   MORTGAGE RATE   METHOD          FEE             RATE
-------------------------------------------------------------------------------------------------------------------
$ 20,833,834.70  4.36%          4.36%           2          7.4550%     ACTUAL/360       0.057%         7.3980%
                                                1
                                                1
  17,947,054.90  3.75%          8.11%           1          6.7050%     Actual/360       0.057%         6.6480%
  14,100,000.00  2.95%         11.06%           1          7.6050%     Actual/360       0.057%         7.5480%
-------------------------------------------------------------------------------------------------------------------
  11,567,888.28  2.42%         13.48%           1          6.9350%     Actual/360       0.057%         6.8780%
  10,838,384.65  2.27%         15.75%           1          7.0000%     Actual/360       0.057%         6.9430%
  10,467,141.83  2.19%         17.94%           1          6.8125%     Actual/360       0.057%         6.7555%
   9,500,000.00  1.99%         19.93%           1          7.9400%     Actual/360       0.057%         7.8830%
   9,466,781.34  1.98%         21.91%           1          6.0150%     Actual/360       0.057%         5.9580%
-------------------------------------------------------------------------------------------------------------------
   9,382,148.57  1.96%         23.87%           1          7.3500%     Actual/360       0.057%         7.2930%
   7,996,604.59  1.67%         25.54%           1          8.1500%     Actual/360       0.057%         8.0930%
   7,516,100.56  1.57%         27.12%           1          6.9100%     Actual/360       0.057%         6.8530%
   6,080,000.00  1.27%         28.39%           4          7.6200%     ACTUAL/360       0.057%         7.5630%
                                                1
                                                1
                                                1
                                                1
-------------------------------------------------------------------------------------------------------------------
   6,978,073.89  1.46%         29.85%           1          6.4600%     Actual/360       0.057%         6.4030%
   6,965,929.20  1.46%         31.31%           1          7.1900%     Actual/360       0.057%         7.1330%
   6,479,346.66  1.36%         32.66%           1          7.2500%     Actual/360       0.057%         7.1930%
   6,377,621.11  1.33%         33.99%           1          6.0150%     Actual/360       0.057%         5.9580%
   6,373,242.79  1.33%         35.33%           1          7.2500%     Actual/360       0.057%         7.1930%
-------------------------------------------------------------------------------------------------------------------
   6,400,000.00  1.34%         36.67%           1          8.2500%     Actual/360       0.057%         8.1930%
   6,083,091.08  1.27%         37.94%           1          6.9300%     Actual/360       0.057%         6.8730%
   6,019,831.38  1.26%         39.20%           1          7.1500%     Actual/360       0.057%         7.0930%
   5,986,156.80  1.25%         40.45%           1          6.6000%     Actual/360       0.057%         6.5430%
   5,784,051.28  1.21%         41.66%           1          6.9600%     Actual/360       0.057%         6.9030%
-------------------------------------------------------------------------------------------------------------------
   5,596,985.92  1.17%         42.83%           1          7.4750%     Actual/360       0.057%         7.4180%
   5,550,946.67  1.16%         43.99%           1          7.9700%     Actual/360       0.057%         7.9130%
   5,496,817.11  1.15%         45.14%           1          7.2500%     Actual/360       0.057%         7.1930%
   5,478,561.51  1.15%         46.29%           1          7.1250%     Actual/360       0.057%         7.0680%
   5,354,937.81  1.12%         47.41%           1          7.8000%     Actual/360       0.057%         7.7430%
-------------------------------------------------------------------------------------------------------------------
   5,039,855.62  1.05%         48.46%           1          7.1400%     Actual/360       0.057%         7.0830%
   4,987,126.66  1.04%         49.51%           1          6.1500%     Actual/360       0.057%         6.0930%
   4,977,854.14  1.04%         50.55%           1          6.9600%     Actual/360       0.057%         6.9030%
   4,972,654.50  1.04%         51.59%           1          6.4000%       30/360         0.057%         6.3430%
   4,679,984.89  0.98%         52.57%           1          6.9500%     Actual/360       0.057%         6.8930%
-------------------------------------------------------------------------------------------------------------------
   4,596,973.85  0.96%         53.53%           1          6.8300%     Actual/360       0.057%         6.7730%
   4,501,162.50  0.94%         54.47%           1          8.1500%     Actual/360       0.057%         8.0930%
   4,394,971.78  0.92%         55.39%           1          7.3000%     Actual/360       0.057%         7.2430%
   4,284,147.62  0.90%         56.29%           1          6.8600%     Actual/360       0.057%         6.8030%
   4,275,391.78  0.89%         57.18%           1          6.9600%     Actual/360       0.057%         6.9030%
-------------------------------------------------------------------------------------------------------------------
   4,240,876.43  0.89%         58.07%           1          6.8850%     Actual/360       0.057%         6.8280%
   4,222,597.28  0.88%         58.95%           2          7.3050%     ACTUAL/360       0.057%         7.2480%
                                                1
                                                1
   4,220,657.19  0.88%         59.84%           1          7.2300%     Actual/360       0.057%         7.1730%
-------------------------------------------------------------------------------------------------------------------
   4,211,360.45  0.88%         60.72%           1          6.3400%     Actual/360       0.057%         6.2830%
   4,184,392.31  0.88%         61.59%           1          5.7600%     Actual/360       0.057%         5.7030%
   4,176,695.99  0.87%         62.47%           1          7.6600%     Actual/360       0.057%         7.6030%
   4,146,242.00  0.87%         63.33%           1          7.9850%     Actual/360       0.057%         7.9280%
   4,141,663.53  0.87%         64.20%           1          7.1400%     Actual/360       0.057%         7.0830%
-------------------------------------------------------------------------------------------------------------------
   4,116,455.03  0.86%         65.06%           1          6.8200%     Actual/360       0.057%         6.7630%
   4,087,766.98  0.86%         65.92%           1          6.6500%     Actual/360       0.057%         6.5930%
   3,991,112.42  0.83%         66.75%           1          6.7500%     Actual/360       0.057%         6.6930%
   3,986,631.56  0.83%         67.58%           1          6.9900%     Actual/360       0.057%         6.9330%
   3,986,333.66  0.83%         68.42%           1          6.8750%     Actual/360       0.057%         6.8180%
-------------------------------------------------------------------------------------------------------------------
   3,929,207.95  0.82%         69.24%           1          7.3800%     Actual/360       0.057%         7.3230%
   3,896,488.98  0.82%         70.06%           2          7.6500%     ACTUAL/360       0.057%         7.5930%
                                                1
                                                1
   3,892,165.73  0.81%         70.87%           1          7.1400%     Actual/360       0.057%         7.0830%
-------------------------------------------------------------------------------------------------------------------
   3,891,331.65  0.81%         71.68%           1          6.7000%     Actual/360       0.057%         6.6430%
   3,734,276.13  0.78%         72.47%           1          7.0100%     Actual/360       0.057%         6.9530%
   3,687,541.57  0.77%         73.24%           1          6.1700%     Actual/360       0.057%         6.1130%
   3,494,612.54  0.73%         73.97%           1          8.3200%     Actual/360       0.057%         8.2630%
   3,492,381.60  0.73%         74.70%           1          6.8000%     Actual/360       0.057%         6.7430%
-------------------------------------------------------------------------------------------------------------------
   3,491,722.06  0.73%         75.43%           1          6.5000%     Actual/360       0.057%         6.4430%
   3,457,382.85  0.72%         76.15%           1          8.3750%     Actual/360       0.057%         8.3180%
   3,446,735.31  0.72%         76.87%           1          6.7400%     Actual/360       0.057%         6.6830%
   3,296,925.79  0.69%         77.56%           1          7.5000%     Actual/360       0.057%         7.4430%
   3,347,989.69  0.70%         78.26%           1          7.1340%     Actual/360       0.057%         7.0770%
-------------------------------------------------------------------------------------------------------------------
   3,237,860.97  0.68%         78.94%           1          6.4000%     Actual/360       0.057%         6.3430%
   3,138,435.59  0.66%         79.60%           1          6.7606%     Actual/360       0.057%         6.7036%
   3,080,120.88  0.64%         80.24%           1          7.2500%     Actual/360       0.057%         7.1930%
   3,022,990.88  0.63%         80.87%           1          8.8750%     Actual/360       0.057%         8.8180%
   2,969,023.86  0.62%         81.50%           1          7.1400%     Actual/360       0.057%         7.0830%
-------------------------------------------------------------------------------------------------------------------
   2,891,635.54  0.60%         82.10%           1          6.7800%     Actual/360       0.057%         6.7230%
   2,794,375.39  0.58%         82.69%           1          7.1400%     Actual/360       0.057%         7.0830%
   2,731,669.14  0.57%         83.26%           3          7.0500%     ACTUAL/360       0.057%         6.9930%
                                                1
                                                1
                                                1
-------------------------------------------------------------------------------------------------------------------
   2,698,582.43  0.56%         83.82%           2          7.5500%     ACTUAL/360       0.057%         7.4930%
                                                1
                                                1
   2,645,267.70  0.55%         84.37%           1          7.7000%     Actual/360       0.057%         7.6430%
   2,633,702.98  0.55%         84.93%           1          6.5500%     Actual/360       0.057%         6.4930%
   2,591,689.94  0.54%         85.47%           1          7.2200%     Actual/360       0.057%         7.1630%
-------------------------------------------------------------------------------------------------------------------
   2,483,822.90  0.52%         85.99%           1          6.9340%     Actual/360       0.055%         6.8790%
   2,465,191.42  0.52%         86.50%           1          7.7000%     Actual/360       0.057%         7.6430%
   2,430,143.29  0.51%         87.01%           1          6.8060%     Actual/360       0.057%         6.7490%
   2,383,684.49  0.50%         87.51%           1          7.4000%     Actual/360       0.057%         7.3430%
   2,343,498.13  0.49%         88.00%           1          6.4000%     Actual/360       0.057%         6.3430%
-------------------------------------------------------------------------------------------------------------------
   2,332,820.79  0.49%         88.49%           1          7.3350%     Actual/360       0.057%         7.2780%
   2,293,720.33  0.48%         88.97%           1          8.0000%     Actual/360       0.057%         7.9430%
   2,270,430.01  0.47%         89.44%           1          7.1400%     Actual/360       0.057%         7.0830%
   2,235,631.52  0.47%         89.91%           1          7.3100%     Actual/360       0.057%         7.2530%
   2,192,375.45  0.46%         90.37%           1          6.8000%     Actual/360       0.057%         6.7430%
-------------------------------------------------------------------------------------------------------------------
   2,176,629.82  0.46%         90.82%           1          6.5900%     Actual/360       0.057%         6.5330%
   2,175,000.00  0.46%         91.28%           1          7.1250%     Actual/360       0.057%         7.0680%
   2,098,397.56  0.44%         91.72%           1          8.3400%     Actual/360       0.057%         8.2830%
   1,898,579.04  0.40%         92.12%           1          8.4200%     Actual/360       0.057%         8.3630%
   2,000,000.00  0.42%         92.53%           1          8.2700%     Actual/360       0.057%         8.2130%
-------------------------------------------------------------------------------------------------------------------
   1,995,211.18  0.42%         92.95%           1          6.4500%     Actual/360       0.057%         6.3930%
   1,994,550.49  0.42%         93.37%           1          7.8000%     Actual/360       0.057%         7.7430%
   1,938,515.04  0.41%         93.77%           1          6.2100%     Actual/360       0.057%         6.1530%
   1,838,389.58  0.38%         94.16%           1          7.3600%     Actual/360       0.057%         7.3030%
   1,828,277.20  0.38%         94.54%           1          8.5000%     Actual/360       0.057%         8.4430%
-------------------------------------------------------------------------------------------------------------------
   1,798,796.56  0.38%         94.92%           1          6.7750%     Actual/360       0.057%         6.7180%
   1,793,436.42  0.38%         95.29%           1          5.8400%     Actual/360       0.057%         5.7830%
   1,767,185.64  0.37%         95.66%           1          6.8200%     Actual/360       0.057%         6.7630%
   1,671,981.15  0.35%         96.01%           1          7.6600%     Actual/360       0.057%         7.6030%
   1,639,515.29  0.34%         96.36%           1          6.2100%     Actual/360       0.057%         6.1530%
-------------------------------------------------------------------------------------------------------------------
   1,593,283.73  0.33%         96.69%           1          7.2300%     Actual/360       0.057%         7.1730%
   1,500,000.00  0.31%         97.00%           1          8.6200%     Actual/360       0.057%         8.5630%
   1,487,880.56  0.31%         97.31%           1          8.2500%     Actual/360       0.057%         8.1930%
   1,465,783.38  0.31%         97.62%           1          6.9400%     Actual/360       0.057%         6.8830%
   1,509,420.92  0.32%         97.94%           1          8.4100%     Actual/360       0.057%         8.3530%
-------------------------------------------------------------------------------------------------------------------
   1,395,446.43  0.29%         98.23%           1          6.3100%     Actual/360       0.057%         6.2530%
   1,395,446.43  0.29%         98.52%           1          6.3100%     Actual/360       0.057%         6.2530%
   1,388,653.31  0.29%         98.81%           1          6.8060%     Actual/360       0.057%         6.7490%
   1,300,000.00  0.27%         99.08%           1          7.1250%     Actual/360       0.057%         7.0680%
   1,295,673.80  0.27%         99.35%           1          6.6900%     Actual/360       0.057%         6.6330%
-------------------------------------------------------------------------------------------------------------------
   1,295,014.83  0.27%         99.62%           2          6.7000%     ACTUAL/360       0.057%         6.6430%
                                                1
                                                1
   1,055,045.28  0.22%         99.85%           1          6.7050%     Actual/360       0.057%         6.6480%
     737,992.20  0.15%         100.00%          1          8.0300%     Actual/360       0.057%         7.9730%
===================================================================================================================

  STATED
 ORIGINAL   REMAINING
 TERM TO     TERM TO       ORIGINAL         FIRST                                          1997 NET     1998 NET    UNDERWRITTEN
 MATURITY    MATURITY    AMORTIZATION      PAYMENT                                        OPERATING    OPERATING    NET OPERATING
  (MOS.)      (MOS.)        (MOS.)          DATE       MATURITY DATE         ANNUAL P&I   INCOME (A)   INCOME (A)       INCOME
---------------------------------------------------------------------------------------------------------------------------------
   120         115           360          10/01/98        09/01/08         $ 1,745,908.3 $3,077,812  $ 2,158,391     $ 2,913,519
                                                                                          2,130,378    2,158,391       1,997,463
                                                                                            947,434            -         916,055
   120         116           360          11/01/98        10/01/08           1,394,516.90 1,969,041    2,131,856       2,200,266
   120         120           360          03/01/99        02/01/09           1,195,260.00 1,773,127    1,899,886       1,887,477
---------------------------------------------------------------------------------------------------------------------------------
   120         116           360          11/01/98        10/01/08             920,032.46   508,066      970,458       1,347,479
   240         232           240          07/01/98        06/01/18           1,023,394.60 2,525,668            -       2,831,041
   120         116           360          11/01/98        10/01/08             830,893.68 1,251,140    1,501,651       1,438,848
   120         120           240          03/01/99        02/01/09             949,289.16 2,476,984    3,106,019       2,460,641
   180         176           360          11/01/98        10/01/13             684,587.38 1,239,006    1,185,389       1,234,756
---------------------------------------------------------------------------------------------------------------------------------
   120         117           360          12/01/98        11/01/08             777,160.55         -      971,714       1,050,106
   120         119           360          02/01/99        01/01/09             714,478.20 1,034,124    1,027,945       1,049,814
   240         234           240          09/01/98        08/01/18             702,154.17 1,011,610    1,277,526       1,104,690
   120         120           240          03/01/99        02/01/09             593,125.92 1,720,293    1,864,085       1,630,080
                                                                                            387,395      497,739         432,837
                                                                                            523,248      569,017         461,646
                                                                                            356,022      329,270         299,490
                                                                                            453,628      468,059         436,107
---------------------------------------------------------------------------------------------------------------------------------
   120         116           360          11/01/98        10/01/08             528,729.36 1,218,219            -       1,305,943
   118         115           298          12/01/98        09/01/08             604,397.27         -            -         808,002
   120         117           300          12/01/98        11/01/08             563,789.35   721,988      824,022         805,036
   180         176           360          11/01/98        10/01/13             461,195.71   782,285      808,661         796,260
   120         116           300          11/01/98        10/01/08             555,115.67         -            -         805,752
---------------------------------------------------------------------------------------------------------------------------------
   120         120           300          03/01/99        02/01/09             605,529.72 2,066,906    2,021,326       1,706,179
   180         176           360          11/01/98        10/01/13             483,565.04     6,104            -         822,098
   180         179           240          02/01/99        01/01/14             567,539.91 1,469,856            -       1,543,260
   180         177           360          12/01/98        11/01/13             459,834.35         -      953,658       1,185,804
   180         176           360          11/01/98        10/01/13             461,182.32   984,283      947,170         908,332
---------------------------------------------------------------------------------------------------------------------------------
   120         119           360          02/01/99        01/01/09             468,722.28   703,529      873,206         803,156
   113         111           353          01/01/99        05/01/08             490,220.31   876,382      305,186         780,474
   120         119           360          02/01/99        01/01/09             450,236.34 1,200,110    1,270,090       1,108,471
   177         174           357          12/01/98        08/01/13             444,911.64   827,885      859,115         955,080
   120         116           300          11/01/98        10/01/08             489,306.27 1,076,592    1,077,593       1,133,539
---------------------------------------------------------------------------------------------------------------------------------
   180         177           360          12/01/98        11/01/13             408,887.15   627,380      652,403         647,256
   120         117           360          12/01/98        11/01/08             365,536.90 1,222,682    1,191,342       1,153,176
   180         176           300          11/01/98        10/01/13             422,537.72 1,023,238    1,101,808         854,582
   120         116           300          11/01/98        10/01/08             401,383.13   577,210      635,412         649,826
   180         174           360          09/01/98        08/01/13             373,338.62   320,498      403,139         711,533
---------------------------------------------------------------------------------------------------------------------------------
   120         119           360          02/01/99        01/01/09             360,966.48   658,893      648,725         636,314
   120         118           360          01/01/99        12/01/08             402,340.54   550,095      463,791         562,688
   120         118           360          01/01/99        12/01/08             361,981.45   816,350            -         869,078
   120         115           360          10/01/98        09/01/08             338,458.25   683,248            -         658,521
   120         116           360          11/01/98        10/01/08             379,922.31   551,331            -         551,385
---------------------------------------------------------------------------------------------------------------------------------
   120         117           360          12/01/98        11/01/08             335,374.54   377,190      462,770         634,783
   120         119           360          02/01/99        01/01/09             347,756.76   252,759      561,383         561,561
                                                                                            252,759      243,947         248,996
                                                                                                  -      317,436         312,565
   120         113           360          08/01/98        07/01/08             346,401.35   473,157      663,952         538,576
---------------------------------------------------------------------------------------------------------------------------------
   120         116           360          11/01/98        10/01/08             315,142.35   575,474            -         557,607
   120         116           360          11/01/98        10/01/08             294,440.97   716,959      720,583         638,388
   180         178           180          01/01/99        12/01/13             471,808.44         -      717,251         668,541
   120         118           360          01/01/99        12/01/08             364,894.14   522,652      553,767         521,488
   180         177           360          12/01/98        11/01/13             336,016.17   498,414      508,993         551,176
---------------------------------------------------------------------------------------------------------------------------------
   120         113           300          08/01/98        07/01/08             346,278.40         -      536,481         538,115
   120         116           360          11/01/98        10/01/08             315,846.72         -      529,800         519,693
   120         117           360          12/01/98        11/01/08             311,327.09   502,060      517,391         550,484
   120         117           300          12/01/98        11/01/08             338,947.87         -            -         654,256
   120         117           300          12/01/98        11/01/08             335,436.07   498,497            -         523,996
---------------------------------------------------------------------------------------------------------------------------------
   180         175           300          10/01/98        09/01/13             346,590.40         -      526,438         593,837
   120         119           300          02/01/99        01/01/09             350,427.24   508,721      551,864         584,583
                                                                                            336,550      375,846         379,096
                                                                                            172,171      176,018         205,487
   180         177           360          12/01/98        11/01/13             315,774.23   532,660      500,140         513,158
---------------------------------------------------------------------------------------------------------------------------------
   120         118           300          01/01/99        12/01/08             321,870.50         -            -         454,378
   120         114           360          09/01/98        08/01/08             299,688.40   544,863      587,053         536,451
   120         116           360          11/01/98        10/01/08             271,072.48   664,209            -         815,647
   120         118           300          01/01/99        12/01/08             333,116.03   500,130      507,735         507,804
   120         118           300          01/01/99        12/01/08             291,510.28         -            -         414,890
---------------------------------------------------------------------------------------------------------------------------------
   120         117           360          12/01/98        11/01/08             265,468.57 1,040,344    1,115,260       1,018,228
   120         119           300          02/01/99        01/01/09             330,840.00   808,766      858,586         659,418
   120         112           240          07/01/98        06/01/08             319,103.23   756,621            -         572,186
   120         119           300          02/01/99        01/01/09             292,640.51   513,706      577,390         486,200
   180         179           360          02/01/99        01/01/14             271,079.04   351,600      492,173         581,228
---------------------------------------------------------------------------------------------------------------------------------
   120         117           300          12/01/98        11/01/08             260,899.03   395,907            -         395,951
   118         115           358          12/01/98        09/01/08             245,509.88   338,132            -         360,532
   120         114           300          09/01/98        08/01/08             268,884.15   483,845      510,097         413,952
   120         119           300          02/01/99        01/01/09             301,527.12   440,511      621,325         471,576
   180         177           360          12/01/98        11/01/13             240,879.06   388,670      388,645         375,880
---------------------------------------------------------------------------------------------------------------------------------
   120         116           360          11/01/98        10/01/08             226,406.54   276,241      386,587         383,080
   180         177           360          12/01/98        11/01/13             226,709.70   349,204      571,518         638,059
   120         114           300          09/01/98        08/01/08             234,290.77   231,220            -         359,972
                                                                                             18,807            -          34,777
                                                                                            101,662            -         150,946
                                                                                            110,751            -         174,249
---------------------------------------------------------------------------------------------------------------------------------
   120         119           360          02/01/99        01/01/09             227,655.84   376,862      405,469         359,188
                                                                                            185,716      232,705         200,649
                                                                                            191,146      172,764         158,539
   120         118           300          01/01/99        12/01/08             239,151.63   626,232      489,775         618,655
   120         115           300          10/01/98        09/01/08             215,710.47   479,138      570,555         595,734
   120         117           300          12/01/98        11/01/08             224,913.06   372,030      408,089         365,946
---------------------------------------------------------------------------------------------------------------------------------
   180         171           360          06/01/98        05/01/13             198,262.80 1,565,310    2,511,318         309,716
    84          81           264          12/01/98        11/01/05             233,771.31         -            -         380,891
    96          89           300          08/01/98        07/01/06             204,168.83   443,116      584,219         535,428
   120         119           360          02/01/99        01/01/09             198,159.12   296,762      330,713         352,328
   120         116           120          11/01/98        10/01/08             325,554.72   613,165      665,630         591,994
---------------------------------------------------------------------------------------------------------------------------------
   120         113           300          08/01/98        07/01/08             205,378.38   356,593      438,375         348,095
   120         117           300          12/01/98        11/01/08             213,021.28   336,170            -         346,945
   180         177           360          12/01/98        11/01/13             184,201.63   296,467      298,013         298,277
   120         118           300          01/01/99        12/01/08             195,330.76         -      273,310         279,632
   180         177           300          12/01/98        11/01/13             183,235.03   303,518      336,062         278,024
---------------------------------------------------------------------------------------------------------------------------------
   120         115           300          10/01/98        09/01/08             178,925.20   244,471      269,770         271,226
   120         120           360          03/01/99        02/01/09             175,841.76   427,672      404,808         384,687
   120         119           300          02/01/99        01/01/09             200,207.28   141,340      501,041         444,035
   120         119           300          02/01/99        01/01/09             182,364.24   447,294      498,219         368,378
   120         120           300          03/01/99        02/01/09             189,548.88   472,533      466,750         420,571
---------------------------------------------------------------------------------------------------------------------------------
   120         117           360          12/01/98        11/01/08             150,908.01   265,203      247,227         251,867
   180         179           180          02/01/99        01/01/14             226,594.08   308,008            -         313,818
   180         176           360          11/01/98        10/01/13             143,101.75         -      415,494         388,015
   120         114           300          09/01/98        08/01/08             162,039.77   354,921      399,212         317,185
   120         119           276          02/01/99        01/01/09             181,408.56   473,437      433,749         431,169
---------------------------------------------------------------------------------------------------------------------------------
   120         119           360          02/01/99        01/01/09             140,456.28   469,127      471,071         434,521
   120         116           360          11/01/98        10/01/08             127,289.39 1,036,879            -         891,196
   180         174           360          09/01/98        08/01/13             139,143.95    42,912            -         276,975
   120         118           300          01/01/99        12/01/08             150,635.40   183,563      230,532         246,137
   180         176           360          11/01/98        10/01/13             121,029.50         -      281,199         292,945
---------------------------------------------------------------------------------------------------------------------------------
   120         116           300          11/01/98        10/01/08             138,531.62   413,867      506,107         419,108
   180         180           180          03/01/99        02/01/14             178,521.48   278,366      309,639         261,601
   180         177           180          12/01/98        11/01/13             174,625.26   264,278            -         263,898
   120         116           120          11/01/98        10/01/08             208,439.07         -            -         367,317
   120         119           360          02/01/99        01/01/09             138,173.04   198,844            -         208,878
---------------------------------------------------------------------------------------------------------------------------------
   180         176           360          11/01/98        10/01/13             104,096.96   242,630      324,632         226,544
   180         176           360          11/01/98        10/01/13             104,096.96   344,640      414,502         281,763
    96          89           300          08/01/98        07/01/06             116,667.90   253,318      294,592         281,046
   120         120           360          03/01/99        02/01/09             105,100.08   271,292      282,322         268,552
   180         173           180          08/01/98        07/01/13             140,172.22   271,386            -         334,808
---------------------------------------------------------------------------------------------------------------------------------
   120         115           360          10/01/98        09/01/08             100,663.36   159,274            -         170,796
                                                                                             67,196            -          72,058
                                                                                             92,078            -          98,738
   120         113           120           8/1/98          7/1/08              151,263.82   307,816            -         343,819
   120         117           300           12/1/98        11/1/08               68,713.85    94,243            -         111,112
=================================================================================================================================

                               DEBT                                                      EFFECTIVE
                              SERVICE                                                     LOCKOUT
    UNDERWRITTEN             COVERAGE           APPRAISED    CUT-OFF       MATURITY        PERIODE     LOCKOUT END        CALL
   NET CASH FLOW   LOCKBOX     RATIO                VALUE      LTV           LTV           (MOS.)         DATE         PROTECTION
-----------------------------------------------------------------------------------------------------------------------------------
     $ 2,322,057  SPRINGING    1.33X         $ 30,800,000    67.64%         59.88%          120         08/31/08       DEFEASANCE
       1,666,548  Springing                    21,500,000
         655,509  Springing                     9,300,000
       2,155,010               1.55            30,000,000    59.82%         51.92%          120         09/30/08       Defeasance
       1,741,477  In Place     1.46            21,000,000    67.14%         59.46%          120         01/31/09       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
       1,289,044  Springing    1.40            15,500,000    74.63%         65.16%          120         09/30/08       Defeasance
       2,713,370               2.65            32,000,000    33.87%         1.12%           240         05/31/18       Defeasance
       1,395,584               1.68            16,800,000    62.30%         53.52%           60         10/31/03       > 1% or YM
       1,448,479               1.53            16,900,000    56.21%         39.55%          120         01/31/09       Defeasance
       1,163,756               1.70            14,000,000    67.62%         49.55%          180         09/30/13       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
       1,026,292               1.32            12,400,000    75.66%         66.72%          120         10/31/08       Defeasance
       1,017,758               1.42            14,000,000    57.12%         51.28%          120         12/31/08       Defeasance
       1,058,798  Springing    1.51            12,900,000    58.26%         1.87%           240         07/31/18       Defeasance
       1,292,094               2.18            10,460,000    58.13%         40.44%          120         01/31/09       DEFEASANCE
         342,872                                2,710,000
         362,806                                2,400,000
         239,907                                2,000,000
         346,509                                3,350,000
-----------------------------------------------------------------------------------------------------------------------------------
       1,281,193               2.42            16,000,000    43.61%         37.60%          119         08/31/08       Defeasance
         771,011               1.28            10,840,000    64.26%         51.98%          118         08/31/08       Defeasance
         770,286               1.37             9,365,000    69.19%         55.95%          120         10/31/08       Defeasance
         753,260               1.63             8,650,000    73.73%         54.03%          180         09/30/13       Defeasance
         765,098               1.38             8,550,000    74.54%         60.35%          120         09/30/08       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
       1,067,009               1.76            12,000,000    53.33%         44.26%          120         01/31/09       Defeasance
         771,932               1.60             8,300,000    73.29%         56.05%          180         09/30/13       Defeasance
       1,289,912               2.27            16,000,000    37.62%         15.72%          180         12/31/13       Defeasance
         992,082               2.16            12,800,000    46.77%         35.20%           48         10/31/02       > 1% or YM
         843,321               1.83             9,750,000    59.32%         45.43%          180         09/30/13       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         765,484               1.63             9,600,000    58.30%         51.50%          120         12/31/08       Defeasance
         709,988               1.45             8,500,000    65.31%         57.53%          113         04/30/13       Defeasance
       1,017,490               2.26            12,000,000    45.81%         40.23%          120         12/31/08       Defeasance
         865,311               1.94             9,300,000    58.91%         45.47%          177         07/31/13       Defeasance
         838,644               1.71             8,700,000    61.55%         50.64%          120         09/30/08       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         584,443               1.43             6,750,000    74.66%         57.59%          180         10/31/13       Defeasance
       1,071,852               2.93            13,300,000    37.50%         32.02%          120         10/31/08       Defeasance
         798,446               1.89             9,300,000    53.53%         33.93%          180         09/30/13       Defeasance
         624,576               1.56             8,100,000    61.39%         47.71%          120         09/30/08       Defeasance
         690,728  In Place     1.85             7,500,000    62.40%         47.84%          180         07/31/13       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         594,314               1.65             7,100,000    64.75%         56.25%          120         12/31/08       Defeasance
         536,473  In Place     1.33             6,300,000    71.45%         64.19%          120         11/30/08       Defeasance
         750,205  Springing    2.07            10,000,000    43.95%         38.68%          120         11/30/08       Defeasance
         567,713               1.68             6,300,000    68.00%         59.30%          120         08/31/08       Defeasance
         523,514               1.38             6,000,000    71.26%         57.00%          120         09/30/08       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         566,649               1.69             6,000,000    70.68%         61.59%          119         09/30/08       Defeasance
         516,061               1.48             5,650,000    74.74%         65.73%          120         12/31/08       DEFEASANCE
         233,996                                2,350,000
         282,065                                3,300,000
         509,981               1.47             6,920,000    60.99%         53.78%          120         06/30/08       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         538,657               1.71             6,500,000    64.79%         55.68%          120         09/30/08       Defeasance
         583,480               1.98             5,900,000    70.92%         59.95%          114         03/31/08       Defeasance
         615,127  Springing    1.30             7,100,000    58.83%         1.28%           180         11/30/13       Defeasance
         483,926               1.33             5,675,000    73.06%         65.38%          120         11/30/08       Defeasance
         488,081               1.45             6,100,000    67.90%         52.37%          180         10/31/13       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         506,115               1.46             5,300,000    77.67%         62.30%          120         06/30/08       Defeasance
         497,168               1.57             5,240,000    78.01%         67.60%          120         09/30/08       Defeasance
         499,734               1.61             6,000,000    66.52%         57.75%          120         10/31/08       Defeasance
         619,267               1.83             7,850,000    50.79%         40.75%          120         10/31/08       Defeasance
         513,677               1.53             7,500,000    53.15%         42.49%          120         10/31/08       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         542,243               1.56             5,400,000    72.76%         47.19%          180         08/31/13       Defeasance
         563,235               1.61             6,460,000    60.32%         49.25%          120         12/31/08       DEFEASANCE
         361,235                                3,850,000
         202,000                                2,610,000
         457,356               1.45             5,450,000    71.42%         55.09%          180         10/31/13       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         441,900               1.37             4,900,000    79.41%         63.07%          120         11/30/08       Defeasance
         497,523  In Place     1.66             5,300,000    70.46%         61.73%          120         07/31/08       Defeasance
         740,816               2.73             9,000,000    40.97%         35.04%          120         09/30/08       Defeasance
         480,922               1.44             5,100,000    68.52%         57.09%          120         11/30/08       Defeasance
         405,937               1.39             4,375,000    79.83%         63.60%          120         11/30/08       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         981,103               3.70            10,050,000    34.74%         29.96%          120         10/31/08       Defeasance
         531,492               1.61             5,500,000    62.86%         52.40%          120         12/31/08       Defeasance
         525,972               1.65             6,890,000    50.03%         34.26%          120         05/31/08       Defeasance
         446,857               1.53             5,150,000    64.02%         52.04%          120         12/31/08       Defeasance
         504,728               1.86             6,500,000    51.51%         39.66%          180         12/31/13       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         380,451               1.46             4,340,000    74.61%         58.76%          120         10/31/08       Defeasance
         338,532               1.38             4,250,000    73.85%         64.22%          118         08/31/08       Defeasance
         368,533               1.37             4,300,000    71.63%         58.13%          120         07/31/08       Defeasance
         424,934               1.41             5,200,000    58.13%         49.13%          120         12/31/08       Defeasance
         343,064               1.42             4,000,000    74.23%         57.25%          180         10/31/13       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         372,365               1.64             4,200,000    68.85%         59.87%          119         08/31/08       Defeasance
         625,709               2.76             6,400,000    43.66%         33.68%          180         10/31/13       Defeasance
         351,178               1.50             3,830,000    71.32%         57.54%          120         07/31/08       DEFEASANCE
          32,753                                  350,000
         145,926                                1,380,000
         172,499                                2,100,000
-----------------------------------------------------------------------------------------------------------------------------------
         335,188               1.47             3,700,000    72.93%         64.55%          120         12/31/08       DEFEASANCE
         186,649                                2,100,000
         148,539                                1,600,000
         430,204               1.80             3,850,000    68.71%         56.25%          120         11/30/08       Defeasance
         554,489               2.57             8,700,000    30.27%         24.02%          119         07/31/08       Defeasance
         357,614               1.59             4,000,000    64.79%         52.35%          117         07/31/08       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         295,276               1.49             3,727,500    66.64%         51.19%          180         04/30/13       Defeasance
         321,605               1.38             3,360,000    73.37%         62.50%           84         10/31/05       Defeasance
         498,678               2.44             4,385,000    55.42%         47.39%           96         06/30/06       Defeasance
         318,241               1.61             3,750,000    63.56%         56.04%          120         12/31/08       Defeasance
         548,819               1.69             5,960,000    39.32%         0.32%           120         09/30/08       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         308,003               1.50             3,400,000    68.61%         55.88%          120         06/30/08       Defeasance
         301,350               1.41             3,450,000    66.48%         54.95%          120         10/31/08       Defeasance
         261,886               1.42             3,150,000    72.08%         55.60%          180         10/31/13       Defeasance
         268,105               1.37             3,100,000    72.12%         58.36%          120         11/30/08       Defeasance
         256,649               1.40             2,800,000    78.30%         49.15%          180         10/31/13       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         258,726               1.45             2,825,000    77.05%         61.21%          120         08/31/08       Defeasance
         357,184               2.03             4,200,000    51.79%         45.30%          120         01/31/09       Defeasance
         358,436               1.79             3,300,000    63.59%         52.96%          120         12/31/08       Defeasance
         286,544               1.57             3,150,000    60.27%         50.31%          120         12/31/08       Defeasance
         328,486               1.73             3,750,000    53.33%         44.29%          120         01/31/09       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         243,367               1.61             2,950,000    67.63%         58.25%          120         10/31/08       Defeasance
         301,408               1.33             3,700,000    53.91%         1.19%           180         12/31/13       Defeasance
         367,579  Springing    2.57             4,100,000    47.28%         34.98%          180         09/30/13       Defeasance
         302,032               1.86             3,400,000    54.07%         44.02%          120         07/31/08       Defeasance
         332,939               1.84             2,900,000    63.04%         50.25%          120         12/31/08       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         393,618               2.80             6,250,000    28.78%         24.96%          117         09/30/08       Defeasance
         807,036               6.34             9,800,000    18.30%         15.50%          120         09/30/08       Defeasance
         256,919               1.85             2,900,000    60.94%         46.45%          180         07/31/13       Defeasance
         219,427               1.46             2,600,000    64.31%         52.58%          120         11/30/08       Defeasance
         280,958  Springing    2.32             3,000,000    54.65%         40.43%          180         09/30/13       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         315,380               2.28             2,320,000    68.68%         55.57%          120         09/30/08       Defeasance
         252,051               1.41             2,850,000    52.63%         1.39%           180         01/31/14       Defeasance
         243,675               1.40             2,500,000    59.52%         1.48%           180         10/31/13       Defeasance
         359,317               1.72             4,100,000    35.75%         0.33%           120         09/30/08       Defeasance
         190,854               1.38             2,400,000    62.89%         56.80%          120         12/31/08       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         188,988               1.82             2,450,000    56.96%         42.33%          180         09/30/13       Defeasance
         236,318               2.27             3,500,000    39.87%         29.63%          180         09/30/13       Defeasance
         259,546               2.22             2,385,000    58.22%         49.79%           96         06/30/06       Defeasance
         247,104               2.35             3,000,000    43.33%         37.91%          120         01/31/09       Defeasance
         271,890               1.94             3,800,000    34.10%         0.60%           180         06/30/13       Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
         164,246               1.63             1,700,000    76.18%         66.16%          120         08/31/08       DEFEASANCE
          69,295                                  717,262
          94,951                                  982,738
         278,262               1.84             4,000,000    26.38%         0.24%           120         06/30/08       Defeasance
         101,037               1.47             1,100,000    67.09%         55.50%          120         10/31/08       Defeasance
===================================================================================================================================

                  FREE PREPAY
 CALL PROTECTION     WINDOW
    END DATE         (MOS.)    ADDRESS                                               CITY                     STATE   ZIP CODE
---------------------------------------------------------------------------------------------------------------------------------
    08/31/08           0
                               99, 111 Founders Plaza                                East Hartford              CT    11969
                               21700 Northwestern Highway                            Southfield                 MI    48075
    09/30/08           0       9645, 9655, & 9680 Granite Drive                      San Diego                  CA    92123
    01/31/09           0       16 Owen Street                                        Hartford                   CT    06105
---------------------------------------------------------------------------------------------------------------------------------
    09/30/08           0       3400-3470 Highland Avenue                             San Diego                  CA    91950
    05/31/18           0       6751-6801 Wilson Boulevard                            Falls Church               VA    22044
    06/30/08           3       247 E. 28th St.                                       New York                   NY    10016
    01/31/09           0       411 Hotel Circle South                                San Diego                  CA    92108
    09/30/13           0       100 Hamilton Station Drive                            Columbus                   GA    31908
---------------------------------------------------------------------------------------------------------------------------------
    10/31/08           0       40 Washington Avenue                                  Dumont                     NJ    07628
    12/31/08           0       240 West 35th Street                                  New York                   NY    10001
    07/31/18           0       426-32 S. Norton;427-39 Westminster                   Los Angeles                CA    90020
    01/31/09           0
                               State Route 18 at Wilson Rd                           West Middlesex             PA    16159
                               739 Leona Street                                      Elyria                     OH    44035
                               385 Cherry Blossom Way                                Georgetown                 KY    40324
                               2850 Medina Road                                      Medina                     OH    44256
---------------------------------------------------------------------------------------------------------------------------------
    08/31/08           1       117 West 58th Street                                  New York                   NY    10019
    08/31/08           0       Route 8 & Saulsbury Road                              Dover                      DE    19904
    10/31/08           0       1380 University Avenue                                Bronx                      NY    10452
    09/30/13           0       4343 Warm Springs Road                                Columbus                   GA    31904
    09/30/08           0       W/S Quarry Road, Lot 2                                Trumbull                   CT    06611
---------------------------------------------------------------------------------------------------------------------------------
    01/31/09           0       7050 Kirkman Rd.                                      Orlando                    FL    32819
    09/30/13           0       3841 Mechanicsville Road                              Doylestown                 PA    18934
    12/31/13           0       580 Broadway                                          New York                   NY    10012
    10/31/13           0       180 Sheree Blvd                                       Uwchlan                    PA    19341
    09/30/13           0       5300 Sidney Simmons Boulevard                         Columbus                   GA    31904
---------------------------------------------------------------------------------------------------------------------------------
    12/31/08           0       2080 York Road                                        Timonium                   MD    21093
    04/30/13           0       16260 Ventura Boulevard                               Encino                     CA    91416
    12/31/08           0       42 W. 48th Street                                     New York                   NY    10036
    07/31/13           0       155 Spring Street                                     New York                   NY    10012
    09/30/08           0       1900 A-B East Elizabeth Street                        Brownsville                TX    78523
---------------------------------------------------------------------------------------------------------------------------------
    10/31/13           0       2205-2245 First  Street                               Simi Valley                CA    93063
    10/31/08           0       1900 East Tropicana Avenue                            Las Vegas                  NV    89119
    09/30/13           0       182 Summer Street                                     Kingstown                  MA    02364
    09/30/08           0       42 Strathmore & 6, 10, 14 Orkney Road                 Boston                     MA    02135
    07/31/13           0       1190-165 East Foothill Boulevard                      Arcadia                    CA    91006
---------------------------------------------------------------------------------------------------------------------------------
    12/31/08           0       Swartswood Road                                       Newton                     NJ    07860
    11/30/08           0       SEC Tatum & Greenway                                  Phoenix                    AZ    85032
    11/30/08           0       37 Executive Drive                                    Danbury                    CT    06810
    08/31/08           0       712 North Washington                                  Dallas                     TX    75223
    09/30/08           0       1875 South Willow Street                              Manchester                 NH    03103
---------------------------------------------------------------------------------------------------------------------------------
    09/30/08           1       2929 K Street                                         Sacramento                 CA    95816
    12/31/08           0
                               822 Baylis Street                                     Duluth                     MN    55811
                               2101 21st Avenue South                                Minneapolis                MN    55404
    06/30/08           0       3202 Aborn Road                                       San Jose                   CA    95630
---------------------------------------------------------------------------------------------------------------------------------
    09/30/08           0       825 First Avenue East                                 West Fargo                 ND    58078
    03/31/08           6       2400 W. 17th Avenue                                   Longmont                   CO    80503
    11/30/13           0       120 Old Post Road                                     Rye                        NY    10580
    11/30/08           0       3117-3157 Stockton Road & 1899 Detroit Avenue         Kingman                    AZ    86401
    10/31/13           0       2064-2290 Eastman Avenue                              Ventura                    CA    93003
---------------------------------------------------------------------------------------------------------------------------------
    06/30/08           0       700 Conestoga Drive                                   Marlton                    NJ    08053
    09/30/08           0       14220 Kittridge Street                                Van Nuys                   CA    91405
    10/31/08           0       3201 14th Street North                                St. Cloud                  MN    56303
    10/31/08           0       1900-1948 Aborn Road                                  San Jose                   CA    95121
    10/31/08           0       144 East 44th Street                                  New York                   NY    10017
---------------------------------------------------------------------------------------------------------------------------------
    08/31/13           0       559-573 Main Street                                   Bethlehem                  PA    18018
    12/31/08           0
                               1770-1838 Milmont Drive                               Milpitas                   CA    95035
                               1056 Branham Lane                                     San Jose                   CA    95136
    10/31/13           0       2363-2393 Teller Road                                 Newbury Park               CA    91320
---------------------------------------------------------------------------------------------------------------------------------
    11/30/08           0       325 East Main Street                                  Newark                     DE    19711
    07/31/08           0       1601 Schlumberger Drive                               Moorestown                 NJ    08057
    09/30/08           0       2260-2320 Black Rock Turnpike                         Fairfield                  CT    06430
    11/30/08           0       801-803 Tilton Road                                   Northfield                 NJ    08225
    11/30/08           0       123 East Main Street                                  Newark                     DE    19711
---------------------------------------------------------------------------------------------------------------------------------
    10/31/08           0       3212 North Miller Road                                Scottsdale                 AZ    85251
    12/31/08           0       3620 Hamilton Boulevard                               Allentown                  PA    18103
    05/31/08           0       525 Broadway                                          Santa Monica               CA    90401
    12/31/08           0       318-330 El Camino Real                                Encinitas                  CA    92024
    12/31/13           0       1223-1231 North Road                                  Niles                      OH    44446
---------------------------------------------------------------------------------------------------------------------------------
    10/31/08           0       300 North Essex Avenue                                Narberth                   PA    19072
    08/31/08           0       219 East Willow Grove Avenue                          Chestnut Hill              PA    19118
    07/31/08           0       2222 West Encanto Boulevard                           Phoenix                    AZ    85040
    12/31/08           0       535- 537 Division Street                              North Tonawanda (Buffalo)  NY    14120
    10/31/13           0       65 and 67 West Easy Street                            Simi Valley                CA    93065
---------------------------------------------------------------------------------------------------------------------------------
    08/31/08           1       1435-1441 Walnut Street                               Philadelphia               PA    19102
    10/31/13           0       4495 East Industrial Street                           Simi Valley                CA    93065
    07/31/08           0
                               37 Charles Street                                     New York                   NY    10014
                               234 East 81 Street                                    New York                   NY    10028
                               105 East 37 Street                                    New York                   NY    10016
---------------------------------------------------------------------------------------------------------------------------------
    12/31/08           0
                               220 Henthorne Drive                                   Village of Palm Springs    FL    33461
                               100 Rex Avenue                                        Village of Palm Springs    FL    33461
    11/30/08           0       16855 Old Harland Road                                Lathrop                    CA    93245
    07/31/08           1       300 Main Street                                       Madison                    NJ    07940
    07/31/08           3       7909 Broadway                                         Everett                    WA    98203
---------------------------------------------------------------------------------------------------------------------------------
    04/30/13           0       905-989 Lomas Santa Fe Drive                          San Diego County           CA    92075
    10/31/05           0       2601 W. Cypress St., 2522, 2530, 2601/2609 W. Holly StPhoenix                    AZ    85009
    06/30/06           0       7841 Ridge Avenue                                     Philadelphia               PA    19128
    12/31/08           0       1113-1123 First Avenue                                Seattle                    WA    98101
    09/30/08           0       23 West 61 Street                                     Minneapolis                MN    55419
---------------------------------------------------------------------------------------------------------------------------------
    06/30/08           0       1510-1512 West Park Avenue                            Houma                      LA    70364
    10/31/08           0       160 Main Street                                       Sanford                    ME    04073
    10/31/13           0       4464 McGrath and 2175 Goodyear Avenye                 Ventura                    CA    93003
    11/30/08           0       65 North Fullerton Avenue                             Montclair                  NJ    07042
    10/31/13           0       5039-5065 State Road                                  Saginaw                    MI    48603
---------------------------------------------------------------------------------------------------------------------------------
    08/31/08           0       118 Montgomery Avenue                                 Bala Cynwyd                PA    19004
    01/31/09           0       200-204 2nd Street                                    Santa Monica               CA    90401
    12/31/08           0       51654 National Road                                   St. Clairsville            OH    43950
    12/31/08           0       585 North Carolina/Hwy 9                              Black Mountain             NC    28711
    01/31/09           0       1370 Monument Boulevard                               Concord                    CA    94520
---------------------------------------------------------------------------------------------------------------------------------
    10/31/08           0       3344 Castle Heights Ave.                              Los Angeles                CA    90034
    12/31/13           0       101 Broadway                                          Santa Monica               CA    90401
    09/30/13           0       1630-38 12th Street                                   Santa Monica               CA    90404
    07/31/08           0       1055-1095 Tully Road                                  San Jose                   CA    95121
    12/31/08           0       4833 Hixson Pike                                      Chattanooga                TN    37343
---------------------------------------------------------------------------------------------------------------------------------
    09/30/08           3       64-10 108th Street                                    Forest Hills (Queens)      NY    11375
    09/30/08           0       1901-2009 Black Rock Turnpike                         Fairfield                  CT    06430
    07/31/13           0       111-123 Bath Avenue                                   Long Branch                NJ    07740
    11/30/08           0       13810-14090 NE Sandy Boulevard                        Portland                   OR    97230
    09/30/13           0       1615 16th Street and 1616 17th Street                 Santa Monica               CA    90403
---------------------------------------------------------------------------------------------------------------------------------
    09/30/08           0       422 East 32nd Street                                  Holland                    MI    49423
    01/31/14           0       314 Silent Valley Rd                                  Lockhart                   TX    78644
    10/31/13           0       5415-55 Reistertown Road                              Baltimore                  MD    21045
    09/30/08           0       6822 Oak Hall Lane                                    Columbia                   MD    21045
    12/31/08           0       1106-1112 North La Cienga Boulevard                   West Hollywood             CA    90069
---------------------------------------------------------------------------------------------------------------------------------
    09/30/13           0       5839 Green Valley Circle                              Culver City                CA    90232
    09/30/13           0       5855 Green Valley Circle                              Culver City                CA    90232
    06/30/06           0       450 Domino Lane                                       Philadelphia               PA    19128
    01/31/09           0       1415-1419 2nd Street                                  Santa Monica               CA    90401
    06/30/13           0       4502-4622 West Indian School Road                     Phoenix                    AZ    85031
---------------------------------------------------------------------------------------------------------------------------------
    08/31/08           0
                               State Route 7                                         Unadilla                   NY    13820
                               County Route 11                                       Laurens                    NY    13820
    06/30/08           0       2465 South 19th Avenue                                Phoenix                    AZ    85007
    10/31/08           0       3424 Simpson Ferry Road                               Camp Allen                 PA    17011
=================================================================================================================================

                                                                                CUT-OFF     CUT-OFF
                                                                NUMBER        BALANCE PER   BALANCE
PROPERTY TYPE             YEAR BUILT/RENOVATED    SQUARE FEET  OF UNITS       SQUARE FOOT   PER UNIT      OCCUPANCY
-------------------------------------------------------------------------------------------------------------------
OFFICE
Office                    1972                        390,106                                                95.1%
Office                    1973                        251,683                                                80.6%
Office                    1991                        215,503                      83.28                     99.7%
Multifamily               Early 1980's                              584                     24,143.84        98.1%
-------------------------------------------------------------------------------------------------------------------
Retail, Anchored          1997                        154,668                      74.79                    100.0%
Retail, Anchored          1996                        206,647                      52.45                     89.6%
Multifamily               1979                                      128                     81,774.55       100.0%
Hotel                     1995 - 1997                               307                     30,944.63        83.1%
Multifamily               1985 - 1987                               284                     33,333.74        95.1%
-------------------------------------------------------------------------------------------------------------------
Mixed-Use                 1997                         54,752        26           171.36   360,851.87       100.0%
Office                    1925                        160,279                      49.89                     92.0%
Multifamily               1997                                      154                     48,805.85       100.0%
HOTEL
Hotel                     1989                                       61                                      68.0%
Hotel                     1997                                       65                                      68.5%
Hotel                     1992 - 1998                                67                                      63.9%
Hotel                     1995                                       79                                      61.7%
-------------------------------------------------------------------------------------------------------------------
Multifamily               1995 - 1997                                99                     70,485.59        97.0%
Retail, Anchored          1998                        101,957                      68.32                     82.8%
Multifamily               1967                                      139                     46,614.00        97.8%
Multifamily               1995 - 1996                               172                     37,079.19        98.8%
Theater                   1994                         51,000                     124.97                    100.0%
-------------------------------------------------------------------------------------------------------------------
Hotel                     1978                                      355                     18,028.17        89.3%
Office                    1996 - 1998                  63,393                      95.96                    100.0%
Office                    1985 - present              122,100                      49.30                     99.3%
Office                    1988                        107,437                      55.72                     96.6%
Retail, Unanchored        1995 / 1988                 128,187                      45.12                     93.9%
-------------------------------------------------------------------------------------------------------------------
Retail, Unanchored        1996                         59,620                      93.88                     94.8%
Office                    1998                         60,001                      92.51                     87.2%
Office                    1994 - 1997                  57,086                      96.29                    100.0%
Mixed-Use                 1986                         36,240                     151.17                     84.6%
Hotel                     1996 - 1998                               272                     19,687.27        67.7%
-------------------------------------------------------------------------------------------------------------------
Industrial/Warehouse      1986                        104,202                      48.37                     97.8%
Multifamily               1997 / 1998                               324                     15,392.37        93.5%
Retail, Anchored          1996                        134,788                      36.93                    100.0%
Multifamily               1993 - 1998                               101                     49,234.20        97.0%
Retail, Anchored          1965                         56,297                      83.13                    100.0%
-------------------------------------------------------------------------------------------------------------------
Multifamily               1972                                      168                     27,362.94        98.2%
Retail, Anchored          1987                        106,625                      42.21                    100.0%
Industrial/Warehouse      1991                        278,000                      15.81                    100.0%
Office                    1963                         50,710                      84.48                     93.2%
Retail, Anchored          1991                         46,395                      92.15                    100.0%
-------------------------------------------------------------------------------------------------------------------
Mixed-Use                 1986                         61,254                      69.23                     96.5%
MULTIFAMILY
Multifamily               1972                                       60                                     100.0%
Multifamily               1963 - 1966                               122                                     100.0%
Retail, Anchored          1986                         26,351                     160.17                     96.7%
-------------------------------------------------------------------------------------------------------------------
Manufactured Housing      1978                                      379                     11,111.77        99.2%
Multifamily               1980                                      108                     38,744.37        99.1%
Office                    1998                         44,708                      93.42                    100.0%
Retail, Anchored          1973                        103,951                      39.89                     97.8%
Industrial/Warehouse      1983                        114,348                      36.22                     87.2%
-------------------------------------------------------------------------------------------------------------------
Multifamily               1967                                      128                     32,159.80        95.3%
Multifamily               1987                                       85                     48,091.38       100.0%
Multifamily               1974                                      203                     19,660.65       100.0%
Retail, Unanchored        1998                         46,753                      85.27                     96.1%
Office                    1990                         51,539                      77.35                    100.0%
-------------------------------------------------------------------------------------------------------------------
Mixed-Use                 1998                         61,567                      63.82                     97.3%
MULTIPLE PROPERTY TYPE
Retail, Unanchored        1991                         19,359                                                96.4%
Ministorage               1988                         23,244       415                                     100.0%
Industrial/Warehouse      1985                         85,204                      45.68                     98.6%
-------------------------------------------------------------------------------------------------------------------
Mixed-Use                 1998                          6,735        42           577.78    92,650.75        92.9%
Industrial/Warehouse      1997                         77,700                      48.06                    100.0%
Mixed-Use                 1987                         68,054                      54.19                     98.8%
Retail, Unanchored        1996                         47,956                      72.87                    100.0%
Mixed-Use                 1998                         15,334        20           227.75   174,619.08        92.3%
-------------------------------------------------------------------------------------------------------------------
Congregate Care           1986                        119,875       135            29.13    25,864.61        98.5%
Hotel                     1996                                       70                     49,391.18        74.5%
Office                    1988                         34,969                      98.57                    100.0%
Retail, Unanchored        1979                         47,609                      69.25                     97.7%
Multifamily               1971                                      306                     10,941.14        97.7%
-------------------------------------------------------------------------------------------------------------------
Multifamily               1988                                       62                     52,223.56       100.0%
Multifamily               1998                                       88                     35,664.04        97.7%
Industrial/Warehouse      1975                         88,507                      34.80                    100.0%
Retail, Anchored          1997                         80,078                      37.75                     86.4%
Industrial/Warehouse      1984                         61,649                      48.16                     97.0%
-------------------------------------------------------------------------------------------------------------------
Office                    1980                         53,574                      53.97                    100.0%
Ministorage               1985                         82,333       812            33.94     3,441.35        96.9%
MULTIFAMILY
Multifamily               1988                                        8                                     100.0%
Multifamily               1988                                       20                                     100.0%
Multifamily               1988                                        7                                     100.0%
-------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
Multifamily               1974                                       56                                     100.0%
Multifamily               1997 - 1998                                40                                     100.0%
Hotel                     1996                                       66                     40,079.81        78.9%
Retail, Anchored          1987                         83,850                      31.41                     97.7%
Ministorage               1970                         57,343       601            45.20     4,312.30        92.0%
-------------------------------------------------------------------------------------------------------------------
Retail, Anchored          1997                        213,365                      11.64                     97.6%
Industrial/Warehouse      1985                        150,280                      16.40                    100.0%
Multifamily               1961                                      147                     16,531.59        97.3%
Mixed-Use                 1982                         29,820                      79.94                    100.0%
Multifamily               1998                                      157                     14,926.74        99.4%
-------------------------------------------------------------------------------------------------------------------
Retail, Anchored          1996                        122,009                      19.12                    100.0%
Mixed-Use                 1997                         74,325        26            30.86    88,220.01        98.7%
Industrial/Warehouse      1985                         65,292                      34.77                     94.0%
Multifamily               1998                                       43                     51,991.43       100.0%
Retail, Anchored          1970 / 1971                  38,139                      57.48                    100.0%
-------------------------------------------------------------------------------------------------------------------
Multifamily               1954                                       50                     43,532.60        98.0%
Mixed-Use                 1990                         14,553         5           149.45   435,000.00       100.0%
Hotel                     1997                                       65                     32,283.04        70.0%
Hotel                     1995                                       57                     33,308.40        63.8%
Hotel                     1984                                       42                     47,619.05        78.2%
-------------------------------------------------------------------------------------------------------------------
Multifamily               1989                                       34                     58,682.68       100.0%
Mixed-Use                 1994                          6,710        12           297.25   166,212.54       100.0%
Office                    1997                         19,335                     100.26                    100.0%
Retail, Unanchored        1985                         17,061                     107.75                    100.0%
Hotel                     1994                                       57                     32,075.04        67.0%
-------------------------------------------------------------------------------------------------------------------
Retail, Anchored          1955                         49,383                      36.43                    100.0%
Retail, Anchored          1959 - 1970                 106,716                      16.81                    100.0%
Multifamily               1953                                       80                     22,089.82        97.5%
Retail, Unanchored        1987                         28,191                      59.31                     91.5%
Office                    1997                         14,438                     113.56                    100.0%
-------------------------------------------------------------------------------------------------------------------
Hotel                     1987                                       71                     22,440.62        50.2%
Manufactured Housing      1984                                      191                      7,853.40        93.2%
Retail, Unanchored        1993                         44,000                      33.82                    100.0%
Office                    1978                         40,000                      36.64                    100.0%
Retail, Unanchored        1989                         15,316                      98.55                    100.0%
-------------------------------------------------------------------------------------------------------------------
Office                    1979                         30,152                      46.28                     97.1%
Office                    1978                         41,006                      34.03                     89.5%
Multifamily               1963                                       86                     16,147.13        96.5%
Office                    1995                         12,200                     106.56                    100.0%
Industrial/Warehouse      1988                         83,498                      15.52                     96.6%
-------------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING
Manufactured Housing      1990                                       54                                      97.4%
Manufactured Housing      1990                                       74                                      97.4%
Industrial/Warehouse      1985                        174,500                       6.05                     94.0%
Retail, Unanchored        1983                         11,220                      65.77                    100.0%
===================================================================================================================

                                                        ANNUAL
                             ANNUAL REPLACEMENT      REPLACEMENT
  OCCUPANCY                 RESERVES PER SQUARE      RESERVES PER
    DATE                          FOOT (B)            UNIT (B)
-----------------------------------------------------------------
  12/11/98                         0.20
  11/30/98                         0.20
  11/02/98                         -
  10/01/98                                              250.00
-----------------------------------------------------------------
  01/06/99                         -
  09/30/98                         -
  11/09/98                                              328.13
  10/31/98                                            1,078.30
  12/22/98                                                   -
-----------------------------------------------------------------
  09/01/98                         0.27                 565.91
  12/01/98                         0.20
  09/30/98                                              300.00

  10/31/98                                              696.59
  10/31/98                                              720.61
  10/31/98                                              511.66
  10/31/98                                              692.96
-----------------------------------------------------------------
  09/01/98                                                   -
  10/16/98                         0.11
  07/14/98                                              250.00
  07/31/98                                                   -
  11/01/98                         0.15
-----------------------------------------------------------------
  10/31/98                                              815.66
  08/12/98                         0.05
  12/01/98                                                   -
  10/13/98                         0.15
  10/30/98                         0.15
-----------------------------------------------------------------
  09/30/98                                                   -
  10/01/98                         0.15
  12/01/98                         0.20
  10/01/98                         0.26
  08/31/98                                              509.68
-----------------------------------------------------------------
  08/14/98                         0.15
  08/05/98                                                   -
  07/01/98                         0.15
  10/15/98                                              250.00
  10/28/98                         0.15
-----------------------------------------------------------------
  12/07/98                                              250.00
  09/11/98                         0.07
  09/16/98                         0.10
  10/01/98                         -
  09/11/98                         0.15
-----------------------------------------------------------------
  08/24/98                         0.20

  10/01/98                                              250.00
  10/15/98                                              250.00
  09/30/98                         0.18
-----------------------------------------------------------------
  07/01/98                                               50.00
  06/30/98                                              200.00
  10/01/98                         0.15
  09/18/98                         0.15
  08/14/98                         0.15
-----------------------------------------------------------------
  10/06/98                                              225.00
  10/28/98                                              265.00
  11/17/98                                              250.00
  09/10/98                         0.15
  06/01/98                                                   -
-----------------------------------------------------------------
  08/13/98                         0.15

  09/01/98                         0.15
  09/21/98                         0.15                   8.39
  08/13/98                         0.15
-----------------------------------------------------------------
  10/27/98                         1.71                 273.48
  05/01/98                         0.15
  10/13/98                         0.15
  10/28/98                         0.15
  10/27/98                         0.48                 365.08
-----------------------------------------------------------------
  09/29/98                         -                         -
  08/31/98                                            1,100.00
  08/01/98                         0.21
  11/19/98                         0.15
  11/25/98                                              250.00
-----------------------------------------------------------------
  10/05/98                                              225.00
  10/05/98                                              252.84
  06/08/98                         0.15
  10/01/98                         0.15
  08/14/98                         0.15
-----------------------------------------------------------------
  07/09/98                         0.10
  08/16/98                         0.15                  15.21

  10/07/98                                            1,093.76
  10/07/98                                                   -
  10/07/98                                                   -
-----------------------------------------------------------------

  11/01/98                                              250.00
  11/01/98                                              250.00
  04/01/98                                              550.78
  09/24/98                         0.15
  11/14/98                         0.15                  13.84
-----------------------------------------------------------------
  12/07/98                         -
  10/21/98                         0.20
  10/01/98                                              225.00
  11/24/98                         -
  09/01/98                                              275.00
-----------------------------------------------------------------
  09/29/98                         0.15
  08/15/98                         0.15                 428.80
  08/14/98                         0.15
  10/26/98                                              268.00
  09/30/98                         0.15
-----------------------------------------------------------------
  10/06/98                                              225.00
  12/28/98                         0.17                 494.81
  10/31/98                                              791.37
  12/31/97                                              718.00
  09/30/98                                              991.88
-----------------------------------------------------------------
  10/13/98                                              202.00
  11/06/98                         0.60                 334.00
  09/21/98                         0.15
  10/13/98                         0.23
  09/30/98                                              752.00
-----------------------------------------------------------------
  10/22/98                         0.15
  10/13/98                         -
  06/30/98                                              250.00
  09/01/98                         0.37
  06/24/98                         0.15
-----------------------------------------------------------------
  09/30/98                                              615.00
  11/01/98                                               50.01
  07/01/98                         0.15
  10/01/98                         0.22
  12/21/98                         0.33
-----------------------------------------------------------------
  11/02/98                         0.25
  11/02/98                         0.21
  10/01/98                                              225.00
  12/08/98                         0.15
  10/01/98                         -
-----------------------------------------------------------------

  03/16/98                                               50.00
  03/16/98                                               50.00
  07/15/98                         -
  07/06/98                         0.16
=================================================================

                                         LARGEST TENANT  LARGEST TENANT                             2ND LARGEST TENANT
            LARGEST TENANT                  SQUARE FEET    EXPIRATION    2ND LARGEST TENANT             SQUARE FEET
----------------------------------------------------------------------------------------------------------------------
Fleet Bank                                      148,000     12/31/06     Phoenix Home Life                 44,882
Health Alliance Plan "HAP"                       60,626     01/01/99     Lutheran Social Service           37,201
ITT Technical Institute                          39,534     02/01/09     Paychex                           23,329

----------------------------------------------------------------------------------------------------------------------
Auto Parts Club                                  42,560     08/31/08     Office Depot                      30,686
Ames                                             77,120     07/01/16     Olympus Gym                       20,000



----------------------------------------------------------------------------------------------------------------------
Grand Union                                      44,282     10/31/17     Health Net                         4,275
Mary McFadden                                    15,100     06/30/02     One Notch Up                       8,500






----------------------------------------------------------------------------------------------------------------------

Food Lion                                        37,909     11/30/17     Goodwill                          12,000


Crown Theaters L.P.                              51,000     11/30/14
----------------------------------------------------------------------------------------------------------------------

DVI Inc.                                         27,604     08/14/07     Merrill Lynch                      9,610
Zara International, Ltd                          18,800     01/20/10     Lee, Lin & Tong                    9,600
Bell Atlantic                                    24,176     04/30/01     Allstate                          18,118
Supervalue                                       43,700     04/30/08     Office Depot                      27,256
----------------------------------------------------------------------------------------------------------------------
US Martial Arts                                   6,108     12/31/00     Bryn Mawr                          5,436
Pejman Salimpour                                  6,519     07/31/02     Indianer, Lasa, Rosen              4,829
NYC OTB Corp                                      4,820     12/31/04     Christopher Designes               4,098
Country Road                                      7,750     03/31/03     Smatt Florence                     6,198

----------------------------------------------------------------------------------------------------------------------
Frederick Klingenstein                            8,736     01/31/99     Robert Williams                    5,341

Victory Supermarket                              60,000     07/31/11     Ocean State Job Lot               27,768

Vons                                             24,600     02/01/02     Thrifty Drug                      17,000
----------------------------------------------------------------------------------------------------------------------

Safeway                                          42,215     05/05/04     Walgreens                         13,000
Pitney Bowes                                    278,000     09/30/02
Texas Cardiology                                 12,342     11/30/02     The Arthritis Centers              6,506
Sears Home Life                                  36,767     07/31/00     Pizzeria Uno                       6,312
----------------------------------------------------------------------------------------------------------------------
UC Davis Extension                               21,981     12/31/05     John Robert Powers                10,000



Blockbuster Video                                 4,524     08/31/02     Round Table Pizza                  4,000
----------------------------------------------------------------------------------------------------------------------


Mobius Management Systems Inc                    44,708     02/28/08
Safeway                                          37,325     03/31/99     JC Penney's                       20,200
Jaycor                                            6,008     10/31/99     Implantech Association             5,832
----------------------------------------------------------------------------------------------------------------------



Maxim Supermarket                                19,063     08/27/08     Goldilocks Bakery                  2,093
Duane Reade                                       8,800     05/01/06     Lucent Technology                  7,200
----------------------------------------------------------------------------------------------------------------------
Cabot Marsh                                      22,160     05/08/08     Bethlehem Beer Works               7,511



Classic Components                                5,064     04/01/00     RM Controls                        3,474
----------------------------------------------------------------------------------------------------------------------
Delaware Eye Care                                 4,375     05/31/13     Plant Wholesale                    1,180
Schlumberger Technologies                        77,700     04/15/03
Sprouts                                           8,625     02/20/02     Fairmart Drugs                     8,000
World Gym                                        14,993     07/14/07     Big M, Inc.                        9,815
The Learning Station                             11,460     08/31/08     Mellon Bank                        1,500
----------------------------------------------------------------------------------------------------------------------


Berlitz International                            12,275     06/30/06     Western Mutual Insurance           8,193
El Camino Transmission                            8,300     07/31/03     Fender Mender                      8,260

----------------------------------------------------------------------------------------------------------------------


Department of Economic Security (DES)            44,987     06/30/02     John H. Harland Co.               33,076
Jubilee Foods                                    36,915     07/08/05     DeGraff Hospital                  12,113
World Circuit                                    11,921     02/28/99     Paul Teagle                        7,632
----------------------------------------------------------------------------------------------------------------------
Holiday Universal                                20,662     05/31/10     Tele America Media, Inc.           6,308
N/A                                                                      N/A




----------------------------------------------------------------------------------------------------------------------




Staples, Inc.                                    24,000     01/31/02     Plaza Lanes                       22,500

----------------------------------------------------------------------------------------------------------------------
Vons                                             49,895     12/31/17     Ross Store                        30,531
Engine Supply Co.                               150,280     02/24/08

Fine - Com Corporation                            6,540     04/15/01     La Fiesta Inc.                     4,477

----------------------------------------------------------------------------------------------------------------------
Kmart                                            92,039     11/30/01     A&P (Weiners)                     29,970
State of Maine                                   14,296     05/15/08     Body Works                         9,325
Pamela Stephens                                   7,000     08/31/99     Michael Janowski                   4,840

Arbor Drugs                                      10,500     05/31/00     Panorama Videos                    7,650
----------------------------------------------------------------------------------------------------------------------

Jigsaw                                            5,105     10/31/01     W/F Tudor House                    3,862



----------------------------------------------------------------------------------------------------------------------

Rebecca's                                         3,250     01/31/04     Sit Still                          1,100
Radical Media                                    19,335     06/30/07
Pho Kin                                           2,514     12/31/03     Apple Video                        2,226

----------------------------------------------------------------------------------------------------------------------
Waldbaums Supermarket                            20,815     12/03/99     Rainbow                            7,280
Shaw's                                           38,675     01/31/01     United Home Care                  16,550

H&H Kids                                          7,400     09/30/07     Royal Garden Restaurant            4,000
Adventure Film & Tape                             7,219     01/14/03     Admusic Inc.                       7,219
----------------------------------------------------------------------------------------------------------------------


Zion Temple                                      12,171     01/31/03     Murray's Steaks (Food Marke       11,000
MAI - Chaimson, Inc.                             40,000     12/31/10
LA Health Management                              3,800     08/30/03     Head Shot Photo                    3,033
----------------------------------------------------------------------------------------------------------------------
Walker Associates West                            5,023     03/31/00     Transcriptions Unlimited           4,858
Paragon                                           2,938     10/09/03     S.O.S. Enterprises                 2,457

Silicon Graphics                                  8,600     12/31/99     Silcon Graphics                    3,600
Ariz Fitness                                     13,824     08/31/03     La Mansion                        20,738
----------------------------------------------------------------------------------------------------------------------



Smith Moulding                                   35,750     01/31/03     Globe Furniture                   33,000
Sunrise Computers                                 5,400     05/31/02     Mr. Mattress                       4,000
======================================================================================================================

                      2ND LARGEST
   2ND LARGEST TENANT    TENANT        CROSS-        CROSS-COLLATERAL     RELEASE
          SQUARE FEET  EXPIRATION  COLLATERALIZED       DESCRIPTION      PROVISIONS RELEASE PROVISION TERMS               TAX ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
                                         YES       MULTIPLE PROPERTIES
               44,882   05/31/02         Yes       Multiple Properties      Yes     1.38x DSCR at Par                         Yes
               37,201   12/15/07         Yes       Multiple Properties      Yes     1.38x DSCR at Par                         Yes
               23,329   03/01/01         No                                  No                                               Yes
                                         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
               30,686   04/30/12         No                                  No                                               Yes
               20,000   02/01/02         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                4,275   06/30/02         No                                  No                                               Yes
                8,500   05/31/04         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         YES       MUTIPLE PROPERTIES
                                         Yes       Mutiple Properties       Yes     2.05x DSCR - 125% Defeasance Release      Yes
                                         Yes       Mutiple Properties       Yes     2.05x DSCR - 125% Defeasance Release      Yes
                                         Yes       Mutiple Properties       Yes     2.05x DSCR - 125% Defeasance Release      Yes
                                         Yes       Mutiple Properties       Yes     2.05x DSCR - 125% Defeasance Release      Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         No                                  No                                               No
               12,000   09/30/03         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         No                                  No                                               Yes
                9,610   04/30/08         No                                  No                                               Yes
                9,600   02/28/02         No                                  No                                               Yes
               18,118   09/30/02         No                                  No                                               Yes
               27,256   07/01/10         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                5,436   09/30/00         No                                  No                                               Yes
                4,829   07/31/02         No                                  No                                               Yes
                4,098   04/30/00         No                                  No                                               Yes
                6,198   06/30/03         No                                  No                                               Yes
                                         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                5,341   07/31/99         No                                  No                                               Yes
                                         No                                  No
               27,768   02/28/03         No                                  No                                               No
                                         No                                  No                                               Yes
               17,000   08/31/21         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         No                                  No                                               Yes
               13,000   03/31/15         No                                  No                                               Yes
                                         No                                  No                                               No
                6,506   09/30/02         No                                  No                                               Yes
                6,312   09/30/10         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
               10,000   02/28/08         No                                  No                                               No
                                         YES       MUTIPLE PROPERTIES
                                         Yes       Mutiple Properties       Yes     1.48x DSCR - 125% Defeasance Release      Yes
                                         Yes       Mutiple Properties       Yes     1.48x DSCR - 125% Defeasance Release      Yes
                4,000   01/31/01         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
               20,200   03/01/04         No                                  No                                               Yes
                5,832   01/31/99         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
                2,093   08/27/03         No                                  No                                               Yes
                7,200   06/30/00         No                                  No                                               No
-----------------------------------------------------------------------------------------------------------------------------------
                7,511   04/19/08         No                                  No                                               Yes
                                         YES       MULTIPLE PROPERTIES
                                         Yes       Multiple Properties      Yes     125% Defeasance Release                   Yes
                                         Yes       Multiple Properties      Yes     125% Defeasance Release                   No
                3,474   09/30/00         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                1,180   09/14/03         No                                  No                                               Yes
                                         No                                  No                                               No
                8,000   01/31/00         No                                  No                                               Yes
                9,815   01/31/03         No                                  No                                               Yes
                1,500   11/30/08         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
                8,193   04/30/99         No                                  No                                               Yes
                8,260   03/31/04         No                                  No                                               Yes
                                         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
               33,076   08/01/00         No                                  No                                               Yes
               12,113   08/31/05         No                                  No                                               Yes
                7,632   11/30/98         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                6,308   03/31/08         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         YES       MULTIPLE PROPERTIES
                                         Yes       Multiple Properties       No                                               Yes
                                         Yes       Multiple Properties       No                                               Yes
                                         Yes       Multiple Properties       No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         YES       MUTIPLE PROPERTIES
                                         Yes       Mutiple Properties       Yes     1.46x DSCR - 125% Defeasance Release      Yes
                                         Yes       Mutiple Properties       Yes     1.46x DSCR - 125% Defeasance Release      Yes
                                         No                                  No                                               Yes
               22,500   09/30/01         No                                  No                                               Yes
                                         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
               30,531   01/31/03         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
                4,477   07/31/04         No                                  No                                               Yes
                                         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
               29,970   09/30/04         No                                  No                                               Yes
                9,325   11/30/04         No                                  No                                               Yes
                4,840   04/30/00         No                                  No                                               Yes
                                         No                                  No                                               Yes
                7,650   12/31/00         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         No                                  No                                               Yes
                3,862   01/31/00         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         No                                  No                                               Yes
                1,100   09/25/99         No                                  No                                               Yes
                                         No                                  No                                               Yes
                2,226   01/31/99         No                                  No                                               Yes
                                         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                7,280   02/28/04         No                                  No                                               Yes
               16,550   07/31/00         No                                  No
                                         No                                  No                                               Yes
                4,000   09/30/04         No                                  No                                               Yes
                7,219   01/31/08         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
               11,000   07/31/02         No                                  No                                               Yes
                                         No                                  No                                               Yes
                3,033   12/31/03         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                4,858   09/30/03         No                                  No                                               Yes
                2,457   08/14/99         No                                  No                                               Yes
                                         No                                  No                                               Yes
                3,600   12/31/00         No                                  No                                               Yes
               20,738   02/28/03         No                                  No                                               Yes
-----------------------------------------------------------------------------------------------------------------------------------
                                         NO
                                         No                                  No                                               Yes
                                         No                                  No                                               Yes
               33,000   01/31/99         No                                  No                                               Yes
                4,000   11/18/02         No                                  No                                               Yes
===================================================================================================================================

 INSURANCE    REPLACEMENT
   ESCROW       ESCROW         SPRINGING ESCROW DESCRIPTION
----------------------------------------------------------------
    Yes           Yes
    Yes           Yes
     No           Yes                   Insurance
    Yes           Yes
----------------------------------------------------------------
     No           Yes                   Insurance
    Yes           No               Replacement Reserve
    Yes           Yes
    Yes           Yes
    Yes           No               Replacement Reserve
----------------------------------------------------------------
    Yes           Yes
     No           Yes
    Yes           Yes

    Yes           Yes
    Yes           Yes
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
     No           No       Replacement Reserve, Tax, Insurance
    Yes           Yes
    Yes           Yes
    Yes           No               Replacement Reserve
    Yes           Yes
----------------------------------------------------------------
    Yes           Yes
    Yes           Yes
    Yes           Yes              Replacement Reserve
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
     No           Yes
     No           Yes                   Insurance
    Yes           Yes
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
    Yes           Yes

     No           Yes                Tax & Insurance
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
    Yes           Yes
    Yes           Yes
     No           Yes                Tax & Insurance
    Yes           No               Replacement Reserve
    Yes           Yes
----------------------------------------------------------------
     No           Yes          Tax, Insurance, Ground Rent

    Yes           Yes
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
    Yes           Yes
     No           Yes                   Insurance
    Yes           Yes
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
     No           Yes                   Insurance
     No           Yes                   Insurance
    Yes           Yes
    Yes           Yes
     No           No       Replacement Reserve, Tax & Insurance
----------------------------------------------------------------
    Yes           Yes

    Yes           Yes
     No           No
    Yes           Yes
----------------------------------------------------------------
    Yes           Yes
     No           Yes                Tax & Insurance
    Yes           Yes      Replacement Reserve, Tax, Insurance
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
     No           No          Replacement Reserve, Insurance
    Yes           Yes
    Yes           Yes
    Yes           Yes
     No           Yes
----------------------------------------------------------------
     No           Yes                   Insurance
    Yes           Yes
    Yes           Yes
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
     No           Yes                   Insurance
    Yes           Yes

    Yes           Yes
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------

    Yes           Yes
    Yes           Yes
    Yes           Yes
     No           Yes                   Insurance
    Yes           Yes
----------------------------------------------------------------
     No           Yes                   Insurance
    Yes           Yes
     No           Yes                   Insurance
    Yes           No               Replacement Reserve
    Yes           Yes
----------------------------------------------------------------
    Yes           Yes
    Yes           Yes
    Yes           Yes
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
     No           Yes                   Insurance
    Yes           Yes
    Yes           Yes
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
     No           Yes                   Insurance
    Yes           Yes
    Yes           Yes
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
     No           Yes         Springing to $20,000 per annum
                              Replacement Reserve, Tax, Ins
    Yes           Yes
    Yes           Yes
    Yes           Yes
----------------------------------------------------------------
    Yes           Yes
    Yes           Yes
    Yes           Yes
    Yes           Yes
     No           Yes
----------------------------------------------------------------
    Yes           Yes
    Yes           Yes
     No           Yes                   Insurance
    Yes           Yes
     No           No                    Insurance
----------------------------------------------------------------

    Yes           Yes
    Yes           Yes
     No           No                    Insurance
    Yes           Yes
================================================================


(a) 1998 Net Operating Income reflects the property's historical operating performance over the most recent twelve month period for which operating statements are available. 1997 Net Operating Income reflects the property's historical operating performance for a previous twelve month period which, in most cases, is equivalent to calendar year 1997.


(b) In certain limited cases, the Annual Replacement Reserves per Square Foot or Unit may represent a single initial deposit made by the borrower at the closing of the related Mortgage Loan.


Note: With respect to loan numbers 5193, 6073, 9125 and 9586, the terms of the original loan agreements provided for an earnout option, or a one time principal curtailment. Such earnout (or curtailment, as the case may be) has been fully funded to the extent applicable, as of the Cut-Off Date, and no future advances are required. For purposes of this annex, the loan is presented as if it was fully funded on the earnout/curtailment date, with the Stated Original Term to Maturity and Original Amortization Term reduced by the number of months from origination to such earnout/curtailment date.


                      Comparative Financial Status Report
                                  Exhibit I-1


                                          LAST            ENDING
                                        PROPERTY         SCHEDULED      PAID      ANNUAL
  PROPECTUS                            INSPECTION        PRINCIPAL      THRU       DEBT
   NUMBER          CITY       STATE       DATE            BALANCE       DATE      SERVICE









FINANCIAL INFORMATION:


CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC less than 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC less than 1:



ORIGINAL UNDERWRITING INFORMATION                                 PRIOR FULL YEAR OPERATING INFORMATION
                                                                  AS OF  Y-E YYYY                               NORMALIZED


                                                                    FINANCIAL
 FINANCIAL INFO       %        TOTAL          $                     INFO AS OF      %          TOTAL            $
   AS OF DATE        OCC      REVENUE        NOI          DSCR         DATE        OCC        REVENUE          NOI        DSCR






                  RECEIVED                                        REQUIRED
LOANS                                  BALANCE                                            BALANCE
#                 %                    $               %          %                       $               %





CURRENT ANNUAL OPERATING INFORMATION                           "ACTUAL"  YTD FINANCIAL INFORMATION
AS OF  Y-E YYYY                              NORMALIZED                                    MONTH REPORTED


FINANCIAL                                                           FS            FS
  INFO AS OF       %         TOTAL           $                     START          END         %          TOTAL           $
     DATE         OCC       REVENUE         NOI        DSCR        DATE          DATE        OCC        REVENUE         NOI    DSCR






    NET CHANGE
    CURRENT & BASIS


                        %
         %            TOTAL
        OCC            REV           DSCR






                         Delinquent Loan Status Report
                                  Exhibit I-2


---------------------------------------------------------------------------------------------------------------------------------
                                                                                        TOTAL      TOTAL     OTHER
                                                                            ENDING     O/S P&I      O/S     ADVANCES
  PROSPECTUS     PROPERTY    PROPERTY                   SQ FT     PAID TO   SCHEDULED  ADVANCES   EXPENSES  (TAXES &      TOTAL
     ID            NAME       TYPE       CITY   STATE  OR UNITS     DATE    BALANCE     TO DATE   TO DATE   INSURANCE)   EXPOSURE
---------------------------------------------------------------------------------------------------------------------------------











---------------------------------------------------------------------------

              CURRENT   CURRENT            LTM                       CAP
 PROSPECTUS   MONTHLY   INTEREST   MAT.    NOI              LTM      RATE
    ID          P&I      RATE      DATE    DATE   LTM NOI   DSCR   ASSIGNED
---------------------------------------------------------------------------













                                      B-2



                         Delinquent Loan Status Report
                                  Exhibit I-2



------------------------------------------------------------------------------------------------------------------------------
                                                       VALUE                  APPRAISAL,    LOSS                      TOTAL
                                                       USING     VALUATION/   BPO, OR      USING 92%                APPRAISAL
 PROSPECTUS     PROPERTY    PROPERTY                  NOI & CAP  APPRAISAL    INTERNAL    APPRAISAL   ESTIMATED     REDUCTION
    ID            NAME       TYPE       CITY   STATE    RATE       DATE        VALUE       OR BPO     RECOVERY %     REALIZED
------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------
                                              EXPECTED
                                       FCL      FCL
 PROSPECTUS   TRANSFER   RESOLUTION   START     SALE      WORKOUT
    ID          DATE       DATE       DATE      DATE     STRATEGY
-------------------------------------------------------------------







                                      B-3




                         Delinquent Loan Status Report
                                  Exhibit I-2


--------------------------------------------------------------


PROSPECTUS   PROPERTY    PROPERTY
   ID          NAME       TYPE       CITY   STATE   COMMENTS
--------------------------------------------------------------












                      HISTORICAL LOAN MODIFICATION REPORT
                                  EXHIBIT I-3

-------------------------------------------------------------------------------------------------------------------------------
                                                      BALANCE WHEN    BALANCE AT
                          MODIFICATION  MODIFICATION    SENT TO     THE EFFECTIVE
 PROSPECTUS                  OR EXT       EFFECTIVE     SPECIAL       DATE OF       OLD   NEW   # OF    OLD     NEW      OLD
    ID       CITY  STATE      FLAG           DATE       SERVICER     MODIFICATION   RATE  RATE  MONTHS  P & I  P & I   MATURITY
-------------------------------------------------------------------------------------------------------------------------------









                      HISTORICAL LOAN MODIFICATION REPORT
                                  EXHIBIT I-3

-------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS             NEW        MONTHS FOR   REALIZED LOSS   ESTIMATED INTEREST
     ID         CITY   MATURITY     MOD CHANGE     TO TRUST         LOSS TO TRUST                COMMENTS
-------------------------------------------------------------------------------------------------------------------------------











                        HISTORICAL LOSS ESTIMATE REPORT
                                  EXHIBIT I-4

---------------------------------------------------------------------------------------------------------------------------------
                                                             LATEST                        NET AMOUNT    SCHEDULED     TOTAL
                                                    % REC   APPRAISAL    EFFECTIVE          RECEIVED      BALANCE       P&I
PROSPECTUS   PROPERTY   PROPERTY                     FROM   OR BROKERS    DATE OF    SALES    FROM        (AS OF        PAID
    ID         NAME       TYPE     CITY   STATE      SALE    OPINION        SALE     PRICE    SALE       RESOLUTION)  (ADVANCES)
---------------------------------------------------------------------------------------------------------------------------------








----------------------------------------
               TOTAL         SERVICING
PROSPECTUS    EXPENSES         FEES
   ID       (OUTSTANDING)     EXPENSE
----------------------------------------









                        HISTORICAL LOSS ESTIMATE REPORT
                                  EXHIBIT I-4


------------------------------------------------------------------------------------------------------------------------
                                                      ACUTAL     DATE     MINOR      DATE       TOTAL          LOSS %
                                                      LOSSES     LOSS      ADJ     MINOR ADJ     LOSS           OF
PROSPECTUS   PROPERTY   PROPERTY             NET      PASSED    PASSED     TO       PASSED       WITH        SCHEDULED
    ID         NAME       TYPE     CITY   PROCEEDS   THROUGH   THROUGH   TRUST     THROUGH    ADJUSTMENT      BALANCE
------------------------------------------------------------------------------------------------------------------------











                               REO STATUS REPORT
                                  EXHIBIT I-5

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     TOTAL                 OTHER
                                                                         ENDING       P&I       TOTAL     ADVANCES
 PROSPECTUS   PROPERTY   PROPERTY                  SQ FT    PAID THRU   SCHEDULED   ADVANCES   EXPENSES   (TAXES &      TOTAL
     ID         NAME       TYPE     CITY   STATE  OR UNITS     DATE      BALANCE     TO DATE    TO DATE   INSURANCE)   EXPOSURE
---------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------
                                                                        VALUATION
               CURRENT                                        CAP           /
 PROSPECTUS    MONTHLY    MATURITY  LTM NOI   LTM    LTM      RATE      APPRAISAL
     ID          P&I        DATE      DATE    NOI    DSCR   ASSIGNED       DATE
-----------------------------------------------------------------------------------









                               REO STATUS REPORT
                                  EXHIBIT I-5

-------------------------------------------------------------------------------------------------------------------------------
                                                   VALUE      APPRAISAL /                                 TOTAL     SPECIAL
                                                   USING        BPO OR       LOSS USING                 APPRAISAL  SERVICING
 PROSPECTUS   PROPERTY   PROPERTY                 NOI & CAP    INTERNAL     92% APPRAISAL   ESTIMATED   REDUCTION  TRANSFER
     ID         NAME       TYPE     CITY   STATE    RATE        VALUE          OR BPO       RECOVERY %  REALIZED     DATE
-------------------------------------------------------------------------------------------------------------------------------









------------------------------------------------------
                  REO        PENDING
 PROSPECTUS   ACQUISITION  RESOLUTION
     ID          DATE        DATE          COMMENTS
------------------------------------------------------










                              SERVICER WATCH LIST
                                  EXHIBIT I-6


---------------------------------------------------------------------------------------------------------
                                                   ENDING    PAID
 PROSPECTUS   PROPERTY   PROPERTY                 SCHEDULED  THRU     MATURITY    LTM    COMMENT/REASON
     ID         NAME       TYPE     CITY   STATE   BALANCE   DATE       DATE      DSCR    ON WATCH LIST
---------------------------------------------------------------------------------------------------------













                       OPERATING STATEMENT ANALYSIS REPORT
                                  Exhibit I-7
As of

PROPERTY OVERVIEW:
        Prospectus Number
        Sched Balance/Paid to Date
        Property Name
        Property Type
        Property Address
        City, State
        Net Rentable Square Feet
        Year Built/Renovated
        Year of Operations             UNDERWRITING        1995          1996         1997     1998 YTD
        Occupancy Rate
        Average Rental Rate

INCOME:
        No. of Months Annualized                                                             # OF MONTHS
        Period Ended                   UNDERWRITING        1995          1996         1997     1998 YTD      1997-BASE   1997-1996
        Statement Classification          BASIS        NORMALIZED    NORMALIZED   NORMALIZED                 VARIANCE    VARIANCE
        Rental Income - Category 1
        Rental Income - Category 2
        Rental Income - Category 3
        Pass Through/Escalations
        Other Income

        EFFECTIVE GROSS INCOME

OPERATING EXPENSES:
        Real Estate Taxes
        Property insurance
        Utilities
        General and Administration
        Repairs and Maintenance
        Management Fees
        Payroll and Benefits
        Advertising and Marketing
        Professional Fees
        Other Expenses
        Ground Rent

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

        Leasing Commissions
        Tenant Improvements
        Replacement Reserves
        Other Capital Expense
Total Capital Items

NOI AFTER CAPITAL ITEMS

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :


                           NOI ADJUSTMENT WORKSHEET
                                  EXHIBIT I-8

AS OF MM/DD/YY


PROPERTY OVERVIEW:
        Prospectus Number
        Sched Balance/Paid to Date
        Property Name
        Property Type
        Property Address
        City, State
        Net Rentable Square Feet
        Year Built/Renovated
        Year of Operations                     BORROWER           ADJUSTMENT          NORMALIZED
        Occupancy Rate
        Average Rental Rate

INCOME:
        No. of Months Annualized                                                     # OF MONTHS
        Period Ended                         UNDERWRITING                              1998 YTD
        Statement Classification                BASIS             NORMALIZED
        Rental Income - Category 1
        Rental Income - Category 2
        Rental Income - Category 3
        Pass Through/Escalations
        Other Income

        EFFECTIVE GROSS INCOME

OPERATING EXPENSES:
        Real Estate Taxes
        Property insurance
        Utilities
        General and Administration
        Repairs and Maintenance
        Management Fees
        Payroll and Benefits
        Advertising and Marketing
        Professional Fees
        Other Expenses
        Ground Rent

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

        Leasing Commissions
        Tenant Improvements
        Replacement Reserves
        Other Capital Expense
Total Capital Items

NOI AFTER CAPITAL ITEMS

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :


                        CSSA Set-Up Data Record Layout
                                  Exhibit I-9

                                                FIELD
FIELD NAME                                      NUMBER     TYPE         FORMAT        DESCRIPTION
----------                                      ------     ----         ------        -----------
Transaction Id                                     1        AN         XXX97001       Unique Issue Identification Mnemonic
Group Id                                           2        AN         XXX9701A       Unique Indentification Number Assigned To
                                                                                      Each Loan Group Within An Issue
Loan Id                                            3        AN      00000000012345    Unique Indentification Number Assigned To
                                                                                      Each Collateral Item In A Pool
Offering Document Loan Id                          4        AN           123          Unique Indentification Number Assigned To
                                                                                      Each Collateral Item In The Prospectus
Original Note Amount                               5     Numeric      1000000.00      The Mortgage Loan Balance At Inception Of
                                                                                      The Note
Original Term Of Loan                              6     Numeric         240          Original Number Of Months Until Maturity Of
                                                                                      Loan
Original Amortization Term                         7     Numeric         360          Original Number Of Months Loan Amortized Over
Original Note Rate                                 8     Numeric        0.095         The Note Rate At Inception Of The Note
Original Payment Rate                              9     Numeric        0.095         Original Rate Payment Calculated On
First Loan Payment Due Date                       10        AN         YYYYMMDD       First Payment Date On The Mortgage Loan
Grace Days Allowed                                11     Numeric          10          Number Of Days From Due Date Borrower Is
                                                                                      Permitted To Remit Payment
Interest Only (Y/N)                               12        AN            Y           Y=Yes,  N=No
Balloon (Y/N)                                     13        AN            Y           Y=Yes,  N=No
Interest Rate Type                                14     Numeric          1           1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code                      15     Numeric          1           1=30/360, 2=Actual/365, 3=Actual/360,
                                                                                      4=Actual/Actual, 5=Actual/366, 6=Simple,
                                                                                      7=78'S
Interest in Arrears (Y/N)                         16        AN            Y           Y=Yes,  N=No
Payment Type Code                                 17     Numeric          1           See Payment Type Code Legend
Prepayment Lock-out End Date                      18        AN         YYYYMMDD       Date After Which Loan Can Be Prepaid
Yield Maintenance End Date                        19        AN         YYYYMMDD       Date After Which Loan Can Be Prepaid Without
                                                                                      Yield Maintenance
Prepayment Premium End Date                       20        AN         YYYYMMDD       Date After Which Loan Can Be Prepaid Without
                                                                                      Penalty
Prepayment Terms Description                      21        AN           Text         Description Of Prepayment Terms (Not To
                                                                                      Exceed 50 Characters)
ARM Index Code                                    22        AN            A           See Arm Index Code Legend
First Rate Adjustment Date                        23        AN         YYYYMMDD       Date Note Rate Originally Changed
First Payment Adjustment Date                     24        AN         YYYYMMDD       Date Payment Originally Changed
ARM Margin                                        25     Numeric        0.025         Rate Added To Index Used In The Determination
                                                                                      Of The Gross Interest Rate
Lifetime Rate Cap                                 26     Numeric         0.15         Maximum Rate That The Borrower Must Pay On
                                                                                      An Arm Loan Per The Loan Agreement
Lifetime Rate Floor                               27     Numeric         0.05         Minimum Rate That The Borrower Must Pay On
                                                                                      An Arm Loan Per The Loan Agreement
Periodic Rate Increase Limit                      28     Numeric         0.02         Maximum Periodic Increase To The Note Rate
                                                                                      Allowed Per The Loan Agreement
Periodic Rate Decrease Limit                      29     Numeric         0.02         Minimum Periodic Increase To The Note Rate
                                                                                      Allowed Per The Loan Agreement
Periodic Payment Adjustment Max-%                 30     Numeric         0.03         Maximum Periodic Percentage Increase To The
                                                                                      Borrowers P&I Payment Allowed Per The Loan
                                                                                      Agreement
Periodic Payment Adjustment Max-$                 31     Numeric       5000.00        Maximum Periodic Dollar Increase To The
                                                                                      Borrowers P&I Payment Allowed Per The Loan
                                                                                      Agreement
Payment Frequency                                 32     Numeric          1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                      12=Annually...

                                     B-14



                        CSSA Set-Up Data Record Layout
                                  Exhibit I-9
                                                FIELD
FIELD NAME                                      NUMBER     TYPE         FORMAT        DESCRIPTION
----------                                      ------     ----         ------        -----------
Rate Reset Frequency In Months                    33     Numeric          1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                      12=Annually...
Payment Reset Frequency In Months                 34     Numeric          1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                      12=Annually...
Rounding Code                                     35     Numeric          1           Rounding Method For Sum Of Index Plus Margin
                                                                                      (See Rounding Code Legend)
Rounding Increment                                36     Numeric       0.00125        Used In Conjunction With Rounding Code
Index Look Back In Days                           37     Numeric          45          Use Index In Effect X Days Prior To
                                                                                      Adjustment Date
Negative Amortization Allowed (Y/N)               38        AN            Y           Y=Yes,  N=No
Max Negam Allowed (% Of Orig Balance)             39     Numeric        0.075         Maximum Lifetime Percentage Increase To The
                                                                                      Original Balance Allowed Per The Loan
                                                                                      Agreement
Maximum Negam Allowed ($)                         40     Numeric       25000.00       Maximum Lifetime Dollar Increase To The
                                                                                      Original Balance Allowed Per The Loan
                                                                                      Agreement
Remaining Term At Securitization                  41     Numeric         240          Remaining Number Of Months Until Maturity
                                                                                      Of Loan At Cutoff
Remaining Amortized Term At Securitization        42     Numeric         360          Remaining Number Of Months Loan Amortized
                                                                                      Over At Cutoff
Maturity Date At Securitization                   43        AN         YYYYMMDD       The Scheduled Maturity Date Of The Mortgage
                                                                                      Loan At Securitization
Scheduled Principal Balance At Securitization     44     Numeric      1000000.00      The Scheduled Principal Balance Of The
                                                                                      Mortgage Loan At Securitization
Note Rate At Securitization                       45     Numeric        0.095         Cutoff Annualized Gross Interest Rate
                                                                                      Applicable To The Calculation Of Scheduled
                                                                                      Interest
Servicer And Trustee Fee Rate                     46     Numeric       0.00025        Cutoff Annualized Fee Paid To The Servicer
                                                                                      And Trustee
Fee Rate / Strip Rate 1                           47     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 2                           48     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 3                           49     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 4                           50     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 5                           51     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Net Rate At Securitization                        52     Numeric       0.00001        Cutoff Annualized Interest Rate Applicable
                                                                                      To The Calculation Of Remittance Interest
Periodic P&I Payment At Securitization            53     Numeric       3000.00        The Periodic Scheduled Principal & Interest
                                                                                      Payment
# Of Properties                                   54     Numeric          13          The Number Of Properties Underlying The
                                                                                      Mortgage Loan
Property Name                                     55        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property Address                                  56        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property City                                     57        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property State                                    58        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property Zip Code                                 59        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property County                                   60        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property Type Code                                61        AN            MF          If Number Of Properties Is Greater Than
                                                                                      1 Then "Various" (See Property Type Code
                                                                                      Legend)
Net Square Feet At Securitization                 62     Numeric        25000         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
# Of Units/Beds/Rooms At Securitization           63     Numeric          75          If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Year Built                                        64        AN           1990         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"


                                     B-15


                        CSSA Set-Up Data Record Layout
                                  Exhibit I-9

                                                FIELD
FIELD NAME                                      NUMBER     TYPE         FORMAT        DESCRIPTION
----------                                      ------     ----         ------        -----------
NOI At Securitization                             65     Numeric      100000.00       Net Operating Income At Securitization
DSCR At Securitization                            66     Numeric         2.11         DSCR At Securitization
Appraisal Value At Securitization                 67     Numeric      1000000.00      Appraisal Value At Securitization
Appraisal Date At Securitization                  68        AN         YYYYMMDD       Appraisal Date At Securitization
Physical Occupancy At Securitization              69     Numeric         0.88         Physical Occupancy At Securitization
Revenue At Securitization                         70     Numeric      100000.00       Revenue At Securitization
Operating Expenses At Securitization              71     Numeric      100000.00       Expenses At Securitization
Securitization Financials As Of Date              72        AN         YYYYMMDD       Securitization Financials As Of Date
Recourse (Y/N)                                    73        AN            Y           Y=Yes,  N=No
Ground Lease (Y/N)                                74        AN            Y           Y=Yes,  N=No
Cross-Collateralized Loan Grouping                75     Numeric         9(3)         All Loans With The Same Numeric Value Are
                                                                                      Crossed
Collection Of Escrows (Y/N)                       76        AN            Y           Y=Yes,  N=No
Collection Of Other Reserves (Y/N)                77        AN            Y           Y=Yes,  N=No
Lien Position At Securitization                   78     Numeric          1           1=First, 2=Second...


                       CSSA Periodic Data Record Layout
                                 Exhibit I-10

                                                FIELD
FIELD NAME                                      NUMBER    TYPE          FORMAT        DESCRIPTION
----------                                      ------    ----          ------        -----------
Transaction Id (pool ID)                           1       AN           XXX97001      Unique Issue Identification Mnemonic
Group Id (subgroup within a pool)                  2       AN           XXX9701A      Unique Identification Number Assigned To
                                                                                      Each Loan Group Within An Issue
Loan Id (loan number)                              3       AN        00000000012345   Unique Identification Number Assigned To Each
                                                                                      Collateral Item In A Pool
Prospectus Id                                      4       AN              123        Unique Identification Number Assigned To Each
                                                                                      Collateral Item In The Prospectus
Distribution Date                                  5       AN           YYYYMMDD      Date Payments  Made To Certificateholders
Current Beginning Scheduled  Balance               6    Numeric         100000.00     Outstanding Scheduled Principal Balance At
                                                                                      The Beginning Of The Current Period
Current Ending Scheduled  Balance                  7    Numeric         100000.00     Outstanding Scheduled Principal Balance At
                                                                                      The End Of The Current Period
Paid To Date                                       8       AN           YYYYMMDD      Due Date Of The Last Interest Payment
                                                                                      Received
Current Index Rate                                 9    Numeric           0.09        Index Rate Used In The Determination Of
                                                                                      The Current Period Gross Interest Rate
Current Note Rate                                 10    Numeric           0.09        Annualized Gross Rate Applicable To The
                                                                                      Calculation Of The Current Period Scheduled
                                                                                      Interest
Maturity Date                                     11       AN           YYYYMMDD      Date Collateral Is Scheduled To Make Its
                                                                                      Final Payment
Servicer and Trustee Fee Rate                     12    Numeric          0.00025      Annualized Fee Paid To The Servicer And
                                                                                      Trustee
Fee Rate/Strip Rate 1                             13    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 2                             14    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 3                             15    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 4                             16    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 5                             17    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Net Pass-Through Rate                             18    Numeric          #VALUE!      Annualized Interest Rate Applicable To The
                                                                                      Calculation Of The Current Period Remittance
                                                                                      Interest
Next Index Rate                                   19    Numeric           0.09        Index Rate Used In The Determination Of The
                                                                                      Next Period Gross Interest Rate
Next Note Rate                                    20    Numeric           0.09        Annualized Gross Interest Rate Applicable To
                                                                                      The Calculation Of The Next Period Scheduled
                                                                                      Interest
Next Rate Adjustment Date                         21       AN           YYYYMMDD      Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date                      22       AN           YYYYMMDD      Date Scheduled P&I Amount Is Next Scheduled
                                                                                      To Change
Scheduled Interest Amount                         23    Numeric          1000.00      Scheduled Gross Interest Payment Due For The
                                                                                      Current Period
Scheduled Principal Amount                        24    Numeric          1000.00      Scheduled Principal Payment Due For The
                                                                                      Current Period
Total Scheduled P&I Due                           25    Numeric          1000.00      Scheduled Principal And Interest Payment Due
                                                                                      For The Current Period
Neg am/Deferred Interest Amount                   26    Numeric          1000.00      Negative Amortization/Deferred Interest
                                                                                      Amount Due For The Current Period
Unscheduled Principal Collections                 27    Numeric          1000.00      Unscheduled Payments Of Principal Received
                                                                                      During The Related Collection Period
Other Principal Adjustments                       28    Numeric          1000.00      Unscheduled Principal Adjustments For The
                                                                                      Related Collection Period
Liquidation/Prepayment Date                       29       AN           YYYYMMDD      Date Unscheduled Payment Of Principal
                                                                                      Received
Prepayment Penalty/Yield Maint Received           30    Numeric          1000.00      Additional Payment Required From Borrower
                                                                                      Due To Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)            31    Numeric          1000.00      Scheduled Gross Interest Applicable To The
                                                                                      Prepayment Amount



                                     B-17





                       CSSA Periodic Data Record Layout
                                 Exhibit I-10


                                                FIELD
FIELD NAME                                      NUMBER    TYPE          FORMAT        DESCRIPTION
----------                                      ------    ----          ------        -----------
Liquidation/Prepayment Code                       32    Numeric             1         See Liquidation/Prepayment Codes Legend
Most Recent ASER $                                33    Numeric          1000.00      Excess Of The Principal Balance Over The
                                                                                      Defined Appraisal Percentage
Most Recent ASER Date                             34       AN           YYYYMMDD      Date ASER  Amount Applied To Loan
Cumulative ASER $                                 35    Numeric          1000.00      Cumulative ASER Amount
Actual Balance                                    36    Numeric         100000.00     Outstanding Actual Principal Balance At the
                                                                                      End of The Current Period
Total P&I Advance Outstanding                     37    Numeric          1000.00      Outstanding P&I Advances At The End Of The
                                                                                      Current Period
Total T&I Advance Outstanding                     38    Numeric          1000.00      Outstanding Taxes & Insurance Advances At
                                                                                      The End Of The Current Period
Other Expense Advance Outstanding                 39    Numeric          1000.00      Other Outstanding Advances At The End Of
                                                                                      The Current Period
Status of Loan                                    40       AN               1         See Status Of Loan Legend
In Bankruptcy                                     41       AN               Y         Bankruptcy Status Of Loan (If In Bankruptcy
                                                                                      "Y", Else "N")
Foreclosure Date                                  42       AN           YYYYMMDD      Date Of Foreclosure
REO Date                                          43       AN           YYYYMMDD      Date Of REO
Bankruptcy Date                                   44       AN           YYYYMMDD      Date of Bankruptcy
Net Proceeds Received on Liquidation              45    Numeric         100000.00     Net Proceeds Received On Liquidation To Be
                                                                                      Remitted To The Trust Per The Trust
                                                                                      Documentation
Liquidation Expense                               46    Numeric         100000.00     Expenses Associated With The Liquidation To
                                                                                      Be Netted From The Trust Per The Trust
                                                                                      Documentation
Realized Loss to Trust                            47    Numeric         10000.00      Liquidation Balance Less Net Liquidation
                                                                                      Proceeds Received
Date of Last Modification                         48       AN           YYYYMMDD      Date Loan Was Modified
Modification Code                                 49    Numeric             1         See Modification Codes Legend
Modified Note Rate                                50    Numeric           0.09        Note Rate Loan Modified To
Modified Payment Rate                             51    Numeric           0.09        Payment Rate Loan Modified To
Preceding Fiscal Year Revenue                     52    Numeric          1000.00      Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses                    53    Numeric          1000.00      Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                         54    Numeric          1000.00      Preceding Fiscal Year Net Operating Income
Preceding Fiscal Year Debt Service Amt.           55    Numeric          1000.00      Preceding Fiscal Year Debt Service Amount
Preceding Fiscal Year DSCR                        56    Numeric           2.55        Preceding Fiscal Year Debt Service Coverage
                                                                                      Ratio
Preceding Fiscal Year Physical Occupancy          57    Numeric           0.85        Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date                 58       AN           YYYYMMDD      Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue                       59    Numeric          1000.00      Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses                      60    Numeric          1000.00      Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                           61    Numeric          1000.00      Second Preceding Fiscal Year Net Operating
                                                                                      Income
Second Preceding FY Debt Service                  62    Numeric          1000.00      Second Preceding Fiscal Year Debt Service



                                     B-18

                       CSSA Periodic Data Record Layout
                                 Exhibit I-10
                                                FIELD
FIELD NAME                                      NUMBER    TYPE          FORMAT        DESCRIPTION
----------                                      ------    ----          ------        -----------
Second Preceding FY DSCR                          63    Numeric           2.55        Second Preceding Fiscal Year Debt Service
                                                                                      Coverage Ratio
Sec Preceding FY Physical Occupancy               64    Numeric           0.85        Second Preceding Fiscal Year Physical
                                                                                      Occupancy
Sec Preceding FY Financial As of Date             65       AN           YYYYMMDD      Second Preceding Fiscal Year Financial As
                                                                                      Of Date
Most Recent Fiscal YTD Revenue                    66    Numeric          1000.00      Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses                   67    Numeric          1000.00      Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI                        68    Numeric          1000.00      Most Recent Fiscal Year To Date Net Operating
                                                                                      Income
Most Recent Fiscal YTD Debt Service               69    Numeric          1000.00      Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR                       70    Numeric           2.55        Most Recent Fiscal Year To Date Debt Service
                                                                                      Coverage Ratio
Most Recent Fiscal YTD Phys. Occ.                 71    Numeric           0.85        Most Recent Fiscal Year To Date Physical
                                                                                      Occupancy
Most Recent Fiscal YTD Start Date                 72       AN           YYYYMMDD      Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date                   73       AN           YYYYMMDD      Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date                        74       AN           YYYYMMDD      The Date Of The Latest  Available Appraisal
                                                                                      For The Property
Most Recent Appraisal Value                       75    Numeric         100000.00     The Latest  Available Appraisal Value For
                                                                                      The Property
Workout Strategy Code                             76    Numeric             1         See Workout Strategy Codes Legend
Most Recent Spec Service Transfer Date            77       AN           YYYYMMDD      Date Transferred To The Special Servicer
Most Recent Master Service Return Date            78       AN           YYYYMMDD      Date Returned To The Master Servicer
Date Asset is Expected to Be Resolved             79       AN           YYYYMMDD      Date Asset Is Expected To Be Resolved
Year Last Renovated                               80       AN             1997        Year Property Last Renovated

                            CSSA Property Data File
                                 Exhibit I-11


                                               FIELD
FIELD NAME                                     NUMBER    TYPE          FORMAT       DESCRIPTION
----------                                     ------    ----          ------       -----------
Transaction Id                                    1       AN           XXX97001     Unique Issue Identification Mnemonic
Loan Id                                           2       AN        00000000012345  Unique Indentification Number Assigned To Each
                                                                                    Collateral Item In A Pool
Prospectus Loan ID                                3       AN              123       Unique Indentification Number Assigned To Each
                                                                                    Collateral Item In The Prospectus
Property ID                                       4       AN           1001-001     Should contain Prospectus ID and property
                                                                                    identifier, e.g., 1001-001, 1000-002
Distribution Date                                 5       AN           YYYYMMDD
Cross-Collateralized Loan Grouping                6     Numeric          9(3)       All Loans With The Same Numeric Value Are
                                                                                    Crossed
Property Name                                     7       AN             Text
Property Address                                  8       AN             Text
Property City                                     9       AN             Text
Property State                                    10      AN             Text
Property Zip Code                                 11      AN             30303
Property County                                   12      AN             Text
Property Type Code                                13      AN              MF
Year Built                                        14      AN             YYYY
Year Last Renovated                               15      AN             YYYY
Net Square Feet At Securitization                 16    Numeric          25000      RT, IN, WH, OF, MU, SS, OT - SF
# Of Units/Beds/Rooms At Securitization           17    Numeric           75        MF, MHP, LO, HC - Units
Property Status                                   18      AN               1        1=FCL, 2-REO, 3=Defeased, 4=partial Releases,
                                                                                    5=Released, 6=Same as at Securitization
Allocated Percentage of Loan at Securitization    19    Numeric          0.75       Issuer to allocate loan % attributable to
                                                                                    property for multi-property loans
Current Allocated Percentage                      20    Numeric          0.75       Calculation based on Current Allocated Loan
                                                                                    Amount and Current SPB for associated loan
Current Allocated Loan Amount                     21    Numeric         5900900     Maintained by servicer
Ground Lease (Y/N)                                22      AN               N        Either Y=Yes, S=Subordinate, N=No ground lease
Other Escrow / Reserve Balances                   23    Numeric          25000
Most Recent Appraisal Date                        24      AN           YYYYMMDD
Most Recent Appraised Value                       25    Numeric        10000000
Date Asset is Expected to Be Resolved             26      AN           YYYYMMDD     Could be different dates for different
                                                                                    properties if foreclosing
Foreclosure Date                                  27      AN           YYYYMMDD
REO Date                                          28      AN           YYYYMMDD
Occupancy %                                       29    Numeric          0.75       Map to Most Recent Fiscal YTD Physical
                                                                                    Occupancy in CSSA, multiply times Current
                                                                                    Allocated %
Occupancy Date                                    30    Numeric        YYYYMMDD
Date Lease Rollover Review                        31      AN           YYYYMMDD     Roll over review to be completed every 12
                                                                                    months
% Sq. Feet expiring 1-12 months                   32    Numeric          0.20
% Sq. Feet expiring 13-24 months                  33    Numeric          0.20
% Sq. Feet expiring 25-36 months                  34    Numeric          0.20
% Sq. Feet expiring 37-48 months                  35    Numeric          0.20
% Sq. Feet expiring 49-60 months                  36    Numeric          0.20


                                     B-20




                            CSSA Property Data File
                                 Exhibit I-11

                                               FIELD
FIELD NAME                                     NUMBER    TYPE          FORMAT       DESCRIPTION
----------                                     ------    ----          ------       -----------
Largest Tenant (Tenant Name)                      37      AN             Text       For Office, WH, Retail, Industrial, *Only if
                                                                                    disclosed in the offering document
Square Feet of Largest Tenant                     38    Numeric          15000
2nd Largest Tenant (Tenant Name)                  39      AN             Text       For Office, WH, Retail, Industrial, *Only if
                                                                                    disclosed in the offering document
Square Feet of 2nd Largest Tenant                 40    Numeric        15000.000
3rd Largest Tenant (Tenant Name)                  41      AN             Text
Square Feet of 3rd Largest Tenant                 42    Numeric          15000
Fiscal Year End Month                             43    Numeric           12        Needed to indicate month ending for borrower's
                                                                                    Fiscal Year
Securitization Financials As Of Date              44      AN           YYYYMMDD
Revenue At Securitization                         45    Numeric       1000000.00
Operating Expenses At Securitization              46    Numeric       1000000.00
NOI At Securitization                             47    Numeric       1000000.00
DSCR At Securitization                            48    Numeric           1.5       Multiply times the Allocated % at
                                                                                    Securitization
Appraisal Value At Securitization                 49    Numeric       1000000.00
Appraisal Date At Securitization                  50      AN           YYYYMMDD
Physical Occupancy At Securitization              51    Numeric                     Multiply times the Allocated % at
                                                                                    Securitization
Date of Last Inspection                           52      AN           YYYYMMDD
Preceding FY Financial As of Date                 53      AN           YYYYMMDD
Preceding Fiscal Year Revenue                     54    Numeric       1000000.00
Preceding Fiscal Year Expenses                    55    Numeric       1000000.00
Preceding Fiscal Year NOI                         56    Numeric       1000000.00
Preceding Fiscal Year Debt Service Amt            57    Numeric       1000000.00
Preceding Fiscal Year DSCR                        58    Numeric           1.3       Multiply times the Allocated % at
                                                                                    Securitization
Preceding Fiscal Year Physical Occupancy          59    Numeric           0.9       Multiply times the Allocated % at
                                                                                    Securitization
Sec Preceding FY Financial As of Date             60      AN           YYYYMMDD
Second Preceding FY Revenue                       61    Numeric       1000000.00
Second Preceding FY Expenses                      62    Numeric       1000000.00
Second Preceding FY NOI                           63    Numeric       1000000.00
Second Preceding FY Debt Service                  64    Numeric       1000000.00
Second Preceding FY DSCR                          65    Numeric           1.3
Second Preceding FY Physical Occupancy            66    Numeric          0.90


                            CSSA Property Data File

                                   Exhibit-11

                            CSSA Property Data File

                                   Exhibit-11

                            CSSA Property Data File

                                   Exhibit-11

                            CSSA Property Data File

                                   Exhibit-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX C


                       SCHEDULE OF INTEREST RESERVE LOANS




                                                                    GROSS      INTEREST
            LOAN                    ORIGINAL     CUT-OFF DATE     MORTGAGE     ACCRUAL     SERVICING
 COUNT     NUMBER     LOAN NAME      BALANCE        BALANCE         RATE        METHOD        FEE
-------   --------   -----------   ----------   --------------   ----------   ---------   ----------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  (DEPOSITOR)
                             --------------------
     The commercial mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates".

     Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein); and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Multifamily properties (consisting of multiple rental or cooperatively owned dwellings), office properties and retail properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS included in a particular Trust Fund) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued.
                             --------------------
     If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support described in this Prospectus, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements described in this Prospectus, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     The Depositor does not intend to list any of the Offered Certificates on any securities exchange and has not made any other arrangement for secondary trading of the Offered Certificates. There will have been no public market for the Certificates of any series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. See "Risk Factors".

                                                 (cover continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.
                             --------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                             --------------------
     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, which may include Bear, Stearns & Co. Inc., an affiliate of the Depositor, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.


     This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                 The date of this Prospectus is August 18, 1998

(cover continued)

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".

     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

     No series of Certificates will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class or Classes will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".


                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust

Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The Master Servicer or Trustee for each series will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of such Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange

Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek, or by telephone at 212-272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS



                                                                                              PAGE
                                                                                             -----
PROSPECTUS SUPPLEMENT ....................................................................     2
AVAILABLE INFORMATION ....................................................................     3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................................     3
SUMMARY OF PROSPECTUS ....................................................................     9
RISK FACTORS .............................................................................    17
  Secondary Market .......................................................................    17
  Limited Assets .........................................................................    17
  Prepayments; Average Life of Certificates; Yields ......................................    18
  Limited Nature of Ratings ..............................................................    19
  Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General .....    19
   Risks Particular to Multifamily Rental Properties .....................................    21
   Risks Particular to Cooperatively-Owned Apartment Buildings. ..........................    21
   Risks Particular to Retail Properties .................................................    21
  Balloon Payments; Borrower Default .....................................................    22
  Credit Support Limitations .............................................................    22
  Leases and Rents .......................................................................    23
  Environmental Risks ....................................................................    23
  Special Hazard Losses ..................................................................    24
  ERISA Considerations ...................................................................    24
  Certain Federal Tax Considerations Regarding Residual Certificates .....................    24
  Certain Federal Tax Considerations Regarding Original Issue Discount ...................    25
  Book-Entry Registration ................................................................    25
  Delinquent Mortgage Loans ..............................................................    25
DESCRIPTION OF THE TRUST FUNDS ...........................................................    25
  General ................................................................................    25
  Mortgage Loans .........................................................................    26
    General ..............................................................................    26
    Mortgage Loans Secured by Multifamily Rental Properties ..............................    26
    Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings ....................    27
    Mortgage Loans Secured by Retail Properties ..........................................    28
    Default and Loss Considerations with Respect to the Mortgage Loans ...................    28
    Payment Provisions of the Mortgage Loans .............................................    30
    Mortgage Loan Information in Prospectus Supplements ..................................    30
  MBS ....................................................................................    31
  Certificate Accounts ...................................................................    32
  Credit Support .........................................................................    32
  Cash Flow Agreements ...................................................................    32
YIELD AND MATURITY CONSIDERATIONS ........................................................    32
  General ................................................................................    32
  Pass-Through Rate ......................................................................    32
  Payment Delays .........................................................................    33
  Certain Shortfalls in Collections of Interest ..........................................    33
  Yield and Prepayment Considerations ....................................................    33
  Weighted Average Life and Maturity .....................................................    35
  Controlled Amortization Classes and Companion Classes ..................................    36
  Other Factors Affecting Yield, Weighted Average Life and Maturity ......................    36
    Balloon Payments; Extensions of Maturity .............................................    36
    Negative Amortization ................................................................    37
    Foreclosures and Payment Plans .......................................................    37
    Losses and Shortfalls on the Mortgage Assets .........................................    37

                                                                                           PAGE
                                                                                          -----
    Additional Certificate Amortization ...............................................   38
    Optional Early Termination ........................................................   38
THE DEPOSITOR .........................................................................   38
USE OF PROCEEDS .......................................................................   39
DESCRIPTION OF THE CERTIFICATES .......................................................   39
  General .............................................................................   39
  Distributions .......................................................................   39
  Distributions of Interest on the Certificates .......................................   40
  Distributions of Principal on the Certificates ......................................   41
  Distributions on the Certificates in Respect of Prepayment Premiums or in Respect
   of Equity Participations ...........................................................   41
  Allocation of Losses and Shortfalls .................................................   42
  Advances in Respect of Delinquencies ................................................   42
  Reports to Certificateholders .......................................................   43
  Voting Rights .......................................................................   44
  Termination .........................................................................   44
  Book-Entry Registration and Definitive Certificates .................................   45
DESCRIPTION OF THE POOLING AGREEMENTS .................................................   47
  General .............................................................................   47
  Assignment of Mortgage Loans; Repurchases ...........................................   47
  Representations and Warranties; Repurchases .........................................   48
  Collection and Other Servicing Procedures ...........................................   49
  Sub-Servicers .......................................................................   49
  Special Servicers ...................................................................   50
  Certificate Account .................................................................   50
    General ...........................................................................   50
    Deposits ..........................................................................   50
    Withdrawals .......................................................................   51
  Modifications, Waivers and Amendments of Mortgage Loans .............................   53
  Realization Upon Defaulted Mortgage Loans ...........................................   53
  Hazard Insurance Policies ...........................................................   55
  Due-on-Sale and Due-on-Encumbrance Provisions .......................................   56
  Servicing Compensation and Payment of Expenses ......................................   56
  Evidence as to Compliance ...........................................................   56
  Certain Matters Regarding the Master Servicer and the Depositor .....................   57
  Events of Default ...................................................................   58
  Rights Upon Event of Default ........................................................   58
  Amendment ...........................................................................   59
  List of Certificateholders ..........................................................   59
  The Trustee .........................................................................   59
  Duties of the Trustee ...............................................................   60
  Certain Matters Regarding the Trustee ...............................................   60
  Resignation and Removal of the Trustee ..............................................   60
DESCRIPTION OF CREDIT SUPPORT .........................................................   61
  General .............................................................................   61
  Subordinate Certificates ............................................................   61
  Cross-Support Provisions ............................................................   61
  Insurance or Guarantees with Respect to Mortgage Loans ..............................   62
  Letter of Credit ....................................................................   62
  Certificate Insurance and Surety Bonds ..............................................   62
  Reserve Funds .......................................................................   62
  Credit Support with Respect to MBS ..................................................   63

                                                                              PAGE
                                                                             -----
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..................................   63
  General ................................................................   63
  Types of Mortgage Instruments ..........................................   63
  Leases and Rents .......................................................   64
  Personalty .............................................................   64
  Foreclosure ............................................................   64
    General ..............................................................   64
    Foreclosure procedures vary from state to state ......................   64
    Judicial Foreclosure .................................................   64
    Equitable Limitations on Enforceability of Certain Provisions ........   65
    Non-Judicial Foreclosure/Power of Sale ...............................   65
    Public Sale ..........................................................   65
    Rights of Redemption .................................................   66
    Anti-Deficiency Legislation ..........................................   67
  Leasehold Risks ........................................................   67
  Cooperative Shares .....................................................   68
  Bankruptcy Laws ........................................................   68
  Environmental Risks ....................................................   71
  Due-on-Sale and Due-on-Encumbrance Provisions ..........................   72
  Subordinate Financing ..................................................   72
  Default Interest and Limitations on Prepayments ........................   73
  Adjustable Rate Loans ..................................................   73
  Applicability of Usury Laws ............................................   73
  Soldiers' and Sailors' Civil Relief Act of 1940 ........................   73
  Type of Mortgaged Property .............................................   74
  Americans with Disabilities Act ........................................   74
  Forfeitures in Drug and RICO Proceedings ...............................   74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................   76
  Federal Income Tax Consequences for REMIC Certificates .................   76
    General ..............................................................   76
    Status of REMIC Certificates .........................................   76
    Qualification as a REMIC .............................................   77
  Taxation of Regular Certificates .......................................   79
    General ..............................................................   79
    Original Issue Discount ..............................................   79
    Acquisition Premium ..................................................   81
    Variable Rate Regular Certificates ...................................   81
    Deferred Interest ....................................................   83
    Market Discount ......................................................   83
    Premium ..............................................................   84
    Election to Treat All Interest Under the Constant Yield Method .......   84
    Sale or Exchange of Regular Certificates .............................   84
    Treatment of Losses ..................................................   85
  Taxation of Residual Certificates ......................................   86
    Taxation of REMIC Income .............................................   86
    Basis and Losses .....................................................   87
    Treatment of Certain Items of REMIC Income and Expense ...............   87
    Original Issue Discount and Premium ..................................   87
    Deferred Interest ....................................................   88
    Market Discount ......................................................   88
    Premium ..............................................................   88
    Limitations on Offset or Exemption of REMIC Income ...................   88

                                                                                        PAGE
                                                                                       -----
    Tax-Related Restrictions on Transfer of Residual Certificates ..................     89
    Disqualified Organizations .....................................................     89
    Noneconomic Residual Interests .................................................     90
    Foreign Investors ..............................................................     91
    Sale or Exchange of a Residual Certificate .....................................     91
    Mark to Market Regulations .....................................................     92
  Taxes That May Be Imposed on the REMIC Pool ......................................     92
    Prohibited Transactions ........................................................     92
    Contributions to the REMIC Pool After the Startup Day ..........................     92
    Net Income from Foreclosure Property ...........................................     93
  Liquidation of the REMIC Pool ....................................................     93
  Administrative Matters ...........................................................     93
  Limitations on Deduction of Certain Expenses .....................................     93
  Taxation of Certain Foreign Investors ............................................     94
    Regular Certificates ...........................................................     94
    Residual Certificates ..........................................................     94
  Backup Withholding ...............................................................     95
  Reporting Requirements ...........................................................     95
  Federal Income Tax Consequences For Certificates as to Which No REMIC Election
   Is Made .........................................................................     96
    Standard Certificates ..........................................................     96
     General .......................................................................     96
     Tax Status ....................................................................     96
    Premium and Discount ...........................................................     97
     Premium .......................................................................     97
     Original Issue Discount .......................................................     97
     Market Discount ...............................................................     97
    Recharacterization of Servicing Fees. ..........................................     97
     Sale or Exchange of Standard Certificates .....................................     98
  Stripped Certificates ............................................................     98
    General ........................................................................     98
    Status of Stripped Certificates ................................................    100
    Taxation of Stripped Certificates ..............................................    100
    Original Issue Discount ........................................................    100
    Sale or Exchange of Stripped Certificates ......................................    100
    Purchase of More Than One Class of Stripped Certificates .......................    101
    Possible Alternative Characterizations .........................................    101
  Federal Income Tax Consequences for FASIT Certificates ...........................    101
  Reporting Requirements and Backup Withholding ....................................    102
  Taxation of Certain Foreign Investors ............................................    102
STATE AND OTHER TAX CONSIDERATIONS .................................................    102
ERISA CONSIDERATIONS ...............................................................    102
  General ..........................................................................    102
  Plan Asset Regulations ...........................................................    103
  Administrative Exemptions ........................................................    104
  Unrelated Business Taxable Income; Residual Certificates .........................    104
LEGAL INVESTMENT ...................................................................    104
METHOD OF DISTRIBUTION .............................................................    106
LEGAL MATTERS ......................................................................    107
FINANCIAL INFORMATION ..............................................................    107
RATING .............................................................................    108
INDEX OF PRINCIPAL DEFINITIONS .....................................................    109

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.


TITLE OF CERTIFICATES.......   Mortgage Pass-Through Certificates, issuable in
                               series (the "Certificates").


DEPOSITOR...................   Bear Stearns Commercial Mortgage Securities
                               Inc., a Delaware corporation. See "The
                               Depositor".


MASTER SERVICER.............   The master servicer (the "Master Servicer"), if
                               any, for a series of Certificates will be named in the related Prospectus Supplement. The Master
                               Servicer for any series of Certificates may be an affiliate of the Depositor or a Special Servicer.
                               See "Description of the Pooling
                               Agreements--Collection and Other Servicing
                               Procedures".


SPECIAL SERVICER............   One or more special servicers (each, a "Special
                               Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement.
                               A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. See "Description of the Pooling
                               Agreements--Special Servicers".


TRUSTEE.....................   The trustee (the "Trustee") for each series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "Description of the
                               Pooling Agreements--The Trustee".


THE TRUST ASSETS............   Each series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:


A. MORTGAGE ASSETS..........   The Mortgage Assets with respect to each series
                               of Certificates will, in general, consist of a pool of loans or participations therein, together with installment sales contracts, or any combination thereof (collectively, the "Mortgage
                               Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of such units and proprietary leases appurtenant thereto (the
                               "Multifamily Properties") or and mobile home parks, (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein) and (iii) mixed use properties
                               (that is, any combination of the foregoing) and unimproved land (the "Commercial Properties").
                               If so specified in the related Prospectus
                               Supplement, a Trust Fund may include Mortgage
                               Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related
                               Prospectus Supplement, some Mortgage Loans may be delinquent or non- performing as of the date the related Trust Fund is formed.

                               As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had a principal balance at origination of not less than $25,000 and an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                               If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, (i) private mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".


B. CERTIFICATE ACCOUNT......   Each Trust Fund will include one or more
                               accounts (collectively, the "Certificate
                               Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus
                               Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate
                               Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating
                               Agency (as defined below) rating one or more classes of the related series of Offered
                               Certificates. See "Description of the Trust
                               Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account".


C. CREDIT SUPPORT...........   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this Prospectus, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support").
                               The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                               Factors--Credit Support Limitations",
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support".


D. CASH FLOW AGREEMENTS.....   If so provided in the related Prospectus
                               Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the

                               Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor or counterparty under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".


DESCRIPTION OF
 CERTIFICATES................  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                               As described in the related Prospectus
                               Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                               Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                               Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates (as defined herein), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance and/or Notional Amount and the Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk
                               Factors--Limited Assets" and "Description of the Certificates".


DISTRIBUTIONS OF INTEREST
 ON THE CERTIFICATES........   Interest on each class of Offered Certificates
                               (other than certain classes of Stripped Principal
                               Certificates and certain classes of Residual
                               Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate
                               Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional
                               Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement
                               (each of the specified dates on which
                               distributions are to be made, a "Distribution
                               Date"). Distributions of interest with respect to one or more classes of Certificates
                               (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related
                               Prospectus Supplement. See "Risk
                               Factors--Prepayments; Average Life of
                               Certificates; Yields", "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates".


DISTRIBUTIONS OF PRINCIPAL
 OF THE CERTIFICATES........   Each class of Certificates of each series
                               (other than certain classes of Stripped Interest
                               Certificates and certain classes of Residual
                               Certificates) will have a Certificate Balance.
                               The Certificate Balance of a class of
                               Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate
                               Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related
                               Trust Fund. Distributions of principal with respect to one or more classes of Certificates
                               (each such class, a "Controlled Amortization
                               Class") may be made, subject to certain
                               limitations, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion
                               Class") may be contingent on the specified principal payment schedule for a Controlled
                               Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related
                               Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the
                               Certificates--Distributions of Principal of the
                               Certificates".


ADVANCES....................   If and to the extent provided in the related
                               Prospectus Supplement, if a Trust Fund includes
                               Mortgage Loans, the Master Servicer, a Special
                               Servicer, the Trustee, any provider of Credit
                               Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related
                               Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances maybe entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related
                               Trust Fund. See "Description of the
                               Certificates--Advances in Respect of
                               Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.


TERMINATION.................   If so specified in the related Prospectus
                               Supplement, a series of Certificates may be subject to optional early termination through there purchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the
                               Certificates--Termination".


REGISTRATION OF BOOK-ENTRY
 CERTIFICATES...............   If so provided in the related Prospectus
                               Supplement, one or more classes of the Offered
                               Certificates of any series will be offered in book-entry format (collectively, "Book-Entry
                               Certificates") through the facilities of The
                               Depository Trust Company ("DTC"). Each class of
                               Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive Certificates of such class in fully registered, definitive form
                               ("Definitive Certificates"), except under the limited circumstances described herein. See "Risk
                               Factors--Book-Entry Registration" and
                               "Description of the Certificates-- Book-Entry
                               Registration and Definitive Certificates".


CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The federal income tax consequences to
                               Certificateholders will vary depending on whether one or more elections are made to treat the Trust
                               Fund or specified portions thereof as one or more
                               "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal
                               Revenue Code of 1986, as amended (the "Code").
                               The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Certain Federal
                               Income Tax Consequences".


ERISA CONSIDERATIONS........   Fiduciaries of employee benefit plans and
                               certain other retirement plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee
                               Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase and holding of Offered
                               Certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT............   The Offered Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984, as amended ("SMMEA") only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.


RATING......................   At their respective dates of issuance, each
                               class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


SECONDARY MARKET

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".


LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit

Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

     As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to, among other things, the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".


FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS--GENERAL

     General. A description of risks associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income- producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of the Master Servicer. In the case of Mortgage Loans that represent participation interests in a mortgage loan, the Trustee's or the Master Servicer's enforcement rights may be limited in the event of default by the related borrower.

     In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a Mortgage Loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a Mortgage Loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     Other multifamily and commercial properties located in the areas of the Mortgaged Properties and of the same types as the Mortgaged Properties compete with the Mortgaged Properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgaged Property may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Particular to Multifamily Rental Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

     Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Risks Particular to Cooperatively-Owned Apartment Buildings. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

     Risks Particular to Retail Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping malls and shopping centers, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at such locations (which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property.


BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While the Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if an instrument of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".


LEASES AND RENTS

     Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".


ENVIRONMENTAL RISKS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath such property. Such liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner or operator's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, such owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where such person's hazardous substances were disposed.

     Although the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), provides an exemption from the definition of "owner" for lenders whose primary indicia of ownership in a particular property is the holding of a security interest, lenders may forfeit, as a result of their actions with respect to particular borrowers, their secured creditor exemption and be deemed an owner or operator of property such that they are liable for remediation costs. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" herein. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks". There can be no assurance that any such requirements of a Pooling Agreement will effectively insulate the related Trust Fund from potential liability for a materially adverse environmental condition at a Mortgaged Property.

SPECIAL HAZARD LOSSES

     Unless otherwise specified in a Prospectus Supplement, the Master Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, the Master Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".



ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. In addition, certain other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Code. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA or Section 4975 of the Code are urged to consult their own counsel regarding the consequences under ERISA or the Code of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates".


BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".


DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past-due (i.e. beyond any applicable grace period); provided, however, that such delinquent Mortgage Loans may only constitute up to, but not including, 20% (by principal balance) of the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans may be performed by a Special Servicer. When a Mortgage Loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related Mortgaged Property. In such cases, the related borrower may not have an incentive to continue to perform under the subject Mortgage Loan. In addition, when the debt service coverage ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the related Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service on such Mortgage Loan and all mortgage loans senior thereto. In such cases, the related borrower will be required to pay a portion of such items from sources other than cash flow from the related Mortgaged Property. If the related borrower ceases to use such alternative cash sources at a time when operating revenue from the related Mortgaged Property is still insufficient to cover such items, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan may occur. Credit Support provided with respect to a particular Series of Certificates may not cover all losses related to delinquent Mortgage Loans and, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".


                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), (ii) pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Bear Stearns Commercial Mortgage Securities Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes or other evidences of indebtedness (the "Mortgage Notes") secured by liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") and mobile home parks, (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein) and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land (the "Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Such liens may be created by mortgages, deeds of trust and similar security instruments (the "Mortgages"). Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the Mortgage Loans included in the Trust Fund for a particular Series of Certificates may be delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming bankrupt or insolvent, as well as fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause such tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike certain other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the retail properties.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or the economy of the area in which the Mortgaged Property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described herein. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had individual principal balances at origination of not less than $25,000, (ii) have had original terms to maturity of not more than 40 years and (iii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non- amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.


     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans,
(iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average original

Loan-to- Value Ratio of the Mortgage Loans, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.


MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.


CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support arrangements, such as letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor or counterparty, will be described in the Prospectus Supplement for a series of Certificates.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.


PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related

Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass- Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such Prepayment Interest Shortfalls will be allocated among the classes of such Certificates. If so specified in the Prospectus Supplement for a series of Certificates, the Master Servicer for such series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such Prepayment Interest Shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".


YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund) is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as and to the extent described in the related Prospectus Supplement, to receive principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending on the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payments schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, provides that its scheduled payment will adjust less frequently than its Mortgage Rate or provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

     Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.


                                 THE DEPOSITOR

     Bear Stearns Commercial Mortgage Securities Inc., the Depositor, is a Delaware corporation organized on April 20, 1987. It has remained inactive until the filing of the Registration Statement of which this Prospectus is a part. The primary business of the Depositor is to acquire Mortgage Assets and sell interests therein or bonds secured thereby. It is an affiliate of Bear, Stearns & Co. Inc. The Depositor maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates");
(iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (viii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity" and "--Book-Entry Registration".


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, all or a portion of the Master Servicer's servicing compensation) that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, will be further reduced by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer, a Special Servicer or the Trustee if, in the good faith judgment of the Master Servicer, a Special Servicer or the Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by the Master Servicer, a Special Servicer or the Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by the Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of the Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, the Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
   (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as the reporting party deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent in varying degrees (including specific identification of Mortgage Loans that are more than 60 days delinquent or in foreclosure);


     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution
   Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) to the extent not otherwise reflected through the information furnished pursuant to subclauses (x) and (xiii) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and
(ii) the payment to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.


     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.


     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include the Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer or Special Servicer. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the Master Servicer or a Special Servicer for the related series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will require that the Depositor or another party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund, and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

     The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".


SUB-SERVICERS

     The Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between the Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. The Master Servicer will be required to monitor the performance of

Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".


SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, one or more special servicers (each, a "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of the Master Servicer including the ability to appoint subservicers to the extent specified in the related Prospectus Supplement. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement.


CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

       (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer, the Trustee or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, a Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the

   Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received that were identified and applied by the Master Servicer or a Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any instrument of Credit Support with respect to such Mortgage Loans;

     (iv) to reimburse the Master Servicer, the Trustee or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any instrument of Credit Support with respect to such Mortgage Loans and properties;

     (v) to reimburse the Master Servicer, a Special Servicer, the Trustee or other specified person for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it that, in the good faith judgment of the Master Servicer, Special Servicer, Trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause (iii) above made by it and the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of Trustee;

     (x) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (xi) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any instrument of Credit Support;

     (xiii) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

       (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the Special Servicer for a series of Certificates will be required to monitor any Mortgage Loan in the related Trust Fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Special Servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which one or more REMIC elections have been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Special Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund and any Special Servicer's compensation with respect to a Series of Certificates will come from payments or other collections on or with respect to Specially Serviced Mortgage Loans and REO Properties. Because that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, the Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require, on or before a specified date in each year, the Master Servicer to cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include such Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the Master Servicer to furnish to the Trustee a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under such Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, any Special Servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor or any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as

Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer or Special Servicer and its affiliates. If and to the extent specified under the related Pooling Agreement, certain functions of the Trustee may be performed by a fiscal agent under certain circumstances.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of the Master Servicer for such series of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account for such series by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of Certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any instrument of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if an instrument of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such instrument of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default. See "--Bankruptcy Laws".


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.


     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a Mortgaged Property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.


LEASEHOLD RISKS

     Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. The ground leases that secure the Mortgage Loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgagee may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, although the enforceability of such a provision has not been established. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency. See "--Anti-Deficiency Legislation".


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the lender's lien may be transferred to other collateral and/or the outstanding amount of the secured loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the borrowers' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of such remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

     Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the related Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a "fraudulent conveyance," regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations periods if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of the bankruptcy.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a Mortgage Loan is originated or transferred to the related Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the Mortgage Loans. Such environmental risks may give rise to (i) a diminution in value of property securing a Mortgage Loan or the inability to foreclose against such property or
(ii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien"), including those of existing mortgages; in these states, the lien of the mortgage for any Mortgage Loan may lose its priority to such a superlien.

     Under the federal Comprehensive Response Compensation and Liability Act ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties ("PRPs"), including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. A 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. In response to the Fleet Factors case, the Environmental Protection Agency ("EPA") promulgated a rule in 1992 intended to reduce interpretive uncertainties that surrounded the scope of the secured lender exemption to liability under CERCLA. The rule, which the EPA stated would be entitled to deference in CERCLA cost recovery actions brought against lenders by private parties, clarified the scope of the secured creditor exemption and identified specific types of actions that, if taken by a lender, would preclude application of the exemption. In the decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), the Court of Appeals for the District of Columbia vacated the EPA's lender liability rule. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996" (the "Asset Conservation Act"), which substantially protects lenders and fiduciaries from liability for the environmental obligations of borrowers and beneficiaries. The Asset Conservation Act includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Environment clean-up costs may be substantial. It is possible that such costs could become a liability of the related Trust Fund and occasion a loss to Certificateholders if such remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a Mortgage Loan could be subject to such transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that the Master Servicer, acting on behalf of the related Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". There can be no assurance that any environmental site assessment obtained by the Master Servicer will detect all possible environmental contamination or conditions or that the other requirements of the related Pooling Agreement, even if fully observed by the Master Servicer, will in fact insulate the related Trust Fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations, as set forth in the Garn Act and the regulations promulgated thereunder), the Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


ADJUSTABLE RATE LOANS

     The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the related Trust Fund will not be deemed to be a "holder in due course" within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on the ability to foreclose and to certain contractual defenses available to a mortgagor.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted under the laws of such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any instrument of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter. Thus, in the event such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it established that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


     In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, O'Melveny & Myers LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust (a "FASIT") a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for FASIT Certificates and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

     Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety.

For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property securing the mortgage (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates, or purchased by the REMIC Pool within three months after the Startup Day pursuant to a fixed price contract in effect on the Startup Day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held beyond the close of the third calendar year following the acquisition of the property by REMIC Pool for not more than two years, with possible extensions granted by the Internal Revenue Service (the "Service") of up to an additional four years.


     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

 General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

     Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and
(b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified de minimis amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all such qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all such qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period

(currently more than one year). Such gain will be treated as ordinary income
(i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%), and still a lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section
511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool, if the Disqualified Organization is required, pursuant to a binding contract, to sell such Residual Certificate, which sale occurs within seven days after the Startup Days, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark-to-Market Regulations

     The Service has issued regulations (the "Mark-to-Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked-to-market. The Mark-to-Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
   IS MADE

 STANDARD CERTIFICATES

 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

 Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
   Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium".


     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage

Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


 STRIPPED CERTIFICATES

 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992, assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further pursuant to these final regulations the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount unless either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Code
Section 1273(a)(3), or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Sale or

Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the Prospectus Supplement relating to a particular Series of Certificates, an election may be made to treat the related Trust Fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts ("FASITs") within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will advise the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the Regular Certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificate will be considered the "ownership interest" in the FASIT Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more FASIT elections will be made with respect to the related Trust Fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury Regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any Trust Fund or as to any segregated pool of assets therein, the related Prospectus Supplement will describe the Federal income tax consequences of such election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.


     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans in connection with the investment of Plan assets.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, a Special Servicer or any Sub-Servicer or the Trustee or an affiliate thereof, either:
(a) has discretionary authority or control with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such governmental and church plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations ("Plan Asset Regulations") of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans, certain employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets) is not "significant". For this purpose, the Plan Asset Regulations provide, in general, that participation in an entity, such as a Trust Fund, is "significant" if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as Certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to Plans apply with respect to a Series of Certificates, there can be no assurance that benefit plan investors will not own at least 25% of a class of Certificates.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve one or more prohibited transactions under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from DOL individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the exemption's applicability.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

     The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restriction, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies, (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and (iii) are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on (a) a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or (b) one or more parcels of real estate upon which are located one or more commercial structures will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for such enactments limiting to various extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss.1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss.1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. ss.ss.703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R.
Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific

"high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                            METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Offered Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

       3. through direct offerings by the Depositor.

     If specified in the Prospectus Supplement relating to a Series of Offered Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein (including Originators of Mortgage Loans) may purchase some or all of one or more Classes of Offered Certificates of such Series from the underwriter or underwriters or such other person or persons specified in such Prospectus Supplement. Pursuant to this Prospectus and the related Prospectus Supplement, such purchaser may thereafter from time to time offer and sell some or all of such Certificates directly, or through one or more underwriters to be designated at the time of the offering of such Certificates, or through dealers (whether acting as agent or as principal) or in such other manner as may be specified in the related Prospectus Supplement.

Such offering may be restricted in the manner specified in the related Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Offered Certificates will be set forth in the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Offered Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all Offered Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that the Depositor will indemnify the several underwriters, and each person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by Bear, Stearns & Co. Inc., an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Offered Certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     The validity of the Certificates of each series will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING


     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF SIGNIFICANT DEFINITIONS



1986 Act .......................................              79
1997 Statement .................................             105
A
Accrual Certificates ...........................          13, 40
Accrued Certificate Interest ...................              40
ADA ............................................              74
ARM Loans ......................................              31
Asset Conservation Act .........................              71
B
Book-Entry Certificates ........................          15, 39
call risk ......................................          18, 36
capital asset ..................................              84
C
Cash Flow Agreement ............................          11, 32
Cash Flow Agreements ...........................               1
CERCLA .........................................          23, 71
Certificate ....................................              47
Certificate Account ............................      11, 32, 50
Certificate Balance ............................           2, 12
Certificate Owner ..............................          15, 45
Certificateholders .............................               2
Certificates ...................................               9
Code ...........................................          15, 76
commercial mortgage-related securities .........             105
Commercial Properties ..........................          10, 26
Commission .....................................               3
Companion Class ................................          14, 41
Controlled Amortization Class ..................          14, 41
Cooperatives ...................................              26
CPR ............................................              35
Credit Support .................................       1, 11, 32
Crime Control Act ..............................              74
Cut-Off Date ...................................              13
D
Debt Service Coverage Ratio ....................              29
defective obligation ...........................              78
Definitive Certificates ........................          15, 39
Depositor ......................................              26
Determination Date .............................          33, 40
Direct Participants ............................              45
Disqualified Organization ......................              90
Distribution Date ..............................              13
Distribution Date Statement ....................              43
DOL ............................................             103
DTC ............................................   3, 15, 39, 45
Due Dates ......................................              30
Due Period .....................................              33
E
EPA ............................................              71

Equity Participation .................................         30
ERISA ................................................    15, 102
Events of Default ....................................         58
excess inclusion .....................................         24
Exchange Act .........................................          3
extension risk .......................................     18, 36
F
FAMC .................................................         10
FASIT ................................................         76
FASITs ...............................................        101
FFIEC ................................................        105
FHLMC ................................................         10
FNMA .................................................         10
Foreign Investors ....................................         90
G
Garn Act .............................................         72
GNMA .................................................         10
I
Indirect Participants ................................         45
Insurance and Condemnation Proceeds ..................         51
L
L/C Bank .............................................         62
Limitations on Deduction of Certain Expenses .........         95
Liquidation Proceeds .................................         51
Loan-to-Value Ratio ..................................         29
Lock-out Date ........................................         30
Lock-out Period ......................................         30
M
Mark-to-Market Regulations ...........................         92
Master Servicer ......................................       3, 9
MBS ..................................................      1, 25
MBS Agreement ........................................         31
MBS Issuer ...........................................         31
MBS Servicer .........................................         31
MBS Trustee ..........................................         31
Mortgage Asset Pool ..................................          1
Mortgage Asset Seller ................................         26
Mortgage Assets ......................................         26
Mortgage Loans .......................................   1, 9, 25
Mortgage Notes .......................................         26
Mortgage Rate ........................................     10, 30
mortgage related securities ..........................    16, 104
mortgage related security ............................        105
Mortgaged Properties .................................         26
Mortgaged Property ...................................          1
mortgagee-in-possession ..............................         54
Mortgages ............................................         26
Multifamily Properties ...............................      9, 26
N
Net Leases ...........................................         29
net of expense .......................................         29

Net Operating Income .............................       29
noneconomic residual interest ....................       90
Nonrecoverable Advance ...........................       42
Non-SMMEA Certificates ...........................      104
Non-U.S. Person ..................................       94
Notional Amount ..................................   12, 40
numerous obligors ................................      105
O
OCC ..............................................      105
Offered Certificates .............................        1
OID Regulations ..................................       79
operator .........................................       54
Original Issue Discount ..........................       84
Originator .......................................       26
P
PAC ..............................................       36
Participants .....................................   25, 45
Parties in Interest ..............................      103
Pass-Through Entity ..............................       89
Pass-Through Rate ................................    2, 12
Permitted Investments ............................       50
Plan Asset Regulations ...........................      103
Plans ............................................      102
Policy Statement .................................      105
Pooling Agreement ................................   12, 47
portfolio interest ...............................       94
prepayment .......................................       35
Prepayment Assumption ............................       80
Prepayment Interest Shortfall ....................       33
Prepayment Premium ...............................       30
Prospectus Supplement ............................        1
PRPs .............................................       71
R
Random Lot Certificates ..........................       79
Rating Agency ....................................       16
real estate mortgage investment conduit ..........        2
real estate mortgage investment conduits .........       15
Record Date ......................................       40
Regular Certificateholder ........................       79
Regular Certificates .............................       76
Related Proceeds .................................       42
Relief Act .......................................       73
REMIC ............................................    2, 15
REMIC Certificates ...............................       76
REMIC Pool .......................................       76
REMIC Regulations ................................       76
REO Property .....................................       49
Residual Certificateholders ......................       86
Residual Certificates ............................       76
RICO .............................................       74

S
SBJPA of 1996 ...........................         77
Section 42 Properties ...................         21
Securities Act ..........................        107
Senior Certificates .....................     12, 39
Series ..................................          1
Service .................................         78
Servicing Standard ......................         49
SMMEA ...................................    16, 104
SPA .....................................         35
Special Servicer ........................   3, 9, 50
Standard Certificateholder ..............         96
Standard Certificates ...................         96
Stripped Certificateholder ..............        100
Stripped Certificates ...................     96, 98
Stripped Interest Certificates ..........     12, 39
Stripped Principal Certificates .........     12, 39
Subordinate Certificates ................     12, 39
Sub-Servicer ............................         49
Sub-Servicing Agreement .................         49
superlien ...............................         71
super-premium ...........................         80
T
TAC .....................................         36
Title V .................................         73
Treasury ................................         76
Trust Assets ............................          2
Trust Fund ..............................          1
Trustee .................................       3, 9
U
UCC .....................................         64
U.S. Person .............................         91
V
Voting Rights ...........................         44
W
Warranting Party ........................         48

     This diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File "BS99C1.XLS" is a Microsoft Excel,1 Version 5.0 spreadsheet. The Spreadsheet File provides, in electronic format, all of the information shown in Annex A of the Prospectus Supplement dated January 20, 1999 (the "Prospectus Supplement"). The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Bear, Stearns & Co. Inc. at (212) 272-4192 to receive an original copy of the diskette. As a precautionary measure, scan this diskette for computer viruses before opening. Upon opening the Microsoft Excel file contained on this diskette, a legend will be displayed, which should be read carefully.

     Open the file as you would normally open any Spreadsheet File in Microsoft Excel. After the Spreadsheet File is opened, a legend will be displayed. READ THE LEGEND CAREFULLY. The data in the Spreadsheet File that corresponds to the information shown in Annex A is in the worksheet labeled "ANNEX A".


------------
1 Microsoft Excel is a registered trademark of Microsoft Corporation.

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       NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATIONS IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OF SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                 --------------------------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                                   PAGE
                                                 --------
Summary ......................................    S-5
Risk Factors .................................   S-24
Description of the Mortgage Pool .............   S-36
Description of the Certificates ..............   S-60
Yield and Maturity Considerations ............   S-88
Servicing of the Mortgage Loans ..............   S-95
Certain Federal Income Tax Consequences.......   S-109
Method of Distribution .......................   S-110
Legal Matters ................................   S-110
Ratings ......................................   S-111
Legal Investment Considerations ..............   S-111
ERISA Considerations .........................   S-111
Index of Principal Definitions ...............   S-114
Mortgage Loan Schedule .......................   ANNEX A
Forms of Servicing Reports ...................   ANNEX B
Interest Reserve Loans .......................   ANNEX C
                            PROSPECTUS
Prospectus Supplement ........................       2
Available Information ........................       3
Incorporation of Certain Information by
  Reference ..................................       3
Summary of Prospectus ........................       9
Risk Factors .................................      17
Description of Trust Funds ...................      25
Yield and Maturity Considerations ............      32
The Depositor ................................      38
Use of Proceeds ..............................      39
Description of the Certificates ..............      39
Description of the Pooling Agreements ........      47
Description of Credit Support ................      61
Certain Legal Aspects of Mortgage Loans ......      63
Certain Federal Income Tax Consequences.......      76
State and Other Tax Considerations ...........     102
ERISA Considerations .........................     102
Legal Investment .............................     104
Method of Distribution .......................     106
Legal Matters ................................     107
Financial Information ........................     107
Rating .......................................     108
Index of Principal Terms .....................     109

                                 $439,763,663


                            BEAR STEARNS COMMERCIAL
                           MORTGAGE SECURITIES INC.

                                   DEPOSITOR


                       COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 1999-C1




 CLASS A-1 CERTIFICATES .........   $ 89,632,000
 CLASS A-2 CERTIFICATES .........   $280,821,086
 CLASS B CERTIFICATES ...........   $ 23,900,199
 CLASS C CERTIFICATES ...........   $ 17,925,149
 CLASS D CERTIFICATES ...........   $ 21,510,179
 CLASS E CERTIFICATES ...........   $  5,975,050

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------


                             [LOGO OF BEAR STERNS]




                                       , 1999

                            BEAR, STEARNS & CO. INC.

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